EXHIBIT 10.3
Execution Copy

ABL CREDIT AGREEMENT
among
MOBILE MINI, INC.,
THE OTHER BORROWERS AND GUARANTORS PARTY HERETO,
THE VARIOUS LENDERS PARTY HERETO
and
DEUTSCHE BANK AG NEW YORK BRANCH,
as ADMINISTRATIVE AGENT

Dated as of June 27, 2008

DEUTSCHE BANK SECURITIES INC. and BANC OF AMERICA SECURITIES LLC,
as JOINT LEAD ARRANGERS
DEUTSCHE BANK SECURITIES INC., BANC OF AMERICA SECURITIES LLC and J.P. MORGAN
SECURITIES INC.,
as JOINT BOOKRUNNERS
BANK OF AMERICA, N.A.,
as SYNDICATION AGENT,
And
JPMORGAN CHASE BANK, N.A., ING CAPITAL LLC and THE BANK OF NOVA SCOTIA,
as CO-DOCUMENTATION AGENTS

Execution Copy

i

[ABL Credit Agreement]

[ABL Credit Agreement]

[ABL Credit Agreement]

[ABL Credit Agreement]

[ABL Credit Agreement]

SCHEDULES

Schedule 1.01(a)	Lenders and Commitments
Schedule 1.01(b)	Locations — United States and Canada
Schedule 1.01(c)	Locations — United Kingdom
Schedule 1.01(d)	Eligible Real Property
Schedule 1.01(e)	Consolidated EBITDA
Schedule 1.01(f)	Consolidated Net Cash Flow
Schedule 1.01(g)	Qualified Derivative Obligations
Schedule 3.01(c)	Existing US Letters of Credit
Schedule 8.01	Qualifications to do Business
Schedule 8.04	Capital Structure
Schedule 8.05	Names
Schedule 8.06	Business Locations
Schedule 8.12	Surety Obligations
Schedule 8.18	Restrictions
Schedule 8.19	Litigation
Schedule 8.21	Leases
Schedule 8.24	ERISA Plans
Schedule 8.25	Business Relationships
Schedule 8.31	Continuing Indebtedness
Schedule 8.32	Insurance
Schedule 8.32	Employee Benefit Plans
Schedule 10.02	Liens
Schedule 10.05	Indebtedness
Schedule 10.09	Bank Accounts
Schedule 10.07	Deposits with Financial Institutions
Schedule 10.08	Transactions with Affiliates
Schedule 10.13	Operating Leases
Schedule 10.12	Subsidiaries
Schedule 10.20	Deposit Accounts

EXHIBITS

Exhibit A-1	Notice of Borrowing
Exhibit A-2	Notice of Conversion/Continuation
Exhibit B-1	Form of US Revolving Note
Exhibit B-2	Form of US Swingline Note
Exhibit B-3	Form of UK Revolving Note
Exhibit B-4	Form of UK Swingline Note
Exhibit C	Form Assignment and Assumption Agreement
Exhibit D	Form of Incremental Commitment Agreement
Exhibit E	Form of Joinder Agreement
Exhibit F	Form of US Letter of Request
Exhibit G	Form of UK Letter of Request
Exhibit H	Form of Section 5.04(b)(ii) Certificate
Exhibit I-1-A	Form of Squire Sanders Opinion (Mobile Mini Entities)
Exhibit I-1-B	Form of Squire Sanders Opinion (Mobile Storage Entities)
Exhibit I-2	Form of White & Case Opinion
Exhibit I-3	Form of Kirkland & Ellis Opinion
Exhibit I-4-A	Form of UK Opinion (Mobile Mini Entities)
[ABL Credit Agreement]

Exhibit I-4-B	Form of UK Opinion (Mobile Storage Entities)
Exhibit I-5	Form of Luxembourg Opinion
Exhibit I-6	Form of Canadian Opinion
Exhibit I-7	Form of Special Delaware Counsel Opinion
Exhibit J	Form of Credit Party Secretary’s Certificate
Exhibit K	Form of US Pledge Agreement
Exhibit L	Form of UK Share Charge
Exhibit M	US Security Agreement
Exhibit N	UK Debenture
Exhibit O	Form of Solvency Certificate
Exhibit P	Form of Compliance Certificate
Exhibit Q	Form of Borrowing Base Certificate
Exhibit R	UK Intercreditor Deed
[ABL Credit Agreement]

Execution Copy
          ABL CREDIT AGREEMENT, dated as of June 27, 2008, among Mobile Mini, Inc., a Delaware corporation (the “US Company” and, together with each other entity that executes this Agreement as a US Borrower or that becomes a US Borrower pursuant to Section 9.13(f), Section 9.13(g), or Section 10.12, collectively, the “US Borrowers”, and each, a “US Borrower”), Ravenstock MSG Limited, a limited liability company incorporated in England and Wales (the “UK Company”), Mobile Mini UK Limited, a corporation incorporated in England and Wales (“Mobile Mini UK” and together with UK Company and each other entity that executes this Agreement as a UK Borrower or that becomes a UK Borrower pursuant to Section 10.12, collectively, the “UK Borrowers”, and each, a “UK Borrower” and, together with each US Borrower, collectively, the “Borrowers”, and each, a “Borrower”), the Guarantors party hereto from time to time, the Lenders party hereto from time to time and Deutsche Bank AG New York Branch, as Administrative Agent. All capitalized terms used herein and defined in Section 1 are used herein as therein defined.
W I T N E S S E T H:
          WHEREAS, subject to and upon the terms and conditions set forth herein, the Joint Lead Arrangers have arranged, and the Lenders are willing to make available to the Borrowers, the senior secured revolving credit facility provided for herein;
          NOW, THEREFORE, IT IS AGREED:
          SECTION 1. Definitions and Accounting Terms.
                    1.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
          “Account” shall mean an “account” as such term is defined in Article 9 of the UCC, and any and all supporting obligations in respect thereof.
          “Account Debtor” shall mean each Person who is obligated on an Account.
          “Acquisition” shall mean (i) the acquisition by US Company or any of its Subsidiaries of all of the issued and outstanding Securities or other equity interests of a Person, (ii) the acquisition by US Company or any of its Subsidiaries of all or substantially all of the assets of a Person or a line of business of a Person or (iii) the merger or consolidation of US Company or any of its Subsidiaries with a Person other than a Person that was a Subsidiary of US Company or such Subsidiary immediately prior to such merger.
          “Acquisition Documents” shall mean collectively, (i) the Merger Agreement (ii) the Joinder Agreement in the form attached to the Merger Agreement as Exhibit A thereto, (iii) the Escrow Agreement in the form attached to the Merger Agreement as Exhibit B thereto, (iv) the Stockholders Agreement, in the form attached to the Merger Agreement as Exhibit C thereto, (v) the certificate of designations for the Convertible Preferred Stock in the form attached to the Merger Agreement as Exhibit D, (vi) the Amendment to the Amended and Restated Certificate of Incorporation of US Company in the form attached to the Merger Agreement as Exhibit E thereto, (vii) the agreements relating to the Subsequent Mergers, and all other agreements and documents relating to the Mobile Storage Acquisition.
          “Additional Security Documents” shall have the meaning provided in Section 9.13.

          “Adjustable Applicable Margins” shall have the meaning provided in the definition of Applicable Margin.
          “Administrative Agent” shall mean Deutsche Bank AG New York Branch, in its capacity as Administrative Agent for the Lenders hereunder and under the other Credit Documents, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.
          “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (a) to vote 15% or more of the securities having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (b) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that none of the Administrative Agent, any Lender or any of their respective Affiliates shall be considered an Affiliate of US Company or any Subsidiary thereof.
          “Agent Advance” shall have the meaning provided in Section 2.01(h).
          “Agent Advance Period” shall have the meaning provided in Section 2.01(h).
          “Agents” shall mean and include the Administrative Agent, the Collateral Agent, the Syndication Agent and the Co-Documentation Agents.
          “Aggregate Borrowing Base” shall mean as of any date of determination thereof, an amount equal to the lesser of:
          (i) the sum of (A) the amount calculated under the definition of US Borrowing Base; plus (B) an amount equal to the lesser of (x) the UK Maximum Amount and (y) the amount calculated under the definition of UK Borrowing Base (excluding from such calculation, subclause (i) thereof); or
          (ii) the amount permitted to be outstanding under this Agreement by each of the Senior Note Indentures.
          “Aggregate Exposure” shall mean, at any time, the sum of (a) the Aggregate UK Exposure and (b) the Aggregate US Exposure.
          “Aggregate UK Exposure” shall mean, at any time, the sum of (a) the aggregate principal amount of all UK Revolving Loans then outstanding, (b) the aggregate amount of all UK Letter of Credit Outstandings at such time (exclusive of UK Letter of Credit Outstandings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of UK Revolving Loans), and (c) except for purposes of calculating the Applicable Commitment Commission Percentage, the aggregate principal amount of all UK Swingline Loans then outstanding (exclusive of UK Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of UK Revolving Loans).
          “Aggregate US Exposure” shall mean, at any time, the sum of (a) the aggregate principal amount of all US Revolving Loans then outstanding, (b) the aggregate amount of all US Letter of Credit Outstandings at such time (exclusive of US Letter of Credit Outstandings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of US Revolving Loans), and (c) except for purposes of calculating the Applicable Commitment Commission Percentage, the aggregate principal amount of all US Swingline Loans then outstanding (exclusive of US Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of US Revolving Loans).
          “Agreement” shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended and/or renewed from time to time.
          “Applicable Commitment Commission Percentage” shall mean (i) for each day on which the Aggregate Exposure is less than or equal to 50% of the Total Revolving Loan Commitment, 0.375%, and (ii) for each day during which the Aggregate Exposure exceeds 50% of the Total Revolving Loan Commitment, 0.25%.
          “Applicable Law” shall mean all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, Credit Document or other material contract in question, including all applicable common law and equitable principles; all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations and legally enforceable orders of governmental bodies; and legally enforceable orders, judgments and decrees of all courts and arbitrators, in each case, in any jurisdiction.
          “Applicable Margin” shall mean, for the period from the Initial Borrowing Date until the first Start Date thereafter, a percentage per annum equal to, in the case of
          (a) US Revolving Loans maintained as (i) Base Rate Loans, 1.00%, and (ii) US LIBOR Loans, 2.50%;
          (b) US Swingline Loans, 1.00%;
          (c) UK Revolving Loans, 2.50%, and
          (d) UK Swingline Loans, 2.50%.
          From and after the first day of the calendar month immediately following the delivery of any certificate delivered in accordance with the first sentence of the following paragraph indicating an entitlement to a different margin for any Type of Loan than that described in the immediately preceding sentence (each, a “Start Date”) to and including the applicable End Date described below, the Applicable Margins for such Type of Loan (hereinafter, the “Adjustable Applicable Margins”) shall be those set forth below opposite the Debt Ratio indicated to have been achieved in any certificate delivered in accordance with the following sentence:

		Revolving Loan	US Revolving Loan and
		LIBOR/EURIBOR and UK	US Swingline Loan
Level	Debt Ratio	Swingline Loan Margin	Base Rate Margin
I	Greater than 4.50 to 1.00	2.75%	1.25%

II	Greater than 3.50 to 1.00 but less than or equal to 4.50 to 1.00	2.50%	1.00%

III	Less than or equal to 3.50 to 1.00	2.25%	0.75%

          The Debt Ratio used in a determination of Adjustable Applicable Margins shall be determined based on the delivery of a certificate of US Company (each, a “Quarterly Pricing Certificate”) by an Authorized Officer of US Company to the Administrative Agent (with a copy to be sent by the Administrative Agent to each Lender), within 45 days after the last day of any fiscal quarter of US Company (or within 90 days after the last day of the fourth fiscal quarter of US Company), which certificate shall set forth the calculation of the Debt Ratio as at the last day of the test period ended immediately prior to the relevant Start Date and the Adjustable Applicable Margins which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentences). The Adjustable Applicable Margins so determined shall apply, except as set forth in the succeeding sentence, from the relevant Start Date to the first day of the calendar month immediately following the date on which the next Quarterly Pricing Certificate is delivered to the Administrative Agent (the “End Date”); provided that if no such subsequent Quarterly Pricing Certificate is delivered on or prior to the date which is 45 days (or 90 days in the case of the fourth fiscal quarter of the US Company) following the last day of the test period in which the previous Start Date occurred, a new Start Date shall be deemed to have commenced and the Adjustable Applicable Margins shall automatically adjust to those that correspond to a Debt Ratio at Level I (such Adjustable Applicable Margins as so determined, the “Highest Adjustable Applicable Margins”), effective prospectively from such date until the next End Date. Notwithstanding anything to the contrary contained above in this definition, (i) the Applicable Margin and the Adjustable Applicable Margins shall be the Highest Adjustable Applicable Margins at all times during which there shall exist any Default or Event of Default and (ii) for the period from the Initial Borrowing Date through (but not including) the date of the delivery of the Quarterly Pricing Certificate for the fiscal quarter of US Company ending June 30, 2009, the Adjustable Applicable Margins will set at Level II in the chart above.
          Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the Debt Ratio set forth in any Quarterly Pricing Certificate delivered to the Administrative Agent is inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on an Adjustable Applicable Margin that is less than that which would have been applicable had the Debt Ratio been accurately determined, then, for all purposes of this Agreement, the “Adjustable Applicable Margin” for any day occurring within the applicable period shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Debt Ratio for such period, and any shortfall in the interest or fees theretofore paid by the Borrowers for the relevant periods pursuant to Sections 2.08 and 4.01(b) as a result of the miscalculation of the Debt Ratio shall be deemed to be (and shall be) due and payable under the relevant provisions of Section 2.08 or 4.01(b), as applicable, within two Business Days of discovery of such inaccuracy (and shall remain due and payable until paid in full, together with all amounts owing under Section 2.08(d), in accordance with the terms of this Agreement).
          “Appraised Fair Market Value” shall mean, with respect to any Real Property, the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such Real Property, as determined by an Appraiser in an appraisal in form and substance reasonably satisfactory to Administrative Agent.
          “Appraiser” shall mean an appraiser employed by Administrative Agent or an independent third party appraiser engaged by Administrative Agent, at US Company’s expense.
          “Approved Credit Support” shall mean an Account is (a) supported by an irrevocable letter of credit satisfactory to the Administrative Agent, in its Permitted Discretion (as to form, substance, and issuer or domestic confirming bank), that has been delivered to the Administrative Agent and is directly drawable by the Administrative Agent, or (b) is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to the Administrative Agent, in its Permitted Discretion.
          “Arrangers” shall mean collectively, Deutsche Bank Securities Inc. and Banc of America Securities LLC.
          “Asset Sale” shall have the meaning set forth in Section 10.03.
          “Assignment and Assumption Agreement” shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit C.
          “Authorized Officer” shall mean, with respect to (a) delivering Notices of Borrowing, Notices of Conversion/Continuation and similar notices, any person or persons that has or have been authorized by the board of directors (or equivalent governing body) of the respective Borrower to deliver such notices pursuant to this Agreement and for which an appropriate incumbency certificate in form and substance satisfactory to the Administrative Agent has been delivered to the Administrative Agent, the Swingline Lender or the respective Issuing Lender, (b) delivering financial information and officer’s certificates pursuant to this Agreement, the chief financial officer or the chief accounting officer of the US Company or the respective Borrower, and (c) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of the US Company or the respective Borrower.
          “Bank” shall mean Deutsche Bank AG New York Branch.
          “Banking Product Obligations” of the Credit Parties means any and all obligations of the Credit Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Products of which the Administrative Agent has received written notice.
          “Banking Products” means each and any of the following bank services provided to any Credit Party (or the LKE Qualified Intermediary with respect to a LKE Joint Account) by any Lender or any of its Affiliates: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, E-payables or comparable services, return items, overdrafts and interstate depository network services).
          “Bank Product Reserve” shall mean a reserve established by the Administrative Agent from time to time in respect of the Borrowing Base Parties’ liabilities or potential liabilities as part of their cash management system (including, without limitation, liabilities related to Banking Products) such as, but not limited to, reserves for returned items, customary charges for maintaining Deposit Accounts and similar items.
          “Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy” as now or hereafter in effect, or any successor thereto.
          “Base Rate” shall mean, at any time, the higher of (a) the Prime Lending Rate at such time and (b) 1/2 of 1% in excess of the overnight Federal Funds Rate at such time.
          “Base Rate Loan” shall mean (a) each US Swingline Loan and (b) each US Revolving Loan designated or deemed designated as such by the relevant Borrower at the time of the incurrence thereof or conversion thereto determined by reference to the Base Rate.

          “Board” shall mean the Board of Governors of the Federal Reserve System of the United States.
          “Borrower” and “Borrowers” shall have the meaning provided in the first paragraph of this Agreement.
          “Borrowing” shall mean a UK Borrowing or a US Borrowing.
          “Borrowing Base Certificate” shall have the meaning provided in Section 9.01(j).
          “Borrowing Base Party” shall mean each US Borrowing Base Party and each UK Borrowing Base Party.
          “Business Day” shall mean (a) for all purposes other than as covered by clause (b) below, any day except Saturday, Sunday and any day which shall be in New York, New York, and/or London, England, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, (i) LIBOR Loans, any day which is a Business Day described in clause (a) above and which is also a day for trading by and between banks in US Dollar and Pounds Sterling deposits in the interbank eurodollar market and (ii) EURIBOR Loans, any TARGET Day.
          “Cabin Fleet Inventory” shall mean timber accommodation units which are included in UK Borrowers’ lease fleet.
          “Canadian Dollars” and the sign “CA$” shall each mean freely transferable lawful money of Canada.
          “Canadian Priority Payables” shall mean, at any time, with respect to any Borrowing Base Party which has employees in Canada or otherwise carries on business in Canada or which leases, sells or otherwise owns goods in Canada or has Accounts with Account Debtors located in Canada:
     (i) the amount past due and owing by such Borrowing Base Party, or the accrued amount for which such Borrowing Base Party has an obligation to remit to a Governmental Authority in Canada or in any province, municipality or other political subdivision thereof (“Canadian Governmental Authority”) or other Person pursuant to any applicable law, rule or regulation, in respect of (a) pension fund obligations; (b) unemployment insurance; (c) goods and services taxes, sales taxes, employee income taxes and other taxes payable or to be remitted or withheld; (c) workers’ compensation; (e) vacation pay; and (f) other like charges and demands; in each case, in respect of which any Canadian Governmental Authority or other Person may claim a security interest, lien, trust or other claim ranking or capable of ranking in priority to or pari passu with one or more of the Liens granted in the Security Documents; and
     (ii) the aggregate amount of any other liabilities of such Borrowing Base Party (a) in respect of which a trust has been or may be imposed on any Collateral to provide for payment or (b) which are secured by a security interest, pledge, lien, charge, right or claim on any Collateral; in each case, pursuant to any applicable law, rule or regulation and which trust, security interest, pledge, lien, charge, right or claim ranks or is capable of ranking in priority to or pari passu with one or more of the Liens granted in the Security Documents.
          “Capital Expenditures” shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets (including but not limited to containers) or improvements, replacements,

substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations and that portion of Investments allocable to property, plant or equipment. Capital Expenditures shall exclude (i) new and used manufactured or remanufactured portable container Inventory held for sale, (ii) proceeds of a Casualty Loss applied to the repair or replacement of the property affected by the Casualty Loss and (iii) Inventory or Equipment acquired in a Permitted Acquisition.
          “Capitalized Lease Obligation” shall mean any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.
          “Cash Equivalents” shall mean, as to any Person, (a) securities issued or directly and fully guaranteed or insured by the United States or the United Kingdom or any agency or instrumentality thereof (provided that the full faith and credit of such country is pledged in support thereof or it otherwise has a equivalent credit rating) having maturities of not more than one year from the date of acquisition, (b) marketable direct obligations issued by any state of the United States or the United Kingdom or any political subdivision of such country or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (c) Pounds Sterling or Dollar-denominated time deposits, certificates of deposit and bankers acceptances of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least “A” or the equivalent thereof from S&P or “A2” or the equivalent thereof from Moody’s with maturities of not more than one year from the date of acquisition by such Person, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (c) above, (e) commercial paper denominated in Pounds Sterling or Dollars and not convertible or exchangeable into any other securities issued by any Person incorporated in the United States or the United Kingdom rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and in each case maturing not more than one year after the date of acquisition by such Person, (f) Pounds Sterling bills of exchange eligible for rediscount at the Bank of England and accepted by any bank meeting the qualifications specified in clause (c) above, (g) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (f) above and which can be turned into cash on not more than 30 days’ notice, or (h) any other debt security approved by the Required Lenders, and in each case described in clauses (a) through (h) above, which is not subject to any Lien (other than any Lien arising under the Security Documents).
          “Cash Management Control Agreement” shall mean a “control agreement” in form and substance reasonably acceptable to the Administrative Agent and containing terms regarding the treatment of all cash and other amounts on deposit in the respective Collection Account, Disbursement Account, Designated Petty Cash Account, Designated Payroll Account or LKE Joint Account governed by such Cash Management Control Agreement consistent with the requirements of Section 5.03 hereto and Section 3.9 of the US Security Agreement (including, without limitation, any such agreement with respect to any LKE Joint Account pursuant to which the applicable Credit Party and the LKE Qualified Intermediary instruct the appropriate financial institution(s) to transfer funds from the LKE Joint Accounts to the Administrative Agent in accordance with Section 5.03 hereto).
          “Casualty Loss” shall mean (i) the loss, damage, or destruction of any asset owned or used by US Company or any of its Subsidiaries, (ii) the condemnation, confiscation, or other taking, in whole or in part, of any such asset, or (iii) the diminishment of such asset so as to render use for its intended purpose impracticable or unreasonable.

          “CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same has been amended and may hereafter be amended from time to time, 42 USC. § 9601 et seq.
          “Certificate of Title” shall mean a certificate of title, certificate of ownership or other registration certificate issued or required to be issued for any asset under the certificate of title or similar laws of any jurisdiction.
          “Change in Law” shall have the meaning provided in Section 11.10.
          “Change of Control” shall mean (i)  any “person” (as such term is used in Subsections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended) on or after the Initial Borrowing Date is or becomes a “beneficial owner” (as defined in Rule 13d-3 under such Act), directly or indirectly, of Securities of US Company representing 25% or more of the combined voting power of US Company’s then-outstanding Securities; or (ii) the existing directors for any reason cease to constitute 75% of US Company’s Board of Directors or (iii) any Borrower or Guarantor ceases to be a wholly-owned Subsidiary of US Company, except as expressly permitted by the Credit Documents; or (iv) a “Change of Control” (as defined in any of the Senior Note Indentures) occurs. For purposes of this definition, “existing directors” means (x) individuals constituting US Company’s Board of Directors on the Initial Borrowing Date, and (y) any subsequent director whose election by the Board of Directors or nomination for election by US Company’s shareholders was approved by a vote of at least 75% of the directors then in office which directors either were directors on the Initial Borrowing Date or whose election or nomination for election was previously so approved.
          “Chief Executive Office” shall mean, with respect to any Person, the location from which such Person manages the main part of its business operations or other affairs.
          “Claims” shall have the meaning provided in the definition of Environmental Claims.
          “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.
          “Co-Documentation Agent” shall mean JPMorgan Chase Bank, N.A., ING Capital LLC and The Bank of Nova Scotia, each in its capacity as documentation agent.
          “Collateral” shall mean all property (whether real or personal) with respect to which any Liens have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties and all cash and Cash Equivalents delivered as collateral pursuant to Section 5.02 or Section 11.
          “Collateral Agent” shall mean the Administrative Agent, in its capacity as collateral agent for the Lenders hereunder and under the other Credit Documents, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.
          “Collection Account” shall mean each account established at a Collection Bank subject to a Cash Management Control Agreement into which funds shall be transferred as provided in Section 5.03(b).

          “Collection Bank” shall have the meaning provided in Section 5.03(b).
          “Collective Bargaining Agreements” shall mean all collective bargaining agreements applying or relating to any employee of US Company or any of its Subsidiaries.
          “Commitment Commission” shall have the meaning provided in Section 4.01(a).
          “Compliance Period” shall mean any period (x) commencing on the first Business Day on which the Total Borrowing Availability is less than the Minimum Availability Amount and (y) ending on the first Business Day thereafter on which the Total Borrowing Availability has been equal to or greater than the Minimum Availability Amount for 30 consecutive days.
          “Computation Date” shall mean the date on which the Equivalent Amount of any currency is determined.
          “Concentration Account” shall have the meaning provided in Section 5.03(c).
          “Consolidated” shall mean the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.
          “Consolidated EBITDA” shall mean for a period, the Consolidated Net Income of US Company and its Subsidiaries (excluding (a) extraordinary gains and (b) non-cash extraordinary losses) and without duplication (i) plus all Interest Expense, income tax expense, depreciation and amortization (including amortization of any goodwill or other intangibles) for the period, (ii) less gains or plus losses attributable to any fixed asset sales (excluding sales of containers held for lease) in the period, (iii) plus or minus any other non-cash charges which have been subtracted or added in calculating Consolidated Net Income, (iv) plus fees and expenses directly incurred in connection with the Transactions (including, without limitation, professional, legal and other advisory fess, and other costs incurred in connection with the initial funding under this Agreement), provided that such fees, costs and expenses are in an aggregate amount not to exceed $30,000,000 (or the Equivalent Amount thereof) and are incurred on or prior to December 31, 2008, in each case to the extent deducted (and not added back) in such period in computing such Consolidated Net Income, (v) plus the amount of any one time merger related costs, including, without limitation, costs related to the closure and/or consolidation of facilities, duplicative advertising costs, integration costs, severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans, in each case to the extent deducted (and not added back) in such period in computing such Consolidated Net Income, provided that such fees, costs and expenses are in an aggregate amount not to exceed $25,000,000 (or the Equivalent Amount thereof) and are incurred on or prior to June 30, 2009, and (vi) with respect to any period ending on or prior to the last date of the fourth full fiscal quarter to be completed following the Closing Date, the amount of post-Mobile Storage Acquisition net cost savings projected by the US Company in good faith to be realized as a result of specified actions commenced by the US Company and its Subsidiaries (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions, provided that (A) such cost savings are reasonably identifiable and factually supportable, (B) such actions are taken on or prior to the date that is twelve months following the Closing Date, (C) no cost savings shall be added pursuant to this clause (vi) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (v) above with respect to such period and (D) the aggregate amount of cost savings added pursuant to this clause (vi) shall not exceed an amount equal to $25,000,000 (it being understood and agreed that, for purposes solely of Section 6.12(b) hereof, the amount of such cost savings shall be deemed to be $25,000,000). For all purposes other than calculating Consolidated Net Cash Flow, Consolidated EBITDA for any such period shall be calculated by giving pro forma effect to any Permitted Acquisition and any Asset Sale specifically permitted pursuant to clauses (iv) or (v) of Section 10.03 during such period, as if such Acquisition or Asset Sale, as the case may be, had been consummated on the first day of such period, as long as US Company shall have delivered to Administrative Agent audited financial statements for such period for the Person or assets acquired or if consented to by Administrative Agent, other reasonably acceptable financial statements or other supporting documentation. Notwithstanding anything to the contrary contained herein and subject to adjustment as provided in the immediately preceding sentence with respect to Acquisitions and Asset Sales occurring following the Closing Date, Consolidated EBITDA for the fiscal quarters ended March 31, 2008, December 31, 2007 and September 30, 2007 shall be as set forth on Schedule 1.01(e).
          “Consolidated Net Cash Flow” shall mean for a period, Consolidated EBITDA less the sum of (i) Unfinanced Capital Expenditures during such period plus (ii) income taxes paid in cash during such period plus (iii) Restricted Payments paid in cash during such period (other than Restricted Payments paid by a Subsidiary of US Company to a Credit Party). Notwithstanding anything to the contrary contained herein, Consolidated Net Cash Flow for the fiscal quarters ended March 31, 2008, December 31, 2007, and September 30, 2007 shall be as set forth on Schedule 1.01(f).
          “Consolidated Net Income” shall mean, for any period, the net income (or loss) of US Company and its Subsidiaries determined on a consolidated basis for such period (taken as a single accounting period) in accordance with GAAP (after any deduction for minority interests); provided that the following items shall be excluded in computing Consolidated Net Income (without duplication): (a) the net income of any other Person which is not a Subsidiary of US Company or is accounted for by the equity method of accounting except to the extent of the payment of cash dividends or cash distributions by such other Person to US Company or a Subsidiary thereof during such period, and (b) the net income of any Subsidiary of US Company to the extent that the declaration or payment of cash dividends or similar cash distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary.
          “Container Fleet Inventory” shall mean new and used manufactured or remanufactured portable and ISO containers and portable mobile offices held by US Company or another Credit Party for intended lease or rental by US Company or another Credit Party to third parties.
          “Contingent Obligation” shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or guarantees by a parent entity of real property leases entered into by a UK Subsidiary in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.
          “Convertible Preferred Stock” shall mean US Company’s Series A Convertible Redeemable Participating Preferred Stock to be issued in connection with the Mobile Storage Acquisition.
          “Convertible Preferred Stock Documents” shall mean (i) the Stockholders Agreement, in the form attached to the Merger Agreement as Exhibit C thereto, and (ii) the certificate of designations for the Convertible Preferred Stock in the form attached to the Merger Agreement as Exhibit D, and all other agreements and documents relating to the issuance of the Convertible Preferred Stock.
          “Credit Account” shall have the meaning provided in Section 5.03(g).
          “Credit Documents” shall mean this Agreement, the US Pledge Agreement, the US Security Agreement, the UK Security Agreements, the Fee Letter and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, each Incremental Commitment Agreement, each Joinder Agreement, each Mortgage and each other Security Document.
          “Credit Event” shall mean the making of any Loan or the issuance of any Letter of Credit under this Agreement.
          “Credit Party” shall mean each of the US Credit Parties and each of the UK Credit Parties.
          “DBNY” shall mean Deutsche Bank AG New York Branch, and its permitted successors and assigns.
          “Debt Ratio” shall mean as of any date of determination, the ratio of (i) Funded Debt as of such date to (ii) Consolidated EBITDA in each case for the four fiscal quarters ending on such date.
          “Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.
          “Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.
          “Deposit Account” shall mean a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization.
          “Derivative Obligations” shall mean every obligation of a Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency or exchange rates or valuations.
          “Designated Payroll Accounts” shall mean those accounts set forth on Part E of Schedule 10.20, as well as any new payroll account established pursuant to Section 10.20, in each case which are maintained near a branch for any Credit Party and in which cash is transferred in accordance with the terms of this Agreement to pay ordinary course payroll expenses of such Credit Party.
          “Designated Petty Cash Accounts” shall mean those accounts set forth on Part D of Schedule 10.20, as well as any new petty cash account established pursuant to Section 10.20, in each case which are maintained near a branch for any Credit Party and in which cash is transferred in accordance with the terms of this Agreement to pay certain ordinary course cash expenses of such Credit Party.
          “Disbursement Account” shall mean each checking and/or disbursement account set forth on Part C of Schedule 10.20, maintained by each Borrower and each Guarantor for their respective general corporate purposes, including for the purpose of paying their trade payables and other operating expenses.
          “Documents” shall mean, collectively, (a) the Credit Documents and (b) the Acquisition Documents.
          “Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States.
          “Domestic Subsidiary” of any Person shall mean any Subsidiary of such Person incorporated or organized in the United States or any State thereof or the District or Columbia.
          “Dutch Credit Parties” shall mean Mobile Mini Holding B.V. and Mobile Mini B.V.
          “Effective Date” shall have the meaning provided in Section 13.10.
          “Eligible Account” shall mean those Accounts created by a Borrowing Base Party in the ordinary course of its business that arise out of its sale, lease or rental of goods or rendition of services, that comply in all material respects with each of the representations and warranties respecting Eligible Accounts made in the Credit Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below. The Administrative Agent shall have the right to establish or modify Reserves against Eligible Accounts from time to time in its Permitted Discretion on three Business Days’ prior written notice to US Company in respect of the US Borrowing Base or the UK Company in respect of the UK Borrowing Base, in each case after consultation with US Company or UK Company, as applicable. In determining the amount to be included, Eligible Accounts shall be the face amount of such Eligible Accounts and shall be calculated net of unearned revenue, charge-backs, customer deposits, unapplied cash, bonding subrogation rights to the extent not cash collateralized, any and all returns, rebates, discounts (which may, at the Administrative Agent’s option, be calculated on shortest terms), service charges, customer deposits, credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time. Without limiting the generality of the foregoing, unless otherwise approved in writing by Administrative Agent, no Account shall be an Eligible Account if:
          (i) it arises out of a sale made or services rendered by a Borrowing Base Party to US Company, a Subsidiary of US Company or an Affiliate of US Company or to a Person controlled by an Affiliate of US Company; or
          (ii) it is an Account that has payment terms longer than 60 days from the date of invoice; provided, however, that $500,000 or the Equivalent Amount thereof may be considered Eligible Accounts with payment terms longer than 60 days but no longer than 90 days from the date of the invoice;
          (iii) it remains unpaid more than 90 days after the original invoice date; or

          (iv) it is owed by an Account Debtor and the total unpaid Accounts of such Account Debtor exceed 10% of the net amount of all Eligible Accounts, but only to the extent of such excess; or
          (v) any covenant, representation or warranty contained in the Agreement or any Security Document with respect to such Account has been breached; or
          (vi) (1) the Account Debtor is also a creditor or supplier of the applicable Borrowing Base Party or any other Subsidiary of US Company, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to the applicable Borrowing Base Party or any other Subsidiary of US Company, or the Account otherwise is or may become subject to right of setoff by the Account Debtor, provided, that any such Account shall be eligible to the extent such amount thereof exceeds such contract, dispute, claim, setoff or similar right; or (2) it is a portion (and only such portion) of any Account that constitutes late fees or finance charges or (3) it is less than ninety (90) days past the original invoice date and related to invoices that have been partially paid, if the US Company or the UK Company, as applicable, has reason to believe that such Account will not be fully paid; or
          (vii) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, (or otherwise voluntarily submitted to insolvency, bankruptcy, arrangement, liquidation or equivalent proceedings in any jurisdiction) or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal or other similar bankruptcy, receivership, reorganization, arrangement, liquidation or insolvency laws, as now constituted or hereafter amended, or any other petition, procedure or other application for relief under the federal or other similar bankruptcy, receivership, reorganization or insolvency laws of any jurisdiction, as now constituted or hereafter amended, has been filed against the Account Debtor, declared a moratorium on any indebtedness or is the subject of a voluntary scheme of arrangement or if the Account Debtor has failed, suspended business or payments, ceased to be Solvent, or consented to or suffered a receiver, receiver manager, trustee, administrator, liquidator, compulsory manager, monitor or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or
          (viii) (1) with respect to Account Debtors of any US Borrowing Base Party, it arises from a sale made or services rendered to an Account Debtor outside the United States, unless the sale is either (a) to an Account Debtor located in Ontario or any other province of Canada in which the Personal Property Security Act has been adopted in substantially the same form as currently in effect in Ontario or (b) is subject to Approved Credit Support or (2) with respect to Account Debtors of any UK Borrowing Base Party it arises from a sale made or services rendered to an Account Debtor outside the United Kingdom, unless the sale is subject to Approved Credit Support, or (3) with respect to Account Debtors of any US Borrowing Base Party, the Account Debtor is the government of any country or sovereign state other than the United States, or of any state, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless the sale is subject to Approved Credit Support, or (4) with respect to Account Debtors of any UK Borrowing Base Party, the Account Debtor is the government of any country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless the sale is subject to Approved Credit Support,

          (ix) (1) it arises from a sale to the Account Debtor on a bill-and-hold or, consignment basis or in any other transaction wherein goods are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, or any other terms by reason of which the payment by the Account Debtor may be conditional (other than, for the avoidance of doubt, a rental or lease basis) or (2) it is subject to a reserve established by US Company or any of its Subsidiaries for potential returns or refunds, to the extent of such reserve; or
          (x) the Account Debtor is the United States of America, any State or any political subdivision or department, agency or instrumentality thereof, unless the applicable Borrowing Base Party, assigns its right to payment of such Account to the Administrative Agent, in a manner satisfactory to the Administrative Agent, in its Permitted Discretion, so as to comply with the Assignment of Claims Act of 1940 (31 USC. §203 et seq., as amended) or complies with any similar applicable state or local law as the Administrative Agent may require; or
          (xi) it is not at all times subject to Collateral Agent’s duly perfected, First Priority security interest and to no other Lien that is not a Permitted Lien; or
          (xii) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the applicable Borrowing Base Party and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or
          (xiii) the Account is evidenced by an instrument of any kind, or has been reduced to judgment; or
          (xiv) the applicable Borrowing Base Party has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or
          (xv) more than 50% of the Accounts owing from the Account Debtor are not Eligible Accounts hereunder; or
          (xvi) the Account is subject to any progress payment or other similar advance made by or for the benefit of the applicable Account Debtor; or
          (xvii) the Account evidences a lease or sale to an Account Debtor that is an individual to the extent that the aggregate of such Accounts exceeds $750,000; or
          (xviii) the Account represents amounts which have not yet been billed to the applicable Account Debtor and the amount of such Account together with the amount of all other Accounts which represent amounts which have not yet been billed to the applicable Account Debtors to the extent such amount exceeds $2,000,000 or the Equivalent Amount thereof, or
          (xix) except as provided in clause (x) above, with respect to which either the perfection, enforceability, or validity of the Collateral Agent’s Liens in such Account, or the Collateral Agent’s right or ability to obtain direct payment to the Collateral Agent of the proceeds of such Account, is governed by any national, federal, state, provincial or local statutory requirements other than those of the UCC or, in the case of the UK Borrowing Base Parties, the UK Companies Act of 1985 (as amended), or

          (xx) in the case of Accounts of any US Borrowing Base Party, is not payable in Dollars or Canadian Dollars or, in the case of Accounts of any UK Borrowing Base Party, is not payable in Pounds Sterling or Euros; or
          (xxi) with respect to the UK Borrowing Base Parties, Accounts regulated by the UK Consumer Credit Act of 1974 (as amended); or
          (xxii) with respect to the UK Borrowing Base Parties, the Accounts are governed by laws other than that of England and Wales; or
          (xxiii) it is a LKE Account.
          “Eligible Cabin Fleet Inventory” shall mean shall mean Eligible Goods Inventory of a UK Borrowing Base Party consisting of Cabin Fleet Inventory, valued at the lower of such Borrowing Base Party’s cost or Orderly Liquidation Value.
          “Eligible Container Fleet Inventory” shall mean Eligible Goods Inventory of a Borrowing Base Party consisting of Container Fleet Inventory, valued at the lower of such Borrowing Base Party’s cost or Orderly Liquidation Value, except for custom containers that are pre-sold and ISO containers that are pre-sold, which will be valued at the lower of Borrowing Base Party’s cost or sales invoice price.
          “Eligible Container Inventory Held For Sale” shall mean Eligible Goods Inventory of a Borrowing Base Party consisting of (a) new and used manufactured or remanufactured portable and ISO containers and portable mobile offices held by a Borrowing Base Party for intended sale to third parties, containers temporarily out of service and otherwise unrefurbished ISO units and (b) up to $10,000,000 (or the Equivalent Amount thereof) of containers used by Borrowing Base Parties in the conduct of their business (and not held for sale or lease), each of which containers in clauses (a) and (b) shall be valued at the net book value thereof.
          “Eligible Goods Inventory” shall mean all of the Inventory owned by one of the Borrowing Base Parties that comply in all material respects with each of the representations and warranties respecting such Inventory made in the Credit Documents, and that are not excluded as ineligible by one or more of the excluding criteria set forth below, and which the Administrative Agent shall have, in its Permitted Discretion, deemed to be Eligible Goods Inventory. The Administrative Agent shall have the right to establish or modify Reserves against Eligible Goods Inventory from time to time in its Permitted Discretion on three Business Days’ prior written notice to US Company after consultation with US Company. The amount of Eligible Goods Inventory shall be determined on a first-in, first-out basis; and Inventory “cost” shall be determined in a manner consistent with the respective Borrowing Base Parties’ current and historical accounting practices unless otherwise specifically provided in this Agreement. Unless otherwise approved in writing by Administrative Agent, no Inventory shall be deemed Eligible Goods Inventory if:
     (i) it is not owned solely by a Borrowing Base Party or a Borrowing Base Party does not have good, valid and marketable title thereto; or
     (ii) it is not (A) with respect to a US Borrowing Base Party (x) located at one of the locations in the United States or Canada, in either case, set forth on Schedule 1.01(b), or from and after the date hereof, another location maintained by US Company or any of its Subsidiaries in the United States or Canada (it being understood that, with respect to Inventory with a cost in excess of $1,000,000 located in any Province of Canada other than the Provinces of British Columbia or Ontario, such Inventory must be subject to a valid and perfected First Priority Lien in favor of the Collateral Agent, enforceable on substantially the same basis as the Liens in favor of the Collateral Agent pursuant to the Security Documents over Inventory located in the United States (as reasonably determined by the Administrative Agent) and supported by such Additional Security Documents and opinions of counsel as the Administrative Agent may reasonably request, and with all actions required pursuant to Section 9.13(a) with respect to such Additional Security Documents having been completed), or (y) on lease with a customer in the ordinary course of business and located in the United States or Canada (it being understood that, with respect to Inventory located in Canada, such Inventory must be subject to a valid and perfected First Priority Lien in favor of the Collateral Agent, enforceable on substantially the same basis as the Liens in favor of the Collateral Agent pursuant to the Security Documents over Inventory located in the United States (as reasonably determined by the Administrative Agent) and supported by such Additional Security Documents and opinions of counsel as the Administrative Agent may reasonably request, and with all actions required pursuant to Section 9.13(a) with respect to such Additional Security Documents having been completed), or (B) with respect to a UK Borrowing Base Party (x) located at one of the locations in the United Kingdom set forth on Schedule 1.01(c), or from and after the date hereof, another location maintained by a UK Borrowing Base Party in the United Kingdom, or (y) on lease with a customer in the ordinary course of business and located in the United Kingdom;
     (iii) it is not subject to a valid and perfected First Priority Lien in favor of Administrative Agent except, with respect to Inventory stored at sites described in clause (ii) above, for Liens for unpaid rent or normal and customary warehousing charges; provided that this clause (iii) will not apply to either (A) Inventory represented by a Certificate of Title (such Inventory being subject to clause (xiii) below) or (B) Inventory with a cost not in excess of $1,000,000 located in any Province of Canada other than the Provinces of British Columbia or Ontario, which such Inventory described in this clause (B) need not be subject to a First Priority Lien; or
     (iv) it consists of goods returned or rejected by Borrowing Base Party’s or Affiliate’s customers or goods in transit to third parties; or
     (v) it is not first-quality finished goods or work in process, is obsolete, or does not otherwise conform to the representations and warranties contained in the Credit Documents; or
     (vi) it is subject to a lease which should be classified as a capital lease under GAAP or contains a purchase option for an amount less than the amount equal to the net book value; or
     (vii) [omitted]; or
     (viii) it can not be located at the time of Borrowing Base Party’s physical inventory; or
     (ix) it is subject to any third party retention of title or romalpa provision, unless a Reserve has been established by the Administrative Agent in respect of the UK Priority Claims related thereto in an amount equal to the value of such claims; or
     (x) it is Eligible Raw Materials Inventory or Eligible Machinery and Equipment; or
     (xi) it is damaged or defective and is not repairable; or
     (xii) [omitted]; or

     (xiii) it is Inventory represented (or required to be represented) by a Certificate of Title unless the Credit Parties shall have complied with Article 6 of the US Security Agreement; or
     (xiv) it has not been appraised by the Appraiser with an appraisal in form and substance satisfactory to Administrative Agent and reasonably satisfactory to the Required Lenders and it is not of an identical kind or type of Inventory that has been appraised.
          “Eligible Inventory” shall mean Eligible Goods Inventory and Eligible Raw Materials Inventory.
          “Eligible Machinery and Equipment” shall mean all of the Equipment owned by a Borrowing Base Party in the ordinary course of business and which complies in all material respects with the representations and warranties respecting Eligible Machinery and Equipment made in the Credit Documents and that are not excluded as ineligible by virtue of one or more of the exclusionary criteria set forth below. The Administrative Agent shall have the right to establish or modify Reserves against Eligible Machinery and Equipment from time to time in its Permitted Discretion on three Business Days’ prior written notice to US Company after consultation with US Company. Eligible Machinery and Equipment shall be valued at its Net Orderly Liquidation Value. Without limiting the generality of the foregoing, unless otherwise approved in writing by Administrative Agent, no Equipment shall be deemed Eligible Machinery and Equipment if:
     (i) it is not owned solely by a Borrowing Base Party or a Borrowing Base Party does not have good, valid and marketable title thereto; or
     (ii) it is not (A) with respect to a US Borrowing Base Party, located at one of the locations in the United States or Canada set forth on Schedule 1.01(b), or from and after the date hereof, another location maintained by US Company or one of its Subsidiaries in the United States or Canada (it being understood that, with respect to Equipment located in any Province of Canada other than the Provinces of British Columbia or Ontario, such Equipment must be subject to a valid and perfected First Priority Lien in favor of the Collateral Agent, enforceable on substantially the same basis as the Liens in favor of the Collateral Agent pursuant to the Security Documents over Equipment located in the United States (as reasonably determined by the Administrative Agent) and supported by such Additional Security Documents and opinions of counsel as the Administrative Agent may reasonably request, and with all actions required pursuant to Section 9.13(a) with respect to such Additional Security Documents having been completed), or (B) with respect to a UK Borrowing Base Party, located at one of the locations in the United Kingdom set forth on Schedule 1.01(c), or from and after the date hereof, another location maintained by a UK Borrowing Base Party in the United Kingdom; or
     (iii) it is not subject to a valid and perfected First Priority Lien in favor of Administrative Agent except, with respect to Equipment stored at sites described in clause (c) above, for Liens for unpaid rent or normal and customary warehousing charges; provided that this clause (iii) will not apply to Equipment represented by a Certificate of Title (such Equipment being subject to clause (v) below); or
     (iv) it has not been appraised by the Appraiser with an appraisal in form and substance satisfactory to Administrative Agent and reasonably satisfactory to the Required Lenders and it is not of an identical kind or type of Equipment that has been appraised; or

     (v) it is Equipment represented (or required to be represented) by a Certificate of Title or constitutes Serial Numbered Equipment unless the Credit Parties shall have complied with Article 6 of the US Security Agreement; or
     (vi) it is Eligible Goods Inventory.
          “Eligible Raw Materials Inventory” shall mean Inventory of a Borrowing Base Party, purchased from third parties consisting of steel, lumber, plywood, paint, drywall, plumbing materials and fixtures, electrical components, insulation materials, HVAC materials, doors and windows, and fasteners, valued at the applicable Borrowing Base Party’s cost (except, in the case of steel, lumber, plywood, paint, where, for purposes of fiscal year end calculations, the value will be the lower of the applicable Borrowing Base Party’s cost or market), which Administrative Agent, in its Permitted Discretion, deems to be Eligible Raw Materials Inventory. The amount of Raw Materials Inventory shall be determined on a first-in, first-out basis. Without limiting the generality of the foregoing, unless otherwise approved in writing by Administrative Agent, no Inventory shall be deemed Eligible Raw Materials Inventory if:
     (i) it is not owned solely by a Borrowing Base Party or a Borrowing Base Party does not have good, valid and marketable title thereto; or
     (ii) it is not (A) with respect to a US Borrowing Base Party, located at one of the locations in the United States or Canada set forth on Schedule 1.01(b), or from and after the date hereof, another location maintained by US Company or one of its Subsidiaries in the United States or Canada (it being understood that, with respect to Inventory located in any Province of Canada other than the Provinces of British Columbia or Ontario, such Inventory must be subject to a valid and perfected First Priority Lien in favor of the Collateral Agent, enforceable on substantially the same basis as the Liens in favor of the Collateral Agent pursuant to the Security Documents over Inventory located in the United States (as reasonably determined by the Administrative Agent) and supported by such Additional Security Documents and opinions of counsel as the Administrative Agent may reasonably request, and with all actions required pursuant to Section 9.13(a) with respect to such Additional Security Documents having been completed), or (B) with respect to a UK Borrowing Base Party, it is not located at one of the locations in the United Kingdom set forth on Schedule 1.01(c), or from and after the date hereof, another location maintained by a UK Borrowing Base Party in the United Kingdom; or
     (iii) it is not subject to a valid and perfected First Priority Lien in favor of Administrative Agent except, with respect to Inventory stored at sites described in clause (ii) above, for Liens for unpaid rent or normal and customary warehousing charges; or
     (iv) it is not first-quality raw materials, is obsolete or slow moving, or does not otherwise conform to the representations and warranties contained in the Credit Documents; or
     (v) it is Eligible Goods Inventory or Eligible Machinery and Equipment; or
     (vi) it is subject to any third party retention of title or romalpa provision, unless a Reserve has been established by the Administrative Agent in respect of the UK Priority Claims related thereto in an amount equal to the value of such claims.
          “Eligible Real Property” shall mean all of the Real Property owned by a US Borrowing Base Party in the ordinary course of business and which complies in all material respects with the representations and warranties respecting Real Property made in the Credit Documents and that are not excluded as ineligible by virtue of one or more of the exclusionary criteria set forth below. The

Administrative Agent shall have the right to establish or modify Reserves against Eligible Real Property from time to time in its Permitted Discretion on three Business Days’ prior written notice to US Company after consultation with US Company. Eligible Real Property shall be valued at its Appraised Fair Market Value. Without limiting the generality of the foregoing, unless otherwise approved in writing by Administrative Agent, no Real Property shall be deemed Eligible Real Property if:
     (i) it is not owned solely by a US Borrowing Base Party or a US Borrowing Base Party does not have good record and valid and marketable title in fee simple thereto; or
     (ii) it is not located in the United States; or
     (iii) it is not subject to a valid and perfected First Priority Lien, subject only to any Permitted Encumbrances, pursuant to a Mortgage in form and substance satisfactory to the Administrative Agent, in favor of Administrative Agent on behalf of itself and the Lenders; or
     (iv) it has not been appraised by the Appraiser with an appraisal in form and substance satisfactory to Administrative Agent and reasonably satisfactory to the Required Lenders; or
     (vi) it is not designated as “Eligible Real Property” on Schedule 1.01(d), as amended from time to time with the consent of Administrative Agent; or
     (vii) it is not covered by a Mortgage Policy with respect to the Lien of the Administrative Agent and casualty and property insurance, in each case reasonably acceptable to the Agent; or
     (viii) it is not the subject of an environmental report reasonably acceptable to the Agent;
     (ix) an opinion of counsel for the Credit Party which is the owner of the Real Property has not been delivered to the Administrative Agent, in a form, scope and substance reasonably satisfactory to the Administrative Agent and its counsel, if reasonably requested by the Administrative Agent; or
     (x) a customary certificate in a form reasonable acceptable to the Administrative Agent has not been obtained indicating that the property is not in a flood zone, or if the property is in a flood zone, appropriate insurance reasonable acceptable to the Administrative Agent has not been obtained.
          “Eligible Trailer Fleet Inventory” shall mean Eligible Goods Inventory consisting of Trailer Fleet Inventory, valued at the lower of cost or Orderly Liquidation Value, excluding any Inventory that is not manufactured in accordance with and does not meet all standards imposed by all requirements of law or by any governmental authority having regulatory authority over such goods or their manufacture, use, sale, or lease.
          “Eligible Transferee” shall mean and include a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), but in any event excluding US Company and its Subsidiaries and Affiliates.

          “Eligible UK Account” shall mean an Eligible Account of UK Company or another UK Borrowing Base Party.
          “Eligible UK Container Fleet Inventory” shall mean Eligible Container Fleet Inventory of UK Company or another UK Borrowing Base Party.
          “Eligible UK Goods Inventory” shall mean Eligible Goods Inventory of UK Company or another UK Borrowing Base Party.
          “Eligible UK Inventory” shall mean Eligible UK Goods Inventory and Eligible UK Raw Materials Inventory.
          “Eligible UK Machinery and Equipment” shall mean Eligible Machinery and Equipment of UK Company or any other UK Borrowing Base Party.
          “Eligible UK Raw Materials Inventory” shall mean Eligible Raw Materials Inventory of UK Company or another UK Borrowing Base Party.
          “Eligible UK Work-In-Process Container Inventory” shall mean Eligible Work-In-Process Container Inventory of UK Company or another UK Borrowing Base Party.
          “Eligible US Account” shall mean an Eligible Account of US Company or another US Borrowing Base Party.
          “Eligible US Container Fleet Inventory” shall mean Eligible Container Fleet Inventory of US Company or another US Borrowing Base Party.
          “Eligible US Container Inventory Held For Sale” shall mean Eligible Container Inventory Held For Sale of US Company or another US Borrowing Base Party.
          “Eligible US Goods Inventory” shall mean Eligible Goods Inventory of US Company or another US Borrowing Base Party.
          “Eligible US Inventory” shall mean Eligible US Goods Inventory and Eligible US Raw Materials Inventory.
          “Eligible US Machinery and Equipment” shall mean Eligible Machinery and Equipment of US Company or another US Borrowing Base Party.
          “Eligible US Raw Materials Inventory” shall mean Eligible Raw Materials Inventory of US Company or another US Borrowing Base Party.
          “Eligible US Work-In-Process Container Inventory” shall mean Eligible Work-In-Process Container Inventory of US Company or another US Borrowing Base Party.
          “Eligible Work-In-Process Container Inventory” shall mean Eligible Goods Inventory, valued at net book value, consisting of: (a) new and used manufactured or remanufactured portable containers, which is in the work-in-process phase of manufacturing; (b) shaped steel component parts; or (c) sub-assemblies.
          “Employee Benefit Plans” shall mean all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a “single-employer plan” as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other “employee benefit plans” as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of US Company or any of its Subsidiaries or any ERISA Affiliate (provided that the foregoing shall apply in the case of any multiemployer plan, as defined in 4001(a)(3) of ERISA, only to the extent that any document described herein is in the possession of US Company or any Subsidiary of US Company or any ERISA Affiliate or is reasonably available thereto from the sponsor or trustee of any such plan).
          “End Date” shall have the meaning provided in the definition of Applicable Margin.
          “Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, “Claims”), including, without limitation, (a) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.
          “Environmental Law” shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; the Resource Conservation and Recovery Act, 42 USC § 6901 et seq.; the Federal Water Pollution Control Act, 33 USC. § 1251 et seq.; the Toxic Substances Control Act, 15 USC. § 2601 et seq.; the Clean Air Act, 42 USC. § 7401 et seq.; the Safe Drinking Water Act, 42 USC. § 3803 et seq.; the Oil Pollution Act of 1990, 33 USC. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC. § 11001 et seq.; the Hazardous Material Transportation Act, 49 USC. § 1801 et seq.; the Occupational Safety and Health Act, 29 USC. §651 et seq.; and any state and local or foreign counterparts or equivalents in any jurisdiction, in each case as amended from time to time.
          “Equipment” shall mean all machinery, apparatus, equipment, motor vehicles and other similar assets (other than Inventory) used in the operations of the US Company or any of its Subsidiaries or owned by the US Company or any of its Subsidiaries or in which the US Company or any of its Subsidiaries has an interest, whether now owned or hereafter acquired by a Borrower or any of its Subsidiaries or Affiliates and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefore.
          “Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest.
          “Equivalent Amount” shall mean (i) the equivalent amount in US Dollars of any amount expressed in Pounds Sterling or Euros, as the case may be, as determined by Administrative Agent on the date of determination on the basis of the Spot Rate for the purchase of US Dollars with Pounds Sterling or Euros, as the case may be, on the relevant Computation Date provided for hereunder; or (ii) the equivalent amount in Pounds Sterling or Euros, as the case may be, of any amount expressed in US Dollars as determined by Administrative Agent on the date of determination on the basis of the Spot Rate for the purchase of Pounds Sterling or Euros, as the case may be, with Dollars on the relevant Computation Date provided for hereunder.
          “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.
          “ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with any Credit Party would be deemed to be a “single employer” (a) within the meaning of Section 414(b) or (c) of the Code, and for the purpose of Section 302 of ERISA and/or Section 412, 4971, 4977 and/or each “applicable section” under Section 414(t)(2) of the Code, within the meaning of Section 414(b), (c), (m) or (o) of the Code or (b) as a result of a Credit Party being or having been a general partner of such person.
          “Euro” and “€” means the single currency of the Participating Member States.
          “EURIBOR” shall mean, for each Interest Period:
     (a) the Euro Inter-Bank Offered Rate displayed on the relevant Reuters Screen LIBOR01 Page (or any other page or screen that would be substituted therefor) at 11:00 a.m. (Brussels time) under the supervision of the European Banking Federation three Business Days before the first day of such Interest Period, with respect to deposits in Euros on the European interbank market amongst leading banks for a period equivalent to such Interest Period; and
     (b) if no rate is available as described above with respect to an Interest Period applicable to UK Revolving Loans, the annual rate determined by the Administrative Agent as being equal to the arithmetic mean (rounded up if necessary to the nearest four decimal places) of the rates supplied to the Administrative Agent by four (4) reference banks selected by the Administrative Agent in the European interbank market, at approximately 3:00 p.m. (Brussels time) three Business Days before the first day of such Interest Period as quoted by the respective reference banks to leading banks on the European interbank market for deposits in Euros, for a period equivalent to such Interest Period and starting on the first day of such Interest Period and for an amount comparable to the amount of such EURIBOR Loan.
     If the EURIBOR is replaced by a similar or equivalent interest rate, or in the event of a change affecting the entity which publishes the EURIBOR or the terms of its publication, the corresponding modified or replacement interest rate shall automatically apply in accordance with the foregoing paragraphs and any reference herein to “EURIBOR” shall be deemed to be a reference to such rate.
          “EURIBOR Loan” shall mean each UK Revolving Loan denominated in Euros bearing interest at a rate determined by reference to EURIBOR.
          “Euro Denominated Revolving Loan” shall have the meaning set forth in Section 2.01(b) hereof.
          “Euro Funding Capacity” shall mean at any date of determination, for any Lender, the ability of such Lender or any Affiliate or branch office thereof to fund Revolving Loans denominated in

Euros, as set forth in the records of Administrative Agent upon notification from such Lender from time to time.
          “Euro Participation” shall have the meaning set forth in Section 2.16(b).
          “Euro Participation Fee” shall have the meaning set forth in Section 2.16(j).
          “Euro Participation Settlement” shall have the meaning set forth in Section 2.16(d)(i).
          “Euro Participation Settlement Amount” shall have the meaning set forth in Section 2.16(d)(ii).
          “Euro Participation Settlement Date” shall have the meaning set forth in Section 2.16(d)(i).
          “Euro Participation Settlement Period” shall have the meaning set forth in defined in Section 2.16(d)(i).
          “Event of Default” shall have the meaning provided in Section 11.
          “Existing Indebtedness” shall have the meaning provided in Section 8.31.
          “Existing Indebtedness Agreements” shall mean all agreements evidencing or relating to Indebtedness of US Company or any of its Subsidiaries which is to remain outstanding after giving effect to the Transactions.
          “Existing US Letter of Credit” shall have the meaning provided in Section 3.01(c).
          “Expenses” shall mean all present and future reasonable and invoiced expenses incurred by or on behalf of the Administrative Agent, the Collateral Agent or any Issuing Lender in connection with this Agreement, any other Credit Document or otherwise in its capacity as the Administrative Agent under this Agreement or the Collateral Agent under any Security Document or as an Issuing Lender under this Agreement, whether incurred heretofore or hereafter, which expenses shall include, without limitation, the cost of record searches, the reasonable fees and expenses of attorneys and paralegals, all reasonable and invoiced costs and expenses incurred by the Administrative Agent (and the Collateral Agent) in opening bank accounts, depositing checks, electronically or otherwise receiving and transferring funds, and any other charges imposed on the Administrative Agent (and the Collateral Agent) due to insufficient funds of deposited checks and the standard fee of the Administrative Agent (and the Collateral Agent) relating thereto, collateral examination fees and expenses, reasonable fees and expenses of accountants, appraisers or other consultants, experts or advisors employed or retained by the Administrative Agent and the Collateral Agent, fees and taxes related to the filing of financing statements, costs of preparing and recording any other Credit Documents, all expenses, costs and fees set forth in this Agreement and the other Credit Documents, all other fees and expenses required to be paid pursuant to any other letter agreement and all fees and expenses incurred in connection with releasing Collateral and the amendment or termination of any of the Credit Documents.
          “Facing Fee” shall have the meaning provided in Section 4.01(c).
          “Fair Market Value” shall mean, with respect to any asset (including any Equity Interests of any Person), the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the board of directors or other governing body or, pursuant to a specific delegation of authority by such board of directors or other governing body, a designated senior executive officer, of US Company, or the Subsidiary of US Company selling such asset.
          “Federal Funds Rate” shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.
          “Fee Letter” shall mean that Fee Letter, dated as of February 22, 2008, by and among US Company, Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., Bank of America, N.A., Banc of America Securities LLC, JPMorgan Chase Bank, N.A., and J.P. Morgan Securities Inc.
          “Fees” shall mean all amounts payable pursuant to or referred to in Section 4.01.
          “FEMA” shall mean the Federal Emergency Management Agency.
          “Final Maturity Date” shall mean June 27, 2013.
          “First Priority” shall mean, with respect to any Lien purported to be created on any Collateral pursuant to any Security Document, that such Lien is prior in right to any other Lien thereon, other than any Permitted Liens applicable to such Collateral which as a matter of law have priority over the respective Liens on such Collateral created pursuant to the relevant Security Document.
          “Fixed Charge Coverage Ratio” shall mean as of any date of determination, the ratio of (i) Consolidated Net Cash Flow for the four fiscal quarters ending on such date to (ii) Fixed Charges.
          “Fixed Charges” shall mean as of any date of determination, the sum of Interest Expense for the four fiscal quarters ending on such date plus the principal payments with respect to Funded Debt (other than payments of Revolving Loans) made during the four fiscal quarters ending on such date. The foregoing notwithstanding, for the three quarter periods ending prior to June 30, 2009, Fixed Charges shall be calculated as follows: (x) for the four quarter period ending September 30, 2008, by multiplying Fixed Charges for the quarter ended September 30, 2008 by 4; (y) for the four quarter period ending December 31, 2008, by multiplying the sum of (1) Fixed Charges for the quarter ended September 30, 2008 and (2) Fixed Charges for the quarter ended December 31, 2008, by 2; and (z) for the four quarter period ending March 31, 2009, by multiplying the sum of (1) Fixed Charges for the quarter ended September 30, 2008, (2) Fixed Charges for the quarter ended December 31, 2008 and (3) Fixed Charges for the quarter ended March 31, 2009, by 4/3.
          “Foreign Account” shall mean each account of any Credit Party established at a bank, other than in the United States, Canada or the United Kingdom set forth on Part F of Schedule 10.20.
          “Foreign Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by US Company or any one or more of its Subsidiaries primarily for the benefit of employees of US Company or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

          “Foreign Subsidiary” shall mean any Subsidiary of US Company that is not a Domestic Subsidiary.
          “Funded Debt” shall mean, without duplication, (i) Indebtedness arising from the lending of money by any Person to US Company or any of its Subsidiaries; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to US Company or any of its Subsidiaries, (1) which is represented by notes payable or drafts accepted that evidence extensions of credit, (2) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (3) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit; and (v) Indebtedness of US Company or any of its Subsidiaries under any guaranty of obligations that would constitute Funded Debt under clauses (i) through (iv) hereof, if owed directly by US Company or any of its Subsidiaries. Funded Debt shall not include trade payables or accrued expenses or Indebtedness (other than Indebtedness under the Agreement) of up to the amount permitted pursuant to Section 10.05(g) incurred to finance insurance premiums.
          “Funded Euro Participation” shall mean with respect to any Participating Euro Lender relating to Euro Denominated Revolving Loans funded by DBNY, (i) the aggregate amount paid by such Participating Euro Lender to DBNY pursuant to Section 2.16(b) of the Agreement in respect of such Participating Euro Lender’s participation in the principal amount of Euro Denominated Revolving Loans funded by DBNY minus (ii) the aggregate amount paid to such Participating Euro Lender by DBNY pursuant to Section 2.16(b) of the Agreement in respect of its participation in the principal amount of Euro Denominated Revolving Loans funded by DBNY, excluding in each case any payments made in respect of interest accrued on the Euro Denominated Revolving Loans funded by DBNY. DBNY’s Funded Euro Participation in any Euro Denominated Revolving Loans funded by DBNY shall be equal to the outstanding principal amount of such Euro Denominated Revolving Loans minus the total Funded Euro Participation of all other Lenders therein.
          “Funded Pounds Sterling Participation” shall mean with respect to any Participating Pounds Lender relating to Pounds Sterling Revolving Loans funded by DBNY, (i) the aggregate amount paid by such Participating Pounds Lender to DBNY pursuant to Section 2.16(a) of the Agreement in respect of such Participating Pounds Lender’s participation in the principal amount of Pounds Sterling Denominated Revolving Loans funded by DBNY minus (ii) the aggregate amount paid to such Participating Pounds Lender by DBNY pursuant to Section 2.16(a) of the Agreement in respect of its participation in the principal amount of Pounds Sterling Denominated Revolving Loans funded by DBNY, excluding in each case any payments made in respect of interest accrued on the Pounds Sterling Denominated Revolving Loans funded by DBNY. DBNY’s Funded Pounds Sterling Participation in any Pounds Sterling Denominated Revolving Loans funded by DBNY shall be equal to the outstanding principal amount of such Pounds Sterling Denominated Revolving Loans minus the total Funded Pounds Sterling Participation of all other Lenders therein.
          “GAAP” shall mean generally accepted accounting principles in the United States as in effect from time to time.
          “General Intangibles” shall mean “general intangibles” as such term is defined in Article 9 of the UCC.
          “Governmental Authority” shall mean the government of the United States, the United Kingdom, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, in each case, in any jurisdiction.
          “Guarantees” shall meant the guarantees issued pursuant to Section 15.
          “Guarantor” shall mean each US Guarantor and each UK Guarantor.
          “Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or Release of which is prohibited, limited or regulated by any Governmental Authority.
          “Highest Adjustable Applicable Margins” shall have the meaning provided in the definition of Applicable Margin.
          “Incremental Commitment” shall mean, for any Lender, any Revolving Loan Commitment provided by such Lender after the Effective Date in an Incremental Commitment Agreement delivered pursuant to Section 2.15; it being understood, however, that on each date upon which an Incremental Commitment of any Lender becomes effective, such Incremental Commitment of such Lender shall be added to (and thereafter become a part of) the Revolving Loan Commitment of such Lender for all purposes of this Agreement as contemplated by Section 2.15.
          “Incremental Commitment Agreement” shall mean each Incremental Commitment Agreement in substantially the form of Exhibit D (appropriately completed, and with such modifications as may be satisfactory to the Administrative Agent) executed and delivered in accordance with Section 2.15.
          “Incremental Commitment Date” shall mean each date upon which an Incremental Commitment under an Incremental Commitment Agreement becomes effective as provided in Section 2.15(b).
          “Incremental Commitment Request Requirements” shall mean, with respect to any request for an Incremental Commitment made pursuant to Section 2.15, the satisfaction of each of the following conditions on the date of such request: (i) no Default or Event of Default then exists or would result therefrom and (ii) all of the representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects at such time (unless stated to relate to a specific earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).
          “Incremental Commitment Requirements” shall mean, with respect to any provision of an Incremental Commitment on a given Incremental Commitment Date, the satisfaction of each of the following conditions on or prior to the effective date of the respective Incremental Commitment Agreement: (i) satisfaction of the conditions in the definition of Incremental Commitment Request Requirements (to the extent applicable) as of the effective date of such Incremental Commitment Agreement as certified by an Authorized Officer of US Company in an officer’s certificate delivered to the Administrative Agent; (ii) the delivery by US Company to the Administrative Agent of an acknowledgement in form and substance reasonably satisfactory to the Administrative Agent and executed by each other Credit Party, acknowledging that such Incremental Commitment and all Revolving Loans subsequently incurred, and Letters of Credit issued, pursuant to such Incremental Commitment shall constitute (and be included in the definitions of) Obligations and secured on a pari passu basis with the Obligations under the relevant Security Documents; (iii) the delivery by US Company to the Administrative Agent of an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Credit Parties reasonably satisfactory to the Administrative Agent and dated such date, covering such matters incident to the transactions contemplated thereby as the Administrative Agent may reasonably request; (iv) the delivery by each Credit Party to the Administrative Agent of such other officers’ certificates, board of director (or equivalent governing body) resolutions and evidence of good standing (to the extent available under Applicable Law) as the Administrative Agent shall reasonably request; and (v) the completion by each Credit Party of such other actions as the Administrative Agent may reasonably request in connection with such Incremental Loan Commitment in order to create, continue or maintain the Liens of the Collateral Agent in the Collateral and the perfection thereof (including, without limitation, any mortgage amendments, Mortgage Policies and such other documents reasonably requested by the Administrative Agent to be delivered in connection therewith).
          “Incremental Lender” shall have the meaning specified in Section 2.15(b).
          “Indebtedness” shall mean, as to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) the maximum amount available to be drawn or paid under all letters of credit, bankers’ acceptances, bank guaranties, surety and appeal bonds and similar obligations issued for the account of such Person and all unpaid drawings and unreimbursed payments in respect of such letters of credit, bankers’ acceptances, bank guaranties, surety and appeal bonds and similar obligations, (c) all indebtedness of the types described in clause (a), (b), (d), (e), (f), (g) or (h) of this definition secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the Fair Market Value of the property to which such Lien relates), (d) all Capitalized Lease Obligations of such Person, (e) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (f) all Contingent Obligations of such Person, (g) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement and (h) all Off-Balance Sheet Liabilities of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is directly liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, Indebtedness shall not include trade payables, accrued expenses and deferred tax and other credits incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.
          “Individual Exposure” of any Lender shall mean, at any time, the sum of (a) the aggregate principal amount of all Revolving Loans made by such Lender and then outstanding, (b) such Lender’s RL Percentage of the aggregate principal amount of all Swingline Loans then outstanding and (c) such Lender’s RL Percentage of the aggregate amount of all Letter of Credit Outstandings at such time.
          “Initial Borrowing Date” shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Loans occurs.

          “Interest Determination Date” shall mean, with respect to any LIBOR Loan or EURIBOR Loan, the second Business Day prior to the commencement of any Interest Period relating to such LIBOR Loan or EURIBOR Loan.
          “Interest Expense” shall mean the consolidated expense of US Company and its Subsidiaries for interest on Indebtedness, including, without limitation, amortization of original issue discount, incurrence fees (to the extent included in interest expense), the interest portion of any deferred payment obligation and the interest component of any Capitalized Lease Obligation.
          “Interest Period” shall have the meaning provided in Section 2.09.
          “Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.
          “Inventory” shall mean “inventory” as such term is defined in Article 9 of the UCC.
          “Investments” shall mean all expenditures made and all liabilities incurred (including Contingent Obligations) for or in connection with the acquisition of Securities or Indebtedness of a Person, loans, advances, capital contributions or transfers of property to a Person, or acquisition of substantially all the assets of a Person. In determining the aggregate amount of Investments outstanding at any particular time, (i) a guaranty shall be valued at not less than the principal amount guaranteed and outstanding; (ii) returns of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution) shall be deducted; (iii) earnings, whether as dividends, interest or otherwise, shall not be deducted; and (iv) decreases in the market value shall not be deducted.
          “Issuing Lender” shall mean each US Issuing Lender and each UK Issuing Lender.
          “Joinder Agreement” shall mean a Joinder Agreement substantially in the form of Exhibit E (appropriately completed).
          “Joint Bookrunners” shall mean collectively, Deutsche Bank Securities Inc., Banc of America Securities LLC and J.P. Morgan Securities Inc.
          “Landlord Personal Property Collateral Access Agreement” shall mean a Landlord Waiver and Consent Agreement in form and substance satisfactory to the Administrative Agent.
          “L/C Supportable Obligations” shall mean each of the US L/C Supportable Obligations and the UK L/C Supportable Obligations.
          “Leaseholds” of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.
          “Lender” shall mean each financial institution listed on Schedule 1.01(a), as well as any Person that becomes a “Lender” hereunder pursuant to Section 2.13, 2.15 or 13.04(b).
          “Lender Default” shall mean (a) the wrongful refusal (which has not been retracted) or the failure of a Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 3.04(c) or (b) a Lender having notified in writing US Company and/or the Administrative Agent that such Lender does not intend to comply with its obligations under Section 2.01(a) or (c), Section 2.04 or Section 3.

          “Letter of Credit” shall mean each US Letter of Credit and each UK Letter of Credit.
          “Letter of Credit Fee” shall mean each of the US Letter of Credit Fee and the UK Letter of Credit Fee.
          “Letter of Credit Outstandings” shall mean, at any time, the sum of the US Letter of Credit Outstandings and the UK Letter of Credit Outstandings.
          “LIBOR” shall mean with respect to any Interest Period, the average of interbank offered rates for deposits in US Dollars or Pounds Sterling, as applicable, having a maturity approximately equal to such Interest Period in the London eurodollar market as set forth on page 3750 (i.e., the LIBOR page), or any successor page, of the Telerate News Services, titled “British Banker Association Interest Settlement Rates” at approximately 11:00 a.m. (London time) two London Business Days prior to the first day of such Interest Period (or same day with respect to LIBOR Loans denominated in Pounds Sterling) or if such rate is not then quoted, the arithmetic average as determined by the Administrative Agent of the rates at which deposits in immediately available US Dollars or Pounds Sterling, as applicable, in an amount equal to the amount of such LIBOR Loan having a maturity approximately equal to such Interest Period are offered to four (4) reference banks to be selected by the Administrative Agent in the London interbank market, at approximately 11:00 a.m. (London time) two London Business Days prior to the first day of such Interest Period (or same day with respect to LIBOR Loans denominated in Pounds Sterling).
          “LIBOR Loan” shall mean each US LIBOR Loan and each UK LIBOR Loan.
          “Lien” shall mean any mortgage, pledge, hypothecation, charge, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).
          “LKE Account” shall mean any Account arising from the sale or disposal (including by auction) of Equipment or Inventory of Borrower or any of its Domestic Subsidiaries in the ordinary course of business pursuant to the LKE Master Exchange Agreement.
          “LKE Joint Account” shall mean any Deposit Account maintained jointly by US Company or any of its Domestic Subsidiaries and the LKE Qualified Intermediary as may be notified by the US Company to the Administrative Agent from time to time, in which the aggregate amount of funds deposited therein shall not at any time exceed $25,000,000.
          “LKE Master Exchange Agreement” shall mean any master like-kind exchange agreement, between US Company or any Domestic Subsidiary thereof and the LKE Qualified Intermediary, in a form reasonably satisfactory to the Administrative Agent, together with all amendments and modifications thereof, and replacements and substitutions therefor, which have been consented to by the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed.
          “LKE QI Receivables” shall mean amounts owing to the US Company or any of its Domestic Subsidiaries from the LKE Qualified Intermediary.
          “LKE Proceeds” shall mean the proceeds received by the LKE Qualified Intermediary from an LKE Account or from the sale of Equipment or Inventory in cash or otherwise, in each case in accordance with the LKE Master Exchange Agreement.

          “LKE Qualified Intermediary” shall mean DBNY or such other person as may be consented to by the Administrative Agent, such consent not to be unreasonable withheld, delayed or conditioned.
          “LKE Transaction” shall mean the sale of Equipment and Inventory and the replacement of such Equipment and Inventory with similar property in a manner that qualifies for deferred recognition of taxable gains for US federal income tax purposes and pursuant to the LKE Master Exchange Agreement.
          “Loan” shall mean each Revolving Loan and each Swingline Loan.
          “London Business Day” shall means a day for trading by and between banks in US Dollar and Pounds Sterling deposits in the London interbank eurodollar market.
          “Luxembourg Debt” shall mean the intercompany Indebtedness of (i) the UK Company to the Luxembourg Subsidiary in an aggregate principal amount not to exceed £30,000,000 and (ii) the Luxembourg Subsidiary to UK-LP in an aggregate principal amount not to exceed £30,000,000.
          “Luxembourg Security Agreement” shall mean the receivables pledge agreement, dated as of the date hereof, and entered into by the Administrative Agent and UK-LP, as amended, restated, supplemented or otherwise modified from time to time.
          “Luxembourg Security Documents” shall mean the Luxembourg Share Charge, the Luxembourg Security Agreement and the UK Intercreditor Deed.
          “Luxembourg Share Charge” shall mean the share pledge agreement, dated as of the date hereof, and entered into by the Administrative Agent, UK-LP and the Luxembourg Subsidiary, and as amended, restated, supplemented or otherwise modified from time to time.
          “Luxembourg Subsidiary” shall mean LIKO Luxembourg International S.a.r.l, a company organized under the laws of Luxembourg having its registered office at 74, rue de Merl, L-2146 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register under number B.82639, and an indirect Wholly-Owned Subsidiary of the US Company.
          “Mandatory Redeemable Obligation” shall mean an obligation of US Company or any of its Subsidiaries (or guaranteed by any of them) which must be redeemed or repaid (a) at a fixed or determinable date, whether by operation of sinking fund or otherwise, (b) at the option of any Person other than US Company or such Subsidiary, or (c) upon the occurrence of a condition not solely within the control of US Company or such Subsidiary, such as a redemption required to be made out of future earnings.
          “Mandatory Borrowing” shall mean each of a Mandatory US Borrowing or a Mandatory UK Borrowing.
          “Mandatory Cost” shall mean the rate of interest calculated by the Administrative Agent to compensate the Lenders for the cost (if any) of compliance with the requirements of the Bank of England, the UK Financial Services Authority and/or the European Central Bank.
          “Mandatory UK Borrowing” shall have the meaning provided in Section 2.01(f).
          “Mandatory US Borrowing” shall have the meaning provided in Section 2.01(e).

          “Margin Stock” shall have the meaning provided in Regulation U.
          “Material Adverse Effect” shall mean (i) a material adverse effect on the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of US Company and the other Credit Parties, taken as a whole, (ii) the impairment of the ability of US Company or any other Credit Party to perform its obligations under the Credit Documents to which it is a party or of Administrative Agent or the Lenders to enforce the Obligations or realize upon the Collateral, or (iii) a material adverse effect on the value of a material portion of the Collateral or the amount which Administrative Agent or the Lenders would receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral.
          “Maximum Incremental Commitment Amount” shall mean $350,000,000.
          “Maximum UK Letter of Credit Amount” shall have the meaning provided in Section 3.04.
          “Maximum UK Swingline Amount” shall mean $10,000,000 or the Equivalent Amount thereof.
          “Maximum US Letter of Credit Amount” shall have the meaning provided in Section 3.03.
          “Maximum US Swingline Amount” shall mean $25,000,000.
          “Merger Agreement” shall mean the Agreement and Plan of Merger, by and among US Company, Cactus Merger Sub, Inc., Target and the target stockholder representative, dated as of February 22, 2008.
          “Mezzanine Notes” shall mean the notes issued pursuant to the Note Purchase Agreement, dated as of August 1, 2006, by and among Mobile Storage WC Holdings Corp., as issuer, WCAS Capital Partners IV, L.P. and Foxkirk, LLC, as purchasers, in the principal amount of $110,000,000.
          “Minimum Availability Amount” shall mean, at any time, the greater of (i) $100,000,000 and (ii) ten percent (10%) of the then Total Revolving Loan Commitment.
          “Minimum Borrowing Amount” shall mean for Revolving Loans, $1,000,000, £1,000,000 or €1,000,000, as applicable, and increments of $100,000, £100,000, and €100,000 in excess thereof, as applicable; there shall be no Minimum Borrowing Amount with respect to Swingline Loans.
          “Mobile Mini Indenture” shall mean the Indenture, dated May 7, 2007 by and among US Company, as issuer, any guarantors party thereto, and the Law Debenture Trust Company of New York, as trustee, relating to the 6 7/8% Senior Notes due 2015.
          “Mobile Mini Senior Notes” shall mean US Company’s senior unsecured notes in the aggregate principal amount of $150,000,000 due 2015 issued pursuant to the Mobile Mini Indenture, and on terms and conditions satisfactory to the Lenders.
          “Mobile Storage Acquisition” shall mean, collectively, (i) the merger of Mobile Mini Merger Sub, Inc, a wholly owned subsidiary of US Company, into Target, with Target as the surviving corporation, (ii) the consummation of each of the Subsequent Mergers, and (iii) the conversion of all the issued and outstanding common stock of Target into 8,555,556 shares of Convertible Preferred Stock of US Company and $12,500,000 in cash, subject to certain adjustments set forth in the Merger Agreement.
          “Mobile Storage Indenture” shall mean the Indenture, dated August 1, 2006 by and among Mobile Services Group, Inc. and Mobile Storage Group, Inc. as issuers, the subsidiary guarantors named therein, and Wells Fargo Bank, N.A. as trustee, relating to the 9 3/4 % Senior Notes due 2014.
          “Mobile Storage Senior Notes” shall mean Mobile Services Group, Inc.’s and Mobile Storage Group, Inc.’s senior unsecured notes in the aggregate principal amount of $200,000,000 due 2014 issued pursuant to the Mobile Storage Indenture.
          “Moody‘s” shall mean Moody’s Investors Service, Inc.
          “Mortgage” shall mean a mortgage, leasehold mortgage, deed of trust, leasehold deed of trust, deed to secure debt, leasehold deed to secure debt or similar security instrument in form and substance reasonably acceptable to the Administrative Agent.
          “Mortgage Policy” shall mean a lender’s title insurance policy (Form 1992).
          “Mortgaged Property” shall mean any Real Property owned by US Company or any of its Subsidiaries which is encumbered (or required to be encumbered) by a Mortgage pursuant to the terms of this Agreement or any Security Document.
          “Motor Vehicles” shall mean Inventory or Equipment that is subject to any motor vehicle registration statute, including, without limitation, any of those statutes described in the Uniform Commercial Code Section 9-311(a)(2), as adopted in any state in which a Credit Party owns any Collateral.
          “Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which contributions are, or within the immediately preceding five-year period, have been made (or have been required to have been made) by US Company or a Subsidiary of US Company or an ERISA Affiliate.
          “NAIC” shall mean the National Association of Insurance Commissioners.
          “Net Orderly Liquidation Value” shall mean the Orderly Liquidation Value (net of costs and expenses reasonably estimated to be incurred in connection with such liquidation) of the Borrowing Base Parties’ Eligible Machinery and Equipment.
          “Non-Compete Agreements” shall mean all non-compete agreements entered into by US Company or any of its Subsidiaries which materially restrict the activities of US Company or any of its Subsidiaries.
          “Non-Defaulting Lender” shall mean and include each Lender, other than a Defaulting Lender.
          “Non-U.S. Lender” shall have the meaning provided in Section 5.04(b).
          “Non-Wholly-Owned Subsidiary” shall mean, as to any Person, each Subsidiary of such Person which is not a Wholly-Owned Subsidiary of such Person.

          “Note” shall mean each US Revolving Note, US Swingline Note, UK Revolving Note and UK Swingline Note.
          “Notice of Borrowing” shall have the meaning provided in Section 2.03(a).
          “Notice of Conversion/Continuation” shall have the meaning provided in Section 2.06.
          “Notice Office” shall mean (i) for credit notices, the office of the Administrative Agent located at 60 Wall Street, New York, New York 10005, Attention: Marguerite Sutton, Telephone No.: (212) 250-6150, and Telecopier No.: (212) 797-4655, and (ii) for operational notices, the office of the Administrative Agent located at 100 Plaza One, Jersey City, New Jersey 07311, Attention: Jonathan Cohen, Telephone No.: (201) 593-2326, and Telecopier No.: (201) 593-2314, or (in either case) such other office or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.
          “Obligations” shall mean, collectively, the UK Obligations and the US Obligations.
          “Off-Balance Sheet Liabilities” of any Person shall mean (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability of such Person under any sale and leaseback transactions that does not create a liability on the balance sheet of such Person, (c) any obligation under a Synthetic Lease or (d) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.
          “Orderly Liquidation Value” shall mean the orderly liquidation value of the Borrowing Base Parties’ Eligible Goods Inventory or Eligible Machinery and Equipment that is estimated to be recoverable in an orderly liquidation of such Eligible Goods Inventory or Eligible Machinery and Equipment, as applicable, with such value determined from time to time by reference to the most recent appraisal completed by a qualified independent third-party appraisal company (approved by the Administrative Agent in its Permitted Discretion in consultation with US Company) delivered to the Administrative Agent; provided that, unless an appraisal is required pursuant to Section 10.14, such value in respect of any Eligible Goods Inventory or Eligible Machinery and Equipment acquired in accordance with Section 10.14, may be determined by reference to an identical kind or type of such Eligible Goods Inventory or Eligible Machinery and Equipment, as applicable, that has been so appraised.
          “Other Hedging Agreements” shall mean any foreign exchange contracts, currency swap agreements or other similar agreements, or arrangements designed to protect against fluctuations in currency values.
          “Other Taxes” shall have the meaning provided in Section 13.01.
          “Participating Euro Lender” shall have the meaning set forth in Section 2.16(b).
          “Participating Pounds Lender” shall have the meaning set forth in Section 2.16(a).
          “Participating Member State” means any member state of the European Community that adopts or has adopted the Euro as its lawful currency in accordance with the legislation of the European Community relating to economic and monetary union.
          “Patriot Act” shall have the meaning provided in Section 8.34.

          “Payment Conditions” means with respect to any Restricted Payment (which such term, for purposes of this definition, shall include any prepayment, repurchase or redemption of any Indebtedness permitted pursuant to the Senior Note Documents), Restricted Foreign Funding or Acquisition, each of the following conditions shall be satisfied immediately after giving effect to such Restricted Payment, Restricted Foreign Funding or Acquisition:
          (i) either (a) (x) the average daily Total Borrowing Availability over the 90 days prior to the making of such Restricted Payment, Restricted Foreign Funding or Acquisition is greater than $200,000,000, (y) the Total Borrowing Availability calculated on a pro forma basis before and immediately after giving effect to such Restricted Payment, Restricted Foreign Funding or Acquisition shall be greater than $200,000,000, and (z) before and immediately after giving effect to such Restricted Payment, Restricted Foreign Funding or Acquisition and any Indebtedness incurred in connection therewith, US Company shall be in compliance with the financial covenant set forth in Section 10.26 (Debt Ratio) hereof on a pro forma basis (whether or not Section 10.24 hereof would then require compliance with such covenant) for the most recently ended fiscal quarter for which the financial statements in Section 9.01(b) have been delivered to the Administrative Agent; or (b) (x) the average Total Borrowing Availability over the 90 days prior to the making of such Restricted Payment, Restricted Foreign Funding or Acquisition is greater than $150,000,000, (y) the Total Borrowing Availability calculated on a pro forma basis before and immediately after giving effect to such Restricted Payment, Restricted Foreign Funding or Acquisition shall be greater than $150,000,000, and (z) before and immediately after giving effect to such Restricted Payment, Restricted Foreign Funding or Acquisition and any Indebtedness incurred in connection therewith, US Company shall be in compliance with the financial covenants set forth in Section 10.25 (Fixed Charge Coverage Ratio), Section 10.26 (Debt Ratio) and Section 10.27 (Minimum Utilization) hereof, each calculated on a pro forma basis (whether or not Section 10.24 hereof would then require compliance with such covenants) for the most recently ended fiscal quarter for which the financial statements in Section 9.01(b) have been delivered to the Administrative Agent; and
          (ii) not later than three Business Days prior to the making of such Restricted Payment, Restricted Foreign Funding or Acquisition, Administrative Agent shall receive (a) a certificate of US Company, with supporting detail acceptable to Administrative Agent certifying that on the date on which such Restricted Payment, Restricted Foreign Funding or Acquisition is made, US Company has satisfied the conditions set forth in clause (i) above and (b) financial projections demonstrating that during the six month period following the making of such Restricted Payment, Restricted Foreign Funding or Acquisition, Total Borrowing Availability at all times shall not be less than the amount required to satisfy the condition set forth in clause (i) above.
          “Payment Office” shall mean (i) with respect to payments in US Dollars, the office of the Administrative Agent located at 100 Plaza One, Jersey City, New Jersey 07311 or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto, and (ii) with respect to payments in Pounds Sterling or Euros or other currencies other than US Dollars, such account at such bank or office in London or such other place as Administrative Agent shall designate by notice to the Person required to make the relevant payment.
          “PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.
          “Permitted Acquisition” shall mean an Acquisition permitted under Section 10.14 of this Agreement.

          “Permitted Discretion” shall mean the commercially reasonable judgment of the Administrative Agent exercised in good faith in accordance with customary business practices for comparable asset-based lending transactions, as to any factor which such Agent reasonably determines: (a) will or reasonably could be expected to adversely affect in any material respect the value of any Eligible Accounts, Eligible Inventory, Eligible Machinery and Equipment and Eligible Real Property, the enforceability or priority of the Collateral Agent’s Liens thereon or the amount which any Agent, the Lenders or any Issuing Lender would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Eligible Accounts, Eligible Inventory, Eligible Machinery and Equipment or Eligible Real Property or (b) is evidence that any collateral report or financial information delivered to such Agent by any Person on behalf of US Company is incomplete, inaccurate or misleading in any material respect. In exercising such judgment, such Agent may consider, without duplication, such factors already included in or tested by the definition of Eligible Accounts, Eligible Inventory, Eligible Machinery and Equipment or Eligible Real Property, as well as any of the following: (i) changes after the Effective Date in any material respect in demand for, pricing of, or product mix of Equipment or Inventory; (ii) changes after the Effective Date in any material respect in any concentration of risk with respect to Accounts; and (iii) any other factors arising after the Effective Date that change in any material respect the credit risk of lending to the Borrowers on the security of the Eligible Accounts, Eligible Inventory, Eligible Machinery and Equipment or Eligible Real Property.
          “Permitted Encumbrance” shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the Mortgage Policy delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its Permitted Discretion.
          “Permitted Liens” shall have the meaning provided in Section 10.02.
          “Person” shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any Governmental Authority.
          “Plan” shall mean any pension plan as defined in Section 3(2) of ERISA, other than a Multiemployer Plan, which is maintained or contributed to by (or to which there is an obligation to contribute of) US Company or a Subsidiary of US Company or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which US Company, a Subsidiary of US Company or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.
          “Pledge Agreements” shall mean each of the US Pledge Agreement and the UK Share Charge.
          “Pounds Sterling” or “£” – lawful money of the United Kingdom.
          “Pounds Sterling Denominated Revolving Loan” shall have the meaning set forth in Section 2.01(b) hereof.
          “Pounds Sterling Funding Capacity” shall mean at any date of determination, for any Lender, the ability of such Lender or an Affiliate or branch office thereof to fund UK Revolving Loans denominated in Pounds Sterling, as set forth in the records of Administrative Agent upon notification from such Lender from time to time.
          “Pounds Sterling Participation” shall have the meaning set forth in Section 2.16(a) of this Agreement.

          “Pounds Sterling Participation Fee” shall have the meaning set forth in Section 2.16(i) of this Agreement.
          “Pounds Sterling Participation Settlement” shall have the meaning set forth in Section 2.16(c)(i) of this Agreement.
          “Pounds Sterling Participation Settlement Amount” shall have the meaning set forth in Section 2.16(c)(ii) of this Agreement.
          “Pounds Sterling Participation Settlement Date” shall have the meaning set forth in Section 2.16(c)(i) of this Agreement.
          “Pounds Sterling Participation Settlement Period” shall have the meaning set forth in Section 2.16(c)(i) of this Agreement.
          “PPSA” shall mean the Personal Property Security Act (Ontario) and other personal property security legislation of the applicable Canadian province or provinces in respect of the Credit Parties or the Collateral (including the Civil Code of Quebec and the regulation respecting the registration of personal and movable real rights promulgated thereunder) as all such legislation now exists or may from time to time hereafter be amended, modified, recodified, supplemented or replaced, together with all rules, regulations and interpretations thereunder or related thereto.
          “Preferred Equity”, as applied to the Equity Interests of any Person, means Equity Interests of such Person (other than common Equity Interests of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Equity Interests of any other class of such Person, and shall include any Qualified Preferred Stock of US Company.
          “Prime Lending Rate” shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by the Administrative Agent, which may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.
          “Projections” shall mean the projections that are contained in the Confidential Information Memorandum dated May 2008 and that were prepared by or on behalf of US Company in connection with this Agreement and delivered to the Administrative Agent and the Lenders prior to the Initial Borrowing Date.
          “Property” shall mean any interest in any kind of property, asset or undertaking, whether real, personal or mixed, or tangible or intangible.
          “Qualified Derivative Obligation” shall mean any Derivative Obligation (i) which is owing to Administrative Agent or any Affiliate of Administrative Agent or Bank; (ii) which is owing to any other Lender or any Affiliate of such a Lender and with respect to which Agent has received the notice required pursuant to Section 9.19; or (iii) which is set forth on Schedule 1.01(g).
          “Qualified Preferred Stock” shall mean any Preferred Equity of US Company, so long as the terms of any such Preferred Equity (a) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision prior to June 27, 2014, (b) do not require the cash payment of dividends or distributions that would otherwise be prohibited by the terms of this Agreement or any other agreement or contract of US Company or any of its Subsidiaries, (c) do not contain any covenants (other than periodic reporting requirements), (d) do not grant the holders thereof any voting rights except for (i) voting rights required to be granted to such holders under Applicable Law and (ii) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of all or substantially all of the assets of US Company, or liquidations involving US Company, and (e) are otherwise reasonably satisfactory to the Administrative Agent.
          “Qualified Swap Termination Value” means any Swap Termination Value in respect of which (and only to the extent of the amount which) the US Company has notified the Administrative Agent on any Borrowing Base Certificate delivered in accordance with the terms hereof, and meeting the requirements of Section 9.01(j), that the Borrower intends such Swap Termination Value to constitute a Qualified Swap Termination Value for purposes of Section 5.03(d) and which amount is reasonably acceptable to the Administrative Agent.
          “Quarterly Payment Date” shall mean the last Business Day of each March, June, September and December, it being understood that the first Quarterly Payment Date shall be the last Business Day of September 2008.
          “Quarterly Pricing Certificate” shall have the meaning provided in the definition of Applicable Margin.
          “Real Property” of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.
          “Refinanced Indebtedness” shall mean Indebtedness outstanding as of the Initial Borrowing Date under the (i) Second Amended and Restated Loan and Security Agreement, dated as of February 17, 2006 by and among US Company, the Administrative Agent and the lenders party thereto, as amended, (ii) Credit Agreement, dated August 1, 2006, by and among Mobile Storage Group, Inc., Mobile Services Group, Inc., Target, MSG WV Intermediary Co., The CIT Group/Business Credit, Inc., CIT Capital Securities LLC, Lehman Brothers Inc., and certain lenders party thereto, and all ancillary documents thereto, and (iii) Credit Agreement, dated August 1, 2006, by and among Mobile Storage Group, Inc., Mobile Services Group, Inc., Target, MSG WV Intermediary Co., Ravenstock MSG Limited, The CIT Group/Business Credit, Inc., CIT Capital Securities LLC, Lehman Brothers Inc., and certain lenders party thereto, and all ancillary documents thereto.
          “Refinancing” shall mean the refinancing of the Refinanced Indebtedness, as described in Section 6.05(c).
          “Refinancing Documents” shall mean all pay-off letters, guaranty releases, Lien releases (including, without limitation, UCC termination statements) and other documents and agreements entered into in connection with the Refinancing.
          “Register” shall have the meaning provided in Section 13.15.
          “Regulation D” shall mean Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.
          “Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof.

          “Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof.
          “Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof.
          “Release” shall mean actively or passively disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, migrating or the like, into or upon any land or water or air, or otherwise entering into the environment.
          “Rent Reserve” shall mean a reserve established by the Administrative Agent in respect of rent payments (not to exceed three months rent) made by a Borrowing Base Party for each location at which Eligible Inventory or Eligible Machinery and Equipment of a Borrowing Base Party is located that is not subject to a Landlord Personal Property Collateral Access Agreement (as reported to the Administrative Agent by US Company or UK Company from time to time as requested by the Administrative Agent), as adjusted from time to time by the Administrative Agent in its Permitted Discretion.
          “Replaced Lender” shall have the meaning provided in Section 2.13(a).
          “Replacement Lender” shall have the meaning provided in Section 2.13(a).
          “Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.
          “Required Lenders” shall mean, at any time, Non-Defaulting Lenders the sum of whose outstanding Revolving Loan Commitments at such time (or, after the termination thereof, outstanding Revolving Loans and RL Percentages of (x) outstanding Swingline Loans at such time and (y) Letter of Credit Outstandings at such time) represents at least a majority of the sum of the Total Revolving Loan Commitment in effect at such time less the Revolving Loan Commitments of all Defaulting Lenders at such time (or, after the termination thereof, the sum of then total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate RL Percentages of all Non-Defaulting Lenders of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).
          “Reserves” shall mean reserves, if any, established by the Administrative Agent from time to time hereunder in its Permitted Discretion against the Borrowing Base, including without limitation, (i) Rent Reserves, (ii) Bank Product Reserves, (iii) Unpaid Supplier Reserves, (iv) potential dilution related to Accounts, (v) damaged or defective Equipment, (vi) obsolescence of any Eligible Inventory or Eligible Machinery and Equipment, (vii) sums that the Borrowing Base Parties are or will be required to pay (such as taxes (including, without limitation, sales taxes and payroll taxes), assessments and insurance premiums) and have not yet paid, (viii) Canadian Priority Payables, (ix) amounts owing by any Borrowing Base Party to any Person to the extent secured by a Lien on, or trust over, any Collateral, (x) in the case of any UK Borrowing Base Party, reserves to reflect the prior ranking nature or dilutive effect of UK Priority Claims, (xi) reserves in respect of the aggregate amount of any and all Swap Termination Values constituting Qualified Swap Termination Values for purposes of Section 5.03(d) and (xii) such other events, conditions or contingencies as to which the Administrative Agent, in its Permitted Discretion, determines reserves should be established from time to time hereunder.
          “Restricted Foreign Funding” shall have the meaning set forth in Section 10.05(e)(v).

          “Restricted Payment” shall have the meaning set forth in Section 10.04.
          “Returns” shall have the meaning provided in Section 8.13.
          “Revolving Loan” shall mean a US Revolving Loan or a UK Revolving Loan.
          “Revolving Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule 1.01(a) directly below the column entitled “Revolving Loan Commitment,” as same may be (x) reduced from time to time or terminated pursuant to Sections 4.02, 4.03 and/or 11, as applicable, (y) increased from time to time pursuant to Section 2.15, or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 2.13 or 13.04(b).
          “Revolving Note” shall mean a US Revolving Note or a UK Revolving Note.
          “RL Percentage” of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the RL Percentage of any Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of such Lender shall be determined immediately prior (and without giving effect) to such termination.
          “S&P” shall mean Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.
          “SEC” shall have the meaning provided in Section 9.01(h).
          “Sale Proceeds” shall have the meaning set forth in Section 5.02(c).
          “Section 5.04(b)(ii) Certificate” shall have the meaning provided in Section 5.04(b)(ii).
          “Secured Creditors” shall have the meaning assigned that term in the respective Security Documents.
          “Securities” shall mean all shares of stock, shares, partnership interests, membership interests, membership units or other ownership interests in any other Person and all warrants, options or other rights to acquire the same.
          “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
          “Security Agreement” shall mean the US Security Agreement, the US Pledge Agreement, the UK Security Agreements and each other agreement pursuant to which a Credit Party grants a Lien to secure all or part of the Obligations.
          “Security Agreement Collateral” shall mean all “Collateral” as defined in the Security Agreements.
          “Security Document” shall mean and include the US Security Agreement, the UK Debenture, and the US Pledge Agreement, the UK Share Charge, the Luxembourg Security Documents, each Mortgage, after the execution and delivery thereof, each Additional Security Document and any other related document, agreement or grant pursuant to which US Company or any of its Subsidiaries grants, perfects or continues a Lien in favor of the Collateral Agent for the benefit of the Secured Creditors.
          “Senior Note Documents” shall mean collectively, the Mobile Mini Indenture, the Mobile Storage Indenture, the Mobile Mini Senior Notes, the Mobile Storage Senior Notes and all other agreements, instruments, and documents delivered by US Company or any of its Subsidiaries in connection therewith.
          “Senior Note Indentures” shall mean collectively, the Mobile Mini Indenture and the Mobile Storage Indenture.
          “Serial Numbered Equipment” shall mean, collectively, the following types of Equipment located at any time, and from time to time, in Canada: (i) motor vehicles within the meaning of the PPSA of Ontario; (ii) Equipment which is serial number goods within the meaning of the PPSA of Alberta; (iii) Equipment which is serial numbered goods within the meaning of the PPSA of British Columbia, Manitoba, New Brunswick, Newfoundland, Nova Scotia and Prince Edward Island and Saskatchewan; and (iv) Equipment which is road vehicles or other movable property for which a descriptive file may be opened at the Quebec provincial registry office within the meaning of the PPSA in Quebec.
          “Settlement Date” shall have the meaning provided in Section 2.04(d)(i).
          “Solvent” and “Solvency” shall mean, with respect to any Person on a particular date, the condition that, on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small amount of capital, and (e) in the case of any person incorporated in England and Wales only, a Person that is not “unable to pay its debts”. In this context, “unable to pay its debts” means that there are no grounds on which such Person would be deemed unable to pay its debts (as defined in Section 123(1) of the Insolvency Act 1986 of England Wales (as amended by the Enterprise Act 2002 of England and Wales) on the basis that the words “proved to the satisfaction of the court” are deemed omitted from sections 123(1)(e) and 123(2) of that Act) or on which a court would be satisfied that the value of such Person’s assets is less than the amount of its liabilities, taking into account its contingent and prospective liabilities (as such term would be construed for the purposes of Section 123(2) of the Insolvency Act 1986 of England and Wales (as amended by the Enterprise Act 2002 of England and Wales)). The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.
          “Specified Representations” shall mean the representations set forth in Sections 8.01, 8.02, 8.03, 8.07, 8.23, 8.34, and 8.35 of this Agreement, and Sections 2.01, 2.02 and 2.03 of the US Security Agreement, in each case, only to the extent that such representations relate to the Target and its Subsidiaries (as constituted prior to the consummation of the Mobile Storage Acquisition).
          “Spot Rate” shall mean with respect to any currency, the rate quoted by Administrative Agent as the spot rate for the purchase by Administrative Agent of such currency with another currency through its foreign exchange office at approximately 11:00 a.m. (New York time) on the date of determination thereof.

          “Start Date” shall have the meaning provided in the definition of Applicable Margin.
          “Stated Amount” of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).
          “Subsequent Mergers” shall mean (i) the merger of Target into US Company, with US Company as the surviving corporation, (ii) the merger of Mobile Storage WC Intermediary Co. with and into US Company, with US Company as the surviving corporation, and (iii) the merger of Mobile Storage Services Group, with and into, US Company, with US Company as the surviving corporation,
          “Subsidiary” shall mean, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person or (b) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of US Company.
          “Supermajority Lenders” shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement, if the reference to “a majority” contained in the definition of Required Lenders were changed to “66%.”
          “Swap Termination Value” means, in respect of any one or more Qualified Derivative Obligations, after taking into account the effect of any legally enforceable netting agreement relating to such Qualified Derivative Obligations, (a) for any date on or after the date on which such Qualified Derivative Obligations have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Qualified Derivative Obligations, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Qualified Derivative Obligations (which may include the Administrative Agent, the Bank, a Lender or any Affiliate of any of the foregoing).
          “Swingline Expiry Date” shall mean that date which is five Business Days prior to the Final Maturity Date.
          “Swingline Lender” shall mean the Administrative Agent, in its capacity as Swingline Lender hereunder.
          “Swingline Loan” shall mean a US Swingline Loan or a UK Swingline Loan.
          “Swingline Note” shall mean a US Swingline Note or a UK Swingline Note.
          “Syndication Agent” shall mean Bank of America, N.A., in its capacity as syndication agent.
          “Syndication Date” shall mean that date upon which the Administrative Agent determines in its sole discretion (and notifies US Company) that the primary syndication (and resultant addition of Persons as Lenders pursuant to Section 13.04(b)) has been completed.

          “Synthetic Lease” shall mean a lease transaction under which the parties intend that (a) the lease will be treated as an “operating lease” by the lessee and (b) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.
          “Target” shall mean Mobile Storage WC Holdings Corp., a Delaware corporation.
          “TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises interlinked national real time gross settlement systems and the European Central Bank’s payment mechanism and which began operations on 4 January 1999.
          “TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.
          “TARGET Day” means:
          (a) until such time as TARGET is permanently closed down and ceases operations, any day on which both TARGET and TARGET2 are; and
          (b) following such time as TARGET is permanently closed down and ceases operations, any day on which TARGET2 is, open for the settlement of payments in Euros.
          “Taxes” shall have the meaning provided in Section 5.04(a).
          “Total Borrowing Availability” shall mean, as of any date of determination, the remainder of (i) the lesser of (x) the Total Revolving Loan Commitment at such time and (y) the Aggregate Borrowing Base at such time minus (ii) the Aggregate Exposure at such time.
          “Total Revolving Loan Commitment” shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders at such time.
          “Total Unutilized Revolving Loan Commitment” shall mean, at any time, an amount equal to the remainder of (a) the Total Revolving Loan Commitment in effect at such time less (b) the sum of (i) the aggregate principal amount of all Revolving Loans and Swingline Loans outstanding at such time plus (ii) the aggregate amount of all Letter of Credit Outstandings at such time.
          “Trailer Fleet Inventory” – new and used manufactured or remanufactured Trailers held by a Borrower or a Credit Party for intended lease or rental to third parties.
          “Trailers” shall mean over-the-road tractor trailers and trailers intended for use as storage facilities not constituting portable and ISO containers owned by US Company or any of its Subsidiaries.
          “Transactions” shall mean, collectively, (a) the purchase of the Mezzanine Notes by US Company, (b) the consummation of the Mobile Storage Acquisition and the other transactions contemplated by the Acquisition Documents including the Subsequent Mergers, (c) the consummation of the Refinancing, (d) the execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party, the incurrence of Loans on the Initial Borrowing Date and the use of proceeds thereof, and (e) the payment of all fees and expenses in connection with the foregoing.

          “Type” shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan, a LIBOR Loan or a EURIBOR Loan.
          “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.
          “UK Borrower” and “UK Borrowers” shall have the meaning provided in the first paragraph of this Agreement.
          “UK Borrowing” shall mean the borrowing of UK Revolving Loans from all the Lenders, or from the Swingline Lender in the case of UK Swingline Loans, on a given date having the same Interest Period.
          “UK Borrowing Availability” shall mean, as of any date of determination, the remainder of (a) the lesser of (i) the UK Maximum Amount at such time and (ii) the UK Borrowing Base at such time minus (b) the Aggregate UK Exposure at such time.
          “UK Borrowing Base” shall mean, as of any date of calculation, the amount calculated pursuant to the Borrowing Base Certificate most recently delivered to the Administrative Agent in accordance with Section 9.01(j) (but as modified as provided below in this definition), equal to, without duplication, the sum of
     (i) the amount calculated under the definition of US Borrowing Base, provided that in no event shall any asset constituting a portion of the US Borrowing Base concurrently constitute a portion of the UK Borrowing Base, plus
     (ii) eighty-five percent (85%) of Eligible UK Accounts, plus
     (iii) ninety percent (90%) of Eligible UK Container Fleet Inventory, plus
     (iv) the lesser of (A) (1) $50,000,000 less (2) the amount included in such Borrowing Base Certificate with respect to clause (iii)(B) of the definition of US Borrowing Base and (B) eighty percent (80%) of Eligible Cabin Fleet Inventory, plus
     (v) the lesser of (A) (1) $40,000,000 less (2) the amount included in such Borrowing Base Certificate with respect to clause (iv)(B) of the definition of US Borrowing Base and (B) the sum of (1) ninety percent (90%) of Eligible UK Container Inventory Held for Sale; plus (2)  ninety percent (90%) of Eligible UK Work-in-Process Container Inventory; plus (3) sixty-five percent (65%) of Eligible UK Raw Materials Inventory; plus
     (vi) the lesser of (A) (1) $50,000,000 less (2) the amount included in such Borrowing Base Certificate with respect to clause (v)(B) of the definition of US Borrowing Base and (B) eighty-five percent (85%) of Eligible UK Machinery and Equipment; minus
     (vii) the amount of all Reserves then established by the Administrative Agent against the UK Borrowing Base.
          The Administrative Agent shall have the right (but no obligation) to review such computations and if, in its Permitted Discretion, such computations have not been calculated in accordance with the terms of this Agreement, the Administrative Agent shall have the right to correct any such errors in such manner it shall determine in its Permitted Discretion. The UK Borrowing Base (and the Borrowing Base Certificate then most recently delivered) may be adjusted by the Administrative Agent to reflect any new or incremental Reserves required by the Administrative Agent in its Permitted Discretion; provided that no change in the amount of any Reserve shall be effective until the date occurring three Business Days after written notice thereof by the Administrative Agent to the US Company and the UK Company following consultation with the US Company.
          “UK Borrowing Base Party” shall mean each Wholly-Owned Subsidiary of US Company that is incorporated under the laws of England and Wales and that is a UK Borrower or a UK Guarantor and is incorporated in England and Wales.
          “UK Credit Party” shall mean US Company and each of its Subsidiaries.
          “UK Debenture” shall mean the debentures executed by Mobile Storage Group, Inc., the UK Company and each other UK Subsidiary with respect to the UK Obligations in favor of the Collateral Agent for the benefit of the Lenders.
          “UK Drawing” shall have the meaning set forth in Section 3.10(b).
          “UK Guaranteed Obligations” shall have the meaning set forth in Section 15.01(b).
          “UK Guarantors” shall mean US Company and each Subsidiary that guarantees the UK Obligations including each Subsidiary listed under Schedule 10.12, and each other Subsidiary that is or becomes a party to this Agreement pursuant to Section 10.12. For the avoidance of doubt, US Company, each other US Borrower and each US Guarantor shall be UK Guarantors.
          “UK Intercreditor Deed” means the intercreditor deed, dated as of the date hereof, and entered into by and among the Administrative Agent, the UK Company, the Luxembourg Subsidiary, Mobile Storage (UK), among others, as amended, restated, supplemented or otherwise modified from time to time.
          “UK Issuing Lender” shall mean (i) each of Deutsche Bank AG, London (except as otherwise provided in Section 12.09) and any other Lender reasonably acceptable to the Administrative Agent and US Company or UK Company which agrees to issue UK Letters of Credit hereunder and (ii) with respect to the Existing Letters of Credit, the Lender designated as the issuer thereof on Schedule 3.01(c). Any UK Issuing Lender may, in its discretion, arrange for one or more UK Letters of Credit to be issued by one or more Affiliates of such UK Issuing Lender (and such Affiliate shall be deemed to be a “UK Issuing Lender” for all purposes of the Credit Documents).
          “UK L/C Supportable Obligations” shall mean (a) obligations of a UK Borrower with respect to workers compensation, surety bonds and other similar statutory obligations and (b) such other obligations of a UK Borrower as are reasonably acceptable to the respective UK Issuing Lender and otherwise permitted to exist pursuant to the terms of this Agreement (other than obligations in respect of (i) any Indebtedness or other obligations that are subordinated in right of payment to the UK Obligations and (ii) any Equity Interests).
          “UK Letter of Credit” shall have the meaning provided in Section 3.02(a).
          “UK Letter of Credit Fee” shall have the meaning provided in Section 4.01(b).

          “UK Letter of Credit Outstandings” shall mean, at any time, the sum of (a) the Stated Amount of all outstanding UK Letters of Credit at such time and (b) the aggregate amount of all Unpaid UK Drawings in respect of all UK Letters of Credit at such time.
          “UK Letter of Credit Request” shall have the meaning provided in Section 3.06(a).
          “UK LIBOR Loan” shall mean each UK Revolving Loan denominated in Pounds Sterling bearing interest at a rate determined by reference to LIBOR.
          “UK-LP” shall mean Mobile Storage UK Finance LP, a limited partnership formed under the laws of England and Wales.
          “UK Maximum Amount” shall mean, as of any date of determination, the lesser of (a) Equivalent Amount of $200,000,000 and (b) the Equivalent Amount of the Total Revolving Loan Commitment minus the Equivalent Amount of the Aggregate US Exposure.
          “UK Obligations” shall mean, with respect to any UK Credit Party, all Loans, all obligations under Letters of Credit and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from such UK Credit Party to an Agent, any Lender or any Affiliate of any Lender, or from a UK Borrower to any UK Issuing Lender, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement or any of the other Credit Documents or cash management services rendered in connection therewith, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired, and any Banking Product Obligations or Qualified Derivative Obligations owing to an Agent, any Lender or any Affiliate of a Lender, but excluding the US Obligations.
          “UK Participant” shall have the meaning set forth in Section 3.08(a).
          “UK Priority Claims” means with respect to any UK Borrowing Base Party only, (a) sums which are due by way of contributions to occupational pension schemes and state scheme premiums; (b) unpaid remuneration of employees in respect of the 4-month period prior to insolvency, together with any amount owed in respect of accrued holiday; (c) an amount equal to the aggregate of (i) 50% of the first £10,000 in value of assets comprising the UK Borrowing Base of any UK Borrowing Base Party and (ii) 20% of the value of assets comprising the UK Borrowing Base of any UK Borrowing Base Party above £10,000, subject to a cap for this sub-clause (c) of £600,000 for each UK Borrowing Base Party, (e) the expenses of any administration or winding-up and (f) an amount equal to the value of suppliers’ retention of title and romalpa claims with respect to Eligible Inventory.
          “UK Revolving Loan” shall have the meaning set forth in Section 2.01(b).
          “UK Revolving Note” shall have the meaning set forth in Section 2.05(a).
          “UK Revolving Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule 1.01(a) directly below the column entitled “UK Revolving Loan Commitment,” as same may be (x) reduced from time to time or terminated pursuant to Sections 4.02, 4.03 and/or 11, as applicable, (y) increased from time to time pursuant to Section 2.15, or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 2.13 or 13.04(b).

          “UK Security Agreements” shall mean the UK Debenture and the UK Share Charge.
          “UK Share Charge” shall have the meaning set forth in Section 6.09.
          “UK Swingline Loans” shall have the meaning set forth in Section 2.01(c).
          “UK Swingline Note” shall have the meaning set forth in Section 2.05(a).
          “UK Subsidiary” shall mean each Subsidiary of US Company that is incorporated in England and Wales.
          “Unfinanced Capital Expenditures” – for any period, cash expenditures made for Capital Expenditures during such period less the sum of (i) eighty percent (80%) of the actual cost of all additions to Container Fleet Inventory and Trailer Fleet Inventory during such period less cash received from the sale of any Container Fleet Inventory and Trailer Fleet Inventory during such period and (ii) sixty percent (60%) of the actual cost of all additions to fixed assets of US Company and its Subsidiaries during such period less cash received from the sale of any fixed assets during such period.
          “Unfunded Current Liability” of any Plan subject to Title IV of ERISA shall mean the amount, if any, by which the value of the accumulated plan benefits under such Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the Fair Market Value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).
          “United States” and “US” shall each mean the United States of America.
          “Unpaid Supplier Reserve” means, at any time, with respect to any Borrowing Base Party which carries on business in Canada or which leases or sells goods in Canada or which has Accounts with Account Debtors located in Canada or otherwise has any assets in Canada, the amount equal to the percentage applicable to Eligible Inventory in the calculation of the US Borrowing Base multiplied by the aggregate value of the Eligible Inventory which the Administrative Agent, in good faith, considers is or may be subject to a right of a supplier to repossess goods pursuant to Section 81.1 of the Bankruptcy and Insolvency Act (Canada) or any other laws of Canada or any other applicable jurisdiction granting revendication or similar rights to unpaid suppliers, in each case, where such supplier’s right ranks or is capable of ranking in priority to or pari passu with one or more of the Liens granted in the Security Documents.
          “Unpaid UK Drawing” shall have the meaning provided in Section 3.10(a).
          “Unpaid US Drawing” shall have the meaning provided in Section 3.09(a).
          “Unutilized Revolving Loan Commitment” shall mean, with respect to any Lender at any time, such Lender’s Revolving Loan Commitment at such time less the sum of (a) the aggregate outstanding principal amount of all Revolving Loans made by such Lender at such time and (b) such Lender’s RL Percentage of the Letter of Credit Outstandings at such time.
          “US Borrower” and “US Borrowers” shall have the meaning provided in the first paragraph of this Agreement.
          “US Borrowing” shall mean the borrowing of one Type of US Revolving Loan from all the Lenders, or from the Swingline Lender in the case of US Swingline Loans, on a given date (or resulting from a conversion or conversions on such date) having in the case of US LIBOR Loans the same Interest Period; provided that Base Rate Loans incurred pursuant to Section 2.10(b) shall be considered part of the related US Borrowing of US LIBOR Loans.
          “US Borrowing Availability” shall mean, as of any date of determination, the remainder of (i) the lesser of (x) the US Maximum Amount at such time and (y) the US Borrowing Base at such time minus (ii) the Aggregate US Exposure at such time.
          “US Borrowing Base” shall mean, as of any date of calculation, the amount calculated pursuant to the Borrowing Base Certificate most recently delivered to the Administrative Agent in accordance with Section 9.01(j) (but as modified as provided below in this definition), equal to, without duplication, an amount equal to the sum of:
     (i) eighty-five percent (85%) of Eligible US Accounts, plus
     (ii) ninety percent (90%) of Eligible US Container Fleet Inventory, plus
     (iii) the lesser of (A) (1) $50,000,000 less (2) the amount included in such Borrowing Base Certificate with respect to clause (iv)(B) of the definition of UK Borrowing Base and (B) eighty percent (80%) of Eligible Trailer Fleet Inventory, plus
     (iv) the lesser of (A) (1) $40,000,000 less (2) the amount included in such Borrowing Base Certificate with respect to clause (v)(B) of the definition of UK Borrowing Base and (B) the sum of (1) ninety percent (90%) of Eligible US Container Inventory Held for Sale; plus (2)  ninety percent (90%) of Eligible US Work-in-Process Container Inventory; plus (3) sixty-five percent (65%) of Eligible US Raw Materials Inventory; plus
     (v) the lesser of (A) (1) $50,000,000 less (2) the amount included in such Borrowing Base Certificate with respect to clause (vi)(B) of the definition of UK Borrowing Base and (B) the sum of (1) eighty-five percent (85%) of Eligible US Machinery and Equipment; plus (2) sixty percent (60%) of Eligible Real Property; minus
     (vi) the amount of all Reserves then established by the Administrative Agent against the US Borrowing Base.
          The Administrative Agent shall have the right (but no obligation) to review such computations and if, in its Permitted Discretion, such computations have not been calculated in accordance with the terms of this Agreement, the Administrative Agent shall have the right to correct any such errors in such manner it shall determine in its Permitted Discretion. The US Borrowing Base (and the Borrowing Base Certificate then most recently delivered) may be adjusted by the Administrative Agent to reflect any new or incremental Reserves required by the Administrative Agent in its Permitted Discretion; provided that no change in the amount of any Reserve shall be effective until the date occurring three Business Days after written notice thereof by the Administrative Agent to the US Company after consultation with US Company.
          “US Borrowing Base Party” shall mean US Company and each Wholly-Owned Domestic Subsidiary of US Company that is a US Borrower and/or a US Guarantor and was formed in a US jurisdiction.
          “US Company” shall have the meaning provided in the first paragraph of this Agreement.

          “US Credit Party” shall mean each of the US Borrowers and each of the US Guarantors.
          “US Drawing” shall have the meaning set forth in Section 3.09(b).
          “US Guaranteed Obligations” shall have the meaning set forth in Section 15.01(a).
          “US Guarantors” shall mean US Company and each Domestic Subsidiary of US Company and each other Person who now or hereafter guarantees payment or performance of the whole or any part of the US Obligations, including each Domestic Subsidiary listed on Schedule 10.12 and each other Domestic Subsidiary that is or becomes a party to this Agreement pursuant to Section 10.12.
          “US Issuing Lender” shall mean (i) each of Deutsche Bank AG New York Branch (except as otherwise provided in Section 12.09) and any other Lender reasonably acceptable to the Administrative Agent and US Company which agrees to issue US Letters of Credit hereunder and (ii) with respect to the Existing Letters of Credit, the Lender designated as the issuer thereof on Schedule 3.01(c). Any US Issuing Lender may, in its discretion, arrange for one or more US Letters of Credit to be issued by one or more Affiliates of such US Issuing Lender (and such Affiliate shall be deemed to be a “US Issuing Lender” for all purposes of the Credit Documents).
          “US L/C Supportable Obligations” shall mean (a) obligations of a US Borrower with respect to workers compensation, surety bonds and other similar statutory obligations and (b) such other obligations of a US Borrower as are reasonably acceptable to the respective US Issuing Lender and otherwise permitted to exist pursuant to the terms of this Agreement (other than obligations in respect of (i) any Indebtedness or other obligations that are subordinated in right of payment to the US Obligations and (ii) any Equity Interests).
          “US Letter of Credit” shall have the meaning provided in Section 3.01(a).
          “US Letter of Credit Fee” shall have the meaning provided in Section 4.01(b).
          “US Letter of Credit Outstandings” shall mean, at any time, the sum of (a) the Stated Amount of all outstanding US Letters of Credit at such time and (b) the aggregate amount of all Unpaid US Drawings in respect of all US Letters of Credit at such time.
          “US Letter of Credit Request” shall have the meaning provided in Section 3.05(a).
          “US LIBOR Loan” shall mean each US Revolving Loan designated as such by the relevant Borrower at the time of the incurrence thereof or conversion thereto bearing interest at a rate determined by reference to LIBOR.
          “US Maximum Amount” shall mean, as of any date of determination, the Equivalent Amount of the Total Revolving Loan Commitment minus the Equivalent Amount of the Aggregate UK Exposure.
          “US Obligations” – with respect to any US Credit Party, all Loans, all obligations arising under Letters of Credit and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from such US Credit Party to an Agent, any Lender or any Affiliate of any Lender, or from a US Borrower to any US Issuing Lender, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement or any of the other Credit Documents or cash management services rendered in connection therewith, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired, and any Banking Product Obligations and any Qualified Derivative Obligations owing to an Agent, any Lender or any Affiliate of a Lender.
          “US Participant” shall have the meaning set forth in Section 3.07(a).
          “US Pledge Agreement” shall have the meaning set forth in Section 6.08.
          “US Pledge Agreement Collateral” shall mean all “Collateral” as defined in the US Pledge Agreement.
          “US Revolving Loans” shall have the meaning set forth in Section 2.01(a).
          “US Revolving Note” shall have the meaning set forth in Section 2.05(a).
          “US Security Agreement” shall mean the security agreement executed by US Company and each other US Credit Party with respect to the US Obligations in favor of the Collateral Agent for the benefit of the Lenders.
          “US Swingline Loans” shall have the meaning set forth in Section 2.01(c).
          “US Swingline Note” shall have the meaning set forth in Section 2.05(a).
          “Voting Stock” shall mean Securities of any class or classes of a corporation, limited partnership or limited liability company or any other entity the holders of which are ordinarily, in the absence of contingencies, entitled to vote with respect to the election of corporate directors (or Persons performing similar functions).
          “Wholly-Owned Domestic Subsidiary” shall mean, as to any Person, any Domestic Subsidiary of such Person that is a Wholly-Owned Subsidiary.
          “Wholly-Owned Subsidiary” shall mean, as to any Person, (a) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (b) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time (other than, in the case of a Foreign Subsidiary of US Company with respect to the preceding clauses (a) and (b), directors’ qualifying shares and/or other nominal amounts of shares required to be held by Persons other than US Company and its Subsidiaries under Applicable Law).
          SECTION 2. Amount and Terms of Credit.
                    2.01 The Commitments. (a) US Revolving Loans. Subject to and upon the terms and conditions set forth herein, each Lender severally agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Final Maturity Date, a revolving loan or revolving loans (each, a “US Revolving Loan” and, collectively, the “US Revolving Loans”) to the US Borrowers (on a joint and several basis), which US Revolving Loans (i) shall be denominated in Dollars, (ii) shall, at the option of the respective Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or LIBOR Loans; provided that, (A) except as otherwise specifically provided in Section 2.10(c), all US Revolving Loans comprising the same Borrowing shall at all times be of the same Type and (B) unless the Administrative Agent otherwise has agreed or has determined that the Syndication Date has occurred (at which time this clause (B) shall no longer be applicable), no more than two Borrowings of US Revolving Loans to be maintained as LIBOR Loans may be incurred prior to the 60th day after the Initial Borrowing Date (or, if later, the last day of the Interest Period applicable to the second Borrowing of LIBOR Loans referred to below), each of which Borrowings of LIBOR Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on, or within five Business Days after, the Initial Borrowing Date, and the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not be made (and shall not be required to be made) by any Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause the Individual Exposure of such Lender to exceed the amount of its Revolving Loan Commitment at such time and (v) shall not be made (and shall not be required to be made) by any Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause (A) the Aggregate Exposure to exceed the Total Revolving Loan Commitment, as then in effect, (B) the Aggregate US Exposure to exceed the US Maximum Amount, as then in effect, (C) the Aggregate Exposure to exceed the Aggregate Borrowing Base at such time (based on the most recently delivered Borrowing Base Certificate), or (D) the Aggregate US Exposure to exceed the US Borrowing Base at such time (based on the most recently delivered Borrowing Base Certificate).
          (b) UK Revolving Loans. Subject to and upon the terms and conditions set forth herein, each Lender severally agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Final Maturity Date, a revolving loan or revolving loans (each, a “UK Revolving Loan” and, collectively, the “UK Revolving Loans”) to the UK Borrowers (on a joint and several basis), which UK Revolving Loans (i) shall, at the option of the applicable UK Borrower, be denominated in either Pounds Sterling (such Revolving Loans, “Pounds Sterling Denominated Revolving Loans”) or Euros (such Revolving Loans, “Euro Denominated Revolving Loans”), (ii) shall be incurred and maintained as solely in the case of UK Revolving Loans denominated in Pounds Sterling, LIBOR Loans, and in the case of UK Revolving Loans denominated in Euros, EURIBOR Loans; provided that, (A) except as otherwise specifically provided in Section 2.01(d), all UK Revolving Loans comprising the same Borrowing shall at all times be of the same Type and (B) unless the Administrative Agent otherwise has agreed or has determined that the Syndication Date has occurred (at which time this clause (B) shall no longer be applicable), no more than five Borrowings of UK Revolving Loans may be incurred prior to the 60th day after the Initial Borrowing Date (or, if later, the last day of the Interest Period applicable to the fifth Borrowing of LIBOR Loans referred to below), each of which Borrowings of UK Revolving Loans may only have an Interest Period of one month, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not be made (and shall not be required to be made) by any Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause the Individual Exposure of such Lender to exceed the amount of its Revolving Loan Commitment at such time and (v) shall not be made (and shall not be required to be made) by any Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause (A) the Aggregate Exposure to exceed the Total Revolving Loan Commitment, as then in effect, (B) the Aggregate UK Exposure to exceed the UK Maximum Amount or the UK Revolving Loan Commitments, as then in effect, (C) the Aggregate Exposure to exceed the Aggregate Borrowing Base at such time (based on the most recently delivered Borrowing Base Certificate or (D) the Aggregate UK Exposure to exceed the UK Borrowing Base at such time (based on the most recently delivered Borrowing Base Certificate). Upon receipt by the Administrative Agent of any Notice of Borrowing pursuant to which the UK Company or any other UK Borrower proposes to borrow in Pounds Sterling or Euros, the Administrative Agent shall provide notice of the same to each Lender.

          (c) US Swingline Loans. Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each, a “US Swingline Loan” and, collectively, the “US Swingline Loans”) to the US Borrowers (on a joint and several basis), which US Swingline Loans (i) shall be denominated in Dollars, (ii) shall be incurred and maintained as Base Rate Loans; (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not be made (and shall not be required to be made) by the Swingline Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause (A) the Aggregate Exposure to exceed the Total Revolving Loan Commitment, as then in effect, (B) the Aggregate US Exposure to exceed the US Maximum Amount, as then in effect, (C) the Aggregate Exposure to exceed the Aggregate Borrowing Base at such time (based on the most recently delivered Borrowing Base Certificate, or (D) the Aggregate US Exposure to exceed the US Borrowing Base at such time (based on the most recently delivered Borrowing Base Certificate), and (v) shall not exceed in aggregate principal amount at any time outstanding the Maximum US Swingline Amount. Notwithstanding anything to the contrary contained in this Section 2.01(c), (i) the Swingline Lender shall not be obligated to make any US Swingline Loans at a time when a Lender Default exists unless the Swingline Lender has entered into arrangements satisfactory to it and US Company to eliminate the Swingline Lender’s risk with respect to the Defaulting Lender’s or Defaulting Lenders’ participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender’s or Defaulting Lenders’ RL Percentage of the outstanding Swingline Loans, (ii) the Swingline Lender shall not make any US Swingline Loan after it has received written notice from any Borrower, any other Credit Party or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) of the waiver of such Default or Event of Default by the Required Lenders, and (iii) no Swingline Lender shall be obligated to make US Swingline Loans to the extent such advance would cause such Lender’s then outstanding Loans to exceed its Revolving Credit Commitment.
          (d) UK Swingline Loans. Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each, a “UK Swingline Loan” and, collectively, the “UK Swingline Loans”) to the UK Borrowers (on a joint and several basis), which UK Swingline Loans (i) shall be denominated in Pounds Sterling or Euros, at the option of the applicable Borrower, (ii) shall be incurred and maintained as in the case of UK Revolving Loans denominated in Pounds Sterling, LIBOR Loans, and in the case of UK Revolving Loans denominated in Euros, EURIBOR Loans, with an Interest Period of one week; (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not be made (and shall not be required to be made) by the Swingline Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause (A) the Aggregate Exposure to exceed the Total Revolving Loan Commitment, as then in effect, (B) the Aggregate UK Exposure to exceed the UK Maximum Amount, as then in effect, (C) the Aggregate Exposure to exceed the Aggregate Borrowing Base at such time (based on the most recently delivered Borrowing Base Certificate), or (D) the Aggregate UK Exposure to exceed the UK Borrowing Base at such time (based on the most recently delivered Borrowing Base Certificate), and (v) shall not exceed in aggregate principal amount at any time outstanding the Maximum UK Swingline Amount. Notwithstanding anything to the contrary contained in this Section 2.01(d), (i) the Swingline Lender shall not be obligated to make any UK Swingline Loans at a time when a Lender Default exists unless the Swingline Lender has entered into arrangements satisfactory to it and UK Company to eliminate the Swingline Lender’s risk with respect to the Defaulting Lender’s or Defaulting Lenders’ participation in such Swingline Loans, including by cash collateralizing such

Defaulting Lender’s or Defaulting Lenders’ RL Percentage of the outstanding Swingline Loans, (ii) the Swingline Lender shall not make any UK Swingline Loan after it has received written notice from any Borrower, any other Credit Party or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) of the waiver of such Default or Event of Default by the Required Lenders, and (iii) no Swingline Lender shall be obligated to make UK Swingline Loans to the extent such advance would cause such Lender’s then outstanding Loans to exceed its Revolving Credit Commitment.
          (e) Mandatory US Borrowings. On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Lenders that the Swingline Lender’s outstanding US Swingline Loans shall be funded with one or more Borrowings of US Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 11.08 or upon the exercise of any of the remedies provided in the last paragraph of Section 11), in which case one or more Borrowings of US Revolving Loans constituting Base Rate Loans (each such Borrowing, a “Mandatory US Borrowing”) shall be made on the immediately succeeding Business Day by all Lenders pro rata based on each such Lender’s RL Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 11) and the proceeds thereof shall be applied directly by the Swingline Lender to repay the Swingline Lender for such outstanding US Swingline Loans. Each Lender hereby irrevocably agrees to make US Revolving Loans upon one Business Day’s notice pursuant to each Mandatory US Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) the amount of the Mandatory US Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 7 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory US Borrowing, (v) the amount of the US Borrowing Base or the US Maximum Amount at such time, and (vi) the amount of the Aggregate Borrowing Base or the Total Revolving Loan Commitment at such time. In the event that any Mandatory US Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to any Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory US Borrowing would otherwise have occurred, but adjusted for any payments received from any Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding US Swingline Loans as shall be necessary to cause the Lenders to share in such US Swingline Loans ratably based upon their respective RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 11), provided that (x) all interest payable on the US Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory US Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to US Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.
          (f) Mandatory UK Borrowings. On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Lenders that the Swingline Lender’s outstanding UK Swingline Loans shall be funded with one or more Borrowings of UK Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 11.08 or upon the exercise of any of the remedies provided in the last paragraph of Section

11), in which case one or more Borrowings of UK Revolving Loans constituting LIBOR Loans or, in the case of UK Swingline Loans in Euros, EURIBOR Loans with an Interest Period of one week (each such Borrowing, a “Mandatory UK Borrowing”) shall be made on the immediately succeeding Business Day by all Lenders pro rata based on each such Lender’s RL Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 11) and the proceeds thereof shall be applied directly by the Swingline Lender to repay the Swingline Lender for such outstanding UK Swingline Loans. Each Lender hereby irrevocably agrees to make UK Revolving Loans upon one Business Day’s notice pursuant to each Mandatory UK Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) the amount of the Mandatory UK Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 7 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory UK Borrowing, (v) the amount of the UK Borrowing Base or the UK Maximum Amount at such time, and (vi) the amount of the Aggregate Borrowing Base or the Total Revolving Loan Commitment at such time. In the event that any Mandatory UK Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the occurrence of any of the circumstances listed in Section 11.08 with respect to any UK Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory UK Borrowing would otherwise have occurred, but adjusted for any payments received from any Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding UK Swingline Loans as shall be necessary to cause the Lenders to share in such UK Swingline Loans ratably based upon their respective RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 11), provided that (x) all interest payable on the UK Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory UK Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate for one-week LIBOR or EURIBOR (as applicable) Interest Period with respect to such UK Swingline Loan.
          (g) Notwithstanding anything to the contrary in Section 2.01(a), Section 2.01(b) or elsewhere in this Agreement, the Administrative Agent shall have the right, following reasonable consultation with US Company, to establish Reserves in such amounts, and with respect to such matters, as the Administrative Agent in its Permitted Discretion shall deem necessary or appropriate, against the US Borrowing Base and the UK Borrowing Base (which reserves shall reduce the then existing US Borrowing Base and UK Borrowing Base in an amount equal to such reserves).
          (h) (i) In the event that the Borrowers are unable to comply with the US Borrowing Base limitations set forth in Section 2.01(a), or (ii) the Borrowers are unable to comply with the conditions precedent to the making of Revolving Loans set forth in Section 7, in either case, the Lenders, subject to the immediately succeeding proviso, hereby authorize the Administrative Agent, for the account of the Lenders, to make US Revolving Loans to the US Borrowers (on a joint and several basis), solely in the event that the Administrative Agent in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations, or (C) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement or any other Credit Document, including, without limitation, Expenses and Fees, which Revolving Loans may only be made as Base Rate Loans (an “Agent Advance”), for a period commencing on the date the Administrative Agent first receives a Notice of Borrowing requesting an Agent Advance until the earliest of (x) the twentieth Business Day after such date, (y) the date the respective Borrowers are again able to comply with the US Borrowing Base limitations and the conditions precedent to the making of US Revolving Loans, or obtains an amendment or waiver with respect thereto and (z) the date the Required Lenders instruct the Administrative Agent to cease making Agent Advances (the “Agent Advance Period”); provided that the Administrative Agent shall not make any Agent Advance to the extent that at the time of the making of such Agent Advance, the amount of such Agent Advance (I) when added to the aggregate outstanding amount of all other Agent Advances made to the US Borrowers at such time, would exceed 5.0% of the US Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) (the “Agent Advance Amount”) or (II) when added to the Aggregate US Exposure as then in effect (immediately prior to the incurrence of such Agent Advance), would exceed the US Maximum Amount at such time. Agent Advances may be made by the Administrative Agent in its sole discretion and the Borrowers shall have no right whatsoever to require that any Agent Advances be made. Agent Advances will be subject to periodic settlement with the Lenders pursuant to Section 2.04(d).
                    2.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans shall not be less than the Minimum Borrowing Amount applicable thereto. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than ten Borrowings of US LIBOR Loans (or such greater number of Borrowings of US LIBOR Loans as may be agreed to from time to time by the Administrative Agent) or more than five Borrowings of UK Revolving Loans (or such greater number of Borrowings of UK Revolving Loans as may be agreed to from time to time by the Administrative Agent) .
                    2.03 Notice of Borrowing. (a) Whenever a Borrower desires to incur (i) LIBOR Loans or EURIBOR Loans hereunder (excluding UK Swingline Loans and UK Revolving Loans made pursuant to a Mandatory UK Borrowing), such Borrower shall give the Administrative Agent at the Notice Office at least three Business Days’ prior notice of each LIBOR Loan or EURIBOR Loan to be incurred hereunder and (ii) Base Rate Loans hereunder (including Agent Advances, but excluding US Swingline Loans and US Revolving Loans made pursuant to a Mandatory US Borrowing), such Borrower shall give the Administrative Agent at the Notice Office at least one Business Day’s prior notice of each Base Rate Loan to be incurred hereunder; provided that any such notice shall be deemed to have been given on a certain day only if given before 2:00 P.M. (New York City time) on such day (or, in the case of any UK Revolving Loans, 10:00 A.M. (New York City time) on such day). Each such notice (each, a “Notice of Borrowing”), except as otherwise expressly provided in Section 2.10, shall be irrevocable and shall be in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A-1, appropriately completed to specify: (A) the aggregate principal amount of the Revolving Loans to be incurred pursuant to such Borrowing, (B) the date of such Borrowing (which shall be a Business Day), (C) whether the Revolving Loans made pursuant to such Borrowing constitute US Revolving Loans or UK Revolving Loans, (D) whether the Revolving Loans made pursuant to such Borrowing constitute Agent Advances (it being understood that the Administrative Agent shall be under no obligation to make such Agent Advance), (E) in the case of US Revolving Loans, whether the Revolving Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, LIBOR Loans and, if US LIBOR Loans, the initial Interest Period to be applicable thereto, (F) in the case of UK Revolving Loans whether EURIBOR Loans or UK LIBOR Loans, the initial Interest Period to be applicable thereto and whether denominated in Pounds Sterling or Euros, and (G) the US Borrowing Base and the UK Borrowing Base at such time (based on the Borrowing Base Certificate last delivered). Except as provided in Section 2.04(d), the Administrative Agent shall promptly give each Lender notice of such proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          (b) (i) Whenever a US Borrower desires to incur US Swingline Loans hereunder, such Borrower shall give the Swingline Lender no later than 2:00 P.M. (New York City time) on the date that a US Swingline Loan is to be incurred, written notice or telephonic notice promptly confirmed in writing of each US Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day), and (B) the aggregate principal amount of the US Swingline Loans to be incurred pursuant to such Borrowing.
          (ii) Whenever a UK Borrower desires to incur UK Swingline Loans hereunder, such Borrower shall give the Swingline Lender one Business Days’ prior notice of each UK Swingline Loan to be incurred hereunder; provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 10:00 A.M. (New York City time) on such day or such later time as shall be acceptable to the Administrative Agent (which such notice shall be written notice or telephonic notice promptly confirmed in writing). Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day), and (B) the aggregate principal amount of the UK Swingline Loans to be incurred pursuant to such Borrowing.
          (iii) Mandatory Borrowings shall be made upon the notice specified in Sections 2.01(e) or 2.01(f), as applicable, with the respective Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 2.01(e) or 2.01(f), as applicable.
          (c) Without in any way limiting the obligation of any Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Administrative Agent or the Swingline Lender, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from an Authorized Officer of such Borrower, prior to receipt of written confirmation. In each such case, such Borrower hereby waives the right to dispute the Administrative Agent’s or the Swingline Lender’s record of the terms of such telephonic notice of such Borrowing or prepayment of Loans, as the case may be, absent manifest error.
                    2.04 Disbursement of Funds. (a) Disbursement of US Revolving Loans. No later than 2:00 P.M. (New York City time) on the date specified in each Notice of Borrowing with respect to any US Revolving Loans (or (x) in the case of US Swingline Loans, no later than 4:00 P.M. (New York City time) on the date specified pursuant to Section 2.03(c) or (y) in the case of Mandatory US Borrowings, no later than 1:00 P.M. (New York City time) on the date specified in Section 2.01(e)), each Lender will make available its pro rata portion (determined in accordance with Section 2.07) of each such Borrowing requested to be made on such date. All such amounts will be made available in Dollars and in immediately available funds at the Payment Office, and the Administrative Agent will make available to the relevant US Borrower at the Payment Office the aggregate of the amounts so made available by the Lenders (or in the case of US Swingline Loans, the Swingline Lender will make available the full amount thereof).
          (b) Disbursement of UK Revolving Loans. No later than 2:00 P.M. (London time) on the date specified in each Notice of Borrowing with respect to any UK Revolving Loans (or (x) in the case of UK Swingline Loans, no later than 2:00 P.M. (London time) on the date specified pursuant to Section 2.03(d) or (y) in the case of Mandatory UK Borrowings, no later than 1:00 P.M. (London time) on the date specified in Section 2.01(f)), each Lender will make available its pro rata portion (determined in accordance with Section 2.07) of each such Borrowing requested to be made on such date. Subject to Section 2.16, all such amounts will be made available in either Pounds Sterling or Euro (as requested by the applicable UK Borrower) and in immediately available funds at the Payment Office, and the Administrative Agent will make available to the relevant UK Borrower at the Payment Office the aggregate of the amounts so made available by the Lenders (or in the case of UK Swingline Loans, the Swingline Lender will make available the full amount thereof).
          (c) Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the relevant Borrower, and the relevant Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover on demand from such Lender or the relevant Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the relevant Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, in the case of US Revolving Loans, the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to such Loans for each day thereafter and, the case of all other Loans, the interest rate applicable to such Loans and (ii) if recovered from the relevant Borrower or Borrowers, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 2.08. Nothing in this Section 2.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which any Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.
          (d) Unless the Required Lenders have instructed the Administrative Agent to the contrary, the Administrative Agent on behalf of the Lenders may, but shall not be obligated to, make US Revolving Loans to the Borrower that are maintained as Base Rate Loans under Section 2.01(a) without prior notice of the proposed Borrowing to the Lenders as follows:
     (i) The amount of each Lender’s RL Percentage of US Revolving Loans shall be computed weekly (or more frequently in the Administrative Agent’s sole discretion) and shall be adjusted upward or downward on the basis of the amount of outstanding US Revolving Loans as of 5:00 P.M. (New York City time) on the last Business Day of each week, or such other period specified by the Administrative Agent (each such date, a “Settlement Date”). The Lenders shall transfer to the Administrative Agent, or the Administrative Agent shall transfer to the Lenders, such amounts as are necessary so that (after giving effect to all such transfers) the amount of US Revolving Loans made by each Lender shall be equal to such Lender’s RL Percentage of the aggregate amount of US Revolving Loans outstanding as of such Settlement Date. If a notice from the Administrative Agent of any such necessary transfer is received by a Lender on or prior to 12:00 Noon (New York City time) on any Business Day, then such Lender shall make transfers described above in immediately available funds no later than 3:00 P.M. (New York City time) on the day such notice was received; and if such notice is received by a Lender after 12:00 Noon (New York City time) on any Business Day, such Lender shall make such transfers no later than 1:00 P.M. (New York City time) on the next succeeding Business Day. The obligation of each of the Lenders to transfer such funds shall be irrevocable and unconditional and without recourse to, or without representation or warranty by, the Administrative Agent. Each of the Administrative Agent and each Lender agrees and the Lenders agree to mark their respective books and records on each Settlement Date to show at all times the dollar amount of their respective RL Percentage of the outstanding US Revolving Loans on such date.

     (ii) To the extent that the settlement described in preceding clause (i) shall not yet have occurred with respect to any particular Settlement Date, upon any repayment of US Revolving Loans by any Borrower prior to such settlement, the Administrative Agent may apply such amounts repaid directly to the amounts that would otherwise be made available by the Administrative Agent pursuant to this Section 2.04(d).
     (iii) Because the Administrative Agent on behalf of the Lenders may be advancing and/or may be repaid US Revolving Loans prior to the time when the Lenders will actually advance and/or be repaid US Revolving Loans, interest with respect to Revolving Loans shall be allocated by the Administrative Agent to each Lender and the Administrative Agent in accordance with the amount of US Revolving Loans actually advanced by and repaid to each Lender and the Administrative Agent and shall accrue from and including the date such US Revolving Loans are so advanced to but excluding the date such US Revolving Loans are either repaid by the Borrower in accordance with the terms of this Agreement or actually settled by the Administrative Agent or the applicable Lender as described in this Section 2.04(d).
                    2.05 Notes. (a) Each Borrower’s obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 13.15 and shall, if requested by such Lender, also be evidenced (i) in the case of US Revolving Loans, by a promissory note duly executed and delivered by each US Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each, a “US Revolving Note” and, collectively, the “US Revolving Notes”), (ii) in the case of US Swingline Loans, by a promissory note duly executed and delivered by each US Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each, a “US Swingline Note” and, collectively, the “US Swingline Notes”), (iii) in the case of UK Revolving Loans, by a promissory note duly executed and delivered by each UK Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (each, a “UK Revolving Note” and, collectively, the “UK Revolving Notes”), and (iv) in the case of UK Swingline Loans, by a promissory note duly executed and delivered by each UK Borrower substantially in the form of Exhibit B-4, with blanks appropriately completed in conformity herewith (each, a “UK Swingline Note” and collectively, the “UK Swingline Notes”).
          (b) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and prior to any transfer of any of its Notes will endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect any Borrower’s obligations in respect of such Loans.
          (c) Notwithstanding anything to the contrary contained above in this Section 2.05 or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Notes. No failure of any Lender to request, obtain, maintain or produce a Note evidencing its Loans to any Borrower shall affect, or in any manner impair, the obligations of any Borrower to pay the Loans (and all related Obligations) incurred by such Borrower which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to any Credit Document. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (b). At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the respective Borrower shall promptly execute and deliver to the respective Lender the requested Note in the appropriate amount or amounts to evidence such Loans.

                    2.06 Conversions. Each US Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of US Revolving Loans made pursuant to one or more Borrowings of one or more Types of US Revolving Loans into a Borrowing of another Type of US Revolving Loan; provided that, (a) except as otherwise provided in Section 2.10(b), US LIBOR Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the US Revolving Loans being converted and no such partial conversion of LIBOR Loans shall reduce the outstanding principal amount of such US LIBOR Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (b) unless the Required Lenders otherwise agree, Base Rate Loans may only be converted into US LIBOR Loans if no Default or Event of Default is in existence on the date of the conversion, (c) unless the Administrative Agent has otherwise agreed or has determined that the Syndication Date has occurred (at which time this clause (c) shall no longer be applicable ), prior to the 60th day following the Effective Date, conversions of Base Rate Loans into US LIBOR Loans may only be made if any such conversion is effective on the first day of the first or second Interest Period referred to in clause (B) of Section 2.01(a)(ii) and so long as such conversion does not result in a greater number of Borrowings of LIBOR Loans prior to the 60th day after the Initial Borrowing Date than are permitted under Section 2.01(a)(ii), (d) no conversion pursuant to this Section 2.06 shall result in a greater number of Borrowings of US LIBOR Loans than are permitted under Section 2.02 and (e) for the avoidance of doubt, in no event shall any US Revolving Loan be converted into any UK Revolving Loan and in no event shall any UK Revolving Loan be converted into any US Revolving Loan. Each such conversion shall be effected by the respective US Borrower by giving the Administrative Agent at the Notice Office prior to 11:00 A.M. (New York City time) at least (i) in the case of conversions of Base Rate Loans into US LIBOR Loans, three Business Days’ prior notice and (ii) in the case of conversions of US LIBOR Loans into Base Rate Loans, one Business Day’s prior notice (each, a “Notice of Conversion/Continuation”), in each case in the form of Exhibit A-2, appropriately completed to specify the Revolving Loans to be so converted, the Borrowing or Borrowings pursuant to which such Revolving Loans were incurred and, if to be converted into US LIBOR Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Revolving Loans.
                    2.07 Pro Rata Borrowings. All Borrowings of Revolving Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Revolving Loan Commitments, provided that all Mandatory Borrowings shall be incurred from the Lenders pro rata on the basis of their RL Percentages. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.
                    2.08 Interest. (a) Each US Borrower jointly and severally agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a LIBOR Loan pursuant to Section 2.06 or 2.09, as applicable, at a rate per annum which shall be equal to the sum of the relevant Applicable Margin plus the Base Rate, each as in effect from time to time.
          (b) Each US Borrower jointly and severally agrees to pay interest in respect of the unpaid principal amount of each US LIBOR Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such LIBOR Loan to a Base Rate Loan pursuant to Section 2.06, 2.09 or 2.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time during such Interest Period plus LIBOR for such Interest Period.

          (c) Each UK Borrower jointly and severally agrees to pay interest in respect of the unpaid principal amount of each UK Revolving Loan from the date of Borrowing thereof until the maturity thereof (whether by acceleration or otherwise), at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time during such Interest Period plus LIBOR and/or EURIBOR as applicable for such Interest Period, plus the Mandatory Cost.
          (d) (i) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall, in each case, bear interest at a rate per annum equal to the greater of (x) the rate which is 2% in excess of the rate then borne by such Loans and (y) in the case of any US Revolving Loans, US Swingline Loans and Agent Advances, the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans from time to time and (ii) all other overdue amounts payable hereunder and under any other Credit Document shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate applicable to Base Rate Loans from time to time. Interest that accrues under this Section 2.08(c) shall be payable on demand.
          (e) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, (A) quarterly in arrears on each Quarterly Payment Date, (B) on the date of any repayment or prepayment in full of all outstanding Base Rate Loans, and (C) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand, and (ii) in respect of each LIBOR Loan and EURIBOR Loan, (A) on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, and (B) on the date of any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.
          (f) Upon each Interest Determination Date, the Administrative Agent shall determine LIBOR and EURIBOR for each Interest Period applicable to the respective LIBOR Loans and EURIBOR Loans and shall promptly notify US Company and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.
                    2.09 Interest Periods. At the time any Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or, in the case of any US Revolving Loan, conversion into, any LIBOR Loan or EURIBOR Loan (in the case of the initial Interest Period applicable thereto) or prior to 11:00 A.M. (New York City time) on the third Business Day prior to the expiration of an Interest Period applicable to such LIBOR Loan or EURIBOR Loan (in the case of any subsequent Interest Period), such Borrower shall have the right to elect the interest period (each, an “Interest Period”) applicable to such LIBOR Loan or EURIBOR Loan, which Interest Period shall, at the option of the Borrower (but otherwise subject to the provisions of clause (B) of the proviso in Section 2.01(a)(ii)), be a one (or less than one month if permitted by the Administrative Agent), two, three or six or, to the extent approved by each Lender, nine or twelve month period; provided that (in each case):
     (a) all LIBOR Loans or EURIBOR Loans comprising a Borrowing shall at all times have the same Interest Period;
     (b) the initial Interest Period for any LIBOR Loan or EURIBOR Loan shall commence on the date of Borrowing of such LIBOR Loan or EURIBOR Loan (including, in the case of any LIBOR Loan, the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such LIBOR Loan or EURIBOR shall commence on the day on which the next preceding Interest Period applicable thereto expires;

     (c) if any Interest Period for a LIBOR Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;
     (d) if any Interest Period for a LIBOR Loan or EURIBOR Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a LIBOR Loan or EURIBOR Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;
     (e) unless the Required Lenders otherwise agree, no Interest Period may be selected at any time when a Default or an Event of Default is then in existence; and
     (f) no Interest Period in respect of any Borrowing shall be selected which extends beyond the Final Maturity Date.
If by 11:00 A.M. (New York City time) on the third Business Day prior to the expiration of any Interest Period applicable to a Borrowing of LIBOR Loans or EURIBOR Loans, any Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such LIBOR Loans or EURIBOR Loans as provided above, such Borrower, (i) in the case of any US Revolving Loan, shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans effective as of the expiration date of such current Interest Period and (ii) in the case of any UK Revolving Loan, shall be deemed to have elected to continue such LIBOR Loans or EURIBOR Loans as LIBOR Loans or EURIBOR Loans with an Interest Period of one-month, effective as of the expiration date of such current Interest Period.
                    2.10 Increased Costs, Illegality, etc. (a) In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):
     (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate as to Loans constituting LIBOR Loans or EURIBOR Loans on the basis provided for in the definition of LIBOR or EURIBOR, as applicable; or
     (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder or a reduction in the rate of return or on a Lender’s (or its Affiliate’s) overall capital, in each case, with respect to any LIBOR Loan or EURIBOR Loan because of (A) any change since the Effective Date in any Applicable Law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, but not limited to: (1) a change in the basis or rate of taxation of payment to any Lender of the principal of or interest on the Loans or the Notes or any other amounts payable hereunder (except for (x) taxes with respect to which additional amounts are paid pursuant to Section 5.04 or Section 5.05 or would be payable but for the failure to provide the forms provided in Section 5.04(b) or (y) changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (2) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of LIBOR or EURIBOR and/or (B) other circumstances arising since the Effective Date affecting such Lender, the interbank eurodollar market or the position of such Lender in such market; or
     (iii) at any time, that the making or continuance of any LIBOR Loan or EURIBOR Loan has been made (A) unlawful by any law or governmental rule, regulation or order, (B) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (C) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank eurodollar market;
then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to US Company and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, US Revolving Loans constituting US LIBOR Loans shall no longer be available until such time as the Administrative Agent notifies US Company and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by any Borrower with respect to US LIBOR Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by such Borrower, (y) in the case of clause (ii) above, the US Borrowers and the UK Borrowers, jointly and severally, agree to pay to such Lender, as applicable, upon such Lender’s written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to US Company by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the respective Borrower or Borrowers shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by law.
          (b) (i) In the case of US Revolving Loans, at any time that any US Revolving Loan constituting a US LIBOR Loan is affected by the circumstances described in Section 2.10(a)(ii), the affected Borrower may, and in the case of a US LIBOR Loan affected by the circumstances described in Section 2.10(a)(iii), the affected Borrower shall, either (1) if the affected US LIBOR Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that such Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 2.10(a)(ii) or (iii) or (2) if the affected US LIBOR Loan is then outstanding, upon at least three Business Days’ written notice to the Administrative Agent, require the affected Lender to convert such US Revolving Loan constituting a US LIBOR Loan into a Base Rate Loan; provided that, if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.10(b); and (ii) in the case of UK Revolving Loans, at any time that any of the UK Revolving Loans is affected by the circumstances described in Section 2.10(a)(iii) then the relevant Borrower shall repay the applicable Lender’s participation in that UK Revolving Loan on the last day of the Interest Period for such UK Revolving Loan or, if earlier, the date specified by the Lender in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by law). Further, at any time that any of the UK Revolving Loans is affected by the circumstances described in Section 2.10(a)(i) then the applicable LIBOR or EURIBOR, as applicable, shall be calculated in respect of each Lender as the percentage rate of interest per annum reflecting such Lender’s cost of funding its participation in the UK Revolving Loans from whatever source it may reasonably select.

          (c) If any Lender determines that after the Effective Date the introduction of or any change in any Applicable Law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any Governmental Authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender’s Revolving Loan Commitment hereunder or its obligations hereunder, then the US Borrowers and the UK Borrowers, jointly and severally, agree to pay to such Lender, as applicable, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable; provided that such Lender’s determination of compensation owing under this Section 2.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to US Company, which notice shall show in reasonable detail the basis for calculation of such additional amounts.
                    2.11 Compensation. Each US Borrower, jointly and severally, and each UK Borrower, jointly and severally, agrees to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its LIBOR Loans or EURIBOR Loans but excluding loss of anticipated profits) which such Lender may sustain: (a) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, LIBOR Loans or EURIBOR Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the respective Borrower or Borrowers or deemed withdrawn pursuant to Section 2.10(a)); (b) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 5.01, Section 5.02 or as a result of an acceleration of the Loans pursuant to Section 11) or conversion of any of its LIBOR Loans or EURIBOR Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (c) if any prepayment of any of its LIBOR Loans or EURIBOR Loans is not made on any date specified in a notice of prepayment given by any Borrower; or (d) as a consequence of (i) any other default by any Borrower to repay LIBOR Loans or EURIBOR Loans when required by the terms of this Agreement or any Note held by such Lender or (ii) any election made pursuant to Section 2.10(b).
                    2.12 Change of Lending Office. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 2.10(a)(ii) or (iii), Section 2.10(c), Section 3.06 , Section 5.04 or Section 5.05 with respect to such Lender, it will, if requested by US Company or UK Company, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of any Borrower or the right of any Lender provided in Sections 2.10, 3.06, 5.04 or 5.05.
                    2.13 Replacement of Lenders. (a) If any Lender becomes a Defaulting Lender, (b) upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii) or (iii), Section 2.10(c), Section 3.06, Section 5.04 or Section 5.05 with respect to any Lender which results in such Lender charging to any Borrower increased costs in excess of those being generally charged by the other Lenders or (c) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the US Company or the UK Company, as applicable, shall have the right, in accordance with Section 13.04(b), if no Default or Event of Default then exists or would exist after giving effect to such replacement, to replace such Lender (the “Replaced Lender”) with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) and each of which shall be reasonably acceptable to the Administrative Agent; provided that:
     (i) at the time of any replacement pursuant to this Section 2.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Borrowers) pursuant to which the Replacement Lender shall acquire all of the Revolving Loan Commitment and outstanding Revolving Loans of, and all participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (i) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Revolving Loans of the respective Replaced Lender, (B) an amount equal to all Unpaid US Drawings and Unpaid UK Drawings of such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 4.01, (ii) each US Issuing Lender and UK Issuing Lender an amount equal to such Replaced Lender’s RL Percentage of any Unpaid US Drawing or Unpaid UK Drawing relating to Letters of Credit issued by such US Issuing Lender or US Issuing Lender (which at such time remains an Unpaid US Drawing or Unpaid UK Drawing, as applicable) to the extent such amount was not theretofore funded by such Replaced Lender and (iii) the Swingline Lender an amount equal to such Replaced Lender’s RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender; and
     (ii) all obligations of the Borrowers then owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including all amounts, if any, owing under Section 2.11) shall be paid in full to such Replaced Lender concurrently with such replacement.
Upon receipt by the Replaced Lender of all amounts required to be paid to it pursuant to this Section 2.13, the Administrative Agent shall be entitled (but not obligated) and authorized to execute an Assignment and Assumption Agreement on behalf of such Replaced Lender, and any such Assignment and Assumption Agreement so executed by the Administrative Agent and the Replacement Lender shall be effective for purposes of this Section 2.13 and Section 13.04. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 13.15 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the relevant Borrowers, (x) the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.10, 2.11, 3.06, 5.04, 5.05, 12.06, 13.01 and 13.06), which shall survive as to such Replaced Lender and (y) the RL Percentages of the Lenders shall be automatically adjusted at such time to give effect to such replacement.
                    2.14 US Company as Agent for US Borrowers and UK Company as Agent for UK Borrower. (a) Each US Borrower hereby irrevocably appoints the US Company as its agent and attorney-in-fact for all purposes under this Agreement and each other Credit Document, which appointment shall remain in full force and effect unless and until the Administrative

Agent shall have received prior written notice signed by the respective appointing Borrower that such appointment has been revoked. Each US Borrower hereby irrevocably appoints and authorizes the US Company (i) to provide the Administrative Agent with all notices with respect to Loans and Letters of Credit obtained for the benefit of any US Borrower and all other notices and instructions under this Agreement or any other Credit Document and (ii) to take such action as the US Company deems appropriate on its behalf to obtain Loans and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement and the other Credit Documents. It is understood that the handling of the Credit Account and the Collateral of the US Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the US Borrowers in order to utilize the collective borrowing powers of the US Borrowers in the most efficient and economical manner and at their request, and that the Lenders shall not incur liability to any US Borrower as a result hereof. Each US Borrower expects to derive benefit, directly or indirectly, from the handling of the Credit Account and the Collateral in a combined fashion since the successful operation of each US Borrower is dependent on the continued successful performance of the consolidated group. To induce the Lenders to do so, and in consideration thereof, each US Borrower hereby jointly and severally agrees to indemnify each Lender and hold each Lender harmless against any and all liability, expense, loss or claim of damage or injury, made against any Lender by any US Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Credit Account and Collateral of the US Borrowers as herein provided, (b) the Lenders’ relying on any instructions of US Company, or (c) any other action taken by the Lenders hereunder or under the other Credit Documents, except that the US Borrowers will have no liability to any Lender, Administrative Agent or the Collateral Agent with respect to any liability that has been determined by a court of competent jurisdiction in a final and non-appealable decision to have resulted solely from the gross negligence or willful misconduct of such Lender, the Administrative Agent or the Collateral Agent, as the case may be.
          (b) Each UK Borrower hereby irrevocably appoints the UK Company as its agent and attorney-in-fact for all purposes under this Agreement and each other Credit Document, which appointment shall remain in full force and effect unless and until the Administrative Agent shall have received prior written notice signed by the respective appointing Borrower that such appointment has been revoked. Each UK Borrower hereby irrevocably appoints and authorizes the UK Company (i) to provide the Administrative Agent with all notices with respect to Loans and Letters of Credit obtained for the benefit of any UK Borrower and all other notices and instructions under this Agreement or any other Credit Document and (ii) to take such action as the UK Company deems appropriate on its behalf to obtain Loans and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement and the other Credit Documents. It is understood that the handling of the Credit Account and the Collateral of the UK Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the UK Borrowers in order to utilize the collective borrowing powers of the UK Borrowers in the most efficient and economical manner and at their request, and that the Lenders shall not incur liability to any UK Borrower as a result hereof. Each UK Borrower expects to derive benefit, directly or indirectly, from the handling of the Credit Account and the Collateral in a combined fashion since the successful operation of each UK Borrower is dependent on the continued successful performance of the consolidated group. To induce the Lenders to do so, and in consideration thereof, each UK Borrower hereby jointly and severally agrees to indemnify each Lender and hold each Lender harmless against any and all liability, expense, loss or claim of damage or injury, made against any Lender by any UK Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Credit Account and Collateral of the UK Borrowers as herein provided, (b) the Lenders’ relying on any instructions of UK Company, or (c) any other action taken by the Lenders hereunder or under the other Credit Documents, except that the UK Borrowers will have no liability to any Lender, Administrative Agent or the Collateral Agent with respect to any liability that has been determined by a court of competent jurisdiction in a final and non-appealable decision to have resulted solely from the gross negligence or willful misconduct of such Lender, the Administrative Agent or the Collateral Agent, as the case may be.
                    2.15 Incremental Commitments. (a) So long as the Incremental Commitment Request Requirements are satisfied at the time of the delivery of the request referred to below, the Borrowers shall have the right, in coordination with the Administrative Agent as to all of the matters set forth below in this Section 2.15, but without requiring the consent of any of the Lenders, to request at any time and from time to time after the earlier to occur of (x) the date that is 60 days after the Initial Borrowing Date and (y) the Syndication Date, and prior to the Final Maturity Date, that one or more Lenders (and/or one or more other Persons which are Eligible Transferees and which will become Lenders as provided below) provide Incremental Commitments and, subject to the applicable terms and conditions contained in this Agreement, make Revolving Loans pursuant thereto, it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Incremental Commitment as a result of any such request by the Borrowers, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Commitment and executed and delivered to the Administrative Agent an Incremental Commitment Agreement in respect thereof as provided in clause (b) of this Section 2.15, such Lender shall not be obligated to fund any Revolving Loans in excess of its Revolving Loan Commitment as in effect prior to giving effect to such Incremental Commitment provided pursuant to this Section 2.15, (ii) any Lender (including any Eligible Transferee who will become a Lender) may so provide an Incremental Commitment without the consent of any other Lender, (iii) each Eligible Transferee who will become a Lender shall be required to be reasonably satisfactory to the Administrative Agent, (iv) each provision of Incremental Commitments on a given date pursuant to this Section 2.15 shall be in a minimum aggregate amount (for all Lenders (including any Eligible Transferee who will become a Lender)) of at least $5,000,000 and in integral multiples of $1,000,000 in excess thereof, (v) the aggregate amount of all Incremental Commitments provided pursuant to this Section 2.15, shall not exceed the Maximum Incremental Commitment Amount and (vi) all Revolving Loans (and all interest, fees and other amounts payable thereon), made pursuant to an Incremental Commitment shall be entitled to the benefits of the guarantees and security provided under the Credit Documents to the other Obligations on a pari passu basis.
          (b) At the time of the provision of Incremental Commitments pursuant to this Section 2.15, US Company, each US Borrower, UK Company, each UK Borrower, the Administrative Agent and each such Lender or other Eligible Transferee which agrees to provide an Incremental Commitment (each, an “Incremental Lender”) shall execute and deliver to the Administrative Agent an Incremental Commitment Agreement, with the effectiveness of such Incremental Lender’s Incremental Commitment to occur on the date set forth in such Incremental Commitment Agreement, which date in any event shall be no earlier than the date on which (w) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid (including, without limitation, any agreed upon up-front or arrangement fees owing to the Administrative Agent (or any affiliate thereof)), (x) all Incremental Commitment Requirements are satisfied, (y) all other conditions set forth in this Section 2.15 shall have been satisfied, and (z) all other conditions precedent that may be set forth in such Incremental Commitment Agreement shall have been satisfied. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Commitment Agreement, and at such time, (i) the Total Revolving Loan Commitment under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Incremental Commitments, (ii) Schedule 1.01(a) shall be deemed modified to reflect the revised Revolving Loan Commitments of the affected Lenders and (iii) to the extent requested by any Incremental Lender, Revolving Notes will be issued, at the expense of the Borrowers, to such Incremental Lender in conformity with the requirements of Section 2.05.
          (c) At the time of any provision of Incremental Commitments pursuant to this Section 2.15, the Borrowers shall, in coordination with the Administrative Agent, repay outstanding

Revolving Loans of certain of the Lenders, and incur additional Revolving Loans from certain other Lenders (including the Incremental Lenders) (even though as a result thereof such new Loans (to the extent required to be maintained as LIBOR Loans or EURIBOR Loans) may have a shorter Interest Period than the then outstanding Borrowings of the respective such Revolving Loans), in each case to the extent necessary so that all of the Lenders participate in each outstanding Borrowing of Revolving Loans pro rata on the basis of their respective Revolving Loan Commitments (after giving effect to any increase in the Total Revolving Loan Commitment pursuant to this Section 2.15) and with the Borrowers being jointly and severally obligated to pay to the respective Lenders any costs of the type referred to in Section 2.11 and such amounts, as reasonably determined by the respective Lenders, to compensate them for funding the various Revolving Loans during an existing Interest Period (rather than at the beginning of the respective Interest Period, based upon rates then applicable thereto) in connection with any such repayment and/or incurrence. All determinations by any Lender pursuant to the preceding sentence shall, absent manifest error, be final and conclusive and binding on all parties hereto.
          (d) The terms and provisions of the Revolving Loans made pursuant to the Incremental Commitments shall be identical to the Revolving Loans; provided that the yield applicable to the Revolving Loans made pursuant to the Incremental Commitments (after giving effect to all upfront or similar fees or original issue discount payable with respect to such Revolving Loans) shall not be greater than the applicable yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to Revolving Loans (including any upfront fees or original issue discount payable to the initial Lenders hereunder) unless the Applicable Margin with respect to the Revolving Loans is increased so as to cause the then applicable yield under this Agreement on the Revolving Loans to equal the yield then applicable to the Revolving Loans made pursuant to the Incremental Commitment (after giving effect to all upfront or similar fees or original issue discount payable with respect to the Revolving Loans) made pursuant to the Incremental Commitment.
                    2.16 UK Revolving Loans; Intra-Lender Issues. (a) Pounds Sterling Participations. Notwithstanding anything to the contrary contained herein, all Pounds Sterling Denominated Revolving Loans shall be made solely by the Lenders with Pounds Sterling Funding Capacity (it being understood and agreed that each Lender at its option may make any Pounds Sterling Denominated Revolving Loan under this Agreement by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay any such Loan in accordance with the terms of this Agreement). Each Lender that does not have Pounds Sterling Funding Capacity (a “Participating Pounds Lender”) shall irrevocably and unconditionally purchase and acquire and shall be deemed to irrevocably and unconditionally purchase and acquire from DBNY, and DBNY shall sell and be deemed to sell to each such Participating Pounds Lender, without recourse or any representation or warranty whatsoever, an undivided interest and participation (a “Pounds Sterling Participation”) in each Pounds Sterling Denominated Revolving Loan funded by DBNY in an amount equal to such Participating Pounds Lender’s RL Percentage of the borrowing that includes such Pounds Sterling Denominated Revolving Loan. Such purchase and sale of a Pounds Sterling Participation shall be deemed to occur automatically upon the making of a Pounds Sterling Denominated Revolving Loan by DBNY, without any further notice to any Participating Pounds Lender. The purchase price payable by each Participating Pounds Lender to DBNY for each Pounds Sterling Participation purchased by it from DBNY shall be equal to 100% of the principal amount of such Pounds Sterling Participation (i.e., the product of (i) the amount of the borrowing that includes the relevant Pounds Sterling Denominated Revolving Loan and (ii) such Participating Pounds Lender’s RL Percentage), and such purchase price shall be payable by each Participating Pounds Lender to DBNY in accordance with the settlement procedure set forth in Section 2.16(c) below. DBNY and Agent shall record on their books the amount of the Pounds Sterling Denominated Revolving Loans made by DBNY and each Participating Pounds Lender’s Pounds Sterling Participation and Funded Pounds Sterling Participation therein, all payments in respect thereof and interest accrued thereon and all payments made by and to each Participating Pounds Lender pursuant to this Section 2.16.
          (b) Euro Participations. Notwithstanding anything to the contrary contained herein, all Euro Denominated Revolving Loans shall be made solely by the Lenders with Euro Funding Capacity (it being understood and agreed that each Lender at its option may make any Euro Denominated Revolving Loan under this Agreement by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay any such Loan in accordance with the terms of this Agreement). Each Lender that does not have Euro Funding Capacity (a “Participating Euro Lender”) shall irrevocably and unconditionally purchase and acquire and shall be deemed to irrevocably and unconditionally purchase and acquire from DBNY, and DBNY shall sell and be deemed to sell to each such Participating Euro Lender, without recourse or any representation or warranty whatsoever, an undivided interest and participation (a “Euro Participation”) in each Euro Denominated Revolving Loan funded by DBNY in an amount equal to such Participating Euro Lender’s RL Percentage of the borrowing that includes such Euro Denominated Revolving Loan. Such purchase and sale of a Euro Participation shall be deemed to occur automatically upon the making of a Euro Denominated Revolving Loan by DBNY, without any further notice to any Participating Euro Lender. The purchase price payable by each Participating Euro Lender to DBNY for each Euro Participation purchased by it from DBNY shall be equal to 100% of the principal amount of such Euro Participation (i.e., the product of (i) the amount of the borrowing that includes the relevant Euro Denominated Revolving Loan and (ii) such Participating Euro Lender’s RL Percentage), and such purchase price shall be payable by each Participating Euro Lender to DBNY in accordance with the settlement procedure set forth in Section 2.16(d) below. DBNY and Agent shall record on their books the amount of the Euro Denominated Revolving Loans made by DBNY and each Participating Euro Lender’s Euro Participation and Funded Euro Participation therein, all payments in respect thereof and interest accrued thereon and all payments made by and to each Participating Euro Lender pursuant to this Section 2.16.
          (c) Settlement Procedures for Pounds Sterling Denominated Loan Participations. Each Participating Pounds Lender’s Pounds Sterling Participation in the Pounds Sterling Denominated Loans (other than Agent Advances) shall be in an amount equal to its RL Percentage of all such Pounds Sterling Denominated Loans. However, in order to facilitate the administration of the Pounds Sterling Denominated Loans made by DBNY and the Pounds Sterling Participations, settlement among DBNY and the Participating Pounds Lenders with regard to the Participating Pounds Lenders’ Pounds Sterling Participations shall take place in accordance with the following:
     (i) DBNY and the Participating Pounds Lenders shall settle (a “Pounds Sterling Participation Settlement”) by payments in respect of the Pounds Sterling Participations as follows: So long as any Pounds Sterling Denominated Loans are outstanding, Pounds Sterling Participation Settlements shall be effected through Administrative Agent on such Business Days as Administrative Agent shall specify by a notice by telecopy, telephone or similar form of notice to each Participating Pounds Lender requesting such Pounds Sterling Participation Settlement (each such date on which a Pounds Sterling Participation Settlement occurs herein called a “Pounds Sterling Participation Settlement Date”), such notice to be delivered no later than 2:00 p.m. (New York time) at least one Business Day prior to the requested Pounds Sterling Participation Settlement Date; provided, that Administrative Agent shall have the option but not the obligation to specify a Pounds Sterling Participation Settlement Date and, in any event, shall not specify a Pounds Sterling Participation Settlement Date prior to the occurrence of an Event of Default; provided, further, that if (x) such Event of Default is waived in writing in accordance with the terms hereof, (y) no Obligations have yet been declared due and payable under Section 11 and (z) Administrative Agent has actual knowledge of such cure or waiver, all prior to

Administrative Agent’s giving notice to the Participating Pounds Lenders of the first Pounds Sterling Participation Settlement Date under this Agreement, then Administrative Agent shall not give notice to the Participating Pounds Lenders of a Pounds Sterling Participation Settlement Date based upon such cured or waived Event of Default. If on any Pounds Sterling Participation Settlement Date the total principal amount of the Pounds Sterling Denominated Loans made or deemed made by DBNY during the period ending on (but excluding) such Pounds Sterling Settlement Date and commencing on (and including) the immediately preceding Pounds Sterling Participation Settlement Date (or the Closing Date in the case of the period ending on the first Pounds Sterling Participation Settlement Date) (each such period herein called a “Pounds Sterling Participation Settlement Period”) is greater than the principal amount of Pounds Sterling Denominated Loans repaid during such Pounds Sterling Participation Settlement Period to DBNY, each Participating Pounds Lender shall pay to DBNY (through Administrative Agent), no later than 11:00 a.m. (New York time) on such Pounds Sterling Participation Settlement Date, an amount equal to such Participating Pounds Lender’s ratable share of the amount of such excess. If in any Pounds Sterling Participation Settlement Period the outstanding principal amount of the Pounds Sterling Denominated Loans repaid to DBNY in such period exceeds the total principal amount of the Pounds Sterling Denominated Loans made or deemed made by DBNY during such period, DBNY shall pay to each Participating Pounds Lender (through Administrative Agent) on such Pounds Sterling Participation Settlement Date an amount equal to such Participating Pounds Lender’s ratable share of such excess. Pounds Sterling Participation Settlements in respect of Pounds Sterling Denominated Loans shall be made in Pounds Sterling (or the Equivalent Amount thereof) on the Pounds Sterling Participation Settlement Date for such Pounds Sterling Denominated Loans.
     (ii) If any Participating Pounds Lender fails to pay to DBNY on any Pounds Sterling Participation Settlement Date the full amount required to be paid by such Participating Pounds Lender to DBNY on such Pounds Sterling Participation Settlement Date in respect of such Participating Pounds Lender’s Pounds Sterling Participation (such Participating Pounds Lender’s “Pounds Sterling Participation Settlement Amount”) with DBNY, DBNY shall be entitled to recover such unpaid amount from such Participating Pounds Lender, together with interest thereon (in the same respective currency or currencies as the relevant Pounds Sterling Denominated Loans) at LIBOR for UK LIBOR Loans with an Interest Period of one-week plus 2% with respect to Loans denominated in Pounds Sterling. Without limiting DBNY’s rights to recover from any Participating Pounds Lender any unpaid Pounds Sterling Participation Settlement Amount payable by such Participating Pounds Lender to DBNY, Administrative Agent shall also be entitled to withhold from amounts otherwise payable to such Participating Pounds Lender an amount equal to such Participating Pounds Lender’s unpaid Pounds Sterling Participation Settlement Amount owing to DBNY and apply such withheld amount to the payment of any unpaid Pounds Sterling Participation Settlement Amount owing by such Participating Pounds Lender to DBNY.
     (iii) Following the first Pounds Sterling Participation Settlement Date, Administrative Agent shall effect a Pounds Sterling Participation Settlement on each subsequent Pounds Sterling Revolving Loan Settlement Date or within 1 Business Day thereafter.
          (d) Settlement Procedures for Euro Denominated Revolving Loan Participations. Each Participating Pounds Lender’s Euro Participation in the Euro Denominated Revolving Loans (other than Agent Advances) shall be in an amount equal to its RL Percentage of all such Euro Denominated Revolving Loans. However, in order to facilitate the administration of the Euro Denominated Revolving Loans made by DBNY and the Euro Participations, settlement among DBNY and the Participating

Pounds Lenders with regard to the Participating Pounds Lenders’ Euro Participations shall take place in accordance with the following:
     (i) DBNY and the Participating Pounds Lenders shall settle (a “Euro Participation Settlement”) by payments in respect of the Euro Participations as follows: So long as any Euro Denominated Revolving Loans are outstanding, Euro Participation Settlements shall be effected through Agent on such Business Days as Administrative Agent shall specify by a notice by telecopy, telephone or similar form of notice to each Participating Pounds Lender requesting such Euro Participation Settlement (each such date on which a Euro Participation Settlement occurs herein called a “Euro Participation Settlement Date”), such notice to be delivered no later than 2:00 p.m. (New York time) at least one Business Day prior to the requested Euro Participation Settlement Date; provided, that Administrative Agent shall have the option but not the obligation to specify a Euro Participation Settlement Date and, in any event, shall not specify a Euro Participation Settlement Date prior to the occurrence of an Event of Default; provided, further, that if (x) such Event of Default is waived in writing in accordance with the terms hereof, (y) no Obligations have yet been declared due and payable under Section 11 and (z) Administrative Agent has actual knowledge of such cure or waiver, all prior to Administrative Agent’s giving notice to the Participating Pounds Lenders of the first Euro Participation Settlement Date under this Agreement, then Administrative Agent shall not give notice to the Participating Pounds Lenders of a Euro Participation Settlement Date based upon such cured or waived Event of Default. If on any Euro Participation Settlement Date the total principal amount of the Euro Denominated Revolving Loans made or deemed made by DBNY during the period ending on (but excluding) such Euro Settlement Date and commencing on (and including) the immediately preceding Euro Participation Settlement Date (or the Closing Date in the case of the period ending on the first Euro Participation Settlement Date) (each such period herein called a “Euro Participation Settlement Period”) is greater than the principal amount of Euro Denominated Revolving Loans repaid during such Euro Participation Settlement Period to DBNY, each Participating Pounds Lender shall pay to DBNY (through Agent), no later than 11:00 a.m. (New York time) on such Euro Participation Settlement Date, an amount equal to such Participating Pounds Lender’s ratable share of the amount of such excess. If in any Euro Participation Settlement Period the outstanding principal amount of the Euro Denominated Revolving Loans repaid to DBNY in such period exceeds the total principal amount of the Euro Denominated Revolving Loans made or deemed made by DBNY during such period, DBNY shall pay to each Participating Pounds Lender (through Agent) on such Euro Participation Settlement Date an amount equal to such Participating Pounds Lender’s ratable share of such excess. Euro Participation Settlements in respect of Euro Denominated Revolving Loans shall be made in Euro (or the Equivalent Amount thereof) on the Euro Participation Settlement Date for such Euro Denominated Revolving Loans.
     (ii) If any Participating Pounds Lender fails to pay to DBNY on any Euro Participation Settlement Date the full amount required to be paid by such Participating Pounds Lender to DBNY on such Euro Participation Settlement Date in respect of such Participating Pounds Lender’s Euro Participation (such Participating Pounds Lender’s “Euro Participation Settlement Amount”) with DBNY, DBNY shall be entitled to recover such unpaid amount from such Participating Pounds Lender, together with interest thereon (in the same respective currency or currencies as the relevant Euro Denominated Revolving Loans) at EURIBOR for EURIBOR Loans plus 2% with respect to Loans denominated in Euros. Without limiting DBNY’s rights to recover from any Participating Pounds Lender any unpaid Euro Participation Settlement Amount payable by such Participating Pounds Lender to DBNY, Administrative Agent shall also be entitled to withhold from amounts otherwise payable to such Participating Pounds Lender an amount equal to such Participating Pounds Lender’s unpaid Euro Participation Settlement

Amount owing to DBNY and apply such withheld amount to the payment of any unpaid Euro Participation Settlement Amount owing by such Participating Pounds Lender to DBNY.
     (iii) Following the first Euro Participation Settlement Date, Administrative Agent shall effect a Euro Participation Settlement on each subsequent Euro Revolving Loan Settlement Date or within 1 Business Day thereafter.
          (e) Obligations Irrevocable. The obligations of each Participating Pounds Lender or each Participating Euro Lender, as applicable, to purchase from DBNY a participation in each Pounds Sterling Denominated Revolving Loan or Euro Denominated Revolving Loan made by DBNY and to make payments to DBNY with respect to such participation, in each case as provided herein, shall be irrevocable and not subject to any qualification or exception whatsoever, including any of the following circumstances:
     (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents or of any Revolving Loans, against UK Company, any UK Borrower or any Guarantor;
     (ii) the existence of any claim, setoff, defense or other right which UK Company, any UK Borrower or any UK Guarantor may have at any time in respect of any Revolving Loans;
     (iii) any application or misapplication of any proceeds of any Revolving Loans;
     (iv) the surrender or impairment of any security for any Revolving Loans;
     (v) the occurrence of any Default or Event of Default;
     (vi) the commencement or pendency of any events specified in Section 11.08 hereof, in respect of a Credit Party or any other Person; or
     (vii) the failure to satisfy the applicable conditions precedent set forth in Sections 6 or 7 hereof.
          (f) Recovery or Avoidance of Payments. In the event any payment by or on behalf of UK Company, any UK Borrower or any other Credit Party received by Administrative Agent with respect to any Pounds Sterling Denominated Revolving Loan or Euro Denominated Revolving Loan made by DBNY is thereafter set aside, avoided or recovered from Administrative Agent in connection with any Insolvency Proceeding or due to any mistake of law or fact, each Participating Pounds Lender and each Participating Euro Lender shall, upon written demand by Administrative Agent, pay to DBNY (through Administrative Agent) such Participating Pounds Lender’s RL Percentage or such Participating Euro Lender’s RL Percentage, as the case may be, of such amount set aside, avoided or recovered, together with interest at the rate and in the currency required to be paid by DBNY or Administrative Agent upon the amount required to be repaid by it.
          (g) Indemnification by Participating Pounds Lenders. Each Participating Pounds Lender agrees to indemnify DBNY (to the extent not reimbursed by UK Company or UK Borrower and without limiting the obligations of UK Company and UK Borrower hereunder or under any other Credit Document) ratably for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against DBNY in any way relating to or arising out of any Pounds Sterling Denominated Revolving Loans or any participations by DBNY in any UK Letters of

Credit denominated in Pounds Sterling or related L/C Supportable Obligations or any action taken or omitted by DBNY in connection therewith; provided that no Participating Pounds Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of DBNY. Without limiting the foregoing, each Participating Pounds Lender agrees to reimburse DBNY promptly upon demand for such Participating Pounds Lender’s ratable share of any costs or expenses payable by the Borrowers to DBNY in respect of the Pounds Sterling Denominated Revolving Loans to the extent that DBNY is not promptly reimbursed for such costs and expenses by the Borrowers. The agreement contained in this Section 2.16(g) shall survive payment in full of all UK Revolving Loans.
          (h) Indemnification by Participating Euro Lenders. Each Participating Euro Lender agrees to indemnify DBNY (to the extent not reimbursed by UK Company or UK Borrower and without limiting the obligations of UK Company and UK Borrower hereunder or under any other Credit Document) ratably for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against DBNY in any way relating to or arising out of any Euro Denominated Revolving Loans or any participations by DBNY in any UK Letters of Credit denominated in Euros or related L/C Supportable Obligations or any action taken or omitted by DBNY in connection therewith; provided that no Participating Euro Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of DBNY. Without limiting the foregoing, each Participating Euro Lender agrees to reimburse DBNY promptly upon demand for such Participating Euro Lender’s ratable share of any costs or expenses payable by the Borrowers to DBNY in respect of the Euro Denominated Revolving Loans to the extent that DBNY is not promptly reimbursed for such costs and expenses by the Borrowers. The agreement contained in this Section 2.16(h) shall survive payment in full of all UK Revolving Loans.
          (i) Pounds Sterling Denominated Revolving Loan Participation Fee. In consideration for each Participating Pounds Lender’s participation in the Pounds Sterling Denominated Revolving Loans made by DBNY, DBNY agrees to pay to Administrative Agent for the account of each Participating Pounds Lender, as and when DBNY receives payment of interest on its Pounds Sterling Denominated Revolving Loans, a fee (the “Pounds Sterling Participation Fee”) at a rate per annum equal to the Applicable Margin on such UK Revolving Loans minus 0.25% on the unfunded Pounds Sterling Participation of such Participating Pounds Lender in such Pounds Sterling Denominated Revolving Loans of DBNY. The Pounds Sterling Participation Fee in respect of any unfunded Pounds Sterling Participation in a Pounds Sterling Denominated Revolving Loan shall be payable to Administrative Agent in Pounds Sterling when interest on such Pounds Sterling Denominated Revolving Loan is received by DBNY. If DBNY does not receive payment in full of such interest, the Pounds Sterling Participation Fee in respect of the unfunded Pounds Sterling Participation in such Pounds Sterling Denominated Revolving Loans shall be reduced proportionately. Any amounts payable under this Section 2.16(i) by Administrative Agent to the Participating Pounds Lenders shall be paid in Pounds Sterling (or the US Dollar equivalent thereof as determined by the Administrative Agent in its sole discretion).
          (j) Euro Denominated Revolving Loan Participation Fee. In consideration for each Participating Pounds Lender’s participation in the Euro Denominated Revolving Loans made by DBNY, DBNY agrees to pay to Administrative Agent for the account of each Participating Pounds Lender, as and when DBNY receives payment of interest on its Euro Denominated Revolving Loans, a fee (the “Euro Participation Fee”) at a rate per annum equal to the Applicable Margin on such UK Revolving Loans minus 0.25% on the unfunded Euro Participation of such Participating Pounds Lender in such Euro Denominated Revolving Loans of DBNY. The Euro Participation Fee in respect of any unfunded Euro Participation in a Euro Denominated Revolving Loan shall be payable to Administrative Agent in Euros when interest on such Euro Denominated Revolving Loan is received by DBNY. If DBNY does not receive payment in full of such interest, the Euro Participation Fee in respect of the unfunded Euro

Participation in such Euro Denominated Revolving Loans shall be reduced proportionately. Any amounts payable under this Section 2.16(j) by Administrative Agent to the Participating Pounds Lenders shall be paid in Euro (or the US Dollar equivalent thereof as determined by the Administrative Agent in its sole discretion).
                    2.17 Equivalent Amount. For purposes of this Agreement, the Equivalent Amount of each Loan not denominated in Dollars shall be calculated on the date when any such Loan is made, such Letter of Credit is issued, and at such other times (no less frequently than weekly) as designated by the Administrative Agent. Such Equivalent Amount shall remain in effect until the same is recalculated by the Administrative Agent as provided above and notice of such recalculation is delivered to the US Company, it being understood that until such notice of such recalculation is delivered, the Dollar Equivalent shall be that Dollar Equivalent as last reported to US Company by the Administrative Agent. The Administrative Agent shall promptly notify US Company and the Lenders of each such determination of the Equivalent Amount of each such Loan.
          SECTION 3. Letters of Credit.
                    3.01 US Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, any US Borrower may request that a US Issuing Lender issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the 30th day prior to the Final Maturity Date, for the joint and several account of the US Borrowers and for the benefit of (x) any holder (or any trustee, agent or other similar representative for any such holders) of US L/C Supportable Obligations, an irrevocable standby letter of credit, in a form customarily used by such US Issuing Lender or in such other form as is reasonably acceptable to such US Issuing Lender, and (y) sellers of goods to the US Company or any of its Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by such US Issuing Lender or in such other form as has been approved by such US Issuing Lender (each such letter of credit, a “US Letter of Credit”) (although without limiting the joint and several nature of the US Borrowers’ obligations in respect of the US Letters of Credit, any particular US Letter of Credit may name only one or more US Borrowers as the account party therein). All US Letters of Credit shall be issued on a sight basis only.
          (b) Subject to and upon the terms and conditions set forth herein, each US Issuing Lender agrees that it will, at any time and from time to time on and after the Initial Borrowing Date and prior to the 30th day prior to the Final Maturity Date, following its receipt of the respective US Letter of Credit Request, issue for the joint and several account of the US Borrowers, one or more US Letters of Credit as are permitted to remain outstanding hereunder without giving rise to a Default or an Event of Default; provided that no US Issuing Lender shall be under any obligation to issue any US Letter of Credit of the types described above if at the time of such issuance:
     (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such US Issuing Lender from issuing such US Letter of Credit or any requirement of law applicable to such US Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such US Issuing Lender shall prohibit, or request that such US Issuing Lender refrain from, the issuance of letters of credit generally or such US Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such US Letter of Credit any restriction or reserve or capital requirement (for which such US Issuing Lender is not otherwise compensated hereunder) not in effect with respect to such US Issuing Lender on the date hereof, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to such US Issuing Lender as of the date hereof and which such US Issuing Lender reasonably and in good faith deems material to it; or

     (ii) such US Issuing Lender shall have received from such US Borrower, any other Credit Party or the Required Lenders prior to the issuance of such US Letter of Credit, notice of the type described in the second sentence of Section 3.05(b).
          (c) Schedule 3.01(c) contains a description of letters of credit that were issued by a Lender for the account of US Company prior to the Initial Borrowing Date and which remain outstanding on the Initial Borrowing Date (and setting forth, with respect to each such letter of credit, (i) the name of the issuing lender, (ii) the letter of credit number, (iii) the name of the account party, (iv) the stated amount (which shall be in Dollars), (v) the name of the beneficiary, (vi) the expiry date and (vii) whether such letter of credit constitutes a standby letter of credit or a trade letter of credit). The US Company hereby acknowledges and agrees that each such letter of credit, including any extension or renewal thereof in accordance with the terms thereof and hereof (each, as amended from time to time in accordance with the terms thereof and hereof, an “Existing US Letter of Credit”) shall constitute a “US Letter of Credit” for all purposes of this Agreement and, notwithstanding anything to the contrary stated in any such Existing US Letter of Credit (including, without limitation, the account party named therein), shall be deemed issued on the Initial Borrowing Date for the account of the US Company.
                    3.02 UK Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, any UK Borrower may request that a UK Issuing Lender issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the 30th day prior to the Final Maturity Date, for the joint and several account of the UK Borrowers and for the benefit of (x) any holder (or any trustee, agent or other similar representative for any such holders) of UK L/C Supportable Obligations, an irrevocable standby letter of credit, in a form customarily used by such UK Issuing Lender or in such other form as is reasonably acceptable to such UK Issuing Lender, and (y) sellers of goods to the UK Company or any of its Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by such UK Issuing Lender or in such other form as has been approved by such UK Issuing Lender (each such letter of credit, a “UK Letter of Credit”) (although without limiting the joint and several nature of the UK Borrowers’ obligations in respect of the UK Letters of Credit, any particular UK Letter of Credit may name only one or more UK Borrowers as the account party therein). All UK Letters of Credit shall be issued on a sight basis only.
          (b) Subject to and upon the terms and conditions set forth herein, each UK Issuing Lender agrees that it will, at any time and from time to time on and after the Initial Borrowing Date and prior to the 30th day prior to the Final Maturity Date, following its receipt of the respective UK Letter of Credit Request, issue for the joint and several account of the UK Borrowers, one or more UK Letters of Credit as are permitted to remain outstanding hereunder without giving rise to a Default or an Event of Default; provided that no UK Issuing Lender shall be under any obligation to issue any UK Letter of Credit of the types described above if at the time of such issuance:
     (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such UK Issuing Lender from issuing such UK Letter of Credit or any requirement of law applicable to such UK Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such UK Issuing Lender shall prohibit, or request that such UK Issuing Lender refrain from, the issuance of letters of credit generally or such UK Letter of Credit in particular or shall impose upon such UK Issuing Lender with respect to such UK Letter of Credit any restriction or reserve or capital requirement (for which such UK Issuing Lender is not otherwise compensated hereunder) not in effect with respect to such UK Issuing Lender on the date hereof, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to such UK Issuing Lender as of the date hereof and which such UK Issuing Lender reasonably and in good faith deems material to it; or

     (ii) such UK Issuing Lender shall have received from such UK Borrower, any other Credit Party or the Required Lenders prior to the issuance of such UK Letter of Credit, notice of the type described in the second sentence of Section 3.06(b).
                    3.03 Maximum US Letter of Credit Outstandings; Final Maturities. Notwithstanding anything to the contrary contained in this Agreement, (a) no US Letter of Credit shall be issued (or required to be issued) if the Stated Amount of such US Letter of Credit, when added to the US Letter of Credit Outstandings (exclusive of Unpaid US Drawings which are repaid on the date of, and prior to the issuance of, the respective US Letter of Credit) at such time would exceed $50,000,000 (the “Maximum US Letter of Credit Amount”), (b) no US Letter of Credit shall be issued (or required to be issued) at any time when the Aggregate US Exposure exceeds (or would after giving effect to such issuance exceed) either (i) the US Maximum Amount at such time or (ii) the US Borrowing Base at such time (based on the Borrowing Base Certificate last delivered), or when the Aggregate Exposure exceeds (or would after giving effect to such issuance exceed) either (x) the Total Revolving Loan Commitment or (y) the Aggregate Borrowing Base at such time (based on the Borrowing Base Certificate last delivered), (c) each US Letter of Credit shall be denominated in Dollars, (d) each standby US Letter of Credit shall by its terms terminate on or before the earlier of (i) the date which occurs 12 months after the date of the issuance thereof (although any such standby US Letter of Credit shall be extendible for successive periods of up to 12 months, but, in each case, not beyond the 5th Business Day prior to the Final Maturity Date) and (ii) 5 Business Days prior to the Final Maturity Date and (e) each trade US Letter of Credit shall by its terms terminate on or before the earlier of (i) the date which occurs 180 days after the date of issuance thereof and (ii) 5 Business Days prior to the Final Maturity Date.
                    3.04 Maximum UK Letter of Credit Outstandings; Final Maturities. Notwithstanding anything to the contrary contained in this Agreement, (a) no UK Letter of Credit shall be issued (or required to be issued) if the Stated Amount of such UK Letter of Credit, when added to the UK Letter of Credit Outstandings (exclusive of Unpaid UK Drawings which are repaid on the date of, and prior to the issuance of, the respective UK Letter of Credit) at such time would exceed $20,000,000 or the Equivalent Amount thereof (the “Maximum UK Letter of Credit Amount”), (b) no UK Letter of Credit shall be issued (or required to be issued) at any time when the Aggregate UK Exposure exceeds (or would after giving effect to such issuance exceed) either (i) the UK Maximum Amount at such time or (ii) the UK Borrowing Base at such time (based on the Borrowing Base Certificate last delivered), (c) each UK Letter of Credit shall be denominated in Pounds Sterling or Euros, (d) each standby UK Letter of Credit shall by its terms terminate on or before the earlier of (i) the date which occurs 12 months after the date of the issuance thereof (although any such standby UK Letter of Credit shall be extendible for successive periods of up to 12 months, but, in each case, not beyond the 5th Business Day prior to the Final Maturity Date) and (ii) 5 Business Days prior to the Final Maturity Date and (e) each trade UK Letter of Credit shall by its terms terminate on or before the earlier of (i) the date which occurs 180 days after the date of issuance thereof and (ii) 5 Business Days prior to the Final Maturity Date.
                    3.05 US Letter of Credit Requests; Minimum Stated Amount. (a) Whenever any US Borrower desires that a US Letter of Credit be issued for its account, such US Borrower shall give the Administrative Agent and the respective US Issuing Lender at least five Business Days’ (or such shorter period as is acceptable to such US Issuing Lender) written notice thereof (including by way of facsimile). Each notice shall be in the form of Exhibit F, appropriately completed (each, a “US Letter of Credit Request”).
          (b) The making of each US Letter of Credit Request shall be deemed to be a representation and warranty by the respective US Borrower to the Lenders that such US Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.03. Unless the respective US Issuing Lender has received notice from any US Borrower, any other US Credit Party or the Required Lenders before it issues a US Letter of Credit that one or more of the conditions specified in Section 6 or 7 are not then satisfied, or that the issuance of such US Letter of Credit would violate Section 3.03, then such US Issuing Lender shall, subject to the terms and conditions of this Agreement, issue the requested US Letter of Credit for the account of the respective US Borrower in accordance with such US Issuing Lender’s usual and customary practices. Upon the issuance of or modification or amendment to any standby US Letter of Credit, each US Issuing Lender shall promptly notify the respective US Borrower and the Administrative Agent, in writing of such issuance, modification or amendment and such notice shall be accompanied by a copy of such US Letter of Credit or the respective modification or amendment thereto, as the case may be. Promptly after receipt of such notice the Administrative Agent shall notify the US Participants, in writing, of such issuance, modification or amendment. On the first Business Day of each week, each US Issuing Lender shall furnish the Administrative Agent with a written (including via facsimile) report of the daily aggregate outstandings of US Letters of Credit issued by such US Issuing Lender for the immediately preceding week. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Lender Default exists with respect to a Lender, no US Issuing Lender shall be required to issue any US Letter of Credit unless such US Issuing Lender has entered into arrangements satisfactory to it and the US Company to eliminate such US Issuing Lender’s risk with respect to the participation in US Letters of Credit by the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender’s or Lenders’ RL Percentage of the US Letter of Credit Outstandings.
          (c) The initial Stated Amount of each US Letter of Credit shall not be less than $25,000 or such lesser amount as is acceptable to the respective US Issuing Lender.
                    3.06 UK Letter of Credit Requests; Minimum Stated Amount. (a) Whenever any UK Borrower desires that a UK Letter of Credit be issued for its account, such UK Borrower shall give the Administrative Agent and the respective UK Issuing Lender at least five Business Days’ (or such shorter period as is acceptable to such UK Issuing Lender) written notice thereof (including by way of facsimile). Each notice shall be in the form of Exhibit G, appropriately completed (each, a “UK Letter of Credit Request”).
          (b) The making of each UK Letter of Credit Request shall be deemed to be a representation and warranty by the respective UK Borrower to the Lenders that such UK Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.04. Unless the respective UK Issuing Lender has received notice from any UK Borrower, any other UK Credit Party or the Required Lenders before it issues a UK Letter of Credit that one or more of the conditions specified in Section 6 or 7 are not then satisfied, or that the issuance of such UK Letter of Credit would violate Section 3.04, then such UK Issuing Lender shall, subject to the terms and conditions of this Agreement, issue the requested UK Letter of Credit for the account of the respective UK Borrower in accordance with such UK Issuing Lender’s usual and customary practices. Upon the issuance of or modification or amendment to any standby UK Letter of Credit, each UK Issuing Lender shall promptly notify the respective UK Borrower and the Administrative Agent, in writing of such issuance, modification or amendment and such notice shall be accompanied by a copy of such UK Letter of Credit or the respective modification or amendment thereto, as the case may be. Promptly after receipt of such notice the Administrative Agent shall notify the UK Participants, in writing, of such issuance, modification or amendment. On the first Business Day of each week, each UK Issuing Lender shall furnish the Administrative Agent with a written (including via facsimile) report of the daily aggregate outstandings of UK Letters of Credit issued by such UK Issuing Lender for the immediately preceding week. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Lender Default exists with respect to a Lender, no UK Issuing Lender shall be required to issue any UK Letter of Credit unless such UK Issuing Lender has entered into arrangements satisfactory to it and the UK Company to eliminate such UK Issuing Lender’s risk with respect to the participation in UK Letters of Credit by the

Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender’s or Lenders’ RL Percentage of the UK Letter of Credit Outstandings.
          (c) The initial Stated Amount of each UK Letter of Credit shall not be less than $25,000, £25,000 or €25,000 or such lesser amount as is acceptable to the respective UK Issuing Lender.
                    3.07 US Letter of Credit Participations. (a) Immediately upon the issuance by an US Issuing Lender of any US Letter of Credit, such US Issuing Lender shall be deemed to have sold and transferred to each Lender, and each such Lender (in its capacity under this Section 3.07, a “US Participant”) shall be deemed irrevocably and unconditionally to have purchased and received from such US Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such US Participant’s RL Percentage, in such US Letter of Credit, each drawing or payment made thereunder and the obligations of the US Borrowers under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or RL Percentages of the Lenders pursuant to Section 2.13, 2.15 or 13.04(b), it is hereby agreed that, with respect to all outstanding US Letters of Credit and Unpaid US Drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 3.07 to reflect the new RL Percentages of the assignor and assignee Lender, as the case may be.
          (b) In determining whether to pay under any US Letter of Credit, no US Issuing Lender shall have any obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such US Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such US Letter of Credit. Any action taken or omitted to be taken by a US Issuing Lender under or in connection with any US Letter of Credit issued by it shall not create for such US Issuing Lender any resulting liability to any US Borrower, any other US Credit Party, any Lender or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct on the part of such US Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).
          (c) In the event that a US Issuing Lender makes any payment under any US Letter of Credit issued by it and the US Borrowers shall not have reimbursed such amount in full to such US Issuing Lender pursuant to Section 3.09(a), such US Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each US Participant of such failure, and each US Participant shall promptly and unconditionally pay to such US Issuing Lender the amount of such US Participant’s RL Percentage of such unreimbursed payment in Dollars in immediately available funds. If the Administrative Agent so notifies, prior to 12:00 Noon (New York City time) on any Business Day, any US Participant required to fund a payment under a US Letter of Credit, such US Participant shall make available to the respective US Issuing Lender in Dollars such US Participant’s Percentage of the amount of such payment on such Business Day in immediately available funds. If and to the extent such US Participant shall not have so made its RL Percentage of the amount of such payment available to the respective US Issuing Lender, such US Participant agrees to pay to such US Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such US Issuing Lender at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Loans that are maintained as Base Rate Loans for each day thereafter. The failure of any US Participant to make available to a US Issuing Lender its Percentage of any payment under any US Letter of Credit issued by such US Issuing Lender shall not relieve any other US Participant of its obligation hereunder to make available to such US Issuing Lender its RL Percentage of any payment under any US Letter of Credit on the date required, as specified above, but no US Participant shall be responsible for the failure of any other US Participant to make available to such US Issuing Lender such other US Participant’s RL Percentage of any such payment.

          (d) Whenever a US Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the US Participants pursuant to clause (c) above, such US Issuing Lender shall pay to each such US Participant which has paid its RL Percentage thereof, in Dollars and in same day funds, an amount equal to such US Participant’s share (based upon the proportionate aggregate amount originally funded by such US Participant to the aggregate amount funded by all US Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.
          (e) Upon the request of any US Participant, each US Issuing Lender shall furnish to such US Participant copies of any standby US Letter of Credit issued by it and such other documentation as may reasonably be requested by such US Participant.
          (f) The obligations of the US Participants to make payments to each US Issuing Lender with respect to US Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:
     (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;
     (ii) the existence of any claim, setoff, defense or other right which US Company or any of its Subsidiaries may have at any time against a beneficiary named in a US Letter of Credit, any transferee of any US Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any US Participant, or any other Person, whether in connection with this Agreement, any US Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between US Company or any Subsidiary of US Company and the beneficiary named in any such US Letter of Credit);
     (iii) any draft, certificate or any other document presented under any US Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
     (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or
     (v) the occurrence of any Default or Event of Default.
                    3.08 UK Letter of Credit Participations. (a) Immediately upon the issuance by an UK Issuing Lender of any UK Letter of Credit, such UK Issuing Lender shall be deemed to have sold and transferred to each Lender, and each such Lender (in its capacity under this Section 3.08, a “UK Participant”) shall be deemed irrevocably and unconditionally to have purchased and received from such UK Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such UK Participant’s RL Percentage, in such UK Letter of Credit, each drawing or payment made thereunder and the obligations of the UK Borrowers under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or RL Percentages of the Lenders pursuant to Section 2.13, 2.15 or 13.04(b), it is hereby agreed that, with respect to all outstanding UK Letters of Credit and Unpaid UK Drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 3.08 to reflect the new RL Percentages of the assignor and assignee Lender, as the case may be.

          (b) In determining whether to pay under any UK Letter of Credit, no UK Issuing Lender shall have any obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such UK Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such UK Letter of Credit. Any action taken or omitted to be taken by a UK Issuing Lender under or in connection with any UK Letter of Credit issued by it shall not create for such UK Issuing Lender any resulting liability to any UK Borrower, any other UK Credit Party, any Lender or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct on the part of such UK Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).
          (c) In the event that a UK Issuing Lender makes any payment under any UK Letter of Credit issued by it and the UK Borrowers shall not have reimbursed such amount in full to such UK Issuing Lender pursuant to Section 3.10(a), such UK Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each UK Participant of such failure, and each UK Participant shall promptly and unconditionally pay to such UK Issuing Lender the amount of such UK Participant’s RL Percentage of such unreimbursed payment in Pounds Sterling or Euros, as applicable, in immediately available funds. If the Administrative Agent so notifies, prior to 12:00 Noon (London time) on any Business Day, any UK Participant required to fund a payment under a UK Letter of Credit, such UK Participant shall make available to the respective UK Issuing Lender in Pounds Sterling or Euros, as applicable, such UK Participant’s Percentage of the amount of such payment on such Business Day in immediately available funds. If and to the extent such UK Participant shall not have so made its RL Percentage of the amount of such payment available to the respective UK Issuing Lender, such UK Participant agrees to pay to such UK Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such UK Issuing Lender interest rate applicable to Loans that are maintained as UK LIBOR Loans or EURIBOR Loans, as applicable with an Interest Period of one-week for each day thereafter. The failure of any UK Participant to make available to a UK Issuing Lender its Percentage of any payment under any UK Letter of Credit issued by such UK Issuing Lender shall not relieve any other UK Participant of its obligation hereunder to make available to such UK Issuing Lender its RL Percentage of any payment under any UK Letter of Credit on the date required, as specified above, but no UK Participant shall be responsible for the failure of any other UK Participant to make available to such UK Issuing Lender such other UK Participant’s RL Percentage of any such payment.
          (d) Whenever a UK Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the UK Participants pursuant to clause (c) above, such UK Issuing Lender shall pay to each such UK Participant which has paid its RL Percentage thereof, in Pounds Sterling or Euros, as applicable and in same day funds, an amount equal to such UK Participant’s share (based upon the proportionate aggregate amount originally funded by such UK Participant to the aggregate amount funded by all UK Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.
          (e) Upon the request of any UK Participant, each UK Issuing Lender shall furnish to such UK Participant copies of any standby UK Letter of Credit issued by it and such other documentation as may reasonably be requested by such UK Participant.
          (f) The obligations of the UK Participants to make payments to each UK Issuing Lender with respect to UK Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

     (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;
     (ii) the existence of any claim, setoff, defense or other right which US Company or any of its Subsidiaries may have at any time against a beneficiary named in a UK Letter of Credit, any transferee of any UK Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any UK Participant, or any other Person, whether in connection with this Agreement, any UK Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between US Company or any Subsidiary of US Company and the beneficiary named in any such UK Letter of Credit);
     (iii) any draft, certificate or any other document presented under any UK Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
     (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or
     (v) the occurrence of any Default or Event of Default.
                    3.09 Agreement to Repay US Letter of Credit Drawings. (a) Each US Borrower hereby jointly and severally agrees to reimburse each US Issuing Lender, by making payment to the Administrative Agent in Dollars in immediately available funds at the Payment Office, for any payment or disbursement made by such US Issuing Lender under any US Letter of Credit issued by it (each such amount, so paid until reimbursed by the respective US Borrower, an “Unpaid US Drawing”), not later than one Business Day following receipt by the respective US Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 11.08 shall have occurred and be continuing, in which case the Unpaid US Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the US Borrowers)), with interest on the amount so paid or disbursed by such US Issuing Lender, to the extent not reimbursed prior to 12:00 Noon (New York City time) on the date of such payment or disbursement (or to the extent such Unpaid US Drawing is repaid with a US Borrowing of US Revolving Loans constituting Base Rate Loans pursuant to (and to the extent permitted by) clause (ii) of the proviso below), from and including the date paid or disbursed to but excluding the date such US Issuing Lender was reimbursed by the respective US Borrower therefor at a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin as in effect from time to time for Loans that are maintained as Base Rate Loans; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York City time) on the third Business Day following the receipt by the respective US Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 11.08, interest shall thereafter accrue on the amounts so paid or disbursed by such US Issuing Lender (and until reimbursed by the US Borrowers) at a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin for Loans that are maintained as Base Rate Loans as in effect from time to time plus 2%, with such interest to be payable on demand. Each US Issuing Lender shall give the respective US Borrower prompt written notice of each US Drawing under any US Letter of Credit issued by it; provided that the failure to give any such notice shall in no way affect, impair or diminish the US Borrowers’ obligations hereunder.
          (b) The joint and several obligations of the US Borrowers under this Section 3.09 to reimburse each US Issuing Lender with respect to drafts, demands and other presentations for payment under US Letters of Credit issued by it (each, a “US Drawing”) (including, in each case, interest thereon)

shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which US Company, any US Borrower or any Subsidiary of any US Borrower may have or have had against any Lender (including in its capacity as a US Issuing Lender or as a US Participant), including, without limitation, any defense based upon the failure of any drawing under a US Letter of Credit to conform to the terms of the US Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such US Drawing; provided, however, that no US Borrower shall be obligated to reimburse any US Issuing Lender for any wrongful payment made by such US Issuing Lender under a US Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such US Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).
                    3.10 Agreement to Repay UK Letter of Credit Drawings. (a) Each UK Borrower hereby jointly and severally agrees to reimburse each UK Issuing Lender, by making payment to the Administrative Agent in Pounds Sterling or Euros, as applicable in immediately available funds at the Payment Office, for any payment or disbursement made by such UK Issuing Lender under any UK Letter of Credit issued by it (each such amount, so paid until reimbursed by the respective UK Borrower, an “Unpaid UK Drawing”), not later than one Business Day following receipt by the respective UK Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 11.08 shall have occurred and be continuing, in which case the Unpaid UK Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the UK Borrowers)), with interest on the amount so paid or disbursed by such UK Issuing Lender, to the extent not reimbursed prior to 12:00 Noon (London time) on the date of such payment or disbursement (or to the extent such Unpaid UK Drawing is repaid with a UK Borrowing of UK Revolving Loans pursuant to (and to the extent permitted by) clause (ii) of the proviso below), from and including the date paid or disbursed to but excluding the date such UK Issuing Lender was reimbursed by the respective UK Borrower therefor at a rate per annum equal to LIBOR or EURIBOR, as applicable, for Loans with a one-week Interest Period as in effect from time to time plus the Applicable Margin as in effect from time to time for UK Revolving Loans; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (London time) on the third Business Day following the receipt by the respective UK Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 11.08, interest shall thereafter accrue on the amounts so paid or disbursed by such UK Issuing Lender (and until reimbursed by the UK Borrowers) at a rate per annum equal to LIBOR or EURIBOR, as applicable, for Loans with a one-week Interest Period as in effect from time to time plus the Applicable Margin for Loans that are maintained as UK Revolving Loans as in effect from time to time plus 2%, with such interest to be payable on demand. Each UK Issuing Lender shall give the respective UK Borrower prompt written notice of each UK Drawing under any UK Letter of Credit issued by it; provided that the failure to give any such notice shall in no way affect, impair or diminish the UK Borrowers’ obligations hereunder.
          (b) The joint and several obligations of the UK Borrowers under this Section 3.10 to reimburse each UK Issuing Lender with respect to drafts, demands and other presentations for payment under UK Letters of Credit issued by it (each, a “UK Drawing”) (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which US Company, any UK Borrower or any Subsidiary of US Company may have or have had against any Lender (including in its capacity as a UK Issuing Lender or as a UK Participant), including, without limitation, any defense based upon the failure of any drawing under a UK Letter of Credit to conform to the terms of the UK Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such UK Drawing; provided, however, that no UK Borrower shall be obligated to reimburse any UK Issuing Lender for any wrongful payment made by such UK Issuing Lender under a UK Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such UK Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).
                    3.11 Increased Costs – US Letters of Credit. If at any time after the Effective Date, the introduction of or any change in any Applicable Law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any Governmental Authority charged with the interpretation or administration thereof, or compliance by any US Issuing Lender or any US Participant with any request or directive by the NAIC or by any such Governmental Authority (whether or not having the force of law), shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any US Issuing Lender or participated in by any US Participant, or (b) impose on any US Issuing Lender or any US Participant any other conditions relating, directly or indirectly, to this Agreement or any US Letter of Credit; and the result of any of the foregoing is to increase the cost to any US Issuing Lender or any US Participant of issuing, maintaining or participating in any US Letter of Credit, or reduce the amount of any sum received or receivable by any US Issuing Lender or any US Participant hereunder or reduce the rate of return on its capital with respect to US Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such US Issuing Lender or such US Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon the delivery of the certificate referred to below to the US Company by any US Issuing Lender or any US Participant (a copy of which certificate shall be sent by such US Issuing Lender or such US Participant to the Administrative Agent), the US Borrowers jointly and severally agree to pay to such US Issuing Lender or such US Participant such additional amount or amounts as will compensate such US Issuing Lender or such US Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any US Issuing Lender or any US Participant, upon determining that any additional amounts will be payable to it pursuant to this Section 3.11, will give prompt written notice thereof to the US Company, which notice shall include a certificate submitted to the US Company by such US Issuing Lender or such US Participant (a copy of which certificate shall be sent by such US Issuing Lender or such US Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such US Issuing Lender or such US Participant. The certificate required to be delivered pursuant to this Section 3.11 shall, absent manifest error, be final and conclusive and binding on the US Borrowers.
                    3.12 Increased Costs – UK Letters of Credit. If at any time after the Effective Date, the introduction of or any change in any Applicable Law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any Governmental Authority charged with the interpretation or administration thereof, or compliance by any UK Issuing Lender or any UK Participant with any request or directive by the NAIC or by any such Governmental Authority (whether or not having the force of law), shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any UK Issuing Lender or participated in by any UK Participant, or (b) impose on any UK Issuing Lender or any UK Participant any other conditions relating, directly or indirectly, to this Agreement or any UK Letter of Credit; and the result of any of the foregoing is to increase the cost to any UK Issuing Lender or any UK Participant of issuing, maintaining or participating in any UK Letter of Credit, or reduce the amount of any sum received or receivable by any UK Issuing Lender or any UK Participant hereunder or reduce the rate of return on its capital with respect to UK Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such UK Issuing Lender or such UK Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon the delivery of the certificate referred to below to the US Company or UK Company by any UK Issuing Lender or any UK Participant (a copy of which certificate shall be sent by such UK Issuing Lender or such UK Participant to the Administrative Agent), the UK Borrowers jointly and severally agree to pay to such UK Issuing Lender or such UK Participant such additional amount or amounts as will compensate such UK Issuing Lender or such UK Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any UK Issuing Lender or any UK Participant, upon determining that any additional amounts will be payable to it pursuant to this Section 3.12, will give prompt written notice thereof to the US Company, which notice shall include a certificate submitted to the US Company by such UK Issuing Lender or such UK Participant (a copy of which certificate shall be sent by such UK Issuing Lender or such UK Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such UK Issuing Lender or such UK Participant. The certificate required to be delivered pursuant to this Section 3.12 shall, absent manifest error, be final and conclusive and binding on the UK Borrowers.
          SECTION 4. Commitment Commission; Fees; Reductions of Commitment.
                    4.01 Fees. (a) The US Borrowers jointly and severally agree to pay to the Administrative Agent for distribution to each Lender a commitment commission (the “Commitment Commission”) for the period from and including the Effective Date to and including the Final Maturity Date (or such earlier date on which the Total Revolving Loan Commitment has been terminated) computed at a rate per annum equal to the Applicable Commitment Commission Percentage of the Unutilized Revolving Loan Commitment of such Lender as in effect from time to time. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Revolving Loan Commitment is terminated.
          (b) The US Borrowers jointly and severally agree to pay to the Administrative Agent for distribution to each Lender (based on each such Lender’s respective RL Percentage) a fee in respect of each US Letter of Credit (the “US Letter of Credit Fee”) for the period from and including the date of issuance of such US Letter of Credit to and including the date of termination or expiration of such US Letter of Credit, computed at a rate per annum equal to the Applicable Margin as in effect from time to time during such period with respect to US Revolving Loans that are maintained as LIBOR Loans on the daily Stated Amount of each such US Letter of Credit. The Borrowers jointly and severally agree to pay to the Administrative Agent for distribution to each Lender (based on each such Lender’s respective RL Percentage) a fee in respect of each UK Letter of Credit (the “UK Letter of Credit Fee”) for the period from and including the date of issuance of such UK Letter of Credit to and including the date of termination or expiration of such UK Letter of Credit, computed at a rate per annum equal to the Applicable Margin as in effect from time to time during such period with respect to LIBOR Loans or EURIBOR Loans on the daily Stated Amount of each such UK Letter of Credit. The UK Letter of Credit Fee shall be payable in Pounds Sterling or Euros, as applicable, or at the request of the Administrative Agent, Dollars, with the applicable exchange rate calculated in a manner acceptable to the Administrative Agent. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on the first day of each fiscal quarter hereafter and on the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.
          (c) The US Borrowers jointly and severally agree to pay to each US Issuing Lender, for its own account, a facing fee in respect of each US Letter of Credit issued by such Issuing Lender and the Borrowers jointly and severally agree to pay to each UK Issuing Lender, for its own account, a facing fee in respect of each UK Letter of Credit issued by such Issuing Lender (in each case, the “Facing Fee”) for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, equal to the greater of (i) $500.00 or the Equivalent Amount thereof and (ii) 0.125% per annum on the daily Stated Amount of such Letter of Credit. Accrued Facing Fees shall be due and payable monthly in arrears on the first day of each month hereafter and upon the first day on or after the termination of the Total Revolving Loan Commitment, upon which no Letters of Credit remain outstanding.
          (d) The US Borrowers jointly and severally agree to pay to each US Issuing Lender, for its own account, upon each payment under, issuance of, or amendment to, any US Letter of Credit issued by it, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which such US Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit. The Borrowers jointly and severally agree to pay to each UK Issuing Lender, for its own account, upon each payment under, issuance of, or amendment to, any UK Letter of Credit issued by it, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which such UK Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.
          (e) The US Borrowers jointly and severally agree to pay to the Administrative Agent such fees as may have been, or are hereafter, agreed to in writing from time to time by US Company or any of its Domestic Subsidiaries and the Administrative Agent. The Borrowers jointly and severally agree to pay to the Administrative Agent such fees as may have been, or are hereafter, agreed to in writing from time to time by UK Company or any of the Foreign Subsidiaries and the Administrative Agent.
                    4.02 Voluntary Termination of Unutilized Commitments. (a) Upon at least three Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the US Company shall have the right, at any time or from time to time, without premium or penalty to terminate the Total Unutilized Revolving Loan Commitment in whole, or reduce it in part, pursuant to this Section 4.02(a), in an integral multiple of $1,000,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitment; provided that each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Lender.
          (b) In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the US Company shall have the right, subject to obtaining the consents required by Section 13.12(b), upon five Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), to terminate the entire Revolving Loan Commitment of such Lender, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender (including all amounts, if any, owing pursuant to Section 2.11) are repaid concurrently with the effectiveness of such termination (at which time Schedule 1.01(a) shall be deemed modified to reflect such changed amounts) and such Lender’s RL Percentage of all outstanding Letters of Credit is cash collateralized in a manner satisfactory to the Administrative Agent and the respective Issuing Lenders, and at such time such Lender shall no longer constitute a “Lender” for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 2.10, 2.11, 3.06, 5.04, 5.05, 12.06, 13.01 and 13.06), which shall survive as to such repaid Lender.
                    4.03 Mandatory Reduction of Commitments. (a) The Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Lender) shall terminate in its entirety on June 27, 2008, unless the Initial Borrowing Date has occurred on or prior to such date.

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 4.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Lender) shall terminate in its entirety on the Final Maturity Date.
          SECTION 5. Prepayments; Payments; Taxes.
                    5.01 Voluntary Prepayments. (a) Each Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) such Borrower shall give the Administrative Agent prior to 11:00 A.M. (New York City time) at the Notice Office (A) at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of a prepayment of Swingline Loans) and (B) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay LIBOR Loans or EURIBOR Loans, which notice (in each case) shall specify whether Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of LIBOR Loans or EURIBOR Loans, the specific Borrowing or Borrowings pursuant to which such LIBOR Loans or EURIBOR Loans were made, and which notice the Administrative Agent shall, promptly transmit to each of the Lenders; (ii) (x) each partial prepayment of Revolving Loans pursuant to this Section 5.01(a) shall be in an aggregate principal amount of at least $500,000, £500,000 or €500,000, as applicable (or such lesser amount as is acceptable to the Administrative Agent) and (y) each partial prepayment of Swingline Loans pursuant to this Section 5.01(a) shall be in an aggregate principal amount of at least $100,000, £100,000 or €100,000, as applicable (or such lesser amount as is acceptable to the Administrative Agent in any given case); provided that if any partial prepayment of US LIBOR Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of US LIBOR Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of US LIBOR Loans (and same shall automatically be converted into a Borrowing of Base Rate Loans) and any election of an Interest Period with respect thereto given by such Borrower shall have no force or effect, and if any partial prepayment of UK Revolving Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of UK Revolving Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing shall automatically be converted into a Borrowing of UK Revolving Loans with an Interest Period of one week; (iii) each prepayment pursuant to this Section 5.01(a) in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; provided that at such Borrower’s election in connection with any prepayment of Revolving Loans pursuant to this Section 5.01(a), such prepayment shall not, so long as no Default or Event of Default then exists, be applied to any Revolving Loan of a Defaulting Lender; and (iv) the respective Borrower shall pay all compensation due with respect to such prepayment specified in Section 2.11 concurrently with such prepayment.
          (b) In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrowers may, upon five Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), repay all Loans of such Lender, together with accrued and unpaid interest, Fees and all other amounts then owing to such Lender (including all amounts, if any, owing pursuant to Section 2.11) in accordance with, and subject to the requirements of Section 13.12(b), so long as (i) in the case of the repayment of Revolving Loans of any Lender pursuant to this clause (b), (A) the Revolving Loan Commitment of such Lender is terminated concurrently with such repayment pursuant to Section 4.02(b) (at which time Schedule 1.01(a) shall be deemed modified to reflect the changed Revolving Loan Commitments) and (B) such Lender’s RL Percentage of all outstanding Letters of Credit is cash collateralized in a manner satisfactory to the

Administrative Agent and the respective Issuing Lenders and (ii) the consents, if any, required by Section 13.12(b) in connection with the repayment pursuant to this clause (b) shall have been obtained.
                    5.02 Mandatory Repayments; Cash Collateralization. (a) (i) On any day on which the Aggregate US Exposure exceeds (A) the US Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) (other than during an Agent Advance Period) and/or (B) the US Maximum Amount at such time, then in each case, the US Borrowers jointly and severally shall repay on such day the principal of US Swingline Loans and, after all US Swingline Loans have been repaid in full or if no US Swingline Loans are outstanding, US Revolving Loans in an amount equal to such excess. If, after giving effect to the repayment of all outstanding US Swingline Loans and US Revolving Loans, the aggregate amount of the US Letter of Credit Outstandings exceeds (A) the US Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) and/or (B) the US Maximum Amount at the time, then in each case, the US Borrowers jointly and severally shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess, such cash and/or Cash Equivalents to be held as security for all US Obligations of the US Borrowers to each applicable US Issuing Lender and the Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent. Any such prepayment under this Section 5.02(a)(i) shall be applied to reduce the outstanding principal balance of the US Revolving Loans, but shall not permanently reduce the Revolving Loan Commitments;
          (ii) On any day on which the aggregate amount of the US Letter of Credit Outstandings exceeds the Maximum US Letter of Credit Amount, the US Borrowers jointly and severally shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess, such cash and/or Cash Equivalents to be held as security for all US Obligations of the US Borrowers to each applicable US Issuing Lender and the Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent;
          (iii) On any day (including on any date on which Equivalent Amounts are determined pursuant to Section 2.17) on which the Aggregate UK Exposure exceeds (A) the UK Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) (other than during an Agent Advance Period) and/or (B) the UK Maximum Amount at such time, then in each case, the Borrowers jointly and severally shall repay on such day the principal of UK Swingline Loans and, after all UK Swingline Loans have been repaid in full or if no UK Swingline Loans are outstanding, UK Revolving Loans in an amount equal to such excess. If, after giving effect to the repayment of all outstanding UK Swingline Loans and UK Revolving Loans, the aggregate amount of the UK Letter of Credit Outstandings exceeds (A) the UK Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) and/or (B) the UK Maximum Amount at the time, then in each case, the Borrowers jointly and severally shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess, such cash and/or Cash Equivalents to be held as security for all UK Obligations of the UK Borrowers to each applicable UK Issuing Lender and the Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent. Any such prepayment under this Section 5.02(a)(iii) shall be applied to reduce the outstanding principal balance of the UK Revolving Loans, but shall not permanently reduce the Revolving Loan Commitments;
          (iv) On any day (including on any date on which Equivalent Amounts are determined pursuant to Section 2.17) on which the aggregate amount of the UK Letter of Credit Outstandings exceeds the Maximum UK Letter of Credit Amount, the UK Borrowers jointly and severally shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess, such cash and/or Cash Equivalents to be held as security for all UK

Obligations of the UK Borrowers to each applicable UK Issuing Lender and the Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent;
          (b) (i) If US Company or any Domestic Subsidiary issues any additional Indebtedness (other than intercompany Indebtedness) or obtains proceeds from any capital contributions or the issuance of any Equity Interests, US Company shall pay to Administrative Agent for the ratable benefit of Lenders, when and as received by any US Borrower or Domestic Subsidiary thereof and as a mandatory prepayment of the US Obligations, or if none are outstanding, the UK Obligations, a sum equal to 100% of the net cash proceeds to US Company or such Domestic Subsidiary of the issuance of such Indebtedness or Equity Interest or capital contribution. Any such prepayment shall be applied to reduce the outstanding principal balance of the US Revolving Loans, or if none are outstanding, the UK Revolving Loans, but shall not permanently reduce the Revolving Loan Commitments or the UK Revolving Loan Commitments; and (ii) if UK Company or any other UK Subsidiary issues any additional Indebtedness (other than intercompany Indebtedness) or obtains proceeds from any capital contributions or the issuance any Equity Interests in a manner permitted under this Agreement, UK Company shall pay to Administrative Agent for the ratable benefit of Lenders, when and as received by any UK Borrower or other UK Subsidiary thereof and as a mandatory prepayment of the UK Obligations, a sum equal to 100% of the net cash proceeds to UK Company or such other UK Subsidiary of the issuance of such Indebtedness or Equity Interest or capital contribution. Any such prepayment shall be applied to reduce the outstanding principal balance of the UK Revolving Loans, but shall not permanently reduce the UK Revolving Loan Commitments. If the proceeds of the issuance of Securities are to be used to redeem or repurchase Senior Notes in accordance with Section 10.04 hereof, such proceeds shall be paid to Administrative Agent for application to the Revolving Loans but, subject to the terms of this Agreement, may be reborrowed for such redemption or repurchase.
          (c) (i) Except as provided in Section 10.03(i), (iv) or (ix) if US Company or any of its Domestic Subsidiaries sells or otherwise disposes of any of its Equipment or Real Property or other Collateral or assets, or if a Casualty Loss occurs with respect to any of the Collateral, US Company shall, unless otherwise agreed by the Required Lenders, pay to Administrative Agent for the ratable benefit of Lenders as and when received by US Company or such Domestic Subsidiary and as a mandatory prepayment of the Loans, as herein provided, a sum equal to the proceeds (including insurance payments and condemnation awards but net of costs and taxes incurred in connection with such sale or event) (“Sale Proceeds”) received by US Company or such Domestic Subsidiary from such sale or Casualty Loss. The applicable prepayment shall be applied to reduce the outstanding principal balance of the US Revolving Loans, or if none are outstanding, the UK Revolving Loans, but, except as provided below, shall not permanently reduce the Revolving Loan Commitments or the UK Revolving Loan Commitments; provided that any sale or Casualty Loss of Inventory, Equipment or Eligible Real Property by a US Credit Party shall reduce the US Borrowing Base to the extent of such applicable Property’s contribution to the US Borrowing Base. Such reduction shall be effective on the date of consummation of the sale or receipt of proceeds of a Casualty Loss. If US Borrower and its Domestic Subsidiaries do not reinvest the proceeds of any sales or other dispositions of assets within 364 days after receipt of such proceeds in assets used in their business and would be required to make a “Net Proceeds Offer” (as defined in any Senior Note Indenture), then the Revolving Loan Commitments shall be automatically permanently reduced by an amount equal to the uninvested portion of such proceeds on the 364th day after receipt of such proceeds.
               (ii) If US Company or any of its Domestic Subsidiaries sells or otherwise disposes of any of its Equipment or Real Property or other Collateral or assets pursuant to Section 10.03 (ix) or US Company or any of its Domestic Subsidiaries or the LKE Qualified Intermediary otherwise receives any LKE Proceeds, US Company shall, unless otherwise agreed by the Required Lenders, pay to

Administrative Agent for the ratable benefit of Lenders as and when received by US Company or such Domestic Subsidiary or the LKE Qualified Intermediary and as a mandatory prepayment of the Loans, as herein provided, the Sale Proceeds received by US Company or such Domestic Subsidiary or the LKE Qualified Intermediary from such sale; provided that solely in the event that the LKE Qualified Intermediary shall have received and retained (pending any permitted reinvestment described below) in the LKE Joint Account any LKE Proceeds (in an aggregate amount not to exceed at any time $25,000,000) in accordance with any LKE Master Exchange Agreement, no such prepayment shall be required (A) for the period commencing on the date of the applicable sale and ending on the earliest of (I) 180 days thereafter, (II) an Event of Default and (III) the commencement of a Compliance Period (such period, the “LKE Period”) and (B) with respect to all or a portion of such LKE Proceeds if and only to the extent that such LKE Proceeds are used within the applicable LKE Period to acquire assets in accordance with a LKE Transaction; provided further that it is expressly understood and agreed that such prepayment shall be required with respect to any such LKE Proceeds that cause (or, if so deposited in the LKE Joint Account, would cause) the aggregate amount of funds deposited in the LKE Joint Account to exceed at any time $25,000,000. The applicable prepayment shall be applied to reduce the outstanding principal balance of the US Revolving Loans, or if none are outstanding, the UK Revolving Loans, but, except as provided below, shall not permanently reduce the Revolving Loan Commitments or the UK Revolving Loan Commitments; provided that any sale of Inventory, Equipment or Eligible Real Property by a US Credit Party shall reduce the US Borrowing Base to the extent of such applicable Property’s contribution to the US Borrowing Base. Such reduction shall be effective on the date of consummation of the sale or receipt of proceeds of a Casualty Loss. If US Borrower and its Domestic Subsidiaries do not reinvest the proceeds of any sales or other dispositions of such assets within 364 days after receipt of such proceeds in assets used in their business and would be required to make a “Net Proceeds Offer” (as defined in any Senior Note Indenture), then the Revolving Loan Commitments shall be automatically permanently reduced by an amount equal to the uninvested portion of such proceeds on the 364th day after receipt of such proceeds.
               (iii) Except as provided in Section 10.03(i) or (iv), if UK Company or any other UK Subsidiary sells or otherwise disposes of any of its Equipment or Real Property or other Collateral or assets, or if a Casualty Loss occurs with respect to any of the Collateral, UK Company shall, unless otherwise agreed by the Required Lenders, pay to Administrative Agent for the ratable benefit of Lenders as and when received by UK Company or such other UK Subsidiary and as a mandatory prepayment of the UK Revolving Loans, as herein provided, a sum equal to the Sale Proceeds received by UK Company or such UK Subsidiary from such sale or Casualty Loss. The applicable prepayment shall be applied to reduce the outstanding principal balance of the UK Revolving Loans, but, except as provided below, shall not permanently reduce the Revolving Loan Commitments or the UK Revolving Loan Commitments; provided that any sale or Casualty Loss of Inventory or Equipment by a UK Borrowing Base Party shall reduce the UK Borrowing Base to the extent of such applicable Property’s contribution to the UK Borrowing Base. Such reduction shall be effective on the date of consummation of the sale or receipt of proceeds of a Casualty Loss. If UK Borrower and/or the other UK Subsidiaries do not reinvest the proceeds of any sales or other dispositions of assets within 364 days after receipt of such proceeds in assets used in their business and would be required to make a “Net Proceeds Offer” (as defined in any Senior Note Indenture), then the UK Revolving Loan Commitments shall be automatically permanently reduced by an amount equal to the uninvested portion of such proceeds on the 364th day after receipt of such proceeds.
          (d) With respect to each repayment of Loans required by this Section 5.02, the Borrowers may designate the Types of Loans which are to be repaid and, in the case of LIBOR Loans or EURIBOR Loans, the specific Borrowing or Borrowings pursuant to which such LIBOR Loans or EURIBOR Loans were made; provided that: (i) repayments of LIBOR Loans or EURIBOR Loans pursuant to this Section 5.02 made on a day other than the last day of an Interest Period applicable thereto shall be subject to Section 2.11; (ii) if any repayment of LIBOR Loans or EURIBOR Loans made pursuant to a single US Borrowing shall reduce the outstanding LIBOR Loans or EURIBOR Loans made pursuant to such US Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such US Borrowing shall be automatically converted into a Borrowing of Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among the Lenders holding such Loans. In the absence of a designation by a Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.
          (e) In addition to any other mandatory repayments pursuant to this Section 5.02, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (ii) all then outstanding Revolving Loans shall be repaid in full on the Final Maturity Date.
          (f) In addition to any other mandatory repayments pursuant to this Section 5.02, each Swingline Loan will be repaid (for the avoidance of doubt, such repayment may be made with proceeds from Revolving Loans) no later than the seventh day following the incurrence thereof; provided that, if the seventh day is not a Business Day, such repayment shall be made on the next succeeding Business Day.
                    5.03 Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments under this Agreement and under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York City time) on the date when due and shall be made, with respect to US Obligations, in US Dollars, and with respect to UK Obligations, in Pounds Sterling or Euros, as applicable, in immediately available funds at the Payment Office. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.
          (b) Each US Credit Party shall, along with the Collateral Agent and certain financial institutions selected by US Company and approved by the Administrative Agent (the “Collection Banks”), enter into on or prior to the Initial Borrowing Date (as such date may be extended from time to time by the Administrative Agent in its sole discretion) and thereafter maintain separate Cash Management Control Agreements. Each US Credit Party shall instruct all Account Debtors of such US Credit Party, as the case may be, to remit all payments to the applicable “P.O. Boxes”, “Lockbox Addresses” or a sub-account of the Collection Account of the applicable Collection Bank with respect to all Accounts of such Account Debtor, which remittances shall be collected by the applicable Collection Bank and deposited in the applicable Collection Account. All amounts received by any US Credit Party and any Collection Bank in respect of any Account, in addition to all other cash received from any other source, shall upon receipt be deposited into a Collection Account or directly into the Concentration Account.
          (c) All amounts held in all of the Collection Accounts, Disbursement Accounts, Designated Petty Cash Accounts, Designated Payroll Accounts and LKE Joint Accounts with respect to each US Credit Party shall be wired by the close of business on each Business Day into one or more concentration accounts with the Collateral Agent and/or one or more other institutions reasonably acceptable to the Administrative Agent (each, a “Concentration Account”) unless such amounts are otherwise required or permitted to be applied pursuant to Section 5.02; provided, however, (x) so long as no Default and no Event of Default then exists, a balance of up to $4,000,000 in the aggregate may be maintained in all Disbursement Accounts, Designated Petty Cash Accounts and Designated Payroll Accounts and (y) so long as no Default and no Event of Default and no Compliance Period then exists, the LKE Qualified Intermediary may retain during any applicable LKE Period in any LKE Joint Account any LKE Proceeds not required by Section 5.02(c)(ii) to be used to prepay the US Revolving Loans. Except as, and to the extent, provided in the proviso to the immediately preceding sentence, all of the Collection Accounts, Disbursement Accounts, Designated Petty Cash Accounts and Designated Payroll Accounts shall be “zero” balance accounts. So long as no Event of Default or Compliance Period then exists, the US Credit Parties shall be permitted to transfer cash from the Concentration Accounts to the Disbursement Accounts, the Designated Petty Cash Accounts and the Designated Payroll Accounts to be used for working capital and general corporate purposes, all subject to the requirements of this Section 5.03(c) and pursuant to procedures and arrangements to be determined by the Administrative Agent. So long as no Default or Event of Default or Compliance Period then exists, the US Credit Parties and the LKE Qualified Intermediary shall be permitted to transfer cash from the LKE Joint Accounts to be used to acquire assets in accordance with a LKE Transaction, subject to the requirements of this Section 5.03(c) and pursuant to procedures and arrangements to be determined by the Administrative Agent. If an Event of Default or Compliance Period exists, all collected amounts held in the Concentration Accounts shall be applied as provided in Section 5.03(d).
          (d) During the continuance of a Compliance Period or an Event of Default, all collected amounts held in the Concentration Accounts shall be distributed and applied on a daily basis in the following order (in each case, to the extent the Administrative Agent has actual knowledge of the amounts owing or outstanding as described below and after giving effect to the application of any such amounts otherwise required to be applied pursuant to Section 5.02(b), (c) or (d) constituting proceeds from any Collateral otherwise required to be applied pursuant to the terms of the respective Security Document):
          (i) first, to the payment (on a ratable basis) of any outstanding Expenses actually due and payable to the Administrative Agent and/or the Collateral Agent under any of the Credit Documents and to repay or prepay outstanding Loans advanced by the Administrative Agent on behalf of the Lenders pursuant to Sections 2.01(h) and 2.04(c);
          (ii) second, to the extent all amounts referred to in preceding clause (i) have been paid in full, to pay (on a ratable basis) all outstanding Expenses actually due and payable to each Issuing Lender under any of the Credit Documents and to repay all outstanding Unpaid US Drawings and Unpaid UK Drawings and all interest thereon;
          (iii) third, to the extent all amounts referred to in preceding clauses (i) and (ii) have been paid in full, to pay (on a ratable basis) all accrued and unpaid interest actually due and payable on the Loans and all accrued and unpaid Fees actually due and payable to the Administrative Agent, the Issuing Lenders and the Lenders under any of the Credit Documents;
          (iv) fourth, to the extent all amounts referred to in preceding clauses (i) through (iii), inclusive, have been paid in full, to repay the outstanding principal of Revolving Loans (whether or not then due and payable) and the Qualified Swap Termination Value under Qualified Derivative Obligations, ratably among the Lenders and the counterparties holding any such Qualified Derivative Obligations, in proportion to the respective amounts described in this clause (iv) held by them; and
          (v) fifth, to the extent all amounts referred to in preceding clauses (i) through (iv), inclusive, have been paid in full, to pay (on a ratable basis) all other outstanding Obligations then due and payable to the Administrative Agent, the Collateral Agent, the Lenders and the other holders thereof, under any of the Credit Documents or otherwise (including, without limitation, the Swap Termination Value of any Qualified Derivative Obligations (to the extent not paid pursuant to clause (iv) above) and any Banking Product Obligations).
          (e) Each UK Subsidiary shall have entered into a cash management system in form and substance satisfactory to the Administrative Agent, including as required under clauses 4.1 and 10 of the UK Debenture.
          (f) Without limiting the provisions set forth in Section 13.15, the Administrative Agent shall maintain accounts on its books in the name of each Borrower (collectively, the “Credit Account”) in which each Borrower will be charged with all loans and advances made by the Lenders to the respective Borrower for the respective Borrower’s account, including the Loans, the Letter of Credit Outstandings, and the Fees, Expenses and any other Obligations relating thereto. Each Borrower will be credited, in accordance with this Section 5.03, with all amounts received by the Lenders from such Borrower or from others for its account, including, as set forth above, all amounts received by the Administrative Agent and applied to the Obligations. In no event shall prior recourse to any Accounts or other Collateral be a prerequisite to the Administrative Agent’s right to demand payment of any Obligation upon its maturity. Further, the Administrative Agent shall have no obligation whatsoever to perform in any respect any of the Borrowers’ or Guarantors’ contracts or obligations relating to the Accounts.
                    5.04 Net Payments — US Borrowers. (a) All payments made by or on behalf of the US Borrowers hereunder and under any Note will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, (i) any tax imposed on or measured by the net income or profits (including branch profits taxes) and franchise or similar taxes imposed in lieu of income taxes of a Lender that holds US Obligations pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein, and (ii) in the case of a Non-U.S. Lender that holds US Obligations (other than an assignee pursuant to a request by a Borrower under Section 2.13), any withholding tax that is imposed on amounts payable to such Non-U.S. Lender at the time such Non-U.S. Lender becomes a party hereto or is attributable to such Non-U.S. Lender’s failure (other than as a result of a Change in Law) to comply with Section 5.04(b)) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same)(all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, the US Borrowers jointly and severally agree to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the US Borrowers jointly and severally agree to reimburse each Lender that holds US Obligations, upon the written request of such Lender, for taxes imposed on or measured by the net income or profits (including branch profits taxes) and franchise or similar taxes imposed in lieu of income taxes of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such

Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The US Borrowers will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to Applicable Law certified copies of tax receipts evidencing such payment by such US Borrowers. The US Borrowers jointly and severally agree to indemnify and hold harmless each Lender that holds US Obligations, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.
          (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for US Federal income tax purposes (each, a “Non-U.S. Lender”), which holds US Obligations, agrees to deliver to US Company and the Administrative Agent on or prior to the Effective Date or, in the case of a Non-U.S. Lender, which holds US Obligations, and that is an assignee or transferee of an interest under this Agreement pursuant to Section 2.13 or 13.04(b) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender in each case, only if such Lender is legally entitled to do so, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to an exemption under an income tax treaty) (or successor forms) certifying to such Lender’s entitlement as of such date to an exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, (ii) if such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (or any successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit H (any such certificate, a “Section 5.04(b)(ii) Certificate”) and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender’s entitlement as of such date to an exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note, or (iii) Internal Revenue Service Form W-8IMY (together with any applicable forms listed in (i) and (ii) of this Section. In addition, each Lender that holds US Obligations agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Lender will deliver (only if such Non-U.S. Lender is legally entitled to do so) to US Company and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 5.04(b)(ii) Certificate, as the case may be, and such other forms (including Internal Revenue Service Form W-8IMY (together with any applicable forms listed in (i) and (ii) of this Section)) as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or such Lender shall immediately notify US Company and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 5.04(b). Notwithstanding anything to the contrary contained in Section 5.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, each US Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of (i) any Non-U.S. Lender that holds US Obligations to the extent that such Lender has not provided to US Company US Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (ii) any Lender that is not a Non-U.S. Lender and that holds US Obligations to the extent that such Lender has not provided to US Company Internal Revenue Services Form W-9 (or successor forms), or other documentation reasonably satisfactory to US Company, certifying to such Lender’s exemption from back-up withholding, to the extent required pursuant to Section 5.04(c). Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 5.04 and except as set forth in Section 13.04(b), the US

Borrowers jointly and severally agree to pay any additional amounts and to indemnify each Lender that holds US Obligations in the manner set forth in Section 5.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any Applicable Law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar taxes.
          (c) Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) for US Federal income tax purposes, which holds US Obligations, agrees to deliver to US Company and the Administrative Agent, to the extent requested by either US Company or the Administrative Agent, two accurate and complete original signed copies of Internal Revenue Services Form W-9 (or successor forms), or other documentation reasonably satisfactory to US Company, certifying to such Lender’s exemption from back-up withholding.
                    5.05 Tax Gross Up and Indemnities — UK Subsidiaries.
          (a) Definitions.
     In this Section:
          “ITA” means the United Kingdom Income Tax Act 2007.
          “Party” means a party to this Agreement.
          “Protected Party” means a Lender which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Credit Document.
          “Qualifying Lender” means:
     (i) a Lender (other than a Lender within sub-paragraph (ii) below) which is beneficially entitled to interest payable to that Lender in respect of an advance under a Credit Document and is:
(A)	a Lender:
(1)	which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Credit Document; or

(2)	in respect of an advance made under a Credit Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made, and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or
(B)	a Lender which is:
(1)	a company resident in the United Kingdom for United Kingdom tax purposes;

(2)	a partnership each member of which is:

(a)	a company so resident in the United Kingdom; or

(b)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (for the purposes of section 11(2) of the Taxes Act) the whole of any share of interest payable in respect of that advance that falls to it by reason of sections 114 and 115 of the Taxes Act;
(3)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (for the purposes of section 11(2) of the Taxes Act) of that company; or
(C)	a Treaty Lender; or
     (ii) a building society (as defined for the purpose of section 880 of the ITA) making an advance under a Credit Document).
          “Taxes Act” means the United Kingdom Income and Corporation Taxes Act 1988.
          “Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Credit Document is either:
          (i) a company resident in the United Kingdom for United Kingdom tax purposes;
          (ii) a partnership each member of which is:
(A)	a company so resident in the United Kingdom; or

(B)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (for the purposes of section 11(2) of the Taxes Act) the whole of any share of interest payable in respect of that advance that falls to it by reason of sections 114 and 115 of the Taxes Act; or
     (iii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (for the purposes of section 11(2) of the Taxes Act) of that company.
          “Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.
          “Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Credit Document.

          “Tax Payment” means either the increase in a payment made by a UK Subsidiary to a Lender under Section 5.05(b) (Tax gross-up) or a payment under Section 5.05(c) (Tax indemnity).
          “Treaty Lender” means a Lender which:
     (i) is treated as a resident of a Treaty State for the purposes of the Treaty; and
     (ii) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected.
          “Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.
          “UK Non-Bank Lender” means:
     (i) where a Lender becomes a Party on the day on which this Agreement is entered into, a Lender listed on Schedule 1.01(a); and
     (ii) where a Lender becomes a Party after the day on which this Agreement is entered into, a Lender which gives a Tax Confirmation in the Assignment and Assumption Agreement which it executes on becoming a Party.
          “VAT” means value added tax as provided for in the United Kingdom Value Added Tax Act 1994 and any other tax of a similar nature.
     (b) Tax Gross-Up.
     (i) Each UK Subsidiary shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.
     (ii) The UK Company shall promptly upon becoming aware that a UK Subsidiary must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Administrative Agent accordingly. Similarly, a Lender shall notify the Administrative Agent on becoming so aware in respect of a payment payable to that Lender. If the Administrative Agent receives such notification from a Lender it shall notify the UK Company and that UK Subsidiary.
     (iii) If a Tax Deduction is required by law to be made by a UK Subsidiary, the amount of the payment due from that UK Subsidiary shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.
     (iv) A UK Subsidiary is not required to make an increased payment to a Lender under paragraph (b)(iii) above for a Tax Deduction in respect of tax imposed by the United Kingdom from a payment of interest on a Loan, if on the date on which the payment falls due:
(A)	the payment could have been made to the relevant Lender without a Tax Deduction if it was a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant taxing authority; or

(B)	(1) the relevant Lender is a Qualifying Lender solely under sub-paragraph (i)(B) of the definition of Qualifying Lender;
(2)	an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA (as that provision has effect on the date on which the relevant Lender became a Party) which relates to that payment and that Lender has received from that UK Subsidiary or the UK Company a certified copy of that Direction; and

(3)	the payment could have been made to the Lender without any Tax Deduction in the absence of that Direction; or
(C)	the relevant Lender is a Qualifying Lender solely under sub-paragraph (i)(B) of the definition of Qualifying Lender and it has not, other than by reason of any change after the date of this Agreement in (or in the interpretation, administration, or application of) any law, or any published practice or concession of any relevant taxing authority, given a Tax Confirmation to the UK Company; or

(D)	the relevant Lender is a Treaty Lender and the UK Subsidiary making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g) below.
     (v) If a UK Subsidiary is required to make a Tax Deduction, that UK Subsidiary shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.
     (vi) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the UK Subsidiary making that Tax Deduction shall deliver to the Administrative Agent for the Lender entitled to the payment evidence reasonably satisfactory to that Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.
     (vii) A Treaty Lender and each UK Subsidiary which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that UK Subsidiary to obtain authorisation to make that payment without a Tax Deduction.
     (viii) A UK Non-Bank Lender which becomes a Party on the day on which this Agreement is entered into gives a Tax Confirmation to the UK Company by entering into this Agreement.
     (ix) A UK Non-Bank Lender shall promptly notify the UK Company and the Administrative Agent if there is any change in the position from that set out in the Tax Confirmation.
     (c) Tax Indemnity.

     (i) The UK Company shall (within three Business Days of demand by the Administrative Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Credit Document
     (ii) Paragraph (a) above shall not apply:
(A)	with respect to any Tax assessed on a Lender:
(1)	under the law of the jurisdiction in which that Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Lender is treated as resident for tax purposes; or

(2)	under the law of the jurisdiction in which that Lender’s lending office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Lender; or
(B)	to the extent a loss, liability or cost:
(1)	(A) is compensated for by an increased payment under Section 5.05(b) (Tax gross-up); or

(2)	would have been compensated for by an increased payment under Section 5.05(b) (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Section 5.05(b) (Tax gross-up) applied.
     (iii) A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Administrative Agent of the event which will give, or has given, rise to the claim, following which the Administrative Agent shall notify the UK Company.
     (iv) A Protected Party shall, on receiving a payment from a UK Subsidiary under this Section 5.05(c), notify the Administrative Agent.
(d)	Tax Credit.
     If a UK Subsidiary makes a Tax Payment and the relevant Lender determines that:
(a)	a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(b)	that Lender has obtained, utilised and retained that Tax Credit, the Lender shall pay an amount to the UK Subsidiary which that Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the UK Subsidiary.
(e)	Stamp Taxes.

          The UK Company shall pay and, within three Business Days of demand, indemnify each Lender against any cost, loss or liability that Lender incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Credit Document.
     (f) Value Added Tax.
     (i) All amounts set out, or expressed to be payable under a Credit Document by any Party to a Lender which (in whole or in part) constitute the consideration for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply, and accordingly, subject to paragraph (c) below, if VAT is chargeable on any supply made by any Lender to any Party under a Credit Document, that Party shall pay to the Lender (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (and such Lender shall promptly provide an appropriate VAT invoice to such Party).
     (ii) If VAT is chargeable on any supply made by any Lender (the “Supplier”) to any other Lender (the “Recipient”) under a Credit Document, and any Party (the “Relevant Party”) is required by the terms of any Credit Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant tax authority which it reasonably determines relates to the VAT chargeable on that supply.
     (iii) Where a Credit Document requires any Party to reimburse a Lender for any costs or expenses, that Party shall also at the same time pay and indemnify the Lender against all VAT incurred by the Lender in respect of the costs or expenses to the extent that the Lender reasonably determines that neither it nor any other member of any group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of the VAT.
          SECTION 6. Conditions Precedent to Credit Events on the Initial Borrowing Date. The obligation of each Lender to make Loans, and the obligation of each Issuing Lender to issue Letters of Credit, on the Initial Borrowing Date, are subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions (provided that the Loans made on the Initial Borrowing Date in order to (I) fund the purchase from the holders thereof all of the outstanding Mezzanine Notes and (II) repay in full, together with all fees and other amounts owing thereon, all Refinanced Indebtedness outstanding under the Indebtedness described in clause (i) of the definition of Refinanced Indebtedness (in each case, which such Loans (the “Pre-Merger Loans”) shall be funded prior to the remaining Loans to be made on the Initial Borrowing Date) shall (x) not be subject to the conditions set forth in Sections 6.03(a)(ii), 6.03(d)(ii), 6.03(e), 6.05(b), 6.05(c), 6.05(d) (other than, in the case of Section 6.05(d), with respect to Indebtedness described in clause (i) of the definition of Refinanced Indebtedness) and (y) not be subject to the conditions set forth in Sections 6.04, 6.08, 6.09, 6.10 and 6.11 in so far as they pertain to Target and Target’s Subsidiaries):
                    6.01 Effective Date; Notes. On or prior to the Initial Borrowing Date, (a) the Effective Date shall have occurred as provided in Section 13.10 and (b) there shall have been delivered to the Administrative Agent for the account of each of the Lenders that has requested same the appropriate Revolving Notes executed by the Borrowers and if requested by the Swingline Lender, the appropriate Swingline Notes executed by the Borrowers, in each case, in the amount, maturity and as otherwise provided herein.

                    6.02 Officer‘s Certificate. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate, dated the Initial Borrowing Date and signed on behalf of US Company by the chairman of the board, the chief executive officer, the president or any vice president of US Company, certifying on behalf of US Company that all of the conditions have been satisfied on such date.
                    6.03 Opinions of Counsel. (a) On the Initial Borrowing Date, the Administrative Agent shall have received from Squire Sanders & Dempsey LLP, counsel to the Credit Parties, opinions addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters (i) set forth in Exhibit I-1-A and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request and (ii) set forth in Exhibit I-1-B and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.
     (b) On the Initial Borrowing Date, the Administrative Agent shall have received from White & Case LLP, counsel to the Credit Parties, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit I-2 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.
     (c) On the Initial Borrowing Date, the Administrative Agent shall have received from Kirkland & Ellis LLP, counsel to the Target shareholders, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit I-3 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.
     (d) On the Initial Borrowing Date, the Administrative Agent shall have received from Squire, Sanders & Dempsey, UK counsel to the Credit Parties, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters (i) set forth in Exhibit I-4-A and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request and (ii) set forth in Exhibit I-4-A and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request..
     (e) On the Initial Borrowing Date, the Administrative Agent shall have received from Linklaters LLP, Luxembourg counsel to the Credit Parties, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit I-5 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.
     (f) On the Initial Borrowing Date, the Administrative Agent shall have received from Lang Michener LLP, Ontario and British Columbia counsel to the Credit Parties, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit I-6 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.
     (g) On the Initial Borrowing Date, the Administrative Agent shall have received from Morris James LLP, special Delaware counsel, an opinion addressed to the Administrative Agent, the Collateral Agent, each of the Lenders and the other parties named therein, and dated the Initial Borrowing Date covering the matters set forth in Exhibit I-7 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

                    6.04 Company Documents; Proceedings; etc. (a) On the Initial Borrowing Date, the Administrative Agent shall have received a certificate from each Credit Party, dated the Initial Borrowing Date, signed by the chairman of the board, the chief executive officer, the president, a director, or any vice president of such Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, in the form of Exhibit J with appropriate insertions, together with copies of the certificate and memorandum and articles of incorporation or association and by-laws (or other equivalent organizational documents), as applicable, of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and each of the foregoing shall be in form and substance reasonably acceptable to the Administrative Agent.
          (b) On the Initial Borrowing Date, all limited liability company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of limited liability company proceedings, governmental approvals, good standing certificates (if applicable) and bring-down telegrams or facsimiles, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper limited liability company or Governmental Authorities.
                    6.05 Consummation of the Transactions; etc. (a) On the Initial Borrowing Date and prior to the Mobile Storage Acquisition, US Company shall have purchased from the holders thereof all of the outstanding Mezzanine Notes.
          (b) On the Initial Borrowing Date, the Mobile Storage Acquisition (other than the portion thereof constituting the Subsequent Mergers) shall have been consummated in accordance with the terms and conditions of the Acquisition Documents and all Applicable Laws, and no provision of any Acquisition Document shall have been altered, amended or otherwise changed or supplemented or any condition therein waived if such alteration, amendment, change, supplement or waiver would be materially adverse to the interest of the Lenders, in any such case without the prior written consent of the Joint Bookrunners. On or prior to the Initial Borrowing Date, (i) the Administrative Agent shall have received true and correct copies of all Acquisition Documents, in each case certified as such by an Authorized Officer of US Company, and (ii) all such Acquisition Documents shall be in full force and effect.
          (c) On the Initial Borrowing Date, the Convertible Preferred Stock shall have been issued in accordance with the Convertible Preferred Stock Documents and all Applicable Laws and no provision of any Convertible Preferred Stock Document shall have been altered, amended or otherwise changed or supplemented or any condition therein waived if such alteration, amendment, change, supplement or waiver would be materially adverse to the interest of the Lenders, in any such case without the prior written consent of the Joint Bookrunners. On or prior to the Initial Borrowing Date, (i) the Administrative Agent shall have received true and correct copies of all Convertible Preferred Stock Documents, in each case certified as such by an Authorized Officer of US Company, and all such Convertible Preferred Stock Documents shall be in full force and effect.
          (d) On or prior to the Initial Borrowing Date, all Refinanced Indebtedness shall have been repaid in full, together with all fees and other amounts owing thereon, all commitments thereunder shall have been terminated and all letters of credit issued pursuant thereto shall have been terminated or cash collateralized in a manner reasonably acceptable to the Administrative Agent. On the Initial Borrowing Date, all security interests in respect of, and Liens securing, the Refinanced Indebtedness created pursuant to the security documentation relating thereto shall have been terminated and released, and the Administrative Agent shall have received all such releases as may have been requested by the

Administrative Agent, which releases shall be in form and substance reasonably satisfactory to the Administrative Agent. Without limiting the foregoing, there shall have been delivered to the Administrative Agent (i) proper termination statements (Form UCC-3 or the appropriate equivalent in each relevant jurisdiction) for filing under the UCC or equivalent statute or regulation of each relevant jurisdiction where a financing statement or application for registration (Form UCC-1 or the appropriate equivalent in each relevant jurisdiction) was filed with respect to US Company, Target or any of their respective Subsidiaries in connection with the Liens created with respect to the Refinanced Indebtedness, (ii) terminations or reassignments of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of US Company, Target or any of their respective Subsidiaries on which filings have been made and (iii) terminations of all mortgages, leasehold mortgages, hypothecs and deeds of trust created with respect to property of US Company or any of their respective Subsidiaries, in each case, to secure the obligations under the Refinanced Indebtedness, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent. After giving effect to the Transactions, US Company and its Subsidiaries shall have no outstanding Indebtedness, Indebtedness convertible into Equity Interests, or other preferred Equity Interests except as set forth on Schedule 8.31.
                    6.06 No Acquisition Agreement Material Adverse Effect. There shall not have occurred any event, development or circumstance since December 31, 2007 that has caused or could reasonably be expected to cause a “Material Adverse Effect” as defined in the Merger Agreement (as in effect on February 22, 2008), with respect to the Target and its subsidiaries, taken as a whole.
                    6.07 No Material Adverse Effect on US Company. There shall not have occurred any event, development or circumstance since December 31, 2007 that has caused or could reasonably be expected to cause a material adverse effect on the business, operations, results of operations, assets, liabilities or financial condition of US Company and its Subsidiaries (excluding Target and its Subsidiaries as constituted immediately prior the Mobile Storage Acquisition), taken as a whole.
                    6.08 US Pledge Agreement. On the Initial Borrowing Date, each US Credit Party shall have duly authorized, executed and delivered the US Pledge Agreement in the form of Exhibit K (as amended, restated, modified and/or supplemented from time to time, the “US Pledge Agreement”) and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the US Pledge Agreement Collateral, if any, referred to therein and then owned by such US Credit Party, (a) endorsed in blank in the case of promissory notes constituting US Pledge Agreement Collateral and (b) together with executed and undated endorsements for transfer in the case of Equity Interests constituting certificated US Pledge Agreement Collateral, along with evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect and protect the Liens purported to be created by the US Pledge Agreement have been taken and the US Pledge Agreement shall be in full force and effect.
                    6.09 UK Share Charge. On the Initial Borrowing Date, each US Subsidiary directly owning Securities in a UK Subsidiary shall have duly authorized, executed and delivered the UK Share Charge in the form of Exhibit L (as amended, restated, modified and/or supplemented from time to time, the “UK Share Charge”) and shall have delivered to the Collateral Agent, as pledgee thereunder, all share certificates and blank stock transfer forms required to be delivered thereunder, along with evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect and protect the Liens purported to be created by the UK Share Charge have been taken and the UK Share Charge shall be in full force and effect.
                    6.10 US Security Agreement. On the Initial Borrowing Date, each US Credit Party shall have duly authorized, executed and delivered the US Security Agreement in the form of Exhibit M, together with:

     (a) proper financing statements (Form UCC-1 or the equivalent) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the Liens purported to be created by the US Security Agreement;
     (b) certified copies of requests for information or copies (Form UCC-11), or equivalent reports as of a recent date, listing all effective financing statements that name US Company, Target or any of their respective Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (a) above and in such other jurisdictions in which Collateral is located on the Initial Borrowing Date, together with copies of such other financing statements that name US Company, Target or any of their respective Subsidiaries as debtor (none of which shall cover any of the Collateral except (i) to the extent evidencing Permitted Liens or (ii) those in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law fully executed for filing); provided that failure to obtain the results of such Lien searches shall not limit the availability of the Loans on the Initial Borrowing Date, so long as any assets that may be subject to such Lien searches are not included in the calculation of the US Borrowing Base; and
     (c) evidence of the completion of all other recordings and filings of, or with respect to, the US Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect and protect the Liens intended to be created by the US Security Agreement, including control agreements, access agreements and similar third party agreements as the Administrative Agent shall reasonably request, and the US Security Agreement shall be in full force and effect.
                    6.11 UK Debenture. On the Initial Borrowing Date, Mobile Storage Group, Inc., and each UK Subsidiary shall have duly authorized, executed and delivered the UK Debenture in the form of Exhibit N, together with all share certificates, blank stock transfer forms and notices of security to third parties required to be delivered thereunder along with that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect and protect the Liens intended to be created by the UK Debenture have been taken and the UK Debenture shall be in full force and effect.
                    6.12 Financial Statements; Pro Forma Balance Sheet; Projections; etc. (a) On or prior to the Initial Borrowing Date, the Arrangers shall have received (i) audited financial statements of each of US Company and its Subsidiaries and Target and its Subsidiaries for the fiscal year ended December 31, 2007, (ii) unaudited quarterly financial statements of US Company and its Subsidiaries and Target and its Subsidiaries for the most recent fiscal quarter ended at least 45 days prior to the Initial Borrowing Date, and (iii) unaudited monthly financial statements of US Company and its Subsidiaries and Target and its Subsidiaries for the most recent month ended at least 30 days prior to the Initial Borrowing Date, unless such month end shall also be a quarter end, in which case only the quarterly financial statements described in (ii) above need be delivered).
          (b) On the Initial Borrowing Date, the Administrative Agent shall have received a pro forma balance sheet and related statement of income of US Company and Target as of and for the twelve-month period ending the most recent quarter-end occurring at least 45 days prior to the Initial Funding Date in form reasonably satisfactory to the Arrangers which demonstrates a Debt Ratio of no more than 4.35:1.00.
                    6.13 Solvency Certificate; Insurance Certificates. On the Initial Borrowing Date, the Administrative Agent shall have received:

     (a) a solvency certificate from the chief financial officer of US Company in the form of Exhibit O; and
     (b) certificates of insurance complying with the requirements of Section 9.03 for the business and properties of US Company and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent and naming the Collateral Agent as an additional insured and/or as loss payee, as applicable, and stating that such insurance shall not be canceled or materially revised without at least 30 days’ prior written notice by the insurer to the Collateral Agent.
                    6.14 Fees, etc. On the Initial Borrowing Date, the Borrowers shall have paid to the Administrative Agent (and its relevant affiliates), the Collateral Agent and each Lender all costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) and other compensation contemplated hereby and in the Fee Letter payable to the Administrative Agent (and/or its relevant affiliates), the Collateral Agent or such Lender to the extent then invoiced.
                    6.15 Initial Borrowing Base Certificate; etc. (a) On the Initial Borrowing Date, the Administrative Agent shall have received the initial Borrowing Base Certificate meeting the requirements of Section 9.01(j), which shall be calculated after giving effect to the Transactions (and the Credit Events hereunder); and
          (b) On the Initial Borrowing Date, after giving effect to the Transactions (and the Credit Events hereunder), the Total Borrowing Availability shall equal or exceed $200,000,000 as shown in the Borrowing Base Certificate delivered pursuant to (a) above.
                    6.16 No Defaults under Senior Note Indentures. There shall not exist (on a pro forma basis before and immediately after giving effect to the Transactions) (i) any default or event of default under the Mobile Storage Indenture or (ii) any event of default under the Mobile Mini Indenture, in each case relating to non-payment, bankruptcy, material judgments or negative covenants.
                    6.17 Patriot Act. On or prior to the Initial Borrowing Date, the Lenders shall have received from the Credit Parties, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
                    6.18 Notice of Borrowing. Concurrent with the making of the Pre-Merger Loans, the Administrative Agent shall have received an irrevocable Notice of Borrowing for each other Loan to be made on the Initial Borrowing Date necessary to consummate the Mobile Storage Acquisition on the Closing Date and meeting the requirements of Section 2.03(a) provided that it is understood and agreed that the making of such additional loans will be subsequent to the making of the Pre-Merger Loans.
     In determining the satisfaction of the conditions specified in this Section 6, to the extent any item is required to be satisfactory to any Lender, such item shall be deemed satisfactory to each Lender which has not notified the Administrative Agent in writing prior to the occurrence of the Initial Borrowing Date that the respective item or matter does not meet its satisfaction.
          SECTION 7. Conditions Precedent to All Credit Events. The obligation of each Lender to make Loans (including Loans made on the Initial Borrowing Date), and the obligation of each Issuing Lender to issue Letters of Credit (including Letters of Credit issued on the Initial Borrowing

Date), are subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:
                    7.01 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (a) except with respect to the Borrowing on the Initial Borrowing Date, there shall exist no Default or Event of Default, (b) except as set forth in the immediately succeeding paragraph below, all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date), other than, with respect to the Borrowing on the Initial Borrowing Date only, the representations set forth in Section 8.10(e), Section 8.19 (but only to the extent that such action, suit, proceeding or investigation relates to the Mobile Storage Acquisition), and Section 8.20, (c) the Aggregate Exposure shall not exceed the Total Revolving Loan Commitment, as then in effect, (d) the Aggregate US Exposure shall not exceed the US Maximum Amount, as then in effect, (e) the Aggregate UK Exposure shall not exceed the UK Maximum Amount, as then in effect, (f) the Aggregate Exposure shall not exceed the Aggregate Borrowing Base at such time (based on the most recently delivered Borrowing Base Certificate) (except in the case of Agent Advances), (g) the Aggregate US Exposure shall not exceed the US Borrowing Base at such time (based on the most recently delivered Borrowing Base Certificate) (except in the case of Agent Advances) and (h) the Aggregate UK Exposure shall not exceed the UK Borrowing Base at such time (based on the most recently delivered Borrowing Base Certificate).
     Notwithstanding the foregoing, the only representations concerning the Target and its Subsidiaries (as constituted prior to the Mobile Storage Acquisition) in the Credit Documents which shall be a condition to the making of Loans on the Initial Borrowing Date shall be (i) such of the representations concerning the Target and is Subsidiaries set forth in the Merger Agreement, but only to the extent that US Company has the right to terminate its obligations under the Merger Agreement as a result of the failure of such representations to be true and correct (determined without regard to whether any notice is required to be delivered) and (ii) the Specified Representations.
                    7.02 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan (other than a Swingline Loan or a Revolving Loan made pursuant to a Mandatory Borrowing), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.03(a). Prior to the making of each Swingline Loan, the Swingline Lender shall have received the notice referred to in Section 2.03(b)(i) or (ii) as applicable.
          (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Lender shall have received a US Letter of Credit Request meeting the requirements of Section 3.05 or a UK Letter of Credit Request meeting the requirements of Section 3.06.
          The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each of US Company and the Borrowers to the Administrative Agent and each of the Lenders that all the conditions specified in Section 6 (with respect to Credit Events on the Initial Borrowing Date) and in this Section 7 (with respect to Credit Events on or after the Initial Borrowing Date) and applicable to such Credit Event are satisfied as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 6 and in this Section 7, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders requesting same and shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

          SECTION 8. Representations, Warranties and Agreements. In order to induce the Agent and the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each of US Company and each other Credit Party makes the following representations, warranties and agreements, in each case after giving effect to the Transactions, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and the issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 8 are true and correct in all material respects on and as of the Initial Borrowing Date and on the date of each such other Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).
                    8.01 Organization and Qualification. US Company and each other Credit Party is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing (or the foreign equivalent of “good standing”, if any, in the relevant foreign jurisdiction) under the laws of the jurisdiction of its incorporation or organization. US Company and each other Credit Party is duly qualified and is authorized to do business and is in good standing (or the foreign equivalent of “good standing”, if any, in the relevant foreign jurisdiction) as a limited liability company, limited partnership or corporation, as applicable, in each state or jurisdiction listed on Schedule 8.01 hereto and in all other states and jurisdictions in which the failure of such Credit Party to be so qualified would reasonably be expected to have a Material Adverse Effect.
                    8.02 Power and Authority; No Violation. US Company and each other Credit Party (a) is duly authorized, has the capacity and is empowered to enter into, execute, deliver and perform this Agreement and each of the other Credit Documents to which it is a party and (b) has the power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage. The execution, delivery and performance of this Agreement and each of the other Credit Documents have been duly authorized by all necessary corporate or other relevant action and do not and will not (i) require any consent or approval of the shareholders of US Company or any of the shareholders, partners or members, as the case may be, of any other Credit Party other than such consents and approvals which have obtained prior to the Initial Borrowing Date; (ii) contravene US Company’s or any other Credit Party’s charter, articles or certificate of incorporation, partnership agreement, certificate of formation, by-laws, limited liability company agreement, operating agreement or other organizational documents (as the case may be); (iii) violate, or cause US Company or any other Credit Party to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to US Company or any other Credit Party; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which US Company or any other Credit Party is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the properties now owned or hereafter acquired by US Company or any other Credit Party.
                    8.03 Legally Enforceable Agreement. This Agreement is, and each of the other Credit Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each of US Company and each other Credit Party, in each case to the extent it is a party thereto, enforceable against it in accordance with its respective terms, except as limited by applicable bankruptcy or insolvency laws, and by general principles of equity.
                    8.04 Capital Structure. Schedule 8.04 hereto states, as of the date hereof, (i) the correct name of each of the Subsidiaries of US Company, its jurisdiction of incorporation or organization and the percentage of its Voting Stock owned by US Company or a Subsidiary of US

Company, (ii) the name of each of US Company’s and each other Credit Party’s corporate or joint venture relationships and the nature of the relationship, (iii) the number and nature of all outstanding Securities of US Company and the number, nature and holder of Securities of each other Credit Party and (iv) the number of issued and treasury Securities of US Company. US Company and each other Credit Party has good title to all of the Securities it purports to own of each of such Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such Securities have been duly issued and are fully paid and non-assessable. As of the date hereof, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell any Securities or obligations convertible into, or any powers of attorney relating to any Securities of any of US Company’s direct or indirect Subsidiaries. Except as set forth on Schedule 8.04, as of the date hereof, there are no outstanding agreements or instruments binding upon any of Company’s or any other Credit Party’s partners, members or shareholders, as the case may be, relating to the ownership of its Securities. On the Initial Borrowing Date, 100% of the Equity Interests of each Credit Party (other than US Company) are owned directly or indirectly by US Company.
     8.05 Names. Neither US Company nor any other Credit Party has been known as or has used any legal, fictitious or trade names except those listed on Schedule 8.05 hereto as such Schedule may be amended in connection with a Permitted Acquisition. Except pursuant to the Transactions or in connection with an Acquisition permitted hereunder consummated after the date hereof, neither US Company nor any other Credit Party has been the surviving entity of a merger or consolidation or has acquired all or substantially all of the assets of any Person. US Company’s and each other Credit Party’s respective states of incorporation or organization, type of organization and organizational identification number are set forth on Schedule 8.04 or Schedule 8.05, as such Schedule may be amended in connection with a Permitted Acquisition. The respective exact legal names of US Company and each other Credit Party are set forth on Schedule 8.04, as such Schedule may be amended in connection with a Permitted Acquisition.
     8.06 Business Locations; Agent for Process. Each of US Company’s and each other Credit Party’s chief executive office and other places of business are as listed on Schedule 8.06 hereto, as updated from time to time by US Company. During the preceding one-year period, neither US Company nor any other Credit Party has had an office or place of business other than as listed on Schedule 8.06. All tangible Collateral is and will at all times be kept by US Company and each other Credit Party in accordance with the applicable Security Agreement. Except as shown on Schedule 8.06, as of the date hereof, no Inventory is stored with a bailee, distributor, warehouseman or similar party, nor is any Inventory consigned to any Person.
     8.07 Title to Properties; Priority of Liens. Except with respect to the fact that the LKE Joint Accounts are jointly owned by US Company or one of its Domestic Subsidiaries and the LKE Qualified Intermediary pursuant to the terms of the LKE Master Exchange, US Company and each other Credit Party has good record, indefeasible and marketable title to and fee simple ownership of real property owned by it, or valid leasehold interests in, all of its leased real property, and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. US Company and each other Credit Party has paid or discharged all lawful claims which, if unpaid, might become a Lien against any of US Company’s or such Credit Party’s Properties that is not a Permitted Lien. The Liens granted to the Collateral Agent under the Security Documents are First Priority Liens, subject only to Permitted Liens.
     8.08 Accounts. Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by US Company with respect to any Account or Accounts of US Company or any other Credit Party. With respect to each of such Accounts, whether or not such Account is an Eligible Account, unless otherwise disclosed to Agent in writing:

     (a) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;
     (b) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by US Company or the applicable Credit Party, in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between US Company or the applicable Credit Party and the Account Debtor and the Account Debtor is not an Affiliate of US Company or any other Credit Party;
     (c) It is for a liquidated amount maturing as stated in the invoice covering such sale or rendition of services;
     (d) There are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered or made available to Agent with respect thereto;
     (e) To US Company’s knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such Account Debtor is Solvent; and
     To US Company’s knowledge, there are no proceedings or actions which are threatened or pending against the Account Debtor thereunder which might result in any material adverse change in such Account Debtor’s financial condition or the collectibility of such Account (other than non-material disputes involving de minimis amounts arising in the ordinary course of business).
                    8.09 Equipment. The Equipment of US Borrower and each other Credit Party is in good operating condition and repair, ordinary wear and tear excepted.
                    8.10 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections. (a) (i) The audited Consolidated balance sheet of US Company as at the last day of its fiscal year ended December 31, 2007 and the related Consolidated statements of income, retained earnings, stockholders’ equity and cash flows of US Company for its fiscal year ended on such date, copies of which have been furnished to the Lenders prior to the Initial Borrowing Date, present fairly in all material respects the consolidated financial position of US Company at the date of said financial statements and the Consolidated results of its operations for the respective period covered thereby. The unaudited Consolidated balance sheet of US Company as at the last day of its fiscal quarter ended March 31, 2008 and the related Consolidated statements of income, retained earnings, stockholders’ equity and cash flows of US Company for the three-month period ended on such date, copies of which in each case have been furnished to the Lenders prior to the Initial Borrowing Date, present fairly in all material respects the Consolidated financial condition of US Company at the date of said financial statements and the Consolidated results of its operations for the period covered thereby. All of the foregoing historical financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements and subject, in the case of the unaudited financial statements, to normal year-end audit adjustments (all of which are of a recurring nature and none of which, individually or in the aggregate, would be material) and the absence of footnotes.
               (ii) The audited Consolidated balance sheet of Target as at the last day of its fiscal year ended December 31, 2007 and the related Consolidated statements of income, retained earnings, stockholders’ equity and cash flows of Target for its fiscal year ended on such date, copies of which have been furnished to the Lenders prior to the Initial Borrowing Date, present fairly in all material respects the

Consolidated financial position of Target at the date of said financial statements and the Consolidated results of its operations for the respective period covered thereby. The unaudited Consolidated balance sheet of Target as at the last day of its fiscal quarter ended March 31, 2008 and the related consolidated statements of income, retained earnings, stockholders’ equity and cash flows of Target for the three-month period ended on such date, copies of which in each case have been furnished to the Lenders prior to the Initial Borrowing Date, present fairly in all material respects the Consolidated financial condition of Target at the date of said financial statements and the Consolidated results of its operations for the period covered thereby. All of the foregoing historical financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements and subject, in the case of the unaudited financial statements, to normal year-end audit adjustments (all of which are of a recurring nature and none of which, individually or in the aggregate, would be material) and the absence of footnotes.
               (iii) The pro forma Consolidated financial statements of US Company and its Subsidiaries as of March 31, 2008 (after giving effect to the Transactions), copies of which have been furnished to the Lenders prior to the Initial Borrowing Date, present a good faith estimate of both the pro forma Consolidated financial condition of US Company and its Subsidiaries as of such dates and the pro forma Consolidated results of operations of Company and its Subsidiaries for the periods covered thereby.
               (b) On and as of the Initial Borrowing Date, and after giving effect to the Transactions and to all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Credit Parties in connection therewith, US Company and each of its Subsidiaries is or are Solvent.
               (c) Except as disclosed in the financial statements delivered pursuant to Section 8.10(a), and except purchase accounting reserves required pursuant to GAAP and except for the Indebtedness incurred under this Agreement, there were as of the Initial Borrowing Date no liabilities or obligations with respect to US Company or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) known to US Company or any of its Subsidiaries (which, either individually or in the aggregate, could reasonably be expected to be material to US Company and its Subsidiaries taken as a whole. As of the Initial Borrowing Date, US Company does not know of any basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 8.10(a) or referred to in the immediately preceding sentence which, either individually or in the aggregate, could reasonably be expected to be material to US Company and its Subsidiaries taken as a whole.
               (d) The Projections delivered to the Administrative Agent and the Lenders prior to the Initial Borrowing Date have been prepared in good faith and are based on reasonable assumptions, and there are no statements or conclusions in the Projections which are based upon or include information known to US Company or its Subsidiaries to be misleading in any material respect or which fail to take into account material information known to US Company or its Subsidiaries regarding the matters reported therein. On the Initial Borrowing Date, US Company and its Subsidiaries believe that the Projections are reasonable and attainable, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results and such differences may be material.
               (e) After giving effect to the Transactions, since December 31, 2007, nothing has occurred that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect with respect to the US Company and its Subsidiaries, taken as a whole.

               (f) As of the date hereof, the fiscal year of US Company and each of its Subsidiaries ends on December 31 of each year.
                    8.11 Full Disclosure. The financial statements referred to in Section 8.10 hereof do not, nor does this Agreement or any other written statement of US Company to Administrative Agent or any Lender, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which US Company has failed to disclose to Administrative Agent or any Lender in writing which would reasonably be expected to have a Material Adverse Effect.
                    8.12 Surety Obligations. Except as set forth on Schedule 8.12, as of the date hereof, neither US Company nor any other Credit Party is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into to assure payment, performance or completion of performance of any undertaking or obligation of any Person.
                    8.13 Tax Returns and Payments. Each of US Company and each of its Subsidiaries has timely filed or caused to be timely filed with the appropriate Governmental Authority all returns, statements, forms and reports for taxes (the “Returns”) required to be filed by, or with respect to the income, properties or operations of, US Company and/or any of its Subsidiaries. The Returns accurately reflect all liability for taxes of US Company and its Subsidiaries, as applicable, for the periods covered thereby. Each of US Company and each of its Subsidiaries has paid all taxes and assessments payable by it which have become due, other than those that are being contested in good faith and adequately disclosed and for which adequate reserves have been established in accordance with GAAP. There is no action, suit, proceeding, investigation, audit or claim now pending or, to the knowledge of US Company or any other Credit Party, threatened by any Governmental Authority regarding any taxes relating to US Company or any of its Subsidiaries. Neither US Company nor any of its Subsidiaries has incurred, nor will any of them incur, any tax liability in connection with the Transactions or any other transactions contemplated hereby (it being understood that the representation contained in this sentence does not cover any future tax liabilities of US Company or any of its Subsidiaries arising as a result of the operation of their businesses in the ordinary course of business).
                    8.14 Dutch Credit Parties and Luxembourg Subsidiary. (a) Each of the Dutch Credit Parties conducts (and shall conduct) no operations and has (and shall have) no assets and no liabilities, in each case, individually or in the aggregate, with a fair market value in excess of the Equivalent Amount of €3,000,000, other than in connection with its Obligations hereunder and other than, with respect to Mobile Mini Holding B.V. only, Equity Interests of Mobile Mini B.V.
          (b) The Luxembourg Subsidiary conducts no operations and has no liabilities or assets other than in connection with the Luxembourg Debt (and shall not conduct any operations or have liabilities or assets) other than in connection with the Luxembourg Debt and in connection with its Obligations hereunder.
                    8.15 Intellectual Property, etc. Each of US Company and each of its Subsidiaries owns or has the right to use all the patents, trademarks, permits, domain names, service marks, trade names, copyrights, licenses, franchises, inventions, trade secrets, proprietary information and know-how of any type, whether or not written (including, but not limited to, rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases, licenses and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to own or have which, as the case may be, could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

                    8.16 Government Consents. US Company and each of its Subsidiaries has, and is in good standing (or the foreign equivalent of “good standing”, if any, in the relevant foreign jurisdiction) with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.
                    8.17 Compliance with Laws. US Company and each of its Subsidiaries has duly complied in all material respects with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state, local, foreign and other laws, rules and regulations applicable to US Company or such Subsidiary, as applicable, its Properties or the conduct of its business, and there have been no citations, notices or orders of noncompliance issued to US Company or any of its Subsidiaries under any such law, rule or regulation. US Company and each of its Subsidiaries has established and maintains an adequate monitoring system to insure that it remains in compliance in all material respects with all federal, state, local, foreign and other rules, laws and regulations applicable to it. No Inventory has been produced by US Company or any of its Subsidiaries in violation of the Fair Labor Standards Act (29 USC. §201 et seq.), as amended.
                    8.18 Restrictions. Neither US Company nor any other Credit Party is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Schedule 8.18 hereto, none of which prohibit the execution of or compliance with this Agreement or the other Credit Documents by US Company or any other Credit Party, as applicable. Except as permitted in this Agreement, none of the Collateral is subject to contractual obligations that may restrict or inhibit Agent’s rights or abilities to sell or dispose of the Collateral or any part thereof after the occurrence and during the continuance of an Event of Default.
                    8.19 Litigation. Except as set forth on Schedule 8.19 hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of US Company or any other Credit Party, threatened, against or involving US Company or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of US Company or any of its Subsidiaries which, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Neither US Company nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal, which, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
                    8.20 No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or each Credit Party’s performance hereunder, constitute a Default or an Event of Default. Neither US Company nor any other Credit Party is in default in (and no event has occurred and no condition exists which constitutes, or which the passage of time or the giving of notice or both would constitute, a default in) the payment of any Indebtedness to any Person in excess of the lesser of $5,000,000 or the Equivalent Amount thereof or that amount which would have a Material Adverse Effect. All Obligations are permitted under the Senior Note Indentures and the other Senior Note Documents.
                    8.21 Leases. Schedule 8.21 hereto is a complete listing of all capitalized and operating personal property leases of US Company and the other Credit Parties and all real property leases of US Company and the other Credit Parties. US Company and each other Credit Party is in full compliance with all of the terms of each of its respective capitalized and operating leases, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

                    8.22 [Intentionally Omitted].
                    8.23 Use of Proceeds; Margin Regulations. (a) All proceeds of the Loans will be used for the working capital, Capital Expenditures, Permitted Acquisitions and general corporate purposes of US Company and its Subsidiaries, provided that the proceeds of the Loans shall not be used for purposes which would constitute unlawful financial assistance for the purposes of Sections 151 to 158 of the United Kingdom Companies Act of 1985 (as amended or otherwise re-enacted from time to time).
          (b) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X.
                    8.24 Compliance with ERISA. (a) Schedule 8.24 sets forth a listing of each Plan as of the Initial Borrowing Date. Except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each Plan (and each related trust, insurance contract or fund) is in compliance with its terms and with all Applicable Laws, including without limitation ERISA and the Code; (ii) each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received an effective determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code or is comprised of a master or prototype plan that is the subject of an effective favorable opinion letter from the Internal Revenue Service; (iii) no Reportable Event has occurred; (iv) no Multiemployer Plan is insolvent (as defined under ERISA), is in reorganization (as defined under ERISA) or has been terminated (within the meaning of Title IV of ERISA); (v) no Plan has an Unfunded Current Liability; (vi) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; (vii) all contributions required to be made with respect to a Plan and Multiemployer Plan each have been timely made; (viii) neither US Owner nor any Subsidiary of US Owner nor any ERISA Affiliate has incurred any liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 406, 409, 502(i), 502(l), 4062, 4063, 4064 or 4069 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code, or to or on account of a Multiemployer Plan pursuant to Section 515, 4201, 4204 or 4212 of ERISA or expects to incur any such liability under any of the foregoing sections with respect to any Plan or Multiemployer Plan; (ix) no event has occurred or condition exists which presents a risk to US Company or any Subsidiary of US Company or any ERISA Affiliate of incurring a liability to or on account of a Plan or Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; (x) no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; (xi) no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; (xii) there has been no violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person with respect to any Plan for which US Company or any Subsidiary of US Company may be directly or indirectly liable; (xiii) neither US Company nor any Subsidiary of US Company has filed, or is considering filing, an application under the Internal Revenue Service Employee Plans Compliance Resolution System (the “EPCRS”) or the Department of Labor’s Voluntary Fiduciary Correction Program (the “VFCP”) with respect to any Plan; (xiv) to the knowledge of US Company and the Credit Parties, no plan administrator or a “plan official” (as defined under VFCP) of any Multiemployer Plan has filed, or is considering filing, an application under the EPCRS or the VFCP with respect to any Multiemployer Plan; (xv) using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, US Company and its Subsidiaries and its ERISA Affiliates would not incur any liabilities with respect to any Multiemployer Plans in the event of a complete withdrawal therefrom; (xvi) each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of US Company, any Subsidiary of US Company, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; (xvii) each group health plan (as defined in 45 Code of Federal Regulations Section 160.103) which covers or has covered employees or former employees of US Company or any Subsidiary of US Company has at all times been operated in compliance with the provisions of the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder; (xviii) no lien imposed under the Code or ERISA on the assets of US Company or any Subsidiary of US Company or any ERISA Affiliate exists on account of any Plan or Multiemployer Plan and no event or condition has occurred or exists that could reasonably be expected to result in the imposition of any such lien; (xix) US Company and its Subsidiaries may cease contributions to or terminate any Plan maintained by any of them without incurring any liability; and (xx) US Company and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan the obligations with respect to which could reasonably be expected to have a Material Adverse Effect on the ability of US Company and its Subsidiaries to perform their obligations under the Credit Documents to which they are a party.
          (b) Except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each Foreign Pension Plan has been maintained in compliance with its terms and with the requirements of any and all Applicable Laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; (ii) all contributions required to be made with respect to a Foreign Pension Plan have been timely made; neither US Company nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan; and (iii) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of US Company’s most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.
                    8.25 Trade Relations. Except as set forth on Section 8.25, there exists no actual or, to any Credit Party’s knowledge, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between US Company or any other Credit Party and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of US Company and the other Credit Parties (taken as a whole), or with any material supplier, except in each case, where the same would not reasonably be expected to have a Material Adverse Effect, and there exists no present condition or state of facts or circumstances which would prevent US Company or any other Credit Party from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.
                    8.26 Security Documents. (a) The provisions of the Security Agreements are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in all of the Security Agreement Collateral, and the Collateral Agent, for the benefit of the Secured Creditors, has (or within 10 days following the Initial Borrowing Date will have) a fully perfected security interest in all right, title and interest in all of the Security Agreement Collateral described therein, subject to no other Liens other than Permitted Liens. The recordation of (i) the Grant of Security Interest in US Patents and

(ii) the Grant of Security Interest in US Trademarks in the respective form attached to the US Security Agreement, in each case in the United States Patent and Trademark Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create, to the extent as may be perfected by such filings and recordation, a perfected security interest in the United States trademarks and patents covered by the Security Agreement, and the recordation of the Grant of Security Interest in US Copyrights in the form attached to the US Security Agreement with the United States Copyright Office, together with filings on Form UCC-1 made pursuant to the US Security Agreement, will create, to the extent as may be perfected by such filings and recordation, a perfected security interest in the United States copyrights covered by the US Security Agreement.
          (b) The Liens created under the US Pledge Agreement in favor of the Collateral Agent, as pledgee thereunder, for the benefit of the Secured Creditors, constitute perfected Liens in all US Pledge Agreement Collateral, subject to no Liens of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the Liens created in the US Pledge Agreement Collateral under the US Pledge Agreement other than with respect to that portion of the US Pledge Agreement Collateral constituting General Intangibles under the UCC.
          (c) Each Mortgage creates, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on the respective Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior and prior to the rights of all third Persons (except that the security interest and mortgage lien created on such Mortgaged Property may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens.
                    8.27 Investment Company Act. Neither US Company nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
                    8.28 Representations and Warranties in Other Documents. All representations and warranties set forth in the other Credit Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and shall be true and correct in all material respects as of the Initial Borrowing Date as if such representations or warranties were made on and as of such date (it being understood and agreed that any such representation or warranty which by its terms is made as of a specified date shall be true and correct in all material respects as of such specified date).
                    8.29 Environmental Matters. (a) Each of US Company and each of its Subsidiaries is in compliance in material respects with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the knowledge of US Company or any other Credit Party, threatened Environmental Claims against US Company or any of its Subsidiaries or any Real Property owned, leased or operated by US Company or any of its Subsidiaries (including any such claim arising out of the ownership, lease or operation by US Company or any of its Subsidiaries of any Real Property formerly owned, leased or operated by US Company or any of its Subsidiaries but no longer owned, leased or operated by US Company or any of its Subsidiaries). There are no facts, circumstances, conditions or occurrences with respect to the business or operations of US Company or any of its Subsidiaries, or any Real Property owned, leased or operated by US Company or any of its Subsidiaries (including any Real Property formerly owned, leased or operated by US Company or any of its Subsidiaries but no longer owned, leased or operated by US Company or any of its Subsidiaries) or, to the knowledge of US Company or any other Credit Party, any property adjoining or adjacent to any such Real Property that could be reasonably expected (i) to form the basis of an Environmental Claim against US Company or any of its Subsidiaries or any Real Property owned, leased or operated by US Company or any of its Subsidiaries or (ii) to cause any Real Property owned, leased or operated by US Company or any of its Subsidiaries to be subject to any restrictions on the ownership, lease, occupancy or transferability of such Real Property by US Company or any of its Subsidiaries under any applicable Environmental Law.
          (b) To the knowledge of US Company or any of its Subsidiaries, Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property owned, leased or operated by US Company or any of its Subsidiaries or, to the knowledge of US Company or any other Credit Party, any property adjoining or adjacent to any Real Property, where such generation, use, treatment, storage, transportation or Release has violated or could be reasonably expected to violate any applicable Environmental Law or give rise to an Environmental Claim.
          (c) Notwithstanding anything to the contrary in this Section 8.29, the representations and warranties made in this Section 8.29 shall be untrue only if the effect of any or all conditions, violations, claims, restrictions, failures and noncompliances of the types described above could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
                    8.30 Employment and Labor Relations. Neither US Company nor any of its Subsidiaries is engaged in any unfair labor practice that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against US Company or any of its Subsidiaries or, to the knowledge of US Company or any other Credit Party, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against US Company or any of its Subsidiaries or, to the knowledge of US Company or any other Credit Party, threatened against any of them, (b) no strike, labor dispute, slowdown or stoppage pending against US Company or any of its Subsidiaries or, to the knowledge of US Company or any other Credit Party, threatened against US Company or any of its Subsidiaries, (c) no union representation question exists with respect to the employees of US Company or any of its Subsidiaries, (d) no equal employment opportunity charges or other claims of employment discrimination are pending or, to the knowledge of US Company or any other Credit Party, threatened against US Company or any of its Subsidiaries, and (e) no wage and hour department investigation has been made of US Company or any of its Subsidiaries, except (with respect to any matter specified in clauses (a) — (e) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.
                    8.31 Indebtedness. Schedule 8.31 sets forth a list of all Indebtedness (including Contingent Obligations) of US Company and its Subsidiaries as of the Initial Borrowing Date and which is to remain outstanding after giving effect to the Transaction (excluding the Obligations), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any Credit Party or any of its Subsidiaries which directly or indirectly guarantees such debt (all such non-excluded Indebtedness, the “Existing Indebtedness”).
                    8.32 Insurance. Schedule 8.32 sets forth a listing of all insurance maintained by US Company and its Subsidiaries as of the Initial Borrowing Date, with the amounts insured (and any deductibles) set forth therein.
                    8.33 Employee Benefit Plans; Non-Compete Agreements; Collective Bargaining Agreements; Existing Indebtedness Agreements. Schedule 8.33 sets forth a list of all Employee Benefit Plans, Non-Compete Agreements, Collective Bargaining Agreements and Existing Indebtedness Agreements maintained by US Company and its Subsidiaries as of the Initial Borrowing Date and which are to remain in effect after giving effect to the Transactions.

                    8.34 Anti-Terrorism Laws. US Company and its Subsidiaries are in compliance with the Uniting and Strengthening of America by Providing the Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act”).
                    8.35 UK Financial Assistance. Neither the execution, delivery and performance of this Agreement (including without limitation the guarantee in Section 15) and each of the other Credit Documents and Senior Note Documents to which it is a party nor the incurrence of any obligations or liabilities (actual or contingent) thereunder by any of the UK Subsidiaries constitutes or will constitute unlawful financial assistance for the purposes of sections 151 to 158 (inclusive) of the United Kingdom Companies Act 1985 (as amended or otherwise re-enacted from time to time).
                    8.36 UK Pensions. To the knowledge of US Company or any of its Subsidiaries, no UK Subsidiary has ever participated in a UK defined benefit pension plan or been associated or connected with the employer in relation to a UK defined benefit pension plan.
          SECTION 9. Affirmative Covenants. Each of US Company and each other Credit Party hereby covenants and agrees that on and after the Initial Borrowing Date and until the Total Revolving Loan Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid US Drawings and Unpaid UK Drawings (in each case together with interest thereon), Fees and all other Obligations (other than indemnities described in Section 13.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full in cash:
                    9.01 Information Covenants. US Company will furnish to each Lender:
     (a) Monthly Reports. As soon as available, but not later than 30 days after the end of each month hereafter, excluding the last month of each fiscal quarter of US Company’s, unaudited interim financial statements (including, but not limited to, balance sheet, income statement and statement of cash flows) of US Company and its Subsidiaries as of the end of such month and of the portion of the fiscal year then elapsed, on a Consolidated basis, certified by the principal financial officer or principal accounting officer of US Company as prepared in accordance with GAAP and fairly presenting in all material respects the financial position and results of operations of US Company and its Subsidiaries for such month and period (subject only to changes from audit and year-end adjustments and except that such statements need not contain notes) and, at the request of the Administrative Agent, unaudited interim financial statements on a consolidating basis (A) with respect to US Company and its Domestic Subsidiaries, on the one hand and (B) the US Company’s Foreign Subsidiaries, on the other hand, in each case in a form consistent with US Company’s historical practices of preparation of consolidating financial statements.
     (b) Quarterly Financial Statements. As soon as available, but not later than 45 days after the end of each fiscal quarter of US Company, excluding the last quarter of US Company’s fiscal year, unaudited quarterly financial statements (including, but not limited to, balance sheet, income statement and statement of cash flows) of US Company and its Subsidiaries as of the end of such fiscal quarter, on a Consolidated basis, certified by the principal financial officer or principal accounting officer of US Company as prepared in accordance with GAAP and fairly presenting in all material respects the financial position and results of operations of US Company and its Subsidiaries for such fiscal quarter and period (subject only to changes from audit and year-end adjustments and except that such statements need not contain notes) and, at the request of the Administrative Agent, unaudited interim financial statements on a consolidating basis (A) with respect to US Company and its Domestic Subsidiaries, on the one hand and (B) the US

Company’s Foreign Subsidiaries, on the other hand, in each case in a form consistent with US Company’s historical practices of preparation of consolidating financial statements. In addition, at the time of the delivery of the foregoing financial statements, US Company will deliver to the Collateral Agent such information and/or documents relating to intellectual property of the Credit Parties as may be required pursuant to the terms of the Security Agreements.
     (c) Annual Financial Statements. As soon as available, but not later than 90 days after the close of each fiscal year of US Company, unqualified (except for a qualification for a change in accounting principles with which the accountant concurs) audited financial statements (including, but not limited to, balance sheet, income statement and statement of cash flows) of US Company and its Subsidiaries as of the end of such year, on a Consolidated basis, certified by a firm of independent certified public accountants of recognized standing selected by US Company but reasonably acceptable to Administrative Agent, together with, at the request of the Administrative Agent, unaudited consolidating balance sheets, income statements and statements of cash flows (A) with respect to US Company and its Domestic Subsidiaries, on the one hand and (B) the US Company’s Foreign Subsidiaries, on the other hand, and, within a reasonable time thereafter a copy of any management letter issued in connection therewith.
     (d) [Intentionally Omitted].
     (e) Compliance Certificates. Concurrently with the delivery of the financial statements described in clause (c) of this Section 9.01, US Company shall forward to Agent a copy of the accountants’ letter to US Company’s management (if any) that is prepared in connection with such financial statements. Concurrently with the delivery of the financial statements described in paragraph (b) and (c) of this Section 9.01, or more frequently if reasonably requested by Agent, US Company shall cause to be prepared and furnished to Agent a Compliance Certificate in the form of Exhibit P hereto executed by the Chief Financial Officer or principal accounting officer of US Company. To the extent any deliverable described in Section 9.01(b) or (c) is contained in a 10-Q or 10-K which is delivered to the Agent and each Lender pursuant to Section 9.01(i), US Company’s obligation to deliver such item shall be deemed satisfied.
     (f) Notice of Default, Litigation and Material Adverse Effect. (i) Promptly, and in any event within three Business Days after any officer of US Company or any of its Subsidiaries obtains knowledge thereof, notice of the occurrence of any event which constitutes a Default or an Event of Default, and (ii) promptly, and in any event within five Business Days after any officer of US Company or any of its Subsidiaries obtains knowledge thereof, notice of (A) any litigation or governmental investigation or proceeding pending against US Company or any of its Subsidiaries which, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect, or (B) any other event, change or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect.
     (g) Notice of Material Changes. Promptly notify Agent in writing of the occurrence of any event or the existence of any fact that, in either case, is known to US Company or any other Credit Party, which renders any representation or warranty in this Agreement or any of the other Credit Documents inaccurate, incomplete or misleading in any material respect as of the date made or remade. In addition, US Company agrees to provide Agent with (i) 10 Business Days’ prior written notice of (1) any change in the legal name of US Company or any other Credit Party, (2) the adoption by US Company or any other Credit Party of any new fictitious name or trade name and (3) any change in the chief executive office of US Company or any other Credit Party, and (ii) prompt written notice of any change in the information disclosed in any

Schedule hereto (which notice shall be deemed given in respect of information set forth within any periodic report filed by US Company with the SEC pursuant to Section 13 or 15 of the Securities Exchange Act of 1934, as amended, upon delivery of notice to the Administrative Agent of such filing), in each case after giving effect to the materiality limits and Material Adverse Effect qualifications contained therein.
     (h) Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all financial information, proxy materials, reports, and, with respect to (ii) below, notices, if any, which US Company or any of its Subsidiaries shall (i) publicly file with the SEC, or any national securities exchange, or (ii) deliver to holders (or any trustee, agent or other representative therefor) of the Convertible Preferred Stock or any of its material Indebtedness pursuant to the terms of the documentation governing the same, in each case, if the same is not available in the SEC’s EDGAR database or, if so available, US Company has not delivered notice of such filing with the SEC to the Administrative Agent.
     (i) Environmental Matters. Promptly after any officer of US Company or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters to the extent that such environmental matters, either individually or when aggregated with all other such environmental matters, could reasonably be expected to have a Material Adverse Effect:
     (i) any pending or threatened Environmental Claim against US Company or any of its Subsidiaries or any Real Property owned, leased or operated by US Company or any of its Subsidiaries;
     (ii) any condition or occurrence on or arising from any Real Property owned, leased or operated by US Company or any of its Subsidiaries that (A) results in noncompliance by US Company or any of its Subsidiaries with any applicable Environmental Law or (B) could reasonably be expected to form the basis of an Environmental Claim against US Company or any of its Subsidiaries or any such Real Property;
     (iii) any condition or occurrence on any Real Property owned, leased or operated by US Company or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by US Company or any of its Subsidiaries of such Real Property under any Environmental Law; and
     (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by US Company or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event US Company shall deliver to each Lender all notices received by US Company or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA which identify US Company or any of its Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify US Company or any of its Subsidiaries of potential liability under CERCLA.
All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and US Company’ or such Subsidiary’s response thereto. In addition to the foregoing, prior to inclusion of any Eligible Real Property in the US Borrowing Base,

provide the Administrative Agent with environmental reports, in form and substance satisfactory to the Administrative Agent and Required Lenders and from a firm satisfactory to Administrative Agent, relating to the properties owned by US Company or any of its Subsidiaries.
     (j) Borrowing Base Certificate. (i) On the Initial Borrowing Date, (ii) not later than 5:00 P.M. (New York time) on or before the 15th day of each month thereafter (or at such other times as the Administrative Agent may reasonably request), (iii) at the time of the consummation of a Permitted Acquisition, (vi) on a weekly basis during a Compliance Period, and (v) at such other times as US Company may elect, a borrowing base certificate setting forth the Borrowing Base (in each case with supporting calculations in reasonably detail) substantially in the form of Exhibit Q (each, a “Borrowing Base Certificate”), which shall be prepared (A) as of May 31, 2008 in the case of the initial Borrowing Base Certificate and (B) as of the last Business Day of the preceding month in the case of each subsequent Borrowing Base Certificate (but adjusted, in the case of a Borrowing Base Certificate delivered in connection with a Permitted Acquisition, to reflect any Eligible Accounts, Eligible Inventory, Eligible Machinery and Equipment and Eligible Real Property acquired by a Borrowing Base Party pursuant to such Permitted Acquisition) (or, if any such Borrowing Base Certificate is delivered more frequently than monthly, as of the last Business Day of the week preceding such delivery). Each such Borrowing Base Certificate shall include the then applicable, marked-to-market Swap Termination Value which the Borrower intends be treated as a Qualified Swap Termination Value for purposes of Section 5.03(d), and all such supporting information as may be reasonably requested from time to time by the Administrative Agent.
     (k) Notice of Compliance Period. Promptly, and in any event within two Business Days after any officer of US Company or any of its Subsidiaries obtains knowledge thereof, notice of the commencement of a Compliance Period.
     (l) Material Real Property. Promptly upon, and in any event within ten Business Days after, US Company or any other Credit Party acquires any Real Property the Fair Market Value of which is equal to or greater than $2,500,000 or the Equivalent Amount thereof, notice of such acquisition, together with US Company’ good faith determination of the Fair Market Value thereof.
     (m) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to US Company or any of its Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.
                    9.02 Books, Records and Inspections; Field Examinations; Appraisals; Records and Reports of Inventory, Machinery and Equipment. (a) US Company will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with GAAP of all financial transactions in relation to its business and activities. US Company will, and will cause each of its Subsidiaries to, permit representatives of Agent, and during the continuation of any Compliance Period, Default or Event of Default, any Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, (i) to visit and inspect the Properties of US Company and each of its Subsidiaries (including the Collateral), inspect, audit and make extracts from their books and records, and discuss with their officers, their employees and their independent accountants, US Company’s and each of its Subsidiaries’ business, assets, liabilities, financial condition, business prospects and results of operations and (ii) to verify Eligible Accounts, Eligible Machinery and Equipment, Eligible Inventory and Eligible Real Property. Neither Agent nor any Lender shall have any duty to make any such inspection and shall not incur any liability by reason of its failure to conduct or delay in conducting any such inspection. Agent, if no Default or Event of Default then exists, shall give US Company reasonable prior notice of any such inspection or audit. Without limiting the foregoing, US Company will participate and will cause its key management personnel to participate in a meeting with Agent and Lenders at least once during each year or more frequently, as Agent may reasonably request (except that during the continuation of an Event of Default such meetings may be held more frequently as requested by Agent or Required Lenders), which meeting(s) shall be held at such times and such places as may be reasonably requested by Agent.
          (b) In addition to Section 9.02(a), (i) in the case of succeeding sub-clause (x), at least once during each fiscal year of US Company, (ii) in the case of succeeding sub-clause (y), at least once, and at the discretion of the Administrative Agent, at least twice, in each fiscal year of US Company, and (iii) in the case of either succeeding sub-clause (x) or (y) at any time that a Compliance Period is in effect or any Event of Default exists, as often as the Administrative Agent may reasonably request, US Company will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any third-party appraiser or consultant reasonably satisfactory to the Administrative Agent and the Collateral Agent to visit and inspect (at the Borrowers’ joint and several expense), under guidance of officers of US Company or such Subsidiary, any of the properties of US Company or such Subsidiary and to verify Eligible Accounts, Eligible Machinery and Equipment, Eligible Inventory and/or Eligible Real Property in order to complete (x) an appraisal of the Eligible Goods Inventory, Eligible Machinery and Equipment and/or Eligible Real Property of the Borrowing Base Parties and (y) a collateral examination of the Borrowing Base Parties, and in connection therewith US Company shall provide Administrative Agent and any field examiner or appraiser reasonable access to the books and records and the Collateral and shall cooperate with such field examiner or appraiser with respect to the foregoing.
          (c) When reasonably requested by Administrative Agent, US Company shall, and cause each of its Subsidiaries to, provide the following to Administrative Agent, with a copy to any Lender which requests delivery (which, at US Company’s election, may be made by email or other electronic means of communication, or by web posting) of such reports: a report of Eligible Container Fleet Inventory and Eligible Trailer Fleet Inventory by category and by item (in detail), a report of Inventory, based upon a physical count, which shall describe Inventory of the Borrowing Base Parties by category and by item (in detail) and report the then appraised value of such Inventory, and a report of Equipment which shall describe Borrower’s and Guarantors’ Equipment (in detail) and report the then appraised value of such Equipment.
          (d) US Company shall, and shall cause its Subsidiaries to, keep records of its Inventory and Equipment, which records shall be complete and accurate in all material respects. Borrower shall furnish to Agent and Lenders updates of Schedule 1.01(b) and Inventory and Equipment reports concurrently with the delivery of each Borrowing Base Certificate or more frequently as requested by Administrative Agent, which reports will be in such other format and detail as Administrative Agent shall request and shall include (a) a current list of all locations of Inventory and Equipment of US Company and its Subsidiaries and (b) a list of all Inventory and Equipment of US Company and its Subsidiaries which are Motor Vehicles, which list shall specify the certificate of title holder (or the equivalent), the vehicle identification number (or equivalent) and the state or province (or equivalent) in which such Inventory or Equipment is located. US Company shall conduct a physical inventory of all container Inventory on premises owned or leased by US Company or any of its Subsidiaries no less frequently than monthly and shall provide to Administrative Agent on request a report based on each such physical inventory promptly thereafter, together with such supporting information as Administrative Agent shall reasonably request.
                    9.03 Maintenance of Property; Insurance. (a) US Company will, and will cause each of its Subsidiaries to, (i) keep all property necessary to the business of US Company and its Subsidiaries in good working order and condition, ordinary wear and tear excepted and subject to the occurrence of casualty events, (ii) maintain with financially sound and reputable insurance companies insurance on all such property and against all such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties and engaged in similar businesses as US Company and its Subsidiaries, and (iii) furnish to the Administrative Agent, upon its request therefor, full information as to the insurance carried. Such insurance shall include physical damage insurance on all real and personal property (whether now owned or hereafter acquired) on an all risk basis and business interruption insurance. The provisions of this Section 9.03 shall be deemed supplemental to, but not duplicative of, the provisions of any Security Documents that require the maintenance of insurance. In addition to the foregoing, US Company and the Borrowers acknowledge and agree that (x) the Administrative Agent has the right, on an annual basis, to review the insurance then being maintained by US Company and its Subsidiaries and to require US Company and its Subsidiaries to increase their levels of coverage from that which then exists to the extent that the Administrative Agent has a reasonable basis to require same and (y) it will, within 30 days following such a request by the Administrative Agent, obtain such increased insurance coverage.
          (b) US Company will, and will cause each of its Subsidiaries to, at all times keep its property insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by US Company and/or such Subsidiaries) (i) shall be endorsed to the Collateral Agent’s satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured), (ii) shall state that such insurance policies shall not be canceled without at least 30 days’ prior written notice thereof by the respective insurer to the Collateral Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the other Secured Creditors, and (iv) shall be deposited with the Collateral Agent.
          (c) If US Company or any of its Subsidiaries shall fail to maintain insurance in accordance with this Section 9.03, or if US Company or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrowers jointly and severally agree to reimburse the Administrative Agent for all costs and expenses of procuring such insurance.
                    9.04 Administration of Equipment; Maintenance of Equipment. (a) US Company shall, and shall cause its Subsidiaries to, keep records of its Equipment which shall be complete and accurate in all material respects itemizing and describing the kind, type, quality, quantity and book value of its Equipment and all dispositions made in accordance with this Agreement, and US Company shall, and shall cause its Subsidiaries to, furnish Administrative Agent with a current schedule containing the foregoing information on at least an annual basis and more often if reasonably requested by Administrative Agent. Promptly after the reasonable request therefore by Administrative Agent, US Company shall deliver to Administrative Agent any and all evidence of ownership, if any, of any Equipment.
     (b) US Company shall, and shall cause its Subsidiaries to, make or cause to be made all necessary replacements of and repairs to Equipment so that the operating efficiency thereof shall be maintained and preserved, reasonable wear and tear excepted, except where the failure to so maintain the same would not reasonably be expected to have a Material Adverse Effect. US Company will not, and will not allow any other Credit Party to, permit any Equipment to become affixed to any Real Property leased to US Company or any other Credit Party so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such Real Property has executed a landlord waiver or leasehold mortgage in favor of and in form reasonably acceptable to Administrative Agent, and US Company will not permit, nor will it allow any other Credit Party to permit, any of the Equipment of US Company or any other Credit Party to become an accession to any personal Property other than Equipment that is subject to First Priority (except for Permitted Liens) Liens in favor of Administrative Agent.
                    9.05 Existence; Franchises. US Company will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses, permits, copyrights, trademarks and patents; provided, however, that nothing in this Section 9.05 shall prevent (a) sales of assets and other transactions by US Company or any of its Subsidiaries in accordance with Section 10.03, (b) the withdrawal by US Company or any of its Subsidiaries of its qualification as a foreign limited liability company (or other applicable entity) in any jurisdiction if such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (c) dissolution of the Luxembourg Subsidiary so long as, in the case of clause (c) only, all of the following conditions are met: (1) no Default or Event of Default shall exist at the time of such dissolution and after giving effect to such dissolution, (2) any Subsidiary of the UK Company that assumes any of the rights or obligations under the Luxembourg Debt in connection with the transactions that effect such dissolution shall become a UK Guarantor and shall become a party to each of the Credit Documents to which the UK Company, UK-LP or the Luxembourg Subsidiary, as applicable, was a party immediately prior to the dissolution of the Luxembourg Subsidiary, (3) all other Liens under the Security Documents in favor of the Administrative Agent immediately prior to the dissolution of the Luxembourg Subsidiary shall remain perfected, and the Borrowers shall cause any Subsidiary of the UK Company that assumes any rights or obligations under the Luxembourg Debt in connection with the transactions that effect such dissolution to execute and deliver to the Administrative Agent such documents, instruments, financing statements, and amendments to Credit Documents as the Administrative Agent may reasonably request to continue the perfection of such Liens, (4) such dissolution shall not result in any Indebtedness permitted to be incurred pursuant to, and incurred in compliance with, Section 10.04(1) hereof; and (5) such dissolution shall otherwise not create any covenants, undertakings or obligations on the part of any Credit Party any more onerous than the covenants, undertakings or obligations contained in the Luxembourg Debt.
                    9.06 Compliance with Statutes, etc. US Company will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property in any jurisdiction (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such non-compliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
                    9.07 Compliance with Environmental Laws. (a) US Company will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws and permits applicable to, or required by, the ownership, lease or use of its Real Property now or hereafter owned, leased or operated by US Company or any of its Subsidiaries, except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. Neither US Company nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by US Company or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, Released or disposed of at any such Real Properties in compliance in all material respects with all applicable Environmental Laws and as required in connection with the normal operation, use and maintenance of the business or operations of US Company or any of its Subsidiaries.

          (b) (i) After the receipt by the Administrative Agent or any Lender of any notice of the type described in Section 9.01(i), (ii) at any time that US Company or any of its Subsidiaries are not in compliance with Section 9.07(a) or (iii) in the event that the Administrative Agent or the Lenders have exercised any of the remedies pursuant to the last paragraph of Section 11, the Borrowers will provide, at the sole joint and several expense of the Borrowers and at the request of the Administrative Agent, an environmental site assessment report concerning any Real Property owned, leased or operated by US Company or any of its Subsidiaries, prepared by an environmental consulting firm reasonably approved by the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with such Hazardous Materials on such Real Property. If the Borrowers fail to provide the same within 30 days after such request was made, the Administrative Agent may order the same, the cost of which shall be borne by the Borrowers on a joint and several basis, and the Borrowers shall grant and hereby grant to the Administrative Agent and the Lenders and their respective agents access to such Real Property and specifically grant the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment at any reasonable time upon reasonable notice to US Company, all at the sole joint and several expense of the Borrowers.
                    9.08 ERISA. (a) As soon as possible and, in any event, within ten (10) days after US Company, any Subsidiary of US Company or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following ERISA matters, US Company will deliver to each of the Lenders a certificate of any Authorized Officer of US Company setting forth the full details as to such occurrence and the action, if any, that US Company, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by US Company, such Subsidiary, the Plan administrator or such ERISA Affiliate to or with the PBGC or any other Governmental Authority, or a Plan or Multiemployer Plan participant and any notices received by US Company, such Subsidiary or ERISA Affiliate from the PBGC or any other Governmental Authority, or a Plan or Multiemployer Plan participant with respect thereto: that a Reportable Event has occurred (except to the extent that US Company has previously delivered to the Lenders a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection ..62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan or Multiemployer Plan; that any contribution required to be made with respect to a Plan, Multiemployer Plan or Foreign Pension Plan has not been timely made; that a Plan has been terminated or a Multiemployer Plan has been reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that US Company, any Subsidiary of US Company or any ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064 or 4069 of ERISA, or to or on account of a Multiemployer Plan under Section 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA, Section 4980B(g)(2) of the Code or 45 Code of Federal Regulations Section 160.103) under Section 4980B of the Code and/or the Health Insurance Portability and Accountability Act of 1996; or that US Company or any Subsidiary of US Company may incur any liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA). US Company will deliver to each of the Lenders (i) a copy of each funding waiver request filed with the Internal Revenue Service or any other Governmental Authority with respect to any Plan and all communications received by US Company, any Subsidiary of US Company or any ERISA Affiliate from the Internal Revenue Service or any other Governmental Authority with respect to such Plan of US Company, any Subsidiary of US Company or any ERISA Affiliate, (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA and (iii) upon the request of the Administrative Agent, a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the US Department of Labor. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC, and any material notices received by US Company, any Subsidiary of US Company or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan or received from any government agency or plan administrator or sponsor or trustee with respect to any Multiemployer Plan, shall be delivered to the Lenders no later than ten (10) days after the date such annual report has been filed or such records, documents and/or information has been furnished to the PBGC or such notice has been received by US Company, the Subsidiary or the ERISA Affiliate, as applicable.
          (b) US Company and each of its applicable Subsidiaries shall ensure that all Foreign Pension Plans administered by it or into which it makes payments obtains or retains (as applicable) registered status under and as required by Applicable Law and is administered in a timely manner in all respects in compliance with all Applicable Laws, except where the failure to do any of the foregoing, either individually or in the aggregate, could not be reasonably likely to result in a Material Adverse Effect.
                    9.09 End of Fiscal Years; Fiscal Quarters. US Company will cause (i) its and each of its Subsidiaries’ fiscal years to end on December 31 of each calendar year and (ii) its and each of its Subsidiaries’ fiscal quarters to end on March 31, June 30, September 30 and December 31 of each calendar year.
                    9.10 Performance of Obligations. US Company will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other agreement, contract or instrument by which it is bound, except such non-performances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
                    9.11 Payment of Taxes. US Company will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of US Company or any of its Subsidiaries not otherwise permitted under Section 10.02; provided that neither US Company nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.
                    9.12 Use of Proceeds. The Borrowers will use the proceeds of the Loans only as provided in Section 8.23.

                    9.13 Additional Security; Further Assurances; etc. (a) US Company will, and will cause each other Credit Party to, grant to the Collateral Agent for the benefit of the Secured Creditors Liens, hypothecs and Mortgages in such assets and owned Real Property of US Company and such other Credit Party as are not covered by the original Security Documents and as may be reasonably requested from time to time by the Administrative Agent or the Required Lenders (collectively, the “Additional Security Documents”). All such Liens, hypothecs and Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected Liens, hypothecations and Mortgages superior to and prior to the rights of all third Persons and enforceable against third parties and subject to no other Liens except for Permitted Liens or, in the case of Real Property, the Permitted Encumbrances related thereto (provided that Administrative Agent’s Liens on the LKE Joint Accounts need not be perfected). The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full. In connection with the delivery of any Mortgage, US Company will, and will cause each other Credit Party to, to the extent reasonably requested from time to time by the Administrative Agent or the Required Lenders, deliver (i) a Mortgage Policy issued by a title insurer reasonably satisfactory to the Administrative Agent, in form and substance and in an amount reasonably satisfactory to the Administrative Agent insuring that the Mortgage is a valid and enforceable First Priority Lien on the respective property other than Permitted Encumbrances, (ii) a then current A.L.T.A. survey, certified to the Administrative Agent by a licensed surveyor sufficient to allow the issuer of the Mortgage Policy to issue such Mortgage Policy without a survey exception, (iii) an environmental site assessment prepared by a qualified firm reasonably acceptable to the Agent, in form and substance satisfactory to the Administrative Agent and (iv) a certificate in a form reasonably acceptable to the Administrative Agent indicating that the property is not in a flood zone, or if the property is in a flood zone, evidence that appropriate insurance reasonable acceptable to the Administrative Agent has been obtained. Notwithstanding the foregoing, this Section 9.13(a) shall not apply to (and US Company and the other Credit Parties shall not be required to grant a Mortgage in) any Real Property the Fair Market Value of which is less than $2,500,000 or the Equivalent Amount thereof.
          (b) US Company will, and will cause each of the other Credit Parties to, at the expense of US Company, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports, landlord waivers, bailee agreements, control agreements and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, US Company will, and will cause the other Credit Parties to, deliver to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 9.13 has been complied with.
          (c) If the Administrative Agent or the Required Lenders reasonably determine that they are required by law or regulation to have appraisals prepared in respect of any Real Property of US Company and the other Credit Parties constituting Collateral, US Company will, at its own expense, provide to the Administrative Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, and which shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

          (d) US Company agrees that each action required by clauses (a) through (c) of this Section 9.13 shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Administrative Agent or the Required Lenders; provided that, in no event will US Company or any of its Subsidiaries be required to take any action, other than using its commercially reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section.
          (e) Notwithstanding anything contained in this Section 9.13 or this Agreement to the contrary, in no event shall (i) the assets of any of the UK Company or any other Foreign Subsidiary be pledged to secure the US Obligations or (b) more than 65% of the voting securities of any Foreign Subsidiary held by the US Company or any Domestic Subsidiary be pledged to secure the US Obligations.
          (f) Each Subsidiary that is a Domestic Subsidiary (other than any holding company or shell company without any assets constituting a portion of the Borrowing Base and other than any other Subsidiary reasonably agreed by the Administrative Agent) shall become a party to this Agreement as a US Borrower on or prior to the date which is 21 days following the Closing Date, in each case by executing and delivering to the Administrative Agent a counterpart of a Joinder Agreement, and delivering to the Administrative Agent a counterpart to each US Revolving Note and the US Swingline Note.
          (g) Each Subsidiary that is a UK Subsidiary (other than any holding company or shell company without any assets constituting a portion of the Borrowing Base and other than any other Subsidiary reasonably agreed by the Administrative Agent) shall become a party to this Agreement as a UK Borrower on or prior to the date which is 21 days following the Closing Date, in each case by executing and delivering to the Administrative Agent a counterpart of a Joinder Agreement and delivering to the Administrative Agent a counterpart to each UK Revolving Note and the UK Swingline Note.
                    9.14 Convertible Preferred Stock. US Company will pay all dividends on its Convertible Preferred Stock solely through the issuance of additional shares of such Convertible Preferred Stock (but not in cash or Cash Equivalents or other Property).
                    9.15 Projections. US Company shall, no later than 60 days after the end of each fiscal year of US Company, deliver to Administrative Agent Projections of US Company and each of its Subsidiaries for the forthcoming three (3) fiscal years, month by month (including, but not limited to, projected balance sheets, income statements, statements of cash flows and Total Borrowing Availability, US Borrowing Availability, UK Borrowing Availability and calculations of projected covenant compliance other than compliance with Section 10.27 (Minimum Utilization).
                    9.16 Landlord, Processor and Storage Agreements. US Company shall provide Administrative Agent on request with copies of all agreements between US Company or any other Credit Party and any landlord, processor, distributor, warehouseman or consignee which owns any premises at which any Collateral may, from time to time, be kept.
                    9.17 Deposit and Brokerage Accounts. For each deposit account or brokerage account that US Company or any other Credit Party that is a Domestic Subsidiary of US Company at any time opens or maintains (including, without limitation, any LKE Joint Account, but excluding any account for which such a Cash Management Control Agreement is expressly not required pursuant to Section 3.9 of the US Security Agreement), US Company shall, at Administrative Agent’s request and option, pursuant to an Cash Management Control Agreeement in form and substance satisfactory to Administrative Agent, cause the depository bank or securities intermediary, as applicable, to agree to comply at any time with instructions from Administrative Agent to such depository bank or securities intermediary, as applicable, directing the disposition of funds from time to time credited to such deposit or brokerage account, without further consent of US Company or such other Credit Party, during the continuance of a Compliance Period, a Default or an Event of Default.
                    9.18 Credit Party Financial Statements. US Company shall deliver or cause to be delivered to Administrative Agent financial statements, if any, for each other Credit Party (to the extent not consolidated or combined with the financial statements delivered to Administrative Agent under Section 9.01) in form and substance reasonably satisfactory to Agent at such intervals and covering such time periods as Administrative Agent may request.
                    9.19 Qualifying Derivative Obligations. Prior to or concurrently with US Company or any other Credit Party entering into any Derivative Obligation or any modification of such Derivative Obligation with any Lender or any Affiliate of a Lender (other than Administrative Agent or any Affiliate of Administrative Agent), US Company shall provide, or shall cause such Lender or such Affiliate to provide, written notice to Administrative Agent specifying, in a manner reasonably acceptable to Administrative Agent, the terms and conditions of such Derivative Obligations. In addition, any Lender that enters into any Derivative Obligation or any modification of a Derivative Obligation with a Credit Party may provide notice thereof to the Administrative Agent.
                    9.20 Centre of Main Interest. Each UK Subsidiary and the Luxembourg Subsidiary shall maintain its centre of main interest for purposes of Recital 13 of EC Regulation No. 1346/2000 on Insolvency Proceedings within respectively, the United Kingdom and Luxembourg.
                    9.21 Administration of Accounts. (a) Borrower shall, and shall cause each of its Subsidiaries to, keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Administrative Agent on such periodic basis as Agent shall request a sales and collections report for the preceding period, in form consistent with the reports currently prepared by US Company with respect to such information. When requested by Administrative Agent, from and after the date hereof, US Company shall deliver to Administrative Agent a detailed aging of all of Accounts of US Company and its Subsidiaries, and upon Administrative Agent’s request therefore, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Administrative Agent shall reasonably request.
          (b) If an Account includes a charge for any tax payable to any governmental taxing authority, Administrative Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of US Company or its Subsidiaries and to charge US Company therefore, except for taxes that (i) are being actively contested in good faith and by appropriate proceedings and with respect to which US Company or such Subsidiary maintains reasonable reserves on its books therefore and (ii) would not reasonably be expected to result in any Lien other than a Permitted Lien. In no event shall Administrative Agent or any Lender be liable for any taxes to any governmental taxing authority that may be due by US Company or any of its Subsidiaries or Affiliates.
                    9.22 Completion of Mobile Storage Acquisition on the Closing Date. (a) Concurrent with the making of the Pre-Merger Loans, the US Company shall deliver to the Administrative Agent an irrevocable Notice of Borrowing for each other Loan to be made on the Initial Borrowing Date necessary to consummate the Mobile Storage Acquisition on the Closing Date; (b) the US Company shall cause the Mobile Storage Acquisition, including without limitation each Subsequent

Merger, to have been completed on the Closing Date; and (c) the US Company shall cause (i) all Refinanced Indebtedness to have been repaid in full (together with all fees and other amounts owing thereon), all commitments thereunder to have been terminated and all letters of credit issued pursuant thereto to have been terminated or cash collateralized in a manner reasonably acceptable to the Administrative Agent, and (ii) all security interests in respect of, and Liens securing, the Refinanced Indebtedness created pursuant to the security documentation relating thereto to have been terminated and released in a manner reasonably satisfactory to the Administrative Agent, in each case as of the Closing Date.
          SECTION 10. Negative Covenants. Each of US Company and each other Credit Party hereby covenants and agrees that on and after the Effective Date and until the Total Revolving Loan Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid US Drawings and Unpaid UK Drawings (in each case, together with interest thereon), Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full in cash:
                    10.01 Capital Expenditures. US Company and its Subsidiaries shall not make payments for Capital Expenditures (net of sales of Eligible Container Fleet Inventory) in excess of $150,000,000 or the Equivalent Amount in any fiscal year; provided, that as long as no Event of Default shall have occurred and be continuing, US Company and its Subsidiaries may carry forward and add to the next year’s limitation amount (but not beyond such next year) the unused portion of the limitation on Capital Expenditures for the prior year, up to a maximum of one hundred percent (100%) of the prior year’s limitation amount; and provided, further, that the amount set forth in this Section 10.01 shall be increased by an amount equal to three hundred percent (300%) of the net cash proceeds received by US Company from any sale of equity Securities of US Company less such amount of such net cash proceeds used to redeem or repurchase Senior Notes in compliance with this Agreement (the “CapEx Equity Increase”), and the unused portion of any CapEx Equity Increase may be carried forward to any subsequent fiscal year. US Company and its Subsidiaries shall not make any Capital Expenditures that are not directly related to the business conducted on the Initial Borrowing Date by US Company and its Subsidiaries.
                    10.02 Liens. US Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of US Company or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to US Company or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 10.02 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”):
     (a) Liens granted to Collateral Agent for the benefit of the Lenders under the Security Documents to secure the Obligations;
     (b) (i) Liens listed on Schedule 10.02 and (ii) other Liens purporting to relate to less than $500,000 individually or $5,000,000 in the aggregate, relating to assets acquired in connection with the transactions under the Merger Agreement, if such Liens are being contested in good faith by US Company or a Subsidiary;

     (c) Liens for taxes not yet due or being contested in good faith and by appropriate proceedings to the extent permitted under this Agreement;
     (d) Purchase Money Liens and Leases;
     (e) Liens of warehousemen, mechanics, materialmen, workers, repairmen, common carriers, or landlords, liens for taxes, assessments or other governmental charges, and other similar Liens (other than Liens arising under ERISA) arising by operation of law for amounts that are not yet due and payable or which are being diligently contested in good faith by a Credit Party, and for which adequate reserves are maintained by US Company for their payment in accordance with GAAP;
     (f) Attachment or judgment Liens not to exceed an aggregate of $2,000,000 or the Equivalent Amount thereof excluding in each case amounts (i) bonded to the reasonable satisfaction of Administrative Agent or (ii) covered by insurance to the reasonable satisfaction of Administrative Agent;
     (g) Deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance, not to exceed an aggregate of $5,000,000 or the Equivalent Amount thereof;
     (h) Deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business not to exceed an aggregate of $5,000,000 or the Equivalent Amount thereof;
     (i) Easements, rights of way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of US Company or any of its Subsidiaries;
     (j) Liens securing Indebtedness described in Section 10.05(d) which has been refinanced so long as such refinanced Indebtedness is not secured by any collateral which did not secure the Indebtedness prior to such refinancing;
     (k) Liens securing Indebtedness described in Section 10.05(j) and (k);
     (l) Extensions and renewals of any of the foregoing so long as the aggregate amount of extended or renewed Liens are not increased and are on terms and conditions no more restrictive than the terms and conditions of the Liens extended or renewed;
     (m) Liens securing Capitalized Lease Obligations permitted pursuant to Section 10.05(l);
     (n) Liens securing Indebtedness of a Foreign Subsidiary permitted under Section Section 10.05(e)(iii); and
     (o) Liens securing Capitalized Lease Obligations permitted pursuant to Section 10.05(m).

                    10.03 Sale of Assets. US Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell, lease, assign, transfer or otherwise dispose of any assets (an “Asset Sale”) other than (i) Inventory (including containers held for lease) in the ordinary course of business, (ii) individual items of Collateral with a book value of less than $2,500,000 or the Equivalent Amount thereof in the aggregate during any fiscal year, (iii) obsolete or worn out property disposed of in the ordinary course of business, (iv) transfers of Inventory and Equipment from US Company to a Credit Party, or from one Credit Party to another Credit Party or to US Company, (v) sales of Trailers acquired in Permitted Acquisitions or owned by US Company or a Credit Party on the date hereof, (vi) so long as no Default or Event of Default has occurred and is continuing, to the extent permitted by the Senior Note Indentures, sales of container Inventory held for lease pursuant to sale and leaseback transactions (with the “leaseback” portion of such transaction being permitted pursuant to Section 10.05(m)), provided that the Orderly Liquidation Value of such container Inventory sold during the term of this Agreement shall not exceed $50,000,000 or the Equivalent Amount thereof, (vii) dispositions of assets not otherwise addressed by this Section 10.03 with an aggregate Fair Market Value not in excess of $2,500,000 or the Equivalent Amount thereof in the aggregate in any fiscal year; provided that, with respect to clauses (ii), (iii), (iv), (v), (vi) and (vii), (a) such dispositions are for fair value, (b) the aggregate consideration is paid in full in cash at the time of disposition and is either reinvested in the business of US Company or its Subsidiaries (subject to the limitations of this Agreement) or used to repay Revolving Loans in accordance with Section 5.02(c), (viii) sales of Equipment which US Company or a Credit Party will lease back under a capital lease permitted under Section 10.05(d) or an operating lease permitted under Section 10.13 and (ix) sales or other dispositions of Inventory or Equipment to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such sale or other disposition are applied to the purchase price of such replacement property (or otherwise applied in accordance with Section 5.02(c)(ii)), in each case as part of a LKE Transaction and pursuant to the terms and conditions of the LKE Master Exchange Agreement.
                    10.04 Restricted Payments. US Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:
     (a) declare or pay any dividend (other than dividends payable solely in common stock of US Company) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Securities of US Company or any warrants, options or rights to purchase any such Securities, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of US Company or any of its Subsidiaries (each of the foregoing, a “Restricted Payment”); provided, (i) any Subsidiary may declare and pay dividends or distributions to US Company or any other Domestic Subsidiary of US Company which is a US Credit Party; (ii) any Foreign Subsidiary may declare and pay dividends or distributions to UK Company or any other Foreign Subsidiary, (iii) US Company may purchase on the open market or in privately-negotiated transactions Securities consisting of its common stock for an aggregate amount not to exceed $10,000,000 if, (A) both before and after giving effect to such purchase, no Default or Event of Default exists or would result therefrom and US Company has Total Borrowing Availability of at least $100,000,000, (B) all shares of such Securities so purchased are thereafter immediately cancelled or shall have the status of treasury stock of US Company and (C) if the Restricted Payment under this clause (iii) is to be made with the proceeds of a Loan, the request for such Loan shall be made under a separate request for borrowing and shall be accompanied by calculations in reasonable detail evidencing that US Company may make any Restricted Payment in compliance with this Section 10.04(a); and (iv) US Company may make any Restricted Payment permitted pursuant to the Senior Note Documents so long as at the time of such Restricted Payment, the Payment Conditions shall have been satisfied; or

     (b) make any payment or prepayment of principal of, or any prepayment of interest on, or any redemption (including, without limitation, by making payments to a sinking or analogous fund), repurchase or defeasance of, any Indebtedness (other than the Obligations) or of any Mandatory Redeemable Obligation; provided that (i) any Subsidiary may make payments on account of Indebtedness owing to US Company or any other Credit Party, (ii) on or prior to August 1, 2010, US Company may repurchase or redeem up to 35% of the aggregate principal amount of the Senior Notes outstanding on the Initial Borrowing Date and pay accrued interest and premium thereon with the proceeds of the issuance of US Company’s Securities in an “Equity Offering” under and as defined in the Senior Note Indentures if, both before and after giving effect to such repurchase or redemption, (x) no Default or Event of Default exists and (y) US Company has Total Borrowing Availability of at least $100,000,000; (iii) US Company and its Subsidiaries may make scheduled principal and interest payments on Indebtedness permitted under Sections 10.05(a), (b), (c), (d), (g), (h), (i), (j), (k) and (l) and scheduled interest payments on the Senior Notes and (iv) US Company may prepay, repurchase or redeem any Indebtedness permitted to be prepaid, repurchased or redeemed pursuant to the Senior Note Documents so long as at the time of such prepayments, repurchases or redemptions, the Payment Conditions shall have been satisfied.
                    10.05 Indebtedness. US Company will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:
     (a) Indebtedness under the Credit Documents and Derivative Obligations under which a Lender (or its Affiliate) is the counterparty incurred in the ordinary course of business;
     (b) Unsecured Derivative Obligations incurred in the ordinary course of business;
     (c) Indebtedness described on Schedule 10.05, and any refinancing of such Indebtedness, so long as the aggregate principal amount of the Indebtedness so refinanced shall not be increased and the refinancing shall be on terms and conditions no more restrictive than the terms and conditions of the Indebtedness to be refinanced;
     (d) Indebtedness, including Capitalized Lease Obligations, secured by purchase money liens on Equipment the title to or leasehold interest in which is acquired after the Initial Borrowing Date, not to exceed $20,000,000 or the Equivalent Amount thereof in the aggregate (irrespective of when due) outstanding at any one time (“Purchase Money Liens and Leases”) so long as each Purchase Money Lien or Lease shall attach or relate only to the property (and accessions thereto and proceeds thereof) to be acquired or the acquisition cost of which is financed through leasing and the principal amount of the debt incurred (including the principal component of lease payments) shall not exceed one hundred percent (100%) of the purchase price of the item or items of equipment;
     (e) (i) Indebtedness consisting of loans and advances by US Company or any Subsidiary of US Company to US Company or any Domestic Subsidiary that is a Credit Party; (ii) Indebtedness consisting of loans and advances by the UK Company or any Foreign Subsidiary to UK Company or any Foreign Subsidiary that is a Credit Party; (iii) Indebtedness consisting of loans and advances by the US Company or any Domestic Subsidiary to UK Company or any Foreign Subsidiary that is a Credit Party, in an amount, together with Investments under Section 10.07(b)(iii), not to exceed $25,000,000 or the Equivalent Amount thereof at any time outstanding; (iv) Indebtedness of any Foreign Subsidiary (other than a Credit Party) for which none of a US Borrower, a UK Borrower or any Credit Party has provided credit support (by guarantee, granting of Liens on its assets or otherwise) in an amount not to exceed $10,000,000 or the Equivalent Amount thereof at any time outstanding, and (v) other Indebtedness consisting of loans and advances to Foreign Subsidiaries, which together with Investments made by any Credit Party in Foreign Subsidiaries under Section 10.07(b)(iv) (such loans and advances to Foreign Subsidiaries, together with Investments made under Section 10.07(b)(iv), “Restricted Foreign Funding”), does not exceed $10,000,000 or the Equivalent Amount thereof in the aggregate at any time outstanding; provided that (X) all loans and advances described under (i), (ii), (iii) and (v) are evidenced by an intercompany note, which is pledged to Administrative Agent and are subordinated to the Obligations on terms and conditions reasonably acceptable to the Administrative Agent and (Y) US Company may make any Restricted Foreign Funding in excess of the limitations in the foregoing clause (v) which are otherwise permitted pursuant to the Senior Note Documents so long as at the time of such Restricted Foreign Funding, the Payment Conditions shall have been satisfied.
     (f) Indebtedness under the Senior Notes, and any refinancings thereof, in an aggregate principal balance for all such Indebtedness not to exceed $350,000,000 at any time outstanding so long as, with respect to any refinancings thereof, the Indebtedness is on terms at least as favorable to the Lenders as the Senior Notes, in the reasonable judgment of the Administrative Agent;
     (g) Indebtedness (other than Indebtedness under this Agreement) incurred to finance insurance premiums, not to exceed $5,000,000 or the Equivalent Amount thereof in any fiscal year;
     (h) unsecured Indebtedness which matures no earlier than six (6) months after the Final Maturity Date so long as (i) the Credit Parties shall be in compliance with the Debt Ratio then applicable to the most recently completed fiscal quarter as set forth in Section 10.26 (Debt Ratio) calculated on a pro forma basis (whether or not then tested) before and immediately after giving effect to the incurrence of such Indebtedness, (ii) before and immediately after giving effect to the incurrence of such Indebtedness and any contemporaneous use of the proceeds thereof, no Default or Event of Default has occurred and is continuing or would be created thereby, and (iii) such Indebtedness is not prohibited by the Senior Note Documents;
     (i) unsecured Indebtedness in an aggregate principal amount not to exceed $25,000,000 or the Equivalent Amount thereof so long as (i) before and immediately after giving effect to the incurrence of such Indebtedness and any contemporaneous use of the proceeds thereof, no Default or Event of Default has occurred and is continuing or would be created thereby, and (ii) such Indebtedness is not prohibited by the Senior Note Documents.
     (j) Indebtedness which is secured by a Lien junior to the Lien granted to Administrative Agent for the benefit of the Lenders under the Security Documents, and (i) such Indebtedness matures no earlier than six (6) months after the end of the Term, (ii) the Credit Parties shall be in compliance with the Debt Ratio then applicable to the most recently completed fiscal quarter as set forth in Section 10.26 (Debt Ratio) calculated on a pro forma basis (whether or not then tested) before and immediately after giving effect to the incurrence of such Indebtedness, (iii) the creditors with respect to such Indebtedness enter into an intercreditor agreement in form and substance satisfactory to Administrative Agent, (iv) before and immediately after giving effect to the incurrence of such Indebtedness and any contemporaneous use of the proceeds thereof, no Default or Event of Default has occurred and is continuing or would be created thereby, and (v) such Indebtedness is not prohibited by the Senior Notes Documents;

     (k) Indebtedness which is secured by a first or second priority Lien on the assets of the US Company or other Credit Party, in an aggregate principal amount for all Credit Parties not to exceed $5,000,000 or the Equivalent Amount thereof so long as (i) the creditors with respect to such Indebtedness enter into an intercreditor agreement in form and substance satisfactory to Administrative Agent, (ii) before and immediately after giving effect to the incurrence of such Indebtedness and any contemporaneous use of the proceeds thereof, no Default or Event of Default has occurred and is continuing or would be created thereby, and (iii) such Indebtedness is not prohibited by the Senior Notes Documents;
     (l) the Luxembourg Debt; provided that (A) such Indebtedness will be evidenced by a revolving credit facility agreement in the form existing as at the date hereof with claims thereunder assigned in favor of the Administrative Agent and shall be subordinated to the Obligations of the Credit Parties on terms and conditions satisfactory to the Administrative Agent and (B) the creditors with respect to such Indebtedness shall have entered into and delivered to the Administrative Agent for the benefit of the Lenders the UK Intercreditor Deed in the form attached hereto as Exhibit R; and
     (m) Capitalized Lease Obligations in respect of leasehold interest in container Inventory which is sold in a sale and leaseback transaction (with the sale portion of such transaction being permitted pursuant to Section 10.03(vi)) so long as each lease shall attach or relate only to the property subject to such sale leaseback transaction and the principal amount of the debt incurred (including the principal component of lease payments) shall not exceed one hundred percent (100%) of the purchase price of the item or items of container Inventory.
                    10.06 Contingent Obligations. Neither US Company nor any of its Subsidiaries shall directly or indirectly incur, assume, or suffer to exist any Contingent Obligation, excluding indemnities given in connection with the sale of Inventory or other asset dispositions permitted hereunder and Contingent Obligations for Indebtedness permitted to be incurred under Section 10.05 hereof
                    10.07 Advances, Investments and Loans. US Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Investment in any Person, whether in cash, securities, or other property of any kind including, without limitation, any Subsidiary or Affiliate of US Company, other than:
     (a) Advances or loans (but not sales on open account on ordinary course of business terms) made in the ordinary course of business, including those made to finance the sale of Inventory, not to exceed $250,000 or the Equivalent Amount thereof outstanding at any one time to any one Person and $750,000 or the Equivalent Amount thereof in the aggregate outstanding at any one time;
     (b) Investments (including in the form of loans or advances permitted by Section 10.4(e)): (i) by US Company or any Subsidiary of US Company in US Company or any Domestic Subsidiary that is a Credit Party, (ii) by the UK Company or any Foreign Subsidiary in UK Company or any Foreign Subsidiary that is a Credit Party, (iii) by US Company or a Domestic Subsidiary in UK Company or a Foreign Subsidiary that is a UK Credit Party; provided that all Investments in such Foreign Subsidiaries, together with Indebtedness of Foreign Subsidiaries permitted under Section 10.05(e)(iii), shall not exceed $25,000,000 or the Equivalent Amount thereof at any time outstanding, and (iv) in Foreign Subsidiaries, which together with Indebtedness incurred in reliance on Section 10.05(e)(v), does not exceed $10,000,000 or the Equivalent Amount thereof in the aggregate at any time outstanding; provided that (X) all

Investments in the form of loans and advances described under (i), (ii), (iii) and (iv) are evidenced by an intercompany note in accordance with Section 10.05(e)(v) and (Y) US Company may make any Restricted Foreign Funding in excess of the limitations set forth in the foregoing clause (iv) which are otherwise permitted pursuant to the Senior Note Documents so long as at the time of such Restricted Foreign Funding, the Payment Conditions shall have been satisfied;
     (c) Cash Equivalents;
     (d) Permitted Acquisitions;
     (e) Deposits with financial institutions, disclosed on Schedule 10.07, and which are insured by the Federal Deposit Insurance Corporation (“FDIC”) or a similar federal insurance program; provided, however, that US Company may, in the ordinary course of its business, maintain in its disbursement accounts from time to time amounts in excess of then applicable FDIC or other program insurance limits; and
     (f) Such other Investments as Required Lenders may approve in writing in their sole discretion.
                    10.08 Transactions with Affiliates. US Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction with, including, without limitation, the purchase, sale or exchange of property or the rendering of any service to, any Subsidiary or Affiliate of US Company, except (a) the transactions in existence on the Initial Borrowing Date as described on Schedule 10.08, (b) transactions between or among US Company and its wholly-owned Subsidiaries which are Credit Parties and (c) transactions in the ordinary course of and pursuant to the reasonable requirements of US Company’s or such Subsidiary’s or Affiliate’s business, as the case may be, and upon fair and reasonable terms no less favorable to US Company or such Subsidiary than could be obtained in a comparable arm’s-length transaction with an unaffiliated Person.
                    10.09 [Reserved].
                    10.10 [Reserved].
                    10.11 Additional Negative Pledges. US Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, (i) any prohibition or restriction (including any agreement to provide equal and ratable security to any other Person in the event a Lien is granted to or for the benefit of Administrative Agent and the Lenders) on the creation or existence of any Lien upon the assets of US Company or its Subsidiaries or (ii) any contractual obligation which may restrict or inhibit Administrative Agent’s rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default, other than pursuant to the Senior Note Documents as in effect on the date on which the Senior Notes were issued.
                    10.12 No Subsidiaries. US Company shall not, directly or indirectly, form or acquire any new Subsidiaries, except (a) in connection with Permitted Acquisitions in compliance with Section 10.14 and (b) if each of the following conditions is met:
          (i) each new Subsidiary is a Wholly-Owned Subsidiary of US Company created to conduct business in a specific jurisdiction;

          (ii) both before and after giving effect to the creation of such Subsidiary and the transfer of any assets from US Company to such Subsidiary, all representations and warranties of US Company and its Subsidiaries contained in any Credit Document are true and correct, on and as of such date as if made as of such date (except (x) such revisions as are necessary to reflect the formation of such new Subsidiary and (y) to the extent a representation and warranty was made only as of a specified date, such representation and warranty shall have been true and correct as of such date), no Default or Event of Default shall have occurred and be continuing, and US Company and its Subsidiaries shall be Solvent;
          (iii) US Company shall have delivered to Administrative Agent written notice at least fifteen (15) Business Days prior to consummation of any transfer of assets to, or acquisition of assets by, such new Subsidiary, describing in reasonable detail the proposed new Subsidiary and its assets;
          (iv) any such new Subsidiary shall have executed and delivered to Administrative Agent such Security Documents (or joinders thereto, in form and substance satisfactory to Agent) and other documents as are necessary (or advisable in Administrative Agent’s judgment) under Applicable Law in order to grant Administrative Agent for the benefit of the Lenders a perfected First Priority security interest and Lien in the assets of, and ownership interests in, such Subsidiary and US Company or the applicable Credit Party shall execute and deliver an amendment to the applicable pledge agreement in form and substance satisfactory to Administrative Agent, together with stock certificates and promissory notes and other instruments endorsed in blank, to pledge its equity interests in such new Subsidiary and all intercompany Loans to such Subsidiary;
          (v) each such new Subsidiary that is a Domestic Subsidiary shall become a party to this Agreement, either as a US Borrower or a US Guarantor, as determined by the Administrative Agent or the Required Lenders, in each case by executing and delivering to the Administrative Agent a counterpart of a Joinder Agreement, and in the event that the Subsidiary is to become a US Borrower hereunder, by executing and delivering to the Administrative Agent a counterpart to the US Revolving Note and the US Swingline Note;
          (vi) (i) each such new Subsidiary that is a UK Subsidiary shall become a party to this Agreement, either as a UK Borrower or a UK Guarantor, as determined by the Administrative Agent or the Required Lenders, in each case by executing and delivering to the Administrative Agent a counterpart of a Joinder Agreement, and in the event that the Subsidiary is to become a UK Borrower hereunder, by executing and delivering to the Administrative Agent a counterpart to the UK Revolving Note and the UK Swingline Note, and (ii) each such new Subsidiary that is a Foreign Subsidiary other than a UK Subsidiary shall become a party to this Agreement as a UK Guarantor by executing and delivering to the Administrative Agent a counterpart of a Joinder Agreement; and
          (vii) if required by Administrative Agent, Administrative Agent shall have received opinions of counsel, in form and substance satisfactory to it, as to the due execution, delivery and enforceability of the Credit Documents executed by such new Subsidiary, together with such evidences of solvency, certificates, Certificates of Title, and other documents and instruments reasonably requested by Administrative Agent.
                    10.13 Operating Leases; Off-Balance Sheet Financing. Neither US Company nor any of its Subsidiaries shall directly or indirectly incur, create, assume or suffer to exist any liabilities for operating leases or other indebtedness or liabilities not reflected as such on their financial statements other than liabilities described on Schedule 10.13, and any refinancing of such liabilities, so long as the aggregate amount thereof so refinanced shall not be increased and the refinancing shall be on terms and conditions no more restrictive than the terms and conditions of the liabilities to be refinanced; provided, however, that US Company and its Subsidiaries may incur liabilities in connection with operating leases of real property (including office and yard space) and office Equipment in the ordinary course of business and of other Equipment with values of up to $10,000,000 or the Equivalent Amount thereof in any fiscal year (exclusive of Equipment acquired under operating leases executed prior to the Initial Borrowing Date and listed on Schedule 10.13) (and up to 50% of any amount not incurred in any fiscal year may be carried over to the next fiscal year).
                    10.14 Permitted Acquisitions. US Company shall not, and shall not permit any of its Subsidiaries to, make an Acquisition (other than the Mobile Storage Acquisition) unless each of the following conditions is satisfied:
     (a) such Acquisition is made by US Company or another Credit Party;
     (b) such Acquisition shall be consensual and, if required under state law, shall have been approved by the board of directors or other governing body of the Person to be acquired (if there is such a governing body) and shall be permitted by the Senior Note Documents;
     (c) both before and after giving effect to such Acquisition, all representations and warranties of US Company and its Subsidiaries contained in any Credit Document are true and correct on such date as if made as of such date (except to the extent that a representation and warranty was made only as of a specified date, such representation and warranty shall have been true and correct as of such date) and no Default or Event of Default shall have occurred and be continuing, and Administrative Agent shall receive a certificate of US Company to such effect on the date on which such Acquisition is consummated;
     (d) both before and after giving effect to such Acquisition and the incurrence of Indebtedness in connection therewith, US Company and its Subsidiaries (including any Subsidiary acquired in such Acquisition) shall be Solvent;
     (e) no Default or Event of Default shall have occurred and be continuing or shall be created thereby and the Payment Conditions shall have been satisfied, each calculated on a pro forma basis (whether or not Section 10.24 hereof would then require compliance with such covenant) immediately after giving effect to such payments and any Indebtedness incurred in connection therewith, and Administrative Agent shall receive a certificate of US Company to such effect on the date on which such Acquisition is consummated;
     (f) if a Revolving Loan is to be made in connection with such Acquisition, Administrative Agent shall have received a Notice of Borrowing and, if US Company desires to include the assets to be acquired in the US Borrowing Base or the UK Borrowing Base for such Revolving Loan, a Borrowing Base Certificate;
     (g) as soon as reasonably practicable following consummation of the Acquisition, Administrative Agent shall have received such financing statements, filings, Certificates of Title and other Security Documents as required (or advisable in Administrative Agent’s judgment) to create and perfect Liens on any assets to be acquired, including assets of any new Subsidiary, together with evidence (including Lien search results) satisfactory to Administrative Agent that such Liens are first and prior Liens subject only to Permitted Liens;
     (h) all new Subsidiaries formed or acquired in such Permitted Acquisition shall be Wholly-Owned Subsidiaries, directly or indirectly, of US Company;

     (i) the business and assets to be acquired in such Acquisition shall be acquired free and clear of all Liens (other than Permitted Liens);
     (j) any new Domestic Subsidiary shall become a Borrower or Guarantor and all new Domestic Subsidiaries shall execute and deliver to Administrative Agent such Security Documents as are required to be executed by a Guarantor (or joinder agreements in form and substance satisfactory to Administrative Agent) and such other documents as are necessary (or advisable in Administrative Agent’s judgment) under Applicable Law in order to grant Administrative Agent for the benefit of the Lenders a perfected First Priority security interest and Lien in the assets of, and ownership interests in, such Subsidiary (subject only to Permitted Liens); and US Company or its Subsidiary, as applicable, shall execute and deliver an amendment to the Pledge Agreement in form and substance satisfactory to Administrative Agent, together with stock certificates and promissory notes and other instruments endorsed in blank in accordance therewith;
     (k) prior to inclusion of any assets in the US Borrowing Base or the UK Borrowing Base which causes the US Borrowing Base or the UK Borrowing Base to increase by more than $20,000,000 or the Equivalent Amount thereof, Administrative Agent shall have received appraisals, in form and substance reasonably satisfactory to Administrative Agent, of all Inventory, Equipment and Real Property to be included in the Borrowing Base and shall have completed such review of Accounts, Inventory, Equipment and Real Property as it deems necessary or desirable for inclusion in the applicable Borrowing Base;
     (l) the Person or business to be acquired is engaged in the business conducted by US Company and its Subsidiaries immediately prior to the Initial Borrowing Date or similar activities related or incidental thereto; and
     (m) in the case of any Acquisition with a purchase price of $10,000,000 or the Equivalent Amount thereof or more, on or prior to the date of such Acquisition, Administrative Agent shall have received, in form and substance satisfactory to Administrative Agent, all acquisition documents related thereto and certificates, and other documents and instruments reasonably requested by Administrative Agent, which collectively shall confirm, to Administrative Agent’s reasonable satisfaction, that the conditions set forth herein have been satisfied.
                    10.15 Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements, etc. US Company will not, and will not permit any of its Subsidiaries to:
          (a) amend, modify, change or waive any term or provision of any Senior Note Document, unless such amendment, modification, change or waiver could not reasonably be expected to be adverse to the interests of the Lenders;
          (b) amend, modify, change or waive any term or provision of any Acquisition Document unless such amendment, modification, change or waiver could not reasonably be expected to be adverse to the interests of the Lenders in any material respect; or
          (c) amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation), certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents), as applicable, or any agreement entered into by it with respect to its capital stock or other Equity Interests (including the Convertible Preferred Stock, any shareholders’ agreement or any Qualified Preferred Stock), or enter into any new agreement with respect to its capital stock or other Equity Interests, unless such amendment, modification, change or other action contemplated by this clause (c) could not reasonably be expected to be adverse to the interests of the Lenders in any material respect and the terms of any such amendment, modification, change or other action will not violate any of the other provisions of this Agreement or any other Credit Document.
                    10.16 Limitation on Certain Restrictions on Subsidiaries. US Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other Equity Interest or participation in its profits owned by US Company or any of its Subsidiaries, or pay any Indebtedness owed to US Company or any of its Subsidiaries, (b) make loans or advances to US Company or any of its Subsidiaries or (c) transfer any of its properties or assets to US Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) Applicable Law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of US Company or any of its Subsidiaries, (iv) customary provisions restricting assignment of any licensing agreement (in which US Company or any of its Subsidiaries is the licensee) or other contract entered into by US Company or any of its Subsidiaries in the ordinary course of business, and (v) restrictions on the transfer of any asset pending the close of the sale of such asset.
                    10.17 Limitation on Issuance of Equity Interests. (a) US Company will not, and will not permit any of its Subsidiaries to, issue (i) any Preferred Equity other than issuance by US Company of the Convertible Preferred Stock or Qualified Preferred Stock or (ii) any redeemable common stock or other redeemable common Equity Interests other than common stock or other redeemable common Equity Interests that is or are redeemable at the sole option of US Company or such Subsidiary, as the case may be.
          (b) US Company will not permit any of its Subsidiaries to issue any capital stock or other Equity Interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock or other Equity Interests, except (i) for transfers and replacements of then outstanding shares of capital stock or other Equity Interests, (ii) for stock splits, stock dividends and other issuances which do not decrease the percentage ownership of US Company or any of its Subsidiaries in any class of the capital stock or other Equity Interests of such Subsidiary, (iii) in the case of Foreign Subsidiaries of US Company, to qualifying directors to the extent required by Applicable Law and for other nominal share issuances to Persons other than US Company and its Subsidiaries to the extent required under Applicable Law and (iv) for issuances by Subsidiaries of US Company which are newly created or acquired in accordance with the terms of this Agreement.
                    10.18 Business; etc. US Company will not, and will not permit any of its Subsidiaries to, engage directly or indirectly in any business other than the businesses engaged in by US Company and its Subsidiaries as of the Initial Borrowing Date and reasonable extensions thereof and businesses ancillary or complimentary thereto.
                    10.19 [Reserved].
                    10.20 No Additional Deposit Accounts; etc. US Company will not, and will not permit any other Credit Party to, directly or indirectly, open, maintain or otherwise have any checking, savings, deposit, securities or other accounts at any bank or other financial institution where cash or Cash Equivalents are or may be deposited or maintained with any Person, other than (a) the Concentration Accounts set forth on Part A of Schedule 10.20, (b) the Collection Accounts set forth on Part B of Schedule 10.20, (c) the Disbursement Accounts set forth on Part C of Schedule 10.20, (d) the

Designated Petty Cash Accounts set forth on Part D of Schedule 10.20, (e) the Designated Payroll Accounts set forth on Part E of Schedule 10.20 and (f) the Foreign Accounts set forth on Part F of Schedule 10.20; provided that any US Credit Party and any UK Subsidiary may open a new Concentration Account, Collection Account, Disbursement Account, Designated Petty Cash Account, Designated Payroll Account or LKE Joint Account not set forth in such Schedule 10.20, so long as prior to opening any such account (i) the Administrative Agent has consented in writing to such opening (which consent shall not be unreasonably withheld or delayed), (ii) US Company has delivered an updated Schedule 10.20 to the Administrative Agent listing such new account and (iii) in the case of any new Concentration Account, Collection Account, Disbursement Account, Designated Petty Cash Account, Designated Payroll Account or LKE Joint Account, (A) opened by a US Credit Party, the financial institution with which such account is opened, together with US Company or such other US Credit Party which has opened such account and the Collateral Agent have executed and delivered to the Administrative Agent a Cash Management Control Agreement reasonably acceptable to the Administrative Agent if and to the extent required by the US Security Agreement and (B) opened by a UK Subsidiary, such Subsidiary has complied with its obligations under clauses 4.1 and 10 of the UK Debenture.
                    10.21 [Reserved].
                    10.22 Tax Consolidation. US Company shall not file or consent to the filing of any consolidated income tax return with any Person other than US Company’s Subsidiaries.
                    10.23 Fiscal Year End. US Company shall not change, or permit any Subsidiary of US Company to change, its fiscal year end.
                    10.24 Applicability of Financial Covenants. During the term of this agreement, and thereafter for so long as there are any Obligations outstanding, US Company covenants that if a Compliance Period is in effect, then as of the end of the most recent fiscal quarter for which financial statements shall have been required to be delivered pursuant to Section 9.01(b) and (c) and as of the end of each subsequent fiscal quarter until a Compliance Period is not in effect, US Company shall comply with all of the financial covenants set forth in Sections 10.25, 10.26 and 10.27 hereof. If GAAP changes from the basis used in preparing the audited financial statements delivered to Administrative Agent by US Company on or before the Initial Borrowing Date, US Company will provide Administrative Agent with certificates demonstrating compliance with such financial covenants and will include, at the election of US Company or upon the request of Administrative Agent, calculations setting forth the adjustments necessary to demonstrate how US Company is in compliance with such financial covenants based upon GAAP as in effect on the Initial Borrowing Date.
                    10.25 Fixed Charge Coverage Ratio. Subject to the provisions of Section 10.24, as of the end of each fiscal quarter set forth below, US Company and its Subsidiaries shall maintain a Fixed Charge Coverage Ratio of not less than the ratio set forth below opposite such date:

Fiscal Quarter	Fixed Charge
Ended on	Coverage Ratio
June 30, 2008	2.00:1.00
September 30, 2008	2.00:1.00
December 31, 2008	2.00:1.00

Fiscal Quarter	Fixed Charge
Ended on	Coverage Ratio
March 31, 2009	2.00:1.00
June 30, 2009	2.00:1.00
September 30, 2009	2.25:1.00
December 31, 2009	2.25:1.00
March 31, 2010 and thereafter	2.50:1.00
                    10.26 Debt Ratio. Subject to the provisions of Section 10.24, as of the end of each fiscal quarter, US Company and its Subsidiaries shall maintain a Debt Ratio of not more than the ratio set forth below opposite such date:

Fiscal Quarter
Ended on	Debt Ratio
June 30, 2008	5.00:1.00
September 30, 2008	5.00:1.00
December 31, 2008	5.00:1.00
March 31, 2009	5.00:1.00
June 30, 2009	5.00:1.00
September 30, 2009	4.75:1.00
December 31, 2009	4.75:1.00
March 31, 2010 and thereafter	4.50:1.00
                    10.27 Minimum Utilization. Subject to the provisions of Section 10.24:
     (a) US Company and the other Credit Parties shall maintain minimum utilization rates for each fiscal quarter, calculated at the end of each such quarter as the average amount during such quarter, and calculated as the number of units of Eligible Container Fleet Inventory of US Company and the other Credit Parties which is then subject to valid, current rental or lease agreements between US Company or a Credit Party and the renters or lessees thereof, divided by the aggregate number of units of Eligible Container Fleet Inventory of US Company and the other Credit Parties, of not less than seventy-six percent (76%) for any fiscal quarter; and
     (b) (i) the number of units of the Eligible Container Fleet Inventory of US Company and the other Credit Parties which is then subject to valid, current rental or lease agreements between US Company or a Credit Party and the renters or lessees thereof, divided by (ii) sum of (A) the aggregate number of units of the Eligible Container Fleet Inventory of US Company and the Credit Parties, and (B) the number of units of the Eligible Container Inventory Held For Sale of US Company and the other Credit Parties, of not less than seventy-one percent (71%) in any fiscal quarter; provided, that for the purposes of calculation of compliance with this Section 10.27, the aggregate of the number of units of Eligible Container Inventory Held For Sale, as a percentage of the sum of clauses (A) and (B) above, shall not exceed five percent (5%).
          SECTION 11. Events of Default. The occurrence of one or more of the following events shall constitute an “Event of Default”:
                    11.01 Payment of Obligations. Any Credit Party shall fail to pay (i) any principal or interest on the Loans or any reimbursement obligation in respect of any Letter of Credit on the due date thereof or (ii) any other Obligation within two (2) Business Days of the date the same becomes due and payable;
                    11.02 Misrepresenations. Any representation, warranty or other statement made or furnished to Administrative Agent or any Lender by or on behalf of US Company, or any other Credit Party in this Agreement, any of the other Credit Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made, furnished or remade;
                    11.03 Breach of Specific Covenants. US Company shall (i) fail or neglect to perform, keep or observe any covenant contained in Sections 9.03 (Maintenance of Property; Insurance), 9.02 (Books, Records and Inspections; Field Examinations; Appraisals), 9.01(j) (Borrowing Base Certificates), 9.22 (Completion of Mobile Storage Acquisition) and Section 10 (Negative Covenants) hereof on the date that US Company is required to perform, keep or observe such covenant or (ii) fail or neglect to perform, keep or observe any covenant contained in Section 9.01 (Information Covenants) other than 9.01(j) hereof within ten (10) Business Days following the date on which US Company is required to perform, keep or observe such covenant;
                    11.04 Breach of Other Covenants. Any Credit Party shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 11 hereof) or any other Credit Document and the breach of such other covenant is not cured to Administrative Agent’s satisfaction by the earlier to occur of ten (10) Business Days after (i) the date US Company or such Subsidiary thereof or Credit Party knew or should have known of such occurrence and (ii) the date of giving of notice thereof by Administrative Agent to US Company.
                    11.05 Default Under Other Agreements. A default or event of default shall occur (and continue beyond any applicable grace period) under any note, agreement or instrument evidencing any other Indebtedness of US Company or any of its Subsidiaries, which default or event of default permits the acceleration of its maturity, provided that the aggregate principal amount of all such Indebtedness for which the default or event of default has occurred exceeds $20,000,000 or the Equivalent Amount thereof;
                    11.06 Failure of Enforceability of Credit Documents; Security. Any material covenant, agreement or Obligation of US Company or any other Credit Party contained in or evidenced by any of the Credit Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms; US Company or any other Credit Party shall deny or disaffirm any of its material Obligations under any of the Credit Documents or any Liens granted in connection therewith; or, any Liens granted in any of the Collateral shall be determined to be void, voidable, invalid or unperfected, are subordinated or not given the priority contemplated by this Agreement (except where such circumstance arises as a result of any action or inaction by any Lender);
                    11.07 [Reserved].
                    11.08 Insolvency and Related Proceedings. US Company, any Subsidiary of US Company or any other Credit Party shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against a US Credit Party under the federal bankruptcy laws and such proceeding shall continue for more than 30 days, or a Credit Party shall make any offer of settlement, extension or composition to their respective unsecured creditors generally; or, with respect to the UK Subsidiaries: (in addition to the preceding provisions of this Section 11.08 such provisions not to be deemed to otherwise limit the following) (i) such UK Subsidiary stops or suspends or threatens or announces an intention to stop or suspend payment of its debts or is for the purpose of section 123(1) of the Insolvency Act 1986 of England and Wales (on the basis that the words “proved to the satisfaction of the court” are deemed omitted from section 123(1)(e)) or any other Applicable Law deemed to be unable or shall admit in writing its inability to pay its debts as they fall due or shall become insolvent or a moratorium is declared in respect of its indebtedness; (ii) a petition is presented or meeting convened or application made for the purpose of appointing an administrator (either in or out of court) or receiver or other similar officer of, or for the making of an administration order in respect of, any UK Subsidiary and (A) (other than in the case of a petition to appoint an administrator) such petition or application is not discharged within 14 days; or (B) in the case of a petition to appoint an administrator, the Administrative Agent is not satisfied that it will be discharged before it is heard; (iii) any UK Subsidiary convenes a meeting of its creditors generally or proposes or makes any arrangement or composition with, or any assignment for the benefit of, its creditors generally; (iv) any UK Subsidiary enters into any negotiations for or in connection with the re-scheduling, restructuring or readjustment of any Indebtedness by reason of, or with a view to avoiding, financial difficulties; (v) any meeting of any UK Subsidiary is convened for the purpose of considering any resolution for (or to petition for) its winding up or any UK Subsidiary passes such a resolution; (vi) a petition is presented for the winding-up of any UK Subsidiary (other than a frivolous or vexatious petition discharged within 14 days of being presented or any other petition which is contested on bona fide grounds and discharged at least 7 days before its hearing date); or (vi) any order is made or resolution passed or other action taken for the suspension of payments, protection from creditors or bankruptcy or insolvency of any UK Subsidiary;
                    11.09 Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of US Company, any Subsidiary of US Company or any Credit Party for a period which materially adversely affects the capacity of US Company and its Subsidiaries, taken as a whole, to continue its business on a profitable basis; or US Company, any Subsidiary of US Company or any Credit party shall suffer the loss or revocation of any material license or permit now held or hereafter acquired by US Company, any Subsidiary of US Company or any Credit Party which is necessary to the continued or lawful operation of its business; or US Company, any Subsidiary of US Company or any Credit Party shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which US Company, any Subsidiary of US Company or any Credit Party leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term, except any such lease or agreement the cancellation or termination of which would not reasonably be expected to have a Material Adverse Effect; or any material portion of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation;

                    11.10 ERISA. The occurrence of any of the following: any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, a contribution failure occurs with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA on assets of any Credit Party or any ERISA Affiliate, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA or any Multiemployer Plan is or shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, US Company or any Subsidiary of US Company or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 406, 409, 502(i), 502(l), 4062, 4063, 4064 or 4069 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a Multiemployer Plan under Section 515, 4201, 4204 or 4212 of ERISA or on account of a group health plan (as defined in Section 607(1) of ERISA, Section 4980B(g)(2) of the Code or 45 Code of Federal Regulations Section 160.103) under Section 4980B of the Code and/or the Health Insurance Portability and Accountability Act of 1996, or US Company or any Subsidiary of US Company has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) a “default,” within the meaning of Section 4219(c)(5) of ERISA, shall occur with respect to any Plan; any Applicable Law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any Governmental Authority (a “Change in Law”), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan; in each case, which event or events, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect;
                    11.11 Guarantee. Any Guarantee or any provision thereof shall cease to be in full force or effect as to any Guarantor (except as a result of a release of any Guarantor in accordance with the terms thereof), or any Guarantor or any Person acting for or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under the Guarantee to which it is a party or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Guarantee to which it is a party;
                    11.12 Criminal Forfeiture. US Company, any Subsidiary of US Company or any Credit Party shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property of US Company, any Subsidiary of US Company or any other Credit Party;
                    11.13 Judgments. Any money judgments, writ of attachment or similar processes (collectively, “Judgments”) are issued or rendered against US Company, any Subsidiary of US Company or any other Credit Party, or any of their respective Property (i) in the case of money judgments in an amount of $10,000,000 or the Equivalent Amount thereof or more for any single judgment, attachment or process or $20,000,000 or the Equivalent Amount thereof or more for all such judgments, attachments or processes in the aggregate, in each case in excess of any applicable insurance with respect to which the insurer has admitted liability, and (ii) in the case of non-monetary Judgments, such Judgment or Judgments (in the aggregate) would reasonably be expected to have a Material Adverse Effect, in each case which Judgment is not stayed, released or discharged within 30 days; or

                    11.14 Change of Control. A Change of Control shall occur;
     then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the US Company, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 11.08 shall occur with respect to any Credit Party, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (a) and (b) below, shall occur automatically without the giving of any such notice): (a) declare the Total Revolving Loan Commitment terminated, whereupon the Revolving Loan Commitment of each Lender shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (b) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (c) terminate any Letter of Credit which may be terminated in accordance with its terms; (d) direct the Borrowers to pay (and the Borrowers jointly and severally agree that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.08 with respect to any Borrower, they will pay) to the Collateral Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrowers and then outstanding; (e) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (f) apply any cash collateral held by the Administrative Agent pursuant to Section 5.02 to the repayment of the Obligations
          SECTION 12. The Administrative Agent and the Collateral Agent.
                    12.01 Appointment. The Lenders hereby irrevocably designate and appoint Deutsche Bank AG New York Branch as Administrative Agent (for purposes of this Section 12 and Section 13.01, the term “Administrative Agent” also shall include DBNY in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Lenders hereby authorize the Collateral Agent (and any sub-agents appointed in accordance with Section 12.13 below), at its option and in its sole discretion, to execute powers of attorney in favor of US Company and/or its Subsidiaries with respect to the release of Liens on Collateral constituting Motor Vehicles which are sold in accordance with the terms of the Credit Documents. The Administrative Agent may perform any of its respective duties hereunder or under any other Credit Document by or through its officers, directors, agents, employees or affiliates.
                    12.02 Nature of Duties. (a) The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.
          (b) Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, each of the Lead Arrangers, the Joint Bookrunners, the Syndication Agent and the Co-Documentation Agents are named as such for recognition purposes only, and each in its respective capacity as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Credit Documents or the transactions contemplated hereby and thereby except as explicitly provided for herein; it being understood and agreed that each of the Lead Arrangers, the Joint Bookrunners, the Syndication Agent and Co-Documentation Agents shall be entitled to all indemnification and reimbursement rights in favor of the Administrative Agent as, and to the extent, provided for under Sections 12.06 and 13.01. Without limitation of the foregoing, each of the Lead Arrangers, the Joint Bookrunners, the Syndication Agent and Co-Documentation Agents shall not, solely by reason of this Agreement or any other Credit Documents, have any fiduciary relationship in respect of any Lender or any other Person.
                    12.03 Lack of Reliance on the Administrative Agent and the Collateral Agent. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (a) its own independent investigation of the financial condition and affairs of US Company and its Subsidiaries in connection with the making and the continuance of the Loans and the participation in the Letters of Credit and the taking or not taking of any action in connection herewith and (b) its own appraisal of the creditworthiness of US Company and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or the issuance of any Letter of Credit or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of US Company or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of US Company or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.
                    12.04 Certain Rights of the Agents. If the Administrative Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.
                    12.05 Reliance. The Administrative Agent shall be entitle d to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.
                    12.06 Indemnification. To the extent the Administrative Agent (or any affiliate thereof) is not reimbursed and indemnified by US Company or the Borrowers, the Lenders will reimburse and indemnify the Administrative Agent (and any affiliate thereof) in proportion to their respective “percentage” as used in determining the Required Lenders (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any affiliate thereof) in performing its respective duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliates’ thereof) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).
                    12.07 The Administrative Agent in its Individual Capacities. With respect to their obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lender,” “Required Lenders,” “Supermajority Lenders,” “holders of Notes” or any similar terms shall, unless the context clearly indicates otherwise, include the Administrative Agent in its respective individual capacities. The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.
                    12.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.
                    12.09 Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 30 days prior written notice to the Lenders and, unless a Default or an Event of Default under Section 11.08 then exists, the US Company. Any such resignation by an Administrative Agent hereunder shall also constitute its resignation as an Issuing Lender and the Swingline Lender, in which case the resigning Administrative Agent (x) shall not be required to issue any further Letters of Credit or make any additional Swingline Loans hereunder and (y) shall maintain all of its rights as Issuing Lender or Swingline Lender, as the case may be, with respect to any Letters of Credit issued by it, or Swingline Loans made by it, prior to the date of such resignation. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.
          (b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder and under the other Credit Documents who shall be a commercial bank or trust company reasonably acceptable to US Company, which acceptance shall not be unreasonably withheld or delayed (provided that US Company’s approval shall not be required if an Event of Default then exists).
          (c) If a successor Administrative Agent shall not have been so appointed within such 30 day period, the Administrative Agent, with the consent of US Company (which consent shall not be unreasonably withheld or delayed, provided that US Company’s consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder and under the other Credit Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.
          (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 40th day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.
          (e) Upon a resignation of the Administrative Agent pursuant to this Section 12.09, the Administrative Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 (and the analogous provisions of the other Credit Documents) shall continue in effect for the benefit of the Administrative Agent for all of its actions and inactions while serving as the Administrative Agent hereunder and under the other Credit Documents.
                    12.10 Collateral Matters. (a) Each Lender authorizes and directs the Collateral Agent to enter into the Security Documents for the benefit of the Lenders and the other Secured Creditors. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement and the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents. Without prejudice to the foregoing, each of the Administrative Agent and the Lenders hereby acknowledges, agrees and accepts that the Collateral Agent holds Collateral which is the subject of the UK Security Agreements as trustee for and on behalf of the Lenders in accordance with the terms of the declaration of trust set out in the UK Security Agreements and that the terms of its appointment, and such trust, shall be as set out (or referred to) in the UK Security Agreements and this Agreement.
          (b) The Lenders hereby authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Total Revolving Loan Commitment (and all Letters of Credit) and payment and satisfaction of all of the Obligations (other than inchoate indemnification obligations) at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or otherwise disposed of (to Persons other than US Company and its Subsidiaries) upon the sale or other disposition thereof in compliance with Section 10.03, (iii) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 13.12(a)) or (iv) as otherwise may be expressly provided in the relevant Security Documents. Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to subordinate any Lien granted to Collateral Agent on Collateral if required by the holder of any Indebtedness (including Capitalized Lease Obligations) secured by Purchase Money Liens and Leases permitted hereunder or Liens permitted by Section 10.02(o). Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 12.10.
          (c) The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Credit Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 12.10, or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).
          (d) The Administrative Agent shall hold the benefit of the Liens created by the Luxembourg Security Agreement as agent for the Secured Creditors in accordance with article 2 (4) of the Luxembourg law of 5 August 2005 on financial collateral arrangements.
                    12.11 Delivery of Information. Neither the Administrative Agent nor the Collateral Agent shall be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent or the Collateral Agent from any Credit Party, any Subsidiary thereof, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (a) as specifically provided in this Agreement or any other Credit Document and (b) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent or the Collateral Agent, as the case may be, at the time of receipt of such request and then only in accordance with such specific request.
                    12.12 Withholding. To the extent required by Applicable Law, the Administrative Agent may withhold from any payment to any Lender or other Person receiving a payment under the Credit Documents an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender or other Person receiving payment under the Credit Documents because such Lender or other Person failed to notify the Administrative Agent that withholding on payments was required, including, without limitation, because of a change in circumstances which rendered an exemption from or reduction of withholding tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses incurred.

                    12.13 Delegation of Duties. Each of Administrative Agent and Collateral Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Credit Document by or through any one or more sub-agents appointed by Administrative Agent or Collateral Agent, as applicable. Administrative Agent, Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of Section 12.02 and of Section 12.03 shall apply to any the Affiliates of Administrative Agent or Collateral Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and Collateral Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of Section 12.02 and of Section 12.03 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Administrative Agent or Collateral Agent, as applicable (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Agent or Collateral Agent, as applicable, and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.
                    12.14 Quebec Security. Without limiting the powers of the Collateral Agent hereunder or under any of the other Credit Documents, each Lender (for its benefit and the benefit of its Affiliates), each Issuing Lender, the Administrative Agent, the Collateral Agent and each other Agent (all such Lenders (for their benefit and the benefit of their respective Affiliates), Issuing Lender, Administrative Agent, Collateral Agent and other Agents are collectively called, for purposes of this Section 12.14, the “Quebec Secured Parties”) hereby acknowledges and agrees that DBNY shall, for purposes of holding any security granted by any Borrower or by any Affiliate or Subsidiary of any Borrower on property pursuant to the laws of the Province of Quebec to secure obligations of such Borrower or such Affiliate or Subsidiary under any bond or debenture (the “Quebec Secured Obligations”), be the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of the Civil Code of Quebec) for all present and future Quebec Secured Parties and holders of any bond or debenture. Each of the Quebec Secured Parties, for itself and for all present and future Affiliates that are or may become Quebec Secured Parties hereby irrevocably constitutes, to the extent necessary, DBNY as the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of Article 2692 of the Civil Code of Quebec) in order to hold security granted by any of the Borrowers or by any of their Affiliates or Subsidiaries in the Province of Quebec to secure the Quebec Secured Obligations. Furthermore, each of the Quebec Secured Parties hereby appoints DBNY to act in the capacity of the holder and depositary of such bond or debenture on its own behalf as Collateral Agent and for and on behalf and for the benefit of all present and future Quebec Secured Parties. Each assignee (for itself and for all present and future Affiliates) of a Quebec Secured Party shall be deemed to have confirmed and ratified the constitution of the Collateral Agent as the holder of such irrevocable power of attorney (fondé de pouvoir) by execution of the relevant Assignment and Assumption Agreement or other relevant documentation relating to such assignment. Notwithstanding the provisions of Section 32 of the An Act respecting the special powers of legal persons (Quebec), DBNY may acquire and be the holder of any bond or debenture. The Borrowers hereby acknowledge that such bond or debenture constitutes a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Quebec.

          SECTION 13. Miscellaneous.
                    13.01 Payment of Expenses, etc. The Credit Parties hereby jointly and severally agree to: (a) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses (including Expenses) of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of Latham & Watkins LLP and the Administrative Agent’s other counsel and consultants and the fees and expenses in connection with the appraisals and collateral examinations required pursuant to Section 9.02) in connection with the preparation, execution, delivery and administration of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent and its Affiliates in connection with its or their syndication efforts with respect to this Agreement and of the Administrative Agent and, after the occurrence of an Event of Default, each of the Issuing Lenders and Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings (including, in each case without limitation, the reasonable fees and disbursements of counsel and consultants for the Administrative Agent and, after the occurrence of an Event of Default, counsel for each of the Issuing Lenders and Lenders); (b) pay and hold the Administrative Agent, each of the Issuing Lenders and each of the Lenders harmless from and against any and all present and future stamp, excise and other similar documentary taxes (collectively, the “Other Taxes”) with respect to the foregoing matters and save the Administrative Agent, each of the Issuing Lenders and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Administrative Agent, such Issuing Lender or such Lender) to pay such Other Taxes; and (c) indemnify the Administrative Agent, each Issuing Lender and each Lender, and each of their respective officers, directors, employees, representatives, agents, affiliates, trustees and investment advisors from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (i) any investigation, litigation or other proceeding (whether or not the Administrative Agent, any Issuing Lender or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of the Transactions or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (ii) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property at any time owned, leased or operated by US Company or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials by US Company or any of its Subsidiaries at any location, whether or not owned, leased or operated by US Company or any of its Subsidiaries, the non-compliance by US Company or any of its Subsidiaries with any Environmental Law (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against US Company, any of its Subsidiaries or any Real Property at any time owned, leased or operated by US Company or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, any Issuing Lender or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Credit Parties jointly and severally shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under Applicable Law. In addition, the Credit Parties jointly and severally agree to reimburse the Administrative Agent for all reasonable third party administrative, audit and monitory expenses incurred in connection with the Borrowing Base and determinations thereunder. For the avoidance of doubt, except with respect to Other Taxes, this Section 13.01 shall not apply to Taxes which shall be governed by Section 5.04 or Section 5.05, as applicable.
                    13.02 Right of Setoff. (a) In addition to any rights now or hereafter granted under Applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, the Collateral Agent, each Issuing Lender and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent, the Collateral Agent, such Issuing Lender or such Lender (including, without limitation, by branches and agencies of the Administrative Agent, the Collateral Agent, such Issuing Lender or such Lender wherever located) to or for the credit or the account of US Company or any of its Subsidiaries against and on account of the Obligations and liabilities of the Credit Parties to the Administrative Agent, the Collateral Agent, such Issuing Lender or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.04(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent, the Collateral Agent, such Issuing Lender or such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured; provided that notwithstanding anything to the contrary contained in this Section 13.02(a), the Administrative Agent and each Lender hereby waive all rights of setoff, whether granted hereunder, pursuant to any Applicable Law or otherwise, with respect to any LKE Proceeds.
          (b) NOTWITHSTANDING THE FOREGOING SUBSECTION (a), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER SHALL EXERCISE A RIGHT OF SETOFF, LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE UNLESS IT IS TAKEN WITH THE CONSENT OF THE REQUIRED LENDERS OR APPROVED IN WRITING BY THE ADMINISTRATIVE AGENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY OR ENFORCEABILITY OF THE LIENS GRANTED TO THE SECURITY AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED LENDERS OR THE ADMINISTRATIVE AGENT SHALL BE NULL AND VOID. THIS SUBSECTION (b) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT HEREUNDER.
                    13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic,

telecopier or cable communication) and mailed, telegraphed, telecopied, cabled or delivered: (a) if to any Credit Party, at the following address:
Mobile Mini, Inc.
7420 South Kyrene Road, Suite 101
Tempe, Arizona 85283
Attention: Chief Financial Officer
Phone: (480) 894-6311
Fax: (480) 894-6433
With a copy to:
Squire, Sanders & Dempsey L.L.P.
40 North Central Avenue, Suite 2700
Phoenix, AZ 85004
Attention: Joseph P. Richardson
Phone: (602) 528-4801
Fax: (602) 253-8129
(b) if to any Lender, at its address specified on Schedule 13.03; and (c) if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to US Company and the Administrative Agent; provided that any notice to the Administrative Agent of the filing by a Credit Party of a document with the SEC pursuant to Section 9.01(g) or (h) may be given by email. All such notices and communications shall, when mailed, telegraphed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telecopier, except that notices and communications to the Administrative Agent, US Company and UK Company shall not be effective until received by the Administrative Agent, US Company or UK Company, as the case may be.
                    13.04 Benefit of Agreement; Assignments; Participations. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that neither US Company nor any other Credit Party may assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the Lenders and, provided further, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a “Lender” for all purposes hereunder (and may not transfer or assign all or any portion of its Revolving Loan Commitment hereunder except as provided in Sections 2.13 and 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a “Lender” hereunder and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Final Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees payable hereunder), or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute a change in the terms of such participation, and that an increase in any Revolving Loan Commitment (or the available portion thereof) or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by US Company or any Credit Party of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans or Letters of Credit hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Credit Parties hereunder shall be determined as if such Lender had not sold such participation. Notwithstanding the foregoing, a participant that holds a US Obligation shall be entitled to the benefits, and bound by the obligations, of Section 5.04 as though it were a Lender; provided, however, that such participant shall not be entitled to receive any greater payment under Section 5.04 than the applicable Lender would have been entitled to receive with respect to the participation transferred to such participant.
          (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Revolving Loan Commitment and related outstanding Obligations (or, if the Revolving Loan Commitment has terminated, outstanding Obligations) hereunder to (i) (A) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or (B) to one or more other Lenders or any affiliate of any such other Lender which is at least 50% owned by such other Lender or its parent company (provided that any fund that invests in loans and is managed or advised by the same investment advisor of another fund which is a Lender (or by an Affiliate of such investment advisor) shall be treated as an affiliate of such other Lender for the purposes of this sub-clause (x)(i)(B)), or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of any Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $5,000,000 or the Equivalent Amount thereof in the aggregate for the assigning Lender or assigning Lenders, of such Revolving Loan Commitments and related outstanding Obligations (or, if the Revolving Loan Commitments have terminated, outstanding Obligations) hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (v) at such time, Schedule 1.01(a) shall be deemed modified to reflect the Revolving Loan Commitments and/or outstanding Revolving Loans, as the case may be, of such new Lender and of the existing Lenders, (w) upon the surrender of the relevant Notes by the assigning Lender (or, upon such assigning Lender’s indemnifying the Borrowers for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrowers’ joint and several expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 2.05 (with appropriate modifications) to the extent needed to reflect the revised Revolving Loan Commitments and/or outstanding Revolving Loans, as the case may be, (x) the consent of the Administrative Agent and, so long as no Event of Default then exists and the Syndication Date shall have occurred, the US Company, shall be required in connection with any such assignment pursuant to clause (y) above (such consents, in any case, not to be unreasonably withheld, delayed or conditioned), (y) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 and (z) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.15. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Revolving Loan Commitment and outstanding Revolving Loans. At the time of each assignment of a US Obligation pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder which is a Non-U.S. Lender, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the US Company the appropriate Internal Revenue Service Forms (and, if applicable, a Section 5.04(b)(ii) Certificate) described in Section 5.04(b). To the extent that an assignment of all or any portion of a Lender’s Revolving Loan Commitment and related outstanding Obligations pursuant to Section 2.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 2.10, 3.06, 5.04 or 5.05 from those being charged by the respective assigning Lender prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).
          (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with prior notification to the Administrative Agent (but without the consent of the Administrative Agent or US Company), any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of such obligations, as the case may be. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.
          (d) Any Lender which assigns all of its Revolving Loan Commitment and/or Loans hereunder in accordance with Section 13.04(b) shall cease to constitute a “Lender” hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.10, 2.11, 3.06, 5.04, 5.05, 12.06, 13.01 and 13.06), which shall survive as to such assigning Lender.
          (e) In case of assignment, transfer or novation by the assigning Lender to the assignee of all or any part of its rights and obligations under any of the Revolving Loan Commitment, the assigning Lender and the assignee shall agree that, for the purposes of Article 1278 of the Luxembourg Civil Code (to the extent applicable), the Securities created under the Luxembourg Security Agreement, securing the rights assigned, transferred or novated thereby, will be preserved for the benefit of the assignee.
                    13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between US Company or any other Credit Party and the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender to any other or further action in any circumstances without notice or demand.
                    13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Borrower in respect of any Obligations hereunder, the Administrative Agent shall distribute such payment to the Lenders entitled thereto (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.
          (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid US Drawings, Unpaid UK Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lenders, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
          (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.
                    13.07 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by US Company to the Lenders); provided that, (i) except as otherwise specifically provided herein, all computations shall utilize GAAP and policies in conformity with those used to prepare the audited financial statements of US Company referred to in Section 8.10(a) for the fiscal year ended December 31, 2007 and (ii) to the extent expressly provided herein, certain calculations shall be made on a pro forma basis.
          (b) All computations of interest, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day; except that in the case of Letter of Credit Fees and Facing Fees, the last day shall be included) occurring in the period for which such interest, Commitment Commission or Fees are payable; provided, however, all computations of interest on Base Rate Loans determined by reference to the Prime Lending Rate shall be made on the basis of a year of 365/366 days (as applicable) for the actual number of days occurring in the period for which such interest is payable.
          (c) For purposes of the Interest Act (Canada), (i) whenever any interest or fee under this Agreement or any Note is calculated using a rate based on a year of 360 days, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360, (ii) the principle of deemed reinvestment of interest does not apply to any interest or fee calculation under this Agreement and any Note, and (iii) the rates of interest stipulated in this Agreement and any Note are intended to be nominal rates and not effective rates or yields.
                    13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER

CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN ANY MORTGAGE, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, EACH BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH CREDIT PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH BORROWER. EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY ISSUING LENDER ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST EACH BORROWER IN ANY OTHER JURISDICTION.
          (b) EACH BORROWER IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
          (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
                    13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with US Company, the Borrowers and the Administrative Agent. Delivery of an executed counterpart hereof by facsimile or other electronic transmission shall be as effective as delivery of an original executed counterpart hereof.

               13.10 Effectiveness. This Agreement shall become effective on the date (the “Effective Date”) on which US Company, the Borrowers, the Administrative Agent and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give US Company, US Company, the other Borrowers and each Lender prompt written notice of the occurrence of the Effective Date.
               13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
               13.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party hereto or thereto and the Required Lenders although additional parties may be added to (and annexes may be modified to reflect such additions) and, other than as further set forth below, Subsidiaries of the US Company may be deleted from, the Guaranty and the Security Documents in accordance with the provisions hereof and thereof without the consent of the other Credit Parties party thereto or the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Final Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce (or forgive) the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 13.12(a) (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Revolving Loan Commitments and the Loans on the Effective Date), (iv) reduce the “majority” voting threshold specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Revolving Loan Commitments are included on the Effective Date), (v) consent to the assignment or transfer by US Company or any Borrower of any of their rights and obligations under this Agreement, (vi) amend, change or modify this Agreement in any manner that would change the effect of Section 5.03(d), (vii) amend, change or modify the provisions of Section 2.17 or 5.02(a)(i), (ii), (iii) or (iv); provided further, that no such change, waiver, discharge or termination shall (1) increase the Revolving Loan Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute an increase of the Revolving Loan Commitment of any Lender, and that an increase in the available portion of the Revolving Loan Commitment of any Lender shall not constitute an increase of the Revolving Loan Commitment of such Lender), (2) without the consent of each Issuing Lender, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (3) without the consent of the Swingline Lender, alter the Swingline Lender’s rights or obligations with respect to Swingline Loans, (4) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 or any other provision of this Agreement or any other Credit Document as same relates to the rights or obligations of the Administrative Agent, (5) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, or (6) without the consent of the Supermajority Lenders, (w) releases any Guarantor with assets in the US Borrowing Base or UK Borrowing Base from any obligations arising under the Guarantees, (x) amend the definition of Supermajority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Supermajority Lenders on substantially the same basis as the extensions of Loans and Revolving Loan Commitments are included on the Effective Date), (y) amend the definition of Aggregate Borrowing Base, US Borrowing Base or UK Borrowing Base (or, in each case, any defined terms as used therein) as such definitions are set forth herein on the Effective Date (or as same may be amended from time to time pursuant to this clause (y)) in any manner which would have the effect of increasing availability thereunder as determined in good faith by the Administrative Agent (it being understood that the establishment, modification or elimination of Reserves and adjustment, establishment and elimination of criteria for Eligible Accounts, Eligible Container Fleet Inventory, Eligible Cabin Fleet Inventory, Eligible Container Inventory Held For Sale, Eligible Goods Inventory, Eligible Machinery and Equipment, Eligible Raw Materials Inventory, Eligible Real Property, Eligible Trailer Fleet Inventory and Eligible Work-In-Process Container Inventory, in each case by the Administrative Agent or the Collateral Agent in accordance with the terms hereof, will not be deemed such an increase in advance rates) or (z) increase the percentage of the US Borrowing Base for which Agent Advances may be made pursuant to Section 2.01(h).
          (b) If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrowers shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 2.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender’s Revolving Loan Commitment and/or repay all outstanding Revolving Loans of such Lender and/or cash collateralize its applicable RL Percentage of the Letter of Credit of Outstandings in accordance with Sections 4.02(b) and/or 5.01(b), provided that, unless the Revolving Loan Commitments which are terminated and Revolving Loans which are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Revolving Loan Commitments and/or outstanding Revolving Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B), the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that the Borrowers shall not have the right to replace a Lender, terminate its Revolving Loan Commitment or repay its Revolving Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).
               13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 2.10, 2.11, 3.06, 5.04, 5.05, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.
               13.14 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 2.10, 2.11, 3.06, 5.04 or 5.05 from those being charged by the respective Lender prior to such transfer, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be jointly and severally obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).
               13.15 Register. The Borrowers hereby designate the Administrative Agent to serve as its agent, solely for purposes of this Section 13.15, to maintain a register (the “Register”) on which it will record the Revolving Loan Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal or interest amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrowers’ obligations in respect of such Loans. With respect to any Lender, the transfer of the Revolving Loan Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Revolving Loan Commitment shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Revolving Loan Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Loan Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Revolving Loan Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender. The Borrowers jointly and severally agree to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15. Upon the request of any Lender, the Administrative Agent shall provide such Lender with the Revolving Loan Commitment and outstanding Loan amount of such Lender as such information has been recorded in the Register.
               13.16 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 13.16, each Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of the US Company (other than to its employees, auditors, advisors or counsel or to another Lender if such Lender or such Lender’s holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender) any information with respect to US Company or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document, provided that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the respective Lender, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent or the Collateral Agent, (vi) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 13.16 and (vii) to any prospective or actual transferee, pledgee or participant in connection with any contemplated transfer, pledge or participation of any of the Notes or Revolving Loan Commitments

or any interest therein by such Lender, provided that such prospective transferee, pledgee or participant agrees to be bound by the confidentiality provisions contained in this Section 13.16.
          (b) US Company and the Borrowers hereby acknowledge and agree that each Lender may share with any of its affiliates, and such affiliates may share with such Lender, any information related to US Company or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of US Company and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender.
               13.17 Patriot Act. Each Lender subject to the USA PATRIOT ACT (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies US Company and the Borrowers that pursuant to the requirements of the Patriot Act, they are required to obtain, verify and record information that identifies US Company, the Borrowers and the other Credit Parties and other information that will allow such Lender to identify US Company, the Borrowers and the other Credit Parties in accordance with the Patriot Act.
               13.18 Release of Borrowers. In the event that all of the Equity Interests of one or more Borrowers (other than the US Company) is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 10.03 (or such sale, other disposition or liquidation has been approved in writing by the Required Lenders (or all Lenders if required by Section 13.12)) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of Section 5.02(c), to the extent applicable, such Borrower shall, upon consummation of such sale or other disposition (except to the extent that such sale or disposition is to US Company or any of its Wholly-Owned Subsidiaries), be released from this Agreement and each remaining Borrower agrees that, with no action on its part required, the remaining Borrowers shall remain jointly and severally liable for all Obligations.
          SECTION 14. Nature of Borrower Obligations.
               14.01 Nature of Borrower Obligations. Notwithstanding anything to the contrary contained elsewhere in this Agreement, it is understood and agreed by the various parties to this Agreement that all Obligations to repay principal of, interest on, and all other amounts with respect to, all Loans, Letters of Credit and all other Obligations pursuant to this Agreement and each other Credit Document (including, without limitation, all fees, indemnities, taxes and other Obligations in connection therewith or in connection with the related Revolving Loan Commitments) shall constitute the joint and several obligations of each of the Borrowers. In addition to the direct (and joint and several) obligations of the Borrowers with respect to Obligations as described above, all such Obligations shall be guaranteed pursuant to, and in accordance with the terms of, the Guaranties.
               14.02 Independent Obligation. The obligations of each Borrower with respect to the Obligations are independent of the obligations of each other Borrower or any Guarantor under the Guaranty of such Obligations, and a separate action or actions may be brought and prosecuted against each Borrower, whether or not any other Borrower or any Guarantor is joined in any such action or actions. Each Borrower waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to any Borrower shall, to the fullest extent permitted by law, operate to toll the statute of limitations as to each Borrower.
               14.03 Authorization. Each of the Borrowers authorizes the Administrative Agent, the Issuing Lenders and the Lenders without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:
     (a) exercise or refrain from exercising any rights against any other Borrower or any Guarantor or others or otherwise act or refrain from acting;
     (b) release or substitute any other Borrower, endorsers, Guarantors or other obligors;
     (c) settle or compromise any of the Obligations of any other Borrower or any other Credit Party, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower to its creditors other than the Lenders;
     (d) apply any sums paid by any other Borrower or any other Person, howsoever realized to any liability or liabilities of such other Borrower or other Person regardless of what liability or liabilities of such other Borrower or other Person remain unpaid; and/or
     (e) consent to or waive any breach of, or act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise, by any other Borrower or any other Person.
               14.04 Reliance. It is not necessary for the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender to inquire into the capacity or powers of US Company, any Borrower or any of its Subsidiaries or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall constitute the joint and several obligations of the Borrowers hereunder.
               14.05 Contribution; Subrogation. No Borrower shall have any rights of contribution or subrogation with respect to any other Borrower as a result of payments made by it hereunder, in each case unless and until the Total Revolving Loan Commitment and all Letters of Credit have been terminated and all Obligations have been paid in full in cash.
               14.06 Waiver. Each Borrower waives any right to require the Administrative Agent, the Collateral Agent, the Issuing Lenders or the Lenders to (i) proceed against any other Borrower, any Guarantor or any other party, (ii) proceed against or exhaust any security held from any Borrower, any Guarantor or any other party or (iii) pursue any other remedy in the Administrative Agent’s, the Collateral Agent’s, any Issuing Lender’s or Lenders’ power whatsoever. Each Borrower waives any defense based on or arising out of suretyship or any impairment of security held from any Borrower, any Guarantor or any other party or on or arising out of any defense of any other Borrower, any Guarantor or any other party other than payment in full in cash of the Obligations, including, without limitation, any defense based on or arising out of the disability of any other Borrower, any Guarantor or any other party, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Borrower, in each case other than as a result of the payment in full in cash of the Obligations.
          SECTION 15. Guarantee.
               15.01 The Guarantees. (a) The US Guarantors hereby jointly and severally guarantee, as a primary obligor and not as a surety to each Secured Creditor and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) on the US Revolving Loans made by the Lenders to, and the corresponding Notes held by each Lender of, the US Borrowers, and all other US Obligations from time to time owing to the Secured Creditors by any US Credit Party (such obligations being herein collectively called the “US Guaranteed Obligations”). The US Guarantors hereby jointly and severally agree that if any US Borrower or any US Guarantor shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the US Guaranteed Obligations, the US Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the US Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
          (b) The UK Guarantors hereby jointly and severally guarantee, as a primary obligor and not as a surety to each Secured Creditor and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) on the UK Revolving Loans made by the Lenders to, and the corresponding Notes held by each Lender of, each UK Borrower, and all other UK Obligations from time to time owing to the Secured Creditors by any UK Credit Party (such obligations being herein collectively called the “UK Guaranteed Obligations”). The UK Guarantors hereby jointly and severally agree that if any UK Borrower or other UK Guarantor shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the UK Guaranteed Obligations, the UK Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the UK Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
               15.02 Obligations Unconditional. (a) The obligations of the US Guarantors under Section 15.01(a) shall constitute a guaranty of payment (and not of collection) and to the fullest extent permitted by Applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the US Guaranteed Obligations under this Agreement, the corresponding Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the US Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or US Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the US Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:
     (i) at any time or from time to time, without notice to the US Guarantors, the time for any performance of or compliance with any of the US Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
     (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

     (iii) the maturity of any of the US Guaranteed Obligations shall be accelerated, or any of the US Guaranteed Obligations shall be amended in any respect, or any right under the Credit Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the US Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;
     (iv) any Lien or security interest granted to, or in favor of, any US Issuing Lender or any Lender or Collateral Agent as security for any of the US Guaranteed Obligations shall fail to be perfected; or
     (v) the release of any other US Guarantor pursuant to Section 15.09(a).
          The US Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Creditor exhaust any right, power or remedy or proceed against any US Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the US Guaranteed Obligations. The US Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the US Guaranteed Obligations and notice of or proof of reliance by any Secured Creditor upon this US Guarantee or acceptance of this Guarantee, and the US Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between US Borrowers and the Secured Creditors shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment (and not of collection) without regard to any right of offset with respect to the US Guaranteed Obligations at any time or from time to time held by Secured Creditors, and the obligations and liabilities of the US Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Creditors or any other person at any time of any right or remedy against the US Borrowers or against any other person which may be or become liable in respect of all or any part of the US Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the US Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no US Guaranteed Obligations outstanding.
          (b) The obligations of the UK Guarantors under Section 15.01(b) shall constitute a guaranty of payment (and not of collection) and to the fullest extent permitted by Applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the UK Guaranteed Obligations under this Agreement, the corresponding Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the UK Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or UK Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the UK Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:
     (i) at any time or from time to time, without notice to the UK Guarantors, the time for any performance of or compliance with any of the UK Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

     (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;
     (iii) the maturity of any of the UK Guaranteed Obligations shall be accelerated, or any of the UK Guaranteed Obligations shall be amended in any respect, or any right under the Credit Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the UK Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;
     (iv) any Lien or security interest granted to, or in favor of, any UK Issuing Lender or any Lender or Collateral Agent as security for any of the UK Guaranteed Obligations shall fail to be perfected; or
     (v) the release of any other UK Guarantor pursuant to Section 15.09(b).
          (c) The UK Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Creditor exhaust any right, power or remedy or proceed against the UK Borrowers under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the UK Guaranteed Obligations. The UK Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the UK Guaranteed Obligations and notice of or proof of reliance by any Secured Creditor upon this Guarantee or acceptance of this Guarantee, and the UK Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between any UK Borrower and the Secured Creditors shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment (and not of collection) without regard to any right of offset with respect to the UK Guaranteed Obligations at any time or from time to time held by Secured Creditors, and the obligations and liabilities of the UK Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Creditors or any other person at any time of any right or remedy against any UK Borrower or against any other person which may be or become liable in respect of all or any part of the UK Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the UK Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no UK Guaranteed Obligations outstanding.
               15.03 Reinstatement. (a) The obligations of the US Guarantors under this Section 15 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of US Borrower or any US Guarantor in respect of the US Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the US Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.
          (b) The obligations of the UK Guarantors under this Section 15 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any of the UK Borrower or any UK Guarantor in respect of the UK Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the UK Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

               15.04 Subrogation; Subordination. (a) Each US Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all US Guaranteed Obligations and the expiration and termination of the Revolving Loan Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 15.01(a), whether by subrogation or otherwise, against US Borrower or any other US Guarantor of any of the US Guaranteed Obligations or any security for any of the US Guaranteed Obligations. Any Indebtedness of any US Credit Party permitted pursuant to Section 10.05(e) shall be subordinated to such US Credit Party’s US Obligations in the manner set forth in the intercompany note evidencing such Indebtedness (in a form reasonably acceptable to the Administrative Agent).
          (b) Each UK Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all UK Guaranteed Obligations and the expiration and termination of the Revolving Loan Commitments of the Lenders to make UK Revolving Loans under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 15.01(b), whether by subrogation or otherwise, against any of the UK Borrowers or any other UK Guarantor of any of the UK Guaranteed Obligations or any security for any of the UK Guaranteed Obligations. Any Indebtedness of any UK Credit Party permitted pursuant to Section 10.05(e) shall be subordinated to such UK Credit Party’s UK Obligations in the manner set forth in the intercompany note evidencing such Indebtedness (in a form reasonably acceptable to the Administrative Agent).
               15.05 Remedies. (a) The US Guarantors jointly and severally agree that, as between the US Guarantors and the Lenders, the obligations of a US Borrower under this Agreement and the corresponding Notes, if any, may be declared to be forthwith due and payable as provided in Section 11 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 11) for purposes of Section 15.01(a), notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against any US Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by US Borrower) shall forthwith become due and payable by the US Guarantors for purposes of Section 15.01(a).
          (b) The UK Guarantors jointly and severally agree that, as between the UK Guarantors and the Lenders, the obligations of the UK Borrowers under this Agreement and the corresponding Notes, if any, may be declared to be forthwith due and payable as provided in Section 11 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 11) for purposes of Section 15.01(b), notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against any UK Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by a UK Borrower) shall forthwith become due and payable by the UK Guarantors for purposes of Section 15.01(b).
               15.06 Instrument for Payment of Money. (a) Each US Guarantor hereby acknowledges that the guarantee in this Section 15 constitutes an instrument for the payment of money, and consents and agrees that any Lender or Administrative Agent, at its sole option, in the event of a dispute by such US Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

          (b) Each UK Guarantor hereby acknowledges that the guarantee in this Section 15 constitutes an instrument for the payment of money, and consents and agrees that any Lender or Administrative Agent, at its sole option, in the event of a dispute by such UK Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.
               15.07 Continuing Guarantee. (a) The guarantee in this Section 15.01(a) is a continuing guarantee of payment (and not of collection), and shall apply to all US Guaranteed Obligations whenever arising.
          (b) The guarantee in this Section 15.01(b) is a continuing guarantee of payment (and not of collection), and shall apply to all UK Guaranteed Obligations whenever arising.
               15.08 General Limitation on Guarantee Obligations. (a) In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any US Guarantor under Section 15.01(a) would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 15.01(a), then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such US Guarantor, any US Credit Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 15.10(a)) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
          (b) In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any UK Guarantor under Section 15.01(b) would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 15.01(b), then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such UK Guarantor, any UK Credit Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 15.10(b)) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
     (c) The guarantee provided under Section 15.01(b) by any UK Guarantor organized under the laws of the Netherlands shall be limited to the extent required so that such guarantee does not constitute a breach of the financial assistance prohibitions contained in Section 2:98c or 2:207c of the Dutch Civil Code. For the avoidance of any doubt it is expressly acknowledged that such UK Guarantors will continue to provide a guarantee to the extent doing so does not constitute a violation of aforementioned Dutch financial assistance prohibitions.
     (d) The obligations of any UK Guarantor incorporated in England and Wales under this Section 15 shall not extend beyond a point where they would cause the infringement of any of sections 151 to 158 (inclusive) of the United Kingdom Companies Act 1985 (as amended or otherwise re-enacted from time to time).
     (e) Notwithstanding any provision to the contrary contained in this agreement or in any Credit Document, the liability of the Luxembourg Subsidiary under this section 15 shall be limited at any time to a maximum aggregate amount equal to 90 per cent. of the greater of the Luxembourg Subsidiary’s own funds (“capitaux propres”) as mentioned in its most recently approved financial statements, or existing as at the date of this agreement.
               15.09 Release of Guarantors. (a) If, in compliance with the terms and provisions of the Credit Documents, all or substantially all of the Equity Interests or property of any US Guarantor are sold or otherwise transferred (a “US Transferred Guarantor”) to a person or persons, none of which is a US Borrower or a Domestic Subsidiary of US Company, such US Transferred Guarantor shall, upon the consummation of such sale or transfer, be automatically released from its obligations under this Agreement and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document or Pledge Agreement and, in the case of a sale of all or substantially all of the Equity Interests of the US Transferred Guarantor, the pledge of such Equity Interests to the Collateral Agent pursuant to the Security Agreements or Pledge Agreements shall be automatically released, and the Collateral Agent shall take such actions as are necessary to effect each release described in this Section 15.09 in accordance with the relevant provisions of the Security Documents or Pledge Agreement, so long as US Company shall have provided the Administrative Agent such certifications or documents as Administrative Agent shall reasonably request in order to demonstrate compliance with this Agreement.
          (b) If, in compliance with the terms and provisions of the Credit Documents, all or substantially all of the Equity Interests or property of any UK Guarantor are sold or otherwise transferred (a “UK Transferred Guarantor”) to a person or persons, none of which is a UK Borrower or a UK Credit Party, such UK Transferred Guarantor shall, upon the consummation of such sale or transfer, be automatically released from its obligations under this Agreement and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document and, in the case of a sale of all or substantially all of the Equity Interests of the UK Transferred Guarantor, the pledge of such Equity Interests to the Collateral Agent pursuant to the Security Agreements or Pledge Agreement shall be automatically released, and the Collateral Agent shall take such actions as are necessary to effect each release described in this Section 15.09 in accordance with the relevant provisions of the Security Documents or Pledge Agreement, so long as the applicable Borrower shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request in order to demonstrate compliance with this Agreement.
               15.10 Right of Contribution. (a) Each US Guarantor hereby agrees that to the extent that a US Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other US Guarantor hereunder which has not paid its proportionate share of such payment. Each US Guarantor’s right of contribution shall be subject to the terms and conditions of Section 15.04(a). The provisions of this Section 15.10(a) shall in no respect limit the obligations and liabilities of any US Guarantor to the Secured Creditors, and each US Guarantor shall remain liable to the Secured Creditors for the full amount guaranteed by such US Guarantor hereunder.
          (b) Each UK Guarantor hereby agrees that to the extent that a UK Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other UK Guarantor hereunder which has not paid its proportionate share of such payment. Each UK Guarantor’s right of contribution shall be subject to the terms and conditions of Section 15.04(b). The provisions of this Section 15.10(b) shall in no respect limit the obligations and liabilities of any UK Guarantor to the Secured Creditors, and each UK Guarantor shall remain liable to the Secured Creditors for the full amount guaranteed by such UK Guarantor hereunder.

Execution Copy
          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:	US BORROWERS

MOBILE MINI, INC.
Attention: Chief Financial Officer
Phone: (480) 894-6311	By:	/s/ Lawrence Trachtenberg
Fax: (480) 894-6433		Name: Lawrence Trachtenberg
Title: Executive Vice President

UK BORROWERS

Attention: Chief Financial Officer	RAVENSTOCK MSG LIMITED
Phone: (480) 894-6311
Fax: (480) 894-6433	By:	/s/ Allan A. Villegas
Name: Allan A. Villegas
Title: Chief Financial Officer

Attention: Chief Financial Officer	MOBILE MINI UK LIMITED
Phone: (480) 894-6311
Fax: (480) 894-6433	By:	/s/ Lawrence Trachtenberg
Name: Lawrence Trachtenberg
Title: Director

ABL Credit Agreement

US GUARANTORS

MSG WC HOLDINGS CORP.

Attention: Chief Financial Officer	By:	/s/ Allan A. Villegas
Phone: (480) 894-6311		Name: Allan A. Villegas
Fax: (480) 894-6433		Title: Chief Financial Officer

MSG WC INTERMEDIARY CO.
Attention: Chief Financial Officer
Phone: (480) 894-6311
Fax: (480) 894-6433	By:	/s/ Allan A. Villegas
Name: Allan A. Villegas
Title: Chief Financial Officer

MOBILE SERVICES GROUP, INC.
Attention: Chief Financial Officer
Phone: (480) 894-6311
Fax: (480) 894-6433	By:	/s/ Allan A. Villegas
Name: Allan A. Villegas
Title: Chief Financial Officer

CACTUS MERGER SUB, INC.
Attention: Chief Financial Officer
Phone: (480) 894-6311
Fax: (480) 894-6433	By:	/s/ Lawrence Trachtenberg
Name: Lawrence Trachtenberg
Title: Executive Vice President

MOBILE STORAGE GROUP, INC.
Attention: Chief Financial Officer
Phone: (480) 894-6311
Fax: (480) 894-6433	By:	/s/ Allan A. Villegas
Name: Allan A. Villegas
Title: Chief Financial Officer

MSG INVESTMENTS, INC.
Attention: Chief Financial Officer
Phone: (480) 894-6311
Fax: (480) 894-6433	By:	/s/ Allan A. Villegas
Name: Allan A. Villegas
Title: Chief Financial Officer

A BETTER MOBILE STORAGE COMPANY
Attention: Chief Financial Officer
Phone: (480) 894-6311
Fax: (480) 894-6433	By:	/s/ Allan A. Villegas
Name: Allan A. Villegas
Title: Chief Financial Officer

[ABL Credit Agreement]

MOBILE STORAGE GROUP (TEXAS), L.P.
Attention: Chief Financial Officer
Phone: (480) 894-6311
Fax: (480) 894-6433	By:	MOBILE STORAGE GROUP, INC., its General Partner

	By:	/s/ Allan A. Villegas
Name: Allan A. Villegas
Title: Chief Financial Officer

MOBILE MINI I, INC.
Attention: Chief Financial Officer
Phone: (480) 894-6311
Fax: (480) 894-6433	By:	/s/ Lawrence Trachtenberg
Name: Lawrence Trachtenberg
Title: Executive Vice President

DELIVERY DESIGN SYSTEMS, INC.
Attention: Chief Financial Officer
Phone: (480) 894-6311
Fax: (480) 894-6433	By:	/s/ Lawrence Trachtenberg
Name: Lawrence Trachtenberg
Title: Executive Vice President

MOBILE MINI, LLC
Attention: Chief Financial Officer
Phone: (480) 894-6311	By: MOBILE MINI, INC., its Sole Member
Fax: (480) 894-6433

	By:	/s/ Lawrence Trachtenberg
Name: Lawrence Trachtenberg
Title: Executive Vice President

MOBILE MINI, LLC
Attention: Chief Financial Officer
Phone: (480) 894-6311	By: MOBILE MINI, INC., its Sole Member
Fax: (480) 894-6433

	By:	/s/ Lawrence Trachtenberg
Name: Lawrence Trachtenberg
Title: Executive Vice President

MOBILE MINI OF OHIO, LLC
Attention: Chief Financial Officer
Phone: (480) 894-6311	By: MOBILE MINI, INC., its Sole Member
Fax: (480) 894-6433

	By:	/s/ Lawrence Trachtenberg
Name: Lawrence Trachtenberg
Title: Executive Vice President

[ABL Credit Agreement]

A ROYAL WOLF PORTABLE STORAGE, INC.
Attention: Chief Financial Officer
Phone: (480) 894-6311
Fax: (480) 894-6433	By:	/s/ Lawrence Trachtenberg
Name: Lawrence Trachtenberg
Title: Secretary

Attention: Chief Financial Officer	TEMPORARY MOBILE STORAGE, INC.
Phone: (480) 894-6311
Fax: (480) 894-6433	By:	/s/ Lawrence Trachtenberg
Name: Lawrence Trachtenberg
Title: Secretary

[ABL Credit Agreement]

UK GUARANTORS

Attention: Chief Financial Officer	MOBILE STORAGE (UK) LIMITED
Phone: (480) 894-6311
Fax: (480) 894-6433	By:	/s/ Allan A. Villegas
Name: Allan A. Villegas
Title: Chief Financial Officer

Attention: Chief Financial Officer	RAVENSTOCK (TAM) HIRE LIMITED
Phone: (480) 894-6311
Fax: (480) 894-6433
	By:	/s/ Allan A. Villegas
Name: Allan A. Villegas
Title: Chief Financial Officer

Attention: Chief Financial Officer	MOBILE STORAGE UK FINANCE, LP
Phone: (480) 894-6311
Fax: (480) 894-6433		By: MOBILE STORAGE GROUP, INC., its
General Partner

	By:	/s/ Allan A. Villegas
Name: Allan A. Villegas
Title: Chief Financial Officer

Attention: Chief Financial Officer	LIKO LUXEMBOURG INTERNATIONAL
Phone: (480) 894-6311	S.A.R.L.
Fax: (480) 894-6433

	By:	/s/ Douglas A. Waugaman
Name: Douglas A. Waugaman
Title: Category B Manager

Attention: Chief Financial Officer	MOBILE MINI UK HOLDINGS LIMITED
Phone: (480) 894-6311
Fax: (480) 894-6433

	By:	/s/ Lawrence Trachtenberg
Name: Lawrence Trachtenberg
Title: Director

Attention: Chief Financial Officer	BOX LEASE LIMITED
Phone: (480) 894-6311
Fax: (480) 894-6433
	By:	/s/ Lawrence Trachtenberg
Name: Lawrence Trachtenberg
Title: Director
[ABL Credit Agreement]

Attention: Chief Financial Officer	MOBILE MINI HOLDING B.V.
Phone: (480) 894-6311
Fax: (480) 894-6433
	By:	/s/ Lawrence Trachtenberg
Name: Lawrence Trachtenberg
Title: Managing Director

Attention: Chief Financial Officer	MOBILE MINI B.V.
Phone: (480) 894-6311
Fax: (480) 894-6433
	By:	/s/ Lawrence Trachtenberg
Name: Lawrence Trachtenberg
Title: Managing Director
[ABL Credit Agreement]

[ABL Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH Individually and as Administrative Agent
By:	/s/ Marguerite Sutton
	Name:	Marguerite Sutton
	Title:	Director

By:	/s/ Carin Keegan
	Name:	Carin Keegan
	Title:	Director

[ABL Credit Agreement]

ROYAL BANK OF CANADA as Lender
By:	/s/ Dustin Craven
	Name:	Dustin Craven
	Title:	Attorney-in-Fact

ALLIED IRISH BANKS, PLC as Lender
By:	/s/ Martin Chin
	Name:	Martin Chin
	Title:	SVP

By:	/s/ Mia Bolin
	Name:	Mia Bolin
	Title:	AVP

HSBC BUSINESS CREDIT (USA) INC. as Lender
By:	/s/ Edward Chonko
	Name:	Edward Chonko
	Title:	Vice President

SUMITOMO MITSUI BANKING CORPORATION as Lender
By:	/s/ Leo E. Pagarigan
	Name:	Leo E. Pagarigan
	Title:	General Manager

BANK OF AMERICA, N.A. as Lender
By:	/s/ Jason Riley
	Name:	Jason Riley
	Title:	Senior Vice President

FIFTH THIRD BANK as Lender
By:	/s/ John T. Penny
	Name:	John T. Penny
	Title:	Vice President

[ABL Credit Agreement]

BURDALE CAPITAL FINANCE, INC. as Lender
By:	/s/ Antimo Barbieri
	Name:	Antimo Barbieri
	Title:	Senior Vice President

By:	/s/ Philip R. Webb
	Name:	Philip R. Webb
	Title:	Director

JPMORGAN CHASE BANK, N.A. as Lender
By:	/s/ Timothy J. Whitefoot
	Name:	Timothy J. Whitefoot
	Title:	Vice President

THE BANK OF NOVA SCOTIA as Lender
By:	/s/ Diane Emanuel
	Name:	Diane Emanuel
	Title:	Director

NORTHERN TRUST BANK as Lender
By:	/s/ Morgan A. Lyons
	Name:	Morgan A. Lyons
	Title:	Vice President

RBS BUSINESS CAPITAL, A DIVISION OF RBS ASSET FINANCE, INC. as Lender
By:	/s/ James H. Herzog, Jr.
	Name:	James H. Herzog, Jr.
	Title:	Senior Vice President

WELLS FARGO FOOTHILL, LLC as Lender
By:	/s/ Rohan Damani
	Name:	Rohan Damani
	Title:	Vice President

[ABL Credit Agreement]

SIEMENS FINANCIAL SERVICES, INC. as Lender
By:	/s/ John Finore
	Name:	John Finore
	Title:	Vice President

By:	/s/ David Kantes
	Name:	David Kantes
	Title:	Senior Vice President

ING CAPITAL LLC as Lender
By:	/s/ William C. Beddingfield
	Name:	William C. Beddingfield
	Title:	Managing Director

CAPITAL ONE LEVERAGE FINANCE CORP. as Lender
By:	/s/ Thomas F. Furst
	Name:	Thomas F. Furst
	Title:	Vice President

ISRAEL DISCOUNT BANK OF NEW YORK as Lender
By:	/s/ Edward R. Behnen
	Name:	Edward R. Behnen
	Title:	Assistant Vice President

By:	/s/ Jeffrey Ackerman
	Name:	Jeffrey Ackerman
	Title:	Senior Vice President

KBC BANK N.V. as Lender
By:	/s/ Edward Eijlers
	Name:	Edward Eijlers
	Title:	Vice President

By:	/s/ Sandra T. Johnson
	Name:	Sandra T. Johnson
	Title:	Managing Director

[ABL Credit Agreement]

UPS CAPITAL CORPORATION as Lender
By:	/s/ John P. Holloway
	Name:	John P. Holloway
	Title:	Director of Portfolio Management

BANK OF ARIZONA, N.A. as Lender
By:	/s/ Christine A. Nowaczyk
	Name:	Christine A. Nowaczyk
	Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION as Lender
By:	/s/ Lawrence Weinstein
	Name:	Lawrence Weinstein
	Title:	Vice President

BANK LEUMI USA as Lender
By:	/s/ Jacques Delvoye
	Name:	Jacques Delvoye
	Title:	FVP

BANK OF THE WEST as Lender
By:	/s/ Cecile Segovia
	Name:	Cecile Segovia
	Title:	Vice President

[ABL Credit Agreement]